   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1999



                                                      REGISTRATION NO. 333-64903

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                 AAMES CAPITAL CORPORATION                                 AAMES CAPITAL ACCEPTANCE CORP.
  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      CALIFORNIA                       95-4438859                     DELAWARE                        95-4619902
       (STATE OF            (I.R.S. EMPLOYER IDENTIFICATION           (STATE OF            (I.R.S. EMPLOYER IDENTIFICATION
     INCORPORATION)                       NO.)                     INCORPORATION)                        NO.)


                   350 SOUTH GRAND AVENUE                                       350 SOUTH GRAND AVENUE
               LOS ANGELES, CALIFORNIA 90071                                LOS ANGELES, CALIFORNIA 90071
                        323/210-5000                                                 323/210-5270
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE     INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE
                           OFFICES)                                                    OFFICES)
                  BARBARA S. POLSKY, ESQ.                                      BARBARA S. POLSKY, ESQ.
                 AAMES CAPITAL CORPORATION                                  AAMES CAPITAL ACCEPTANCE CORP.
                   350 SOUTH GRAND AVENUE                                       350 SOUTH GRAND AVENUE
               LOS ANGELES, CALIFORNIA 90071                                LOS ANGELES, CALIFORNIA 90071
                        323/210-5000                                                 323/210-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
         INCLUDING AREA CODE, OF AGENT FOR SERVICE)                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   COPIES TO:

                           JAMES A. BLALOCK III, ESQ.
                             ANDREWS & KURTH L.L.P.

                   1701 PENNSYLVANIA AVENUE, NW -- SUITE 200

                             WASHINGTON, D.C. 20006
                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. [ ]______
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE               AMOUNT TO BE      AGGREGATE OFFERING   AGGREGATE OFFERING        AMOUNT OF
REGISTERED                              REGISTERED(1)      PRICE PER UNIT(2)        PRICE(2)        REGISTRATION FEE(3)
-----------------------------------------------------------------------------------------------------------------------
Asset-Backed Certificates and
Bonds..............................    $1,331,730,000            100%            $1,331,730,000          $278,000
  (Each Issuable in Series)
=======================================================================================================================



(1) Includes $331,730,000 principal amount of Asset-Backed Certificates and Bonds previously registered under the Registrants' Registration Statement on Form S-3 (Registration No. 333-46893). As permitted by Rule 429 under the Securities Act of 1933, as amended, the Prospectuses filed as part of this Registration Statement on Form S-3 will be used in connection with the offering of such previously registered and unsold securities and the securities covered hereby.



(2) Estimated solely for purposes of computing the registration fee.



(3) $295.00 of which was previously paid. The registration fee specified in the table has been computed on the basis of the $1,000,000,000 principal amount of securities covered hereby, prior to including the previously registered and unsold securities referred to in footnote (1), as to which appropriate Registration Fees have already been paid.

                            ------------------------

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THE PROSPECTUSES INCLUDED IN THIS REGISTRATION STATEMENT ARE COMBINED PROSPECTUSES THAT ALSO RELATE TO REGISTRATION STATEMENT NO. 333-46893 AS PREVIOUSLY FILED BY THE REGISTRANTS ON FORM S-3. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-46893, AND SUCH POST-EFFECTIVE AMENDMENT WILL BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[This form of Prospectus Supplement for Asset-Backed Certificates is for illustrative purposes only. A Prospectus Supplement in definitive form reflecting the terms of each Series of Certificates will be filed with the Commission under the Securities Act of 1933, as amended, pursuant to Rule 424(b) promulgated thereunder.]



PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED [                       ])

                      AAMES MORTGAGE TRUST 199[  ]-[    ]
                        $[                            ]
                      MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 199[ ]-[ ]
                 $[            ] [   ]% CLASS A-1A CERTIFICATES
                 $[            ] [   ]% CLASS A-1B CERTIFICATES
                 $[            ] [   ]% CLASS A-1C CERTIFICATES
             $[            ] CLASS A-2 ADJUSTABLE RATE CERTIFICATES

                           AAMES CAPITAL CORPORATION
                              SPONSOR AND SERVICER
                            ------------------------

     The Mortgage Pass-Through Certificates, Series 199[ ]-[ ], will consist of the Class [ ] Certificates, the Class [ ] Certificates and the Class [ ] Certificates (collectively, the "Class A-1 Certificates"), the Class A-2 Certificates (the "Class A-2 Certificates," together with the Class A-1 Certificates, the "Class A Certificates") and the Class R Certificate (the "Class R Certificate," together with the Class A Certificates, the "Certificates"). Only the Class A Certificates are offered hereby. The Certificates will represent undivided beneficial ownership interests in Aames
Mortgage Trust 199[ ]-[ ] (the "Trust") established by [               ] (the
"Sponsor").

     SEE "RISK FACTORS" STARTING ON PAGE S-26 HEREOF AND ON PAGE 19 OF THE PROSPECTUS FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE CLASS A CERTIFICATES OFFERED HEREBY.
                            ------------------------

 THE CLASS A CERTIFICATES WILL REPRESENT BENEFICIAL OWNERSHIP INTERESTS ONLY IN THE TRUST AND WILL NOT REPRESENT ANY INTEREST IN OR OBLIGATION OF THE SPONSOR,
THE SERVICER, ANY ORIGINATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.
   NEITHER THE CLASS A CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE
      GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     The Class A Certificates will be offered by the Underwriters named below (the "Underwriters") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of the related sale. Proceeds to the Sponsor from the sale of the Class A Certificates are
anticipated to be approximately $[          ] plus, with respect to the Class
A-1 Certificates, accrued interest from [          ], before deducting expenses
payable by the Sponsor, estimated to be $[          ]. The Class A Certificates
are offered by the Underwriters subject to prior sale, when, as and if issued to and accepted by them and subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form only through the Same-Day Funds Settlement System of The Depository Trust Company,
Cedel Bank, societe anonyme and the Euroclear System on or about [       ]. The
Class A Certificates will be offered in Europe and the United States of America.
                                 [UNDERWRITERS]

(continued from cover)

     The Certificates will represent undivided beneficial ownership interests in
Aames Mortgage Trust [     ] (the "Trust") established by Aames Capital
Corporation (the "Sponsor") pursuant to a Pooling and Servicing Agreement to be
dated as of [          ], 1998 (the "Pooling and Servicing Agreement") between
the Sponsor, in its capacities as Sponsor and Servicer, and the trustee specified herein (the "Trustee").

     Initially, the assets of the Trust will consist primarily of a pool (the "Mortgage Pool") of mortgage loans (the "Mortgage Loans") secured by first and junior liens on one- to four-family residential properties or condominiums and monies on deposit in the Prefunding Account and Capitalized Interest Account as described herein. The Mortgage Pool will be divided into two groups (each, a "Mortgage Loan Group"). Distributions on the Class A-1 Certificates will be derived primarily from amounts received, collected or recovered in respect of the Mortgage Loan Group comprised entirely of Mortgage Loans bearing fixed rates of interest (the "Fixed Rate Group"). Distributions on the Class A-2 Certificates will be derived primarily from amounts received, collected or recovered in respect of the Mortgage Loan Group comprised entirely of Mortgage Loans bearing interest at rates that are subject to periodic adjustment (the "Adjustable Rate Group").

     [The Class [     ] Certificates will be unconditionally and irrevocably
guaranteed as to payment of interest due to Class A Certificateholders on each Distribution Date and as to ultimate collection of the Class A Certificate Principal Balances of the related Class A Certificates, in each case pursuant to the terms of the Certificate Insurance Policy (as defined herein) issued by name of Certificate Insurer. See "Description of the Certificates -- The Certificate Insurance Policy" herein].

     [As described herein, the yield on the Class [     ] Certificates will be
affected by the rate of prepayments of the Mortgage Loans in the related Mortgage Loan Group and the timing of receipt of such payments. Because a substantial portion of the Mortgage Loans in the Fixed Rate Group are secured by junior liens, the rate of prepayments experienced on the related Mortgage Loans may be higher than would be the case if such Mortgage Loan Group consisted only of first lien Mortgage Loans. The yield on the Class A Certificates will also be affected by Excess Cash (as defined herein) that is applied in reduction of the Class A Certificate Principal Balance on any Distribution Date, as described herein. See "Risk Factors" herein.]

     [As described herein, the yields to maturity of the Offered Certificates will be sensitive to the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans in the related Mortgage Loan Group. The yield to maturity on each Class of Subordinate Certificates will be extremely sensitive to losses due to defaults on the Mortgage Loans in the Fixed Rate Group (and the timing thereof) to the extent that such losses are not covered by overcollateralization or cross-collateralization (in each case as described herein), or by the subordination thereto of any other Subordinate Certificates that have a lower payment priority. The Mortgage Loans generally may be prepaid in full or in part at any time; however, a prepayment may subject the related mortgagor to a
prepayment charge. The yields to maturity of the Class [     ] Adjustable Rate
Certificates and the Adjustable Rate Group Certificates will be sensitive in varying degrees to, among other things, the level of [LIBOR] (in the case of the
Class [     ]Certificates) [and the Fed Funds Rate (in the case of the Class [
] Adjustable Rate Certificates),] which may vary significantly over time. The yield to investors on the Offered Certificates (and in particular, the Subordinate Certificates) will be adversely affected by any shortfalls in interest collected on the related Mortgage Loans due to prepayments, liquidations or otherwise, to the extent not otherwise covered as described herein. See "Certain Yield and Prepayment Considerations" herein. Because a portion of the Mortgage Loans in the Fixed Rate Group are secured by junior liens, the rate of prepayments experienced on the related Mortgage Loans may be higher or lower than would be the case if such Mortgage Loan Group consisted only of first lien Mortgage Loans.

     The Class M Certificates are subordinate in right of distribution to the Fixed Rate Group Class A Certificates and the Class M-2F Certificates are subordinate in right of distribution to the Fixed Rate Group Class A Certificates and the Class M-1F Certificates to the extent described herein. The Class B-1F Certificates are subordinate in right of distribution to the Fixed Rate Group Class A Certificates and the Class M Certificates to the extent described herein. The initial aggregate Certificate Principal Balance of the

Subordinate Certificates will equal approximately 15.5% of the initial aggregate Certificate Principal Balance of the Fixed Rate Group Certificates.]

     Except as described herein, the Subordinate Certificates may not be acquired by Plans (as defined herein). See "ERISA Considerations" herein and in the Prospectus.

     As described herein, an election will be made to treat the Trust (other than the Prefunding Account and the Capitalized Interest Account) as a "real estate mortgage investment conduit" ("REMIC") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The Class A Certificates will be "regular interests" in such REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     There is currently no secondary market for the Class A Certificates. The Underwriters intend to make a secondary market for the Class A Certificates, but have no obligation to do so. There can be no assurance that a secondary market for any of the Class A Certificates will develop or, if one does develop, that it will continue.

     The Trust is subject to optional termination under the limited circumstances described herein. Any such optional termination may result in an early retirement of the Class A Certificates offered hereby. See "The Pooling and Servicing Agreement -- Termination; Optional Termination" in the Prospectus.

     THE CLASS A CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE SPONSOR PURSUANT TO ITS
PROSPECTUS DATED [          ], OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND
WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PROSPECTIVE INVESTOR HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CLASS A CERTIFICATES OFFERED HEREBY NOR AN OFFER OF THE CLASS A CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION THEREIN OR HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

     FOR UNITED KINGDOM PURCHASERS: THE [     ] CERTIFICATES MAY NOT BE OFFERED
OR SOLD IN THE UNITED KINGDOM OTHER THAN TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SECURITIES, WHETHER AS PRINCIPAL OR AGENT (EXCEPT IN CIRCUMSTANCES THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATION 1995), AND THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS MAY ONLY BE ISSUED OR PASSED ON TO ANY PERSON IN THE UNITED KINGDOM IF THAT PERSON IS OF THE KIND DESCRIBED IN ARTICLE 11(3) OF THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENTS) (EXEMPTIONS) ORDER 1997.

                         REPORTS TO CERTIFICATEHOLDERS

     Monthly and annual reports concerning the Class A Certificates and the Trust will be sent by the Trustee to all Certificateholders. So long as any Class A Certificate is in book-entry form, such reports will be sent to Cede & Co., as the nominee of The Depository Trust Company ("DTC") and as the Certificateholder of such Class A Certificates pursuant to the Pooling and Servicing Agreement described herein. DTC will supply such reports to all persons acquiring beneficial ownership interests in the Class A Certificates. See "Description of the Certificates -- Book-Entry Registration of Class A Certificates" herein.

                             AVAILABLE INFORMATION

     The Sponsor has filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") with respect to the Class A Certificates. The Registration Statement and amendments thereof and the exhibits thereto may be inspected at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Certain documents filed with the Commission by or on behalf of the Trust are incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the Prospectus. [Insert information here regarding incorporation by reference, if any, of financial information of Certificate Insurer.]

                               TABLE OF CONTENTS

REPORTS TO CERTIFICATEHOLDERS..........   S-3
AVAILABLE INFORMATION..................   S-4
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE............................   S-4
SUMMARY OF TERMS.......................   S-7
RISK FACTORS...........................  S-26
  Risk of Limitations on Adjustments of
     Pass-Through Rates................  S-26
  Limited Sources of Credit
     Enhancement.......................  S-26
  Subordination........................  S-27
  Risks Associated with Underwriting
     Standards.........................  S-27
  Risks Associated with Geographic
     Concentration of Mortgaged
     Properties........................  S-28
  Risks Associated with Damaged
     Mortgaged Properties..............  S-28
  Risks Associated with Junior Loans...  S-29
  Concentration of Balloon Loans.......  S-29
  Risks Associated with Prepayment of
     the Mortgage Loans................  S-30
  The Subsequent Mortgage Loans and the
     Prefunding Account................  S-31
  Yield Considerations Relating to
     Excess Cash.......................  S-31
  Prepayment of Fixed Rate Group May
     Affect Current Interest...........  S-32
  Environmental Statutes Affecting
     Security Interests................  S-32
  Risks Associated with Certain
     Origination Fees..................  S-32
  Limitations on Fixed Rate Group
     Certificateholders' Rights........  S-33
DESCRIPTION OF THE CERTIFICATES........  S-33
  General..............................  S-33
  Assignment of Mortgage Loans.........  S-37
  Payments on Mortgage Loans and
     Deposits to the Collection
     Account...........................  S-39
  Distributions on the Certificates....  S-40
  Interest.............................  S-43
  Principal............................  S-43
  Prefunding Account...................  S-48
  Capitalized Interest Account.........  S-49
  Overcollateralization Feature........  S-49
  The Certificate Insurance Policy.....  S-52
  The Certificate Insurer Premium......  S-52
  Subordination of Subordinate
     Certificates......................  S-53
  Application of Realized Losses.......  S-53
  Overcollateralization and Application
     of Monthly Excess Cashflow
     Amounts...........................  S-54
  Monthly Advances; Servicing Advances;
     Compensating Interest and Interest
     Shortfalls........................  S-57
  Reports to Certificateholders........  S-58
  Termination; Retirement of the
     Certificates......................  S-59
  The Trustee..........................  S-60
THE MORTGAGE LOANS.....................  S-61
  General..............................  S-61
  Fixed Rate Group.....................  S-62
  Adjustable Rate Group................  S-62
  Conveyance of Subsequent Mortgage
     Loans.............................  S-64
PREPAYMENT AND YIELD CONSIDERATIONS....  S-64
  Projected Prepayments and Yields for
     the Class A Certificates..........  S-66
  Initial Fixed Rate Group.............  S-67
  Subsequent Fixed Rate Group..........  S-67
  Initial Adjustable Rate Group........  S-68
  Subsequent Adjustable Rate Group.....  S-68
  Weighted Average Lives...............  S-69
ORIGINATION AND SERVICING OF THE
  MORTGAGE LOANS.......................  S-70
  The Originators......................  S-70
  Underwriting of Mortgage Loans.......  S-70
  Mortgage Loan Delinquency and
     Foreclosure Experience............  S-70
  Servicing of Mortgage Loans..........  S-72
  Sub-Servicing........................  S-73
  Realization upon Defaulted Mortgage
     Loans.............................  S-73
  Hazard Insurance.....................  S-74
  Servicing and Other Compensation;
     Payment of Expenses...............  S-75
  Certain Matters Regarding Servicer's
     Servicing Obligations.............  S-75
THE CERTIFICATE INSURANCE POLICY AND
  THE CERTIFICATE INSURER..............  S-76
  The Certificate Insurer..............  S-76
  The Certificate Insurance Policy.....  S-78
  Credit Enhancement Does Not Apply to
     Prepayment Risk...................  S-79
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.........................  S-80
  Supplemental Interest Amounts........  S-80
ERISA CONSIDERATIONS...................  S-81
USE OF PROCEEDS........................  S-82
LEGAL INVESTMENT CONSIDERATIONS........  S-82

UNDERWRITING...........................  S-83
REPORT OF EXPERTS......................  S-84
LEGAL MATTERS..........................  S-84
RATING OF THE CLASS A CERTIFICATES.....  S-84
ANNEX A................................   A-1
DESCRIPTION OF THE MORTGAGE POOL.......   A-1
ANNEX B................................   B-1
GLOBAL CLEARANCE, SETTLEMENT AND TAX
  DOCUMENTATION PROCEDURES.............   B-1

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus.

Issuer.....................  Aames Mortgage Trust 199[ ]-[ ] (the "Trust").

The Sponsor................  [Name of Sponsor] (the "Sponsor"). The principal office of the Sponsor is located in [City, State]. See "The Sponsor" in the Prospectus.

The Servicer...............  Aames Capital Corporation will act as servicer of the Mortgage Loans (in such capacity, the "Servicer"). The Servicer intends to appoint one or more mortgage servicing institutions (each, a "Sub-Servicer"), which may be affiliates of the Sponsor, to service and administer certain Mortgage Loans on behalf of the Servicer. See "Origination and Servicing of the Mortgage Loans -- Sub-Servicers" herein and "The Pooling and Servicing Agreement -- Sub-Servicers" in the Prospectus.

The Trustee................  [Name of Trustee] (the "Trustee").

Cut-Off Date...............  [             ].

Closing Date...............  On or about [             ].

Description of the
Certificates...............  The Mortgage Pass-Through Certificates, Series
                             199[ ]-[ ] (the "Certificates"), will consist of
                             [ ] Classes of Class A Certificates, the Class [ ] Certificates (consisting of [ ] subclasses, and the Class [ ] Certificates, and a Class of Certificates evidencing the residual interest in each REMIC (the "Class R Certificate"). The Certificates will represent undivided beneficial ownership interests in the Trust to be created pursuant to a Pooling and Servicing Agreement to be dated as of
                             [            ] (the "Pooling and Servicing
                             Agreement") between the Sponsor, in its capacity as Sponsor and Servicer, and the Trustee. Only the Class [ ] Certificates are being offered hereby.

                             Initially, the assets of the Trust will consist of
                             (i) a pool (the "Mortgage Pool") of two groups (each, a "Mortgage Loan Group") of home equity mortgage loans described herein (the "Initial Mortgage Loans") secured by first and junior lien mortgages or deeds of trust on one- to four-family residential properties or condominiums (the "Mortgaged Properties"); (ii) all payments received under the respective Mortgage Loans on and after the Cut-off Date; (iii) security interests in the Mortgaged Properties; (iv) amounts to be deposited in the Prefunding Account (as defined herein) that will be available for the purchase of Subsequent Mortgage Loans (as defined herein) during the Commitment Period; (v) amounts to be deposited in the Capitalized Interest Account (as defined herein); (vi) [the insurance policy (the "Certificate Insurance Policy") to be issued by name of Certificate Insurer (the "Certificate Insurer")]; and (vii) certain other property. Distributions on the Class A-1 Certificates will be derived primarily from amounts received, collected or recovered in respect of the Mortgage Loan Group comprised entirely of Mortgage Loans bearing fixed rates of interest (the "Fixed Rate Group"). Distributions on the Class A-2 Certificates will be derived primarily from amounts received, collected or recovered in respect of the Mortgage Loan Group comprised entirely of Mortgage Loans bearing interest at rates that are subject to periodic adjustment (the "Adjustable Rate Group"). As of the Cut-off Date, the Initial Mortgage Loans in the

                             Fixed Rate Group had an Aggregate Principal Balance of $[ ] and the Initial Mortgage Loans in the Adjustable Rate Group had an Aggregate Principal Balance of $[ ] (in each case subject to reduction in the event mortgage loans are removed from the Mortgage Pool prior to the Closing Date). See "The Mortgage Loans -- General" herein.

Original Class [ ]
Certificate Principal
Balance....................  $[          ].

Original Class [ ]
Certificate Principal
Balance....................  $[          ].

Original Class [ ]
Certificate Principal
Balance....................  $[          ].

Original Class [ ]
Certificate
$[ ] Principal Balance.....  $[          ]. [The Pass-Through Rate with respect
                             to such Fixed Principal Balance Rate Group
                             Certificates on any Distribution Date will equal the lesser of (x) the Pass-Through Rate for such Class set out above and (y) the weighted average coupon rate of the Mortgage Loans in the Fixed Rate
                             Group as of the first day of the related Collection
                             Period less the Servicing Fee Rate for the Mortgage
                             Loans in the Fixed Rate Group as of the first day of the related Collection Period (the "Fixed Rate
                             Net WAC"). The Pass-Through Rates for each Class of
                             Adjustable Rate Group Certificates generally will be limited to the Adjustable Rate Group Available
                             Funds Cap. The "Adjustable Rate Group Available
                             Funds Cap" will be, with respect to any
                             Distribution Date, the per annum rate equal to the percentage obtained by (I) dividing (x) the amount of interest that accrued on the Mortgage Loans in the Adjustable Rate Group in respect of the related
                             Collection Period at the weighted average of the related Mortgage Interest Rates applicable to Monthly Payments due on such Mortgage Loans during such Collection Period, reduced by (i) the Servicing Fee for such Collection Period, (ii) the
                             Financial Guaranty Insurer Premium and (iii) commencing on the seventh Distribution Date, one-twelfth of 1.00% of the Adjustable Rate Group
                             Balance as of the first day of the related
                             Collection Period by (y) the product of (i) the Adjustable Rate Group Balance as of the first day of the related Collection Period, (ii) the actual number of days elapsed during such Interest Period divided by 360 and (II) multiplying the result by 100.]

Class [ ] Pass-Through
Rate.......................  The Class [ ] Pass-Through Rate will be [  ]% per annum [The Pass-Through Rate for such Class for the initial Interest Period will be [ ]% and for each subsequent Interest Period will be a per annum rate equal to the lesser of (x) the London interbank offered rate for one-month United States dollar deposits as of the second business day preceding the first day of such Interest Period (calculated as described under "Description of the Certificates -- Distributions on the Certificates") ("LIBOR") plus 0.155% and (y) the Fixed Rate Net WAC times a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Period.].

Class [ ] Pass-Through
Rate.......................  The Class [ ] Pass-Through Rate will be [  ]% per annum.

Class [ ] Pass-Through
Rate.......................  The Class [ ] Pass-Through Rate will be [  ]% per annum.

                             The "Formula Pass-Through Rate" with respect to the Class [ ], Class [ ] and Class [ ] Certificates, is the rate described using the margins above LIBOR and the Fed Funds Rate described in clause (x) of footnotes (1), (3) and (4), as the case may be.

                             With respect to either Class of Adjustable Rate Group Certificates on any Distribution Date, the positive excess, if any, of the amount of interest that would have accrued thereon during the related Interest Period at the related Formula Pass-Through Rate over the amount of interest that did accrue thereon at the Adjustable Rate Group Available Funds Cap (and in the case of any such excess remaining unpaid from a prior Distribution Date, interest thereon at the related Formula Pass-Through Rate to the extent lawful) is the related "Supplemental Interest Amount." The Class C Certificateholders have agreed to pay any related Supplemental Interest Amount on the Distribution Date on which it arises or on a subsequent Distribution Date (with interest thereon at the related Formula Pass-Through Rate) from and to the extent of amounts otherwise distributable to the Class C Certificateholders. However, Supplemental Interest Amounts will not be paid after the date, if any, on which the Servicer exercises its option to purchase the property of the Trust as described below under "Optional Termination."

Record Date................  Distributions will be made on each Distribution
                             Date to Class A Certificateholders of record on the last Business Day (as defined herein) of the immediately preceding calendar month (each, a "Record Date"), except that the final distribution in respect of the Class A Certificates will be made only upon presentation and surrender of such Certificates at the office or agency designated by the Trustee for that purpose. See "Description of the Certificates -- Distributions on the Certificates" herein.

Distributions on the
Class A Certificates.......

A. General.................  Distributions on the Class A Certificates will be made on the 15th [  ].

                             The Class M Certificates are subordinate in right of distribution to the Fixed Rate Group Class A Certificates, and the Class [ ] Certificates are subordinate in right of distribution to the Fixed Rate Group Class A Certificates and the Class [ ] Certificates to the extent described herein. The Class [ ] Certificates are subordinate in right of distribution to the Fixed Rate Group Class A Certificates and the Class M Certificates to the extent described herein. The initial aggregate Certificate Principal Balance of the Subordinate Certificates will equal approximately [ ]% of the initial Aggregate Certificate Principal Balance of the Fixed Rate Group Certificates.]

1. Class A Interest
Distributions..............  On each Distribution Date, the Class A Certificates will be entitled to distributions in respect of Class A Monthly Interest.

                             As of any Distribution Date, "Class A Monthly Interest" for the Class [ ] Certificates will be an amount equal to (a) with respect to the [ ] Distribution Date, interest for the number of days in the period commencing on the Closing Date and ending on the day prior to such Distribution Date at the initial Class [ ] Pass-Through Rate on the

                             Original Class A-2 Certificate Principal Balance, and (b) with respect to each subsequent Distribution Date, interest for the number of days in the related Interest Period at the Class [ ] Pass-Through Rate in effect for such Distribution Date on the Class [ ] Certificate Principal Balance (as defined herein) as of the preceding Distribution Date (after giving effect to the distribution, if any, in reduction of principal made on the Class A-2 Certificates on such preceding Distribution Date), in either case net of any applicable Interest Shortfalls.

                             [If, with respect to either Class of Class A
                             Certificates and any Distribution Date, funds are not available from Available Funds for the related Mortgage Loan Group and any available Excess Cash (as defined herein) from the other Mortgage Loan Group to distribute the full amount of the Class A Monthly Interest to the related Class of Class A Certificates, the deficiency will be covered by payments made pursuant to the Certificate Insurance Policy in respect of such Class for such Distribution Date. See "Description of the Certificates -- The Certificate Insurance Policy" herein. The Class C Certificateholders have agreed to pay any Supplemental Interest Amount to the related Adjustable Rate Group Certificateholders on the Distribution Date on which it arises or on a subsequent Distribution Date (with interest thereon at the related Formula Pass-Through Rate) from and to the extent of amounts otherwise distributable to the Class C Certificateholders. However, such amounts will not be paid after the date, if any, on which the Servicer exercises its option to purchase the property of the Trust as described below under "Optional Termination."]

                             The "Interest Period" in respect of any
                             Distribution Date will be (i) for the Class [ ] Certificates, the calendar month preceding the month in which such Distribution Date occurs, and
                             (ii) for the Class [ ] Certificates, the period from and including the Closing Date, in the case of the first Distribution Date, or the immediately preceding Distribution Date, as applicable, to but excluding the related Distribution Date. All calculations of interest on the Class [ ] Certificates will be computed on the basis of a 360-day year of twelve 30-day months. All calculations of interest on the Class [ ] Certificates will be computed on the basis of the actual number of days elapsed in the related Interest Period and in a year of 360 days.

2. Class A Principal
Distributions..............  On each Distribution Date, Monthly Principal will be distributed on the Class A-1 Certificates in reduction of the Class [ ] Certificate Principal Balance (as defined herein) and on the Class [ ] Certificates in reduction of the Class [ ] Certificate Principal Balance. "Monthly Principal" with respect to each Class of Class A Certificates and any Distribution Date will be equal to the aggregate of amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans in the related Mortgage Loan Group during the related Collection Period, subject to reduction for any Coverage Surplus (as defined herein) with respect to such Class and the related Distribution Date as described herein. Distributions in respect of Monthly Principal on the Class [ ] Certificates will be distributed first to Class [ ] Certificateholders, in reduction of the Class [ ] Certificate Principal Balance, until such Class [ ] Certificate Principal Balance is reduced to zero, then to

                             Class [ ] Certificateholders, in reduction of the Class [ ] Certificate Principal Balance, until such Class [ ] Certificate Principal Balance is reduced to zero and then to Class [ ] Certificateholders, in reduction of the Class A-1C Certificate Principal Balance, until such Class [ ] Certificate Principal Balance is reduced to zero. See "Description of the Certificates -- Distributions on the Certificates" herein. [The "Final Scheduled Distribution Dates" for the indicated Classes of Certificates are as follows, although it is anticipated that the actual final Distribution Date for each Class will occur earlier than the indicated related Final Scheduled Distribution Date and it is possible that Offered Certificates of any Class (other than the Class [ ] Certificates, the outstanding Certificate Principal Balance of which is guaranteed as to payment on the related Final Scheduled Distribution Date pursuant to the terms of the Financial Guaranty Insurance Policy) may receive payments of interest or principal later than such related Final Scheduled Distribution Date. See "Prepayment and Yield Considerations" herein.

                                                                             FINAL SCHEDULED
                             CLASS                                          DISTRIBUTION DATE
                             -----                                    -----------------------------


                             [In addition, the overcollateralization feature of the Trust results in accelerated payments of principal with respect to each Mortgage Loan Group to achieve, and thereafter maintain a specified level of overcollateralization with respect to such Mortgage Loan Group. Such accelerated principal will generally be funded from excess interest with respect to the related Mortgage Loan Group. With respect to the Adjustable Rate Group Certificates only, the Financial Guaranty Insurer will have the right, but not the obligation, to fund related Realized Losses with respect to any Collection Period, which may have the effect of increasing the rate of amortization of either such Class.]

                             [With respect to the Fixed Rate Group and each Distribution Date on or after the Stepdown Date, the Fixed Rate Group Certificateholders will be entitled to receive payments of principal in the order of priority and amounts set forth below up to the Principal Distribution Amount with respect to the Fixed Rate Group:]

                             First, the Fixed Rate Group Principal Distribution Amount, not to exceed the Class A Principal Distribution Amount, shall be distributed to the Class [ ] Certificateholders, in sequential order by Class, until the Certificate Principal Balance of each such Class has been reduced to zero;

                             Third, any remaining Fixed Rate Group Principal Distribution Amount, not to exceed the Class M-2F Principal Distribution Amount, shall be distributed to the Class M-2F Certificateholders, until the Certificate Principal Balance thereof has been reduced to zero;

                             Third, any remaining Fixed Rate Group Principal Distribution Amount, not to exceed the Class M-2F Principal Distribution Amount, shall be distributed to the Class M-2F Certificateholders, until the Certificate Principal Balance thereof has been reduced to zero;

                             Fourth, any remaining Fixed Rate Group Principal Distribution Amount, not to exceed the related Class B-1F Principal Distribution Amount, shall be distributed to the Class B-1F Certificateholders, until the Certificate Principal Balance thereof has been reduced to zero; and

                             Fifth, any remaining Fixed Rate Group Principal Distribution Amount shall be distributed as part of the Monthly Excess Cashflow Amount with respect to the Fixed Rate Group (a) to pay the Extra Principal Distribution Amount, Interest Carry Forward Amounts, or Realized Loss Amortization Amounts with respect to the Fixed Rate Group Certificates, (b) to be treated as if a portion of the Monthly Excess Interest Amount or Monthly Excess Cashflow Amount with respect to the Adjustable Rate Group and so applied to fund any Interest Carry Forward Amounts, certain amounts due to be reimbursed to the Financial Guaranty Insurer or the Servicer and any Extra Principal Distribution Amount with respect to such Distribution Date and the Adjustable Rate Group Certificates, (c) to reimburse certain Advances, and (d) to pay distributions to the Retained Certificateholders or in respect of the Adjustable Rate Group Certificates, any Interest Amounts, as described below under "-- Credit Enhancement -- Application of Monthly Excess Cashflow Amounts."

                             On any Distribution Date on which the sum of the Certificate Principal Balances of the Subordinate Certificates and the related Overcollateralization Amount is zero, any amounts of principal payable to the Fixed Rate Group Class A Certificateholders on such Distribution Date shall instead be distributed pro rata based on the outstanding Certificate Principal Balances of each such Class.

                             "Stepdown Date" means the later to occur of (x) the
                             Distribution Date in [          ] or (y) the first
                             Distribution Date on which the Senior Enhancement Percentage (after taking into account distributions in respect of principal on such Distribution Date) is greater than or equal to the Specified Senior Enhancement Percentage.]

                             ["Class A Principal Distribution Amount" means, with respect to each Distribution Date on or after the Stepdown Date, the excess of (x) the aggregate of the Certificate Principal Balances of the Fixed Rate Group Class A Certificates immediately prior to such Distribution Date over (y) the lesser of
                             (A) the product of (i) the lesser of (1) the
                             Stepped Up Enhancement Percentage and (2) [  ]% and
                             (ii) the aggregate of the outstanding Principal Balances of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Collection Period (plus, in the case of Collection Periods during the Funding Period, amounts on deposit in the Prefunding Account on such date allocable to such Mortgage Loan Group) and (B) the excess of the
                             amount described in clause (ii) over [$          ].

                             "Class M-1F Principal Distribution Amount" means, with respect to each Distribution Date on or after the Stepdown Date, the excess of (x) the sum of (i) the Aggregate Certificate Principal Balance of the Fixed Rate Group Class A Certificates (after application of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the

                             Class M-1F Certificate Principal Balance
                             immediately prior to such Distribution Date over
                             (y) the lesser of (I) [ ]% of the aggregate of the outstanding Principal Balances of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Collection Period (plus, in the case of Collection Periods during the Funding Period, amounts on deposit in the Prefunding Account on such date allocable to such Mortgage Loan Group) and (ii) the excess of the amount described in
                             clause (ii) above over [$          ].

                             "Class M-2F Principal Distribution Amount" means, with respect to each Distribution Date on or after the Stepdown Date, the excess of (x) the sum of (i) the Aggregate Certificate Principal Balance of the Fixed Rate Group Class A Certificates (after application of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class M-1F Certificate Principal Balance (after application of the Class M-1F Principal Distribution Amount on such Distribution Date) and
                             (iii) the related Class M-2F Certificate Principal Balance immediately prior to such Distribution Date over (y) the lesser of (I) [ ]% of the aggregate of the outstanding Principal Balances of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Collection Period (plus, in the case of Collection Periods during the Funding Period, amounts on deposit in the Prefunding Account on such date allocable to such Mortgage Loan Group) and (ii) the excess of the amount
                             described in clause (ii) above over [$          ].

                             "Class B-1F Principal Distribution Amount" means, with respect to each Distribution Date on or after the Stepdown Date, the excess of (x) the sum of (i) the Aggregate Certificate Principal Balance of the Fixed Rate Group Class A Certificates (after application of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class M-1F Certificate Principal Balance (after application of the Class M-1F Principal Distribution Amount on such Distribution Date),
                             (iii) the Class M-2F Certificate Principal Balance (after application of the Class M-2F Principal Distribution Amount on such Distribution Date) and
                             (iv) the Class B-1F Certificate Principal Balance immediately prior to such Distribution Date, over
                             (y) the lesser of (I) [ ]% of the aggregate of the outstanding Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Collection Period (plus, in the case of Collection Periods during the Funding Period, amounts on deposit in the Prefunding Account on such date allocable to such Mortgage Loan Group) and (ii) the excess of the amount described in clause (ii) above of the Mortgage Loans in such Mortgage Loan Group as of the last day of the
                             related Collection Period over [$          ].

                             "Overcollateralization Amount" means with respect to a Mortgage Loan Group and as of any Distribution Date the excess of (x) the aggregate of the outstanding Principal Balances of the Mortgage Loans in such Mortgage Loan Group as of the last day of the immediately preceding Collection Period (plus, in the case of Collection Periods during the Funding Period, amounts on deposit in the Prefunding Account on such date allocable to such Mortgage Loan Group) over (y) the Aggregate Certificate Principal Balance of the related Certificates (after taking into account all distributions of principal collections on such Distribution Date).

                             "Senior Enhancement Percentage" means with respect to the Fixed Rate Group and any Distribution Date, the percentage obtained by dividing (x) the sum of
                             (i) the Aggregate Certificate Principal Balance of the Subordinate Certificates (or, after the Certificate Principal Balance of each Class of Fixed Rate Group Class A Certificates has been reduced to zero, the Aggregate Certificate Principal Balance of Subordinate Certificates other than the most senior Class of Subordinate Certificates then outstanding) and (ii) the related Overcollateralization Amount, in each case after taking into account distributions in respect of the Fixed Rate Group Principal Distribution Amount to the related Certificateholders on such Distribution Date by (y) the aggregate of the outstanding Principal Balances of the Mortgage Loans in the Fixed Rate Group as of the last day of the related Collection Period (plus, in the case of Collection Periods during the Funding Period, amounts on deposit in the Prefunding Account on such date allocable to such Mortgage Loan Group) .

                             The "Stepped Up Enhancement Percentage" means, as determined on any Distribution Date, a percentage equal to (x) 100% minus (y) [ ] times the average for the three preceding Collection Periods of the Principal Balances of Mortgage Loans in the Fixed Rate Group which were 60 or more days contractually delinquent as of the last day of the related Collection Period (stated as a percentage of the outstanding Principal Balances of such Mortgage Loans), but not less than zero.

                             "Specified Senior Enhancement Percentage" on any date of determination thereof means [ ]%.

                             "Extra Principal Distribution Amount" means, for a Mortgage Loan Group and any Distribution Date, the lesser of (x) the related Monthly Excess Interest Amount and (y) the related Overcollateralization Deficiency.

                             "Coverage Deficit" means, for the Adjustable Rate Group and any Distribution Date, the excess, if any, of the aggregate of the Certificate Principal Balances of the Adjustable Rate Group Certificates (after taking into account all distributions in respect of principal on such Distribution Date other than amounts paid by the Financial Guaranty Insurer) over the Adjustable Rate Group Balance as of the last day of the related Collection Period (plus in the case of any Collection Period during the Funding Period, the portion of the Prefunding Account Deposit allocable to the Adjustable Rate Group).

                             "Overcollateralization Deficiency" means, for a Mortgage Loan Group and Distribution Date, the excess, if any, of (x) the related Targeted Overcollateralization Amount over (y) the related Overcollateralization Amount, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all related Classes of Certificates resulting from distributions of principal collections, but before taking into account any related Applied Realized Loss Amount or amount paid by the Financial Guaranty Insurer in respect of principal for such Distribution Date.

                             "Overcollateralization Release Amount" means, for any Distribution Date and (i) the Fixed Rate Group, the lesser of (x) the Fixed Rate Group Principal Distribution Amount (other than any related Extra Principal Distribution Amount) and (y) the excess of (1) the related Overcollateralization Amount, assuming that 100% of such related Principal Distribution Amount (excluding the application of any Extra Principal Distribution Amount) is applied to the payment of principal on the related Certificates on such Distribution Date over (z) the related Targeted Overcollateralization Amount, and
                             (ii) the Adjustable Rate Group, the amount specified on the Pooling and Servicing Agreement.

                             "Targeted Overcollateralization Amount" means (x) in the case of the Fixed Rate Group, (i) prior to the related Stepdown Date, [ ]% of the initial Aggregate Certificate Principal Balance of the related Certificates, or (ii) on and after the Stepdown Date, the greater of (A) [ ]% of the aggregate of the outstanding Principal Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Collection Period and (B) $1,100,000, and (y) in the case of the Adjustable Rate Group, an amount required by the Financial Guaranty Insurer pursuant to the Pooling and Servicing Agreement, provided, however, that if a Trigger Event has occurred and is continuing for either Mortgage Loan Group, the applicable Targeted Overcollateralization Amount for such Mortgage Loan Group cannot be reduced to less than the applicable Targeted Overcollateralization Amount in effect on the Distribution Date immediately preceding the occurrence of such Trigger Event.

                             A "Trigger Event" will have occurred with respect to the Fixed Rate Group and any Distribution Date:
                             (a) if the percentage obtained by dividing (x) the average, for the three preceding Collection Periods, of the Principal Balance of Mortgage Loans in such Mortgage Loan Group that are 60 or more days contractually delinquent as of the last day of each such Collection Period by (y) the aggregate outstanding Principal Balance of the Mortgage Loans in such Mortgage Loan Group as of the last day of the related Collection Period equals or exceeds
                             [ ]% of the Senior Enhancement Percentage; or (b) upon the occurrence of certain cumulative rates of losses during specified periods of time as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, with respect to clause (a) a Trigger Event will not be in effect on any Distribution Date as to which the percentage equivalent of a fraction equal to the aggregate Certificate Principal Balance of the Fixed Rate Group Class A Certificates divided by the aggregate of the outstanding Principal Balances of the Mortgage Loans in the Fixed Rate Group as of the end of the related Collection Period is less than or equal to the related Stepped Up Enhancement Percentage after all distributions thereon in respect of principal. A "Trigger Event" will have occurred with respect to the Adjustable Rate Group and any Distribution Date upon the occurrence of certain delinquency rates or certain cumulative loss rates during specified periods of time as set forth in the Pooling and Servicing Agreement.]

3. Distributions of Excess
Cash.......................  On each Distribution Date with respect to which the
                             Coverage Amount (as defined herein) for a Class of Class A Certificates is less than the Required Coverage Amount (as defined herein) for such Class and such

                             Distribution Date, Excess Cash derived from
                             Available Funds for the related Mortgage Loan Group, if any, will be distributed on the related Class of Class A Certificates, in reduction of the Class A Certificate Principal Balance of such Class, up to the amount necessary for the related Coverage Amount to equal the applicable Required Coverage Amount. Excess Cash with respect to each Class of Class A Certificates on any Distribution Date will be equal to Available Funds for the related Mortgage Loan Group on such Distribution Date, reduced by the sum of (i) the Class A Monthly Interest for the related Class and Distribution Date, (ii) the Monthly Principal for the related Class and Distribution Date, [(iii) the Certificate Insurer Premium attributable to the related Mortgage Loan Group and Distribution Date and (iv) any amounts payable to the Certificate Insurer for Insured Amounts (as defined herein) paid on prior Distribution Dates and not yet reimbursed and any unpaid Certificate Insurer Premium from prior Distribution Dates, with respect to the related Class]. Any distributions in respect of Excess Cash on the Class A-1 Certificates will be distributed first to the Class A-1A Certificates, then to the Class A-1B Certificates and then to the Class A-1C Certificates as described under the caption
                             "-- Application of Distributions on the Class A-1 Certificates" herein.

                             Any Excess Cash with respect to a Class of Class A Certificates not required to be distributed on the related Class of Class A Certificates on any Distribution Date will be distributed on the other Class of Class A Certificates first, to cover any shortfall in the Class A Monthly Interest for such Class and Distribution Date, and then to the extent necessary to reduce the Class A Certificate Principal Balance of such other Class up to the amount necessary for the related Coverage Amount to equal the then applicable Required Coverage Amount for such Class on the related Distribution Date. Any Excess Cash not required to be distributed on either Class of Class A Certificates on any Distribution Date shall be applied first, [to reimburse the Certificate Insurer for amounts to which it then may be entitled in respect of Insured Amounts for the other Class and to pay amounts of any unpaid Certificate Insurer Premium on prior Distribution Dates; second,] to reimburse the Servicer for any amounts to which it may then be entitled; and, thereafter, any remaining amount shall be distributed to the holder of the Class R Certificate. Amounts so distributed to the Class R Certificateholder on a Distribution Date will not be available to pay amounts due to Class A Certificateholders on subsequent Distribution Dates. See "Description of the Certificates -- Distributions on the Certificates" herein.


4. Application of
Distributions on the
Class A-1 Certificates.....  Distributions on the Class A-1 Certificates will be allocated among Class A-1 Certificateholders, Class A-1B Certificateholders and Class A-1C Certificateholders in the following manner. All distributions in respect of interest on the Class A-1 Certificates will be distributed pro rata to Class A-1A Certificateholders, Class A-1B Certificateholders and Class A-1C Certificateholders in proportion to the Class A-1A Monthly Interest, Class A-1B Monthly Interest and Class A-1C Monthly Interest for the related Distribution Date. All distributions in respect of principal on the Class A-1 Certificates (including any Excess Cash distributable in respect of the Class A-1 Certificates) for any Distribution Date will be distributed to holders of Class A-1 Certificates sequentially in an amount not to exceed the amount required to reduce the Certificate Principal Balance of the related subclass to zero, but not prior to the Distribution Date on which the Certificate Principal Balance of each subclass of Class A-1 Certificates that is sequentially prior to such subclass has been reduced to zero. See "Description of the Certificates -- Distributions on the Certificates" herein.

B. Available Funds.........  "Available Funds" for each Mortgage Loan Group and any Distribution Date will generally be the sum of amounts collected, received or otherwise recovered by or on behalf of the Servicer on or with respect to the Mortgage Loans in the related Mortgage Loan Group during the calendar month immediately preceding the month in which such Distribution Date occurs (each, a "Collection Period"), net of the related Servicing Fee and any additional servicing compensation paid to the Servicer, Payments Ahead (as defined herein) and reimbursements for certain Advances (as defined herein) (other than those included in Liquidation Expenses reimbursed from related Liquidation Proceeds), plus the amount of any Monthly Advances and Compensating Interest Payments made by the Servicer with respect to such Mortgage Loan Group for such Distribution Date, any amounts deposited in the Certificate Account by the Sponsor or the Servicer in respect of the purchase, repurchase or substitution of Mortgage Loans in such Mortgage Loan Group during the related Collection Period and any amounts deposited in the Certificate Account during such Collection Period from the Prefunding Account and the Capitalized Interest Account or in connection with the termination of the Trust that are attributable to the related Mortgage Loan Group, all as more fully described under "Description of the
                             Certificates -- Distributions on the Certificates" herein.

C. Overcollateralization
Feature....................  Credit enhancement with respect to the Class A-1
                             Certificates is expected to result from the application of Excess Cash on each Distribution Date to the reduction of the Certificate Principal Balance of the Class A-1 Certificates so that over time the Aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group will exceed the aggregate Certificate Principal Balance of the Class A-1 Certificates. Credit enhancement with respect to the Class A-2 Certificates initially will be provided in part by overcollateralization resulting from the Aggregate Principal Balance of the Initial Mortgage Loans in the Adjustable Rate Group and the Prefunding Account Deposit attributable to such Adjustable Rate Group exceeding the Original Class A-2 Certificate Principal Balance which is expected to be supplemented by the application of Excess Cash on each Distribution Date so that over time such overcollateralization will increase. In either case, such overcollateralization is intended to result in receipts, collections and recoveries on the Mortgage Loans in the related Mortgage Loan Group in excess of the amount necessary to pay the related Class A Monthly Interest and Class A Monthly Principal required to be distributed on the Class A Certificates on any Distribution Date and to reduce the Certificate Principal Balances of each Class or subclass, as applicable, of the Class A Certificates to zero prior to the applicable Final Scheduled Payment Date (as defined herein). Excess Cash attributable to a Mortgage Loan Group will be distributed on the related Class of Class A Certificates on each Distribution Date to the extent necessary to reduce the Certificate Principal Balance of such Class up to the amount necessary for the related Coverage Amount to equal the Required Coverage Amount for such Class and for such Distribution Date. Any Excess Cash that is not distributed on the related Class of Class A Certificates on a given Distribution Date will be distributed on the other Class of Class A Certificates, first to cover any shortfall in the Class A Monthly Interest for such Class and such Distribution Date and then to the extent necessary to reduce the Class A Certificate Principal Balance of such Class up to the amount necessary for the related Coverage Amount to equal the applicable Required Coverage Amount.

                             The "Coverage Amount" for each Class of Class A Certificates on any Distribution Date will be equal to the amount by which the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the end of the related Collection Period exceeds the Class A Certificate Principal Balance of the related Class for such Distribution Date after taking into account distributions of Monthly Principal (disregarding any permitted reduction in Monthly Principal due to a Coverage Surplus in respect of such Class of Class A Certificates) made on such Distribution Date. The "Required Coverage Amount" for each Class of Class A Certificates on any Distribution Date will be equal to the amount specified as such in the Pooling and Servicing Agreement. The "Coverage Surplus" for each Class of Class A Certificates on any Distribution Date will be the amount, if any, by which the Coverage Amount for such Class on such Distribution Date exceeds the then applicable Required Coverage Amount for such Class. The "Coverage Deficit" for each Class of Class A Certificates on any Distribution Date will be the amount, if any, by which the Class A Certificate Principal Balance of such Class on such Distribution Date (after taking into account the Monthly Principal and Excess Cash to be distributed on such Distribution Date in reduction of the Class A Certificate Principal Balance of such Class) exceeds the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group at the end of the related Collection Period.

                             On the Closing Date, the initial Coverage Amount for the Class A-1 Certificates (the amount by which the sum of the Aggregate Principal Balance of the Initial Mortgage Loans in the Fixed Rate Group and the portion of the Prefunding Account Deposit attributable to the Fixed Rate Group exceeds the sum of the Original Class A-1A Certificate Principal Balance, the Original Class A-1B Certificate Principal Balance and the Original Class A-1C Certificate Principal Balance) is expected to be zero. On the Closing Date, the initial Coverage Amount for the Class A-2 Certificates will be approximately [ ]% of the sum of the Aggregate Principal Balance of the Initial Mortgage Loans in the Adjustable Rate Group and the portion of the Prefunding Account Deposit attributable to the Adjustable Rate Group. The initial Coverage Amount for either the Class A-1 Certificates or the Class A-2 Certificates is not indicative of the quality of the related Mortgage Loan Group nor is it intended to reflect the loss, default or delinquency experience anticipated on the Mortgage Loans in such Mortgage Loan Group.

                             The Pooling and Servicing Agreement may provide that the Required Coverage Amount for a Class of Class A Certificates may increase or decrease during the period such Class remains outstanding. With respect to the Class A-2 Certificates, if on any Distribution Date occurring after [ ], the amount of Excess Cash distributable on the Class A-2 Certificates is less than an amount specified in the Pooling and Servicing Agreement, the Required Coverage Amount for the Class A-2 Certificates will be increased (any such Distribution Date, a "Class A-2 Trigger Event Date"); provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Class A-2 Certificates for the period specified in the Pooling and Servicing Agreement, such Required Coverage Amount will return to its original level. Any increase in the Required Coverage Amount for a Class of Class A Certificates may result in an accelerated amortization of such Class until such Required Coverage Amount for such Class is reached, and any decrease in the Required Coverage Amount for a Class of Class A Certificates will result in a decelerated amortization of such Class until such Required Coverage Amount for such Class is reached. See "Description of the Certificates -- Overcollateralization Feature" herein.


[D. Certificate Insurance
Policy.....................  The Certificate Insurance Policy will be issued on the Closing Date by by the Certificate Insurer in favor of the Trustee for the benefit of the Class A Certificateholders. If, with respect to either Class of Class A Certificates and any Distribution Date, sufficient funds are not available from Available Funds for the related Mortgage Loan Group and any available Excess Cash from the other Mortgage Loan Group to distribute the Class A Monthly Interest to the related Class of Class A Certificates, or if a Coverage Deficit exists with respect to such Class on such Distribution Date (after taking into account any distributions in reduction of the Class A Certificate Principal Balance of such Class on such Distribution Date), the Trustee will make a draw on the Certificate Insurance Policy in an amount equal to the amount necessary to pay the full amount of the related Class A Monthly Interest on such Distribution Date and the amount of any Coverage Deficit with respect to such Class of Class A Certificates on such Distribution Date, as more fully described under "Description of the Certificates -- The Certificate Insurance Policy" herein. See also "The Certificate Insurance Policy and the Certificate Insurer" herein.]

E. Subordination...........  The rights of the Subordinate Certificateholders and Retained Certificateholders to receive distributions of interest and principal will be subordinated to the rights of the Fixed Rate Group Class A Certificateholders to receive such distributions, to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by such Certificateholders of the full amount of their scheduled monthly payments of interest and principal and to afford them limited protection against Realized Losses with respect to the Fixed Rate Group. The delinquency experience of the Mortgage Loans in the Fixed Rate Group will impact the relative levels of subordination through the operation of the applicable Principal Distribution Amounts.

                             The protection afforded to the Fixed Rate Group Class A Certificates by means of the subordination of the Subordinate Certificates and the Retained Certificates will be accomplished by the preferential right of such Certificateholders to receive on each Distribution Date, prior to any distribution being made to the Subordinate Certificateholders and the Retained Certificateholders, of the amounts of interest due them and principal available for distribution on such Distribution Date and, if necessary, by the right of such Certificateholders to receive future distributions of amounts that would otherwise be payable to the Subordinate Certificateholders and the Retained Certificateholders.

                             Similarly, and for the same reasons, the rights of the Retained Certificateholders and of the Class M-2F, and Class B-1F Certificateholders to receive distributions will be subordinated, to the extent described herein, to such rights of the Fixed Rate Group Class A and Class M-1F Certificateholders. Also for the same reasons, the rights of the Retained Certificateholders and Class B-1F Certificateholders to receive distributions will be subordinated in the same manner to such rights of the Fixed Rate Group Class A and Class M Certificateholders.

                             Finally, the rights of the Retained
                             Certificateholders to receive distributions will be subordinated in the same manner to all such rights of all of the Certificateholders such that such Retained Certificateholders will receive no distributions in respect of interest or principal until all holders of Certificates relating to both Mortgage Loan Groups have received all interest and principal due them on each Distribution Date.

                             In the case of the Fixed Rate Group, if on any Distribution Date, after taking into account the foregoing and (i) all Realized Losses experienced during the prior Collection Period, (ii) the distribution of principal (including the Extra Principal Distribution Amount) with respect to the Fixed Rate Group Certificates on such Distribution Date and (iii) the application of any Excess Monthly Cashflow Amount available from the Adjustable Rate Group to cover such Realized Losses to the extent described herein, the related Overcollateralization Amount is negative, then the Certificate Principal Balance of the Subordinate Certificates will be reduced without a corresponding principal distribution until such Overcollateralization Amount equals zero (the amount of such reduction, the "Applied Realized Loss Amount"). Any such Applied Realized Loss Amounts shall be applied to the Subordinate Certificates in reverse order of seniority (i.e., first, against the Class B-1F Certificate Principal Balance until it is reduced to zero, second, against the Class M-2F.

                             Certificate Principal Balance until it is reduced to zero, and third, against the Class M-1F Certificate Principal Balance until it is reduced to zero). The Certificate Principal Balances of the Fixed Rate Group Class A Certificates and the Adjustable Rate Group Certificates will not be so written down. Once the Certificate Principal Balance of a Class of Subordinate Certificates has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated"or "written up," although the amount of such reductions may, on future Distribution Dates, be reimbursed to Subordinate Certificateholders sequentially by Class (i.e., first, the Class M-1F Certificates, second, the Class M-2F Certificates and, third, the Class B-1F Certificates. Any such reimbursements (the applicable "Realized Loss Amortization Amounts") will be made from any related Monthly Excess Cashflow Amount remaining on a future Distribution Date after the funding of any related Extra Principal Distribution Amount, any Interest

                             Carry Forward Amounts and any Realized Loss
                             Amortization Amounts with respect to related
                             Subordinate Certificates of higher priority as described herein.

Forward Purchase
Commitment; Prefunding
Account....................  On the Closing Date, a deposit (the "Prefunding
                             Account Deposit") in the amount of approximately
                             $[          ] will be made by the Sponsor to a
                             Prefunding Account in the name of the Trustee.
                             Approximately $[          ] of the Prefunding
                             Account Deposit shall be allocated for the purchase of Subsequent Mortgage Loans for inclusion in the
                             Fixed Rate Group, and approximately $[          ]
                             of the Prefunding Account Deposit shall be
                             allocated for the purchase of Subsequent Mortgage Loans for inclusion in the Adjustable Rate Group. The Prefunding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from the Mortgage Pool prior to the Closing Date as described herein, provided that any such increase
                             shall not exceed $[          ]. See "The Mortgage
                             Loans -- General" herein. During the period (the "Commitment Period") from the Closing Date until the earlier of (i) the date on which the Prefunding Account Deposit is reduced to zero and (ii)
                             [          ], the Prefunding Account Deposit will
                             be reduced by the amount thereof used to purchase Subsequent Mortgage Loans from the Sponsor in accordance with the applicable provisions of the Pooling and Servicing Agreement. Subsequent Mortgage Loans purchased by and added to the Trust on any Subsequent Transfer Date (as defined herein) must satisfy the criteria set forth in the Pooling and Servicing Agreement [and must be approved by the Certificate Insurer]. Any date on which such Subsequent Mortgage Loans will be conveyed by the Sponsor to the Trust is a "Subsequent Transfer
                             Date." On the Distribution Date in [          ],
                             the portion of the Prefunding Account Deposit allocated to the Fixed Rate Group that is remaining at the end of the Commitment Period (net of reinvestment income payable to the Sponsor) will be distributed in reduction of the Class A-1 Certificate Principal Balance and the portion of the Prefunding Account Deposit allocated to the Adjustable Rate Group that is remaining at the end of the Commitment Period (net of reinvestment income payable to the Sponsor) will be distributed in reduction of the Class A-2 Certificate Principal Balance. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the Prefunding Account Deposit and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Prefunding Account in reduction of the Class A Certificate Principal Balances of either Class, no assurance can be given that such a distribution with respect to either Class or both Classes of Class A Certificates will not occur on the Distribution
                             Date in [          ]. In any event, it is unlikely
                             that the Sponsor will be able to deliver Subsequent Mortgage Loans with aggregate principal balances that exactly equal the Prefunding Account Deposit, and any portion of the Prefunding Account Deposit allocated to each Mortgage Loan Group remaining at the end of the Commitment Period will be
                             distributed on the [          ] Distribution Date
                             in reduction of the Class A Certificate Principal Balances of the related Classes. The Prefunding Account will not be part of the REMIC Pool. See "Description of the Certificates -- Prefunding Account" herein.

Capitalized Interest
Account....................  On the Closing Date, cash will be deposited in the name of the Trustee in the Capitalized Interest Account. The Capitalized Interest Account will be maintained with the Trustee in its corporate trust department. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each Class of Class A Certificates that may arise as a result of the utilization of the Prefunding Account for the purchase by the Trust of Subsequent Mortgage Loans after the Cut-off Date and will be
                             so applied by the Trustee on the [          ]
                             Distribution Date. The Capitalized Interest Account will not be part of the REMIC Pool. See "Description of the Certificates -- Capitalized Interest Account" herein.

Monthly Advances...........  The Servicer is required to make advances ("Monthly
                             Advances") on each Distribution Date in respect of delinquent payments of interest on the Mortgage Loans in the related Mortgage Loan Group for the related Collection Period, subject to certain limitations described herein. See "Description of the Certificates -- Monthly Advances; Servicing Advances; Compensating Interest and Interest Shortfalls" herein.

Compensating Interest and
Interest Shortfalls........  With respect to any Mortgage Loan as to which a prepayment was received that became a Liquidated Mortgage Loan (as defined herein) or was otherwise charged off during a Collection Period, the Servicer will be required to remit to the Trustee, from amounts otherwise payable to the Servicer as the Servicing Fee for the related Mortgage Loan Group and Collection Period, an amount generally calculated to ensure that a full month's interest on each such Mortgage Loan (less the applicable Servicing Fee attributable to such Mortgage Loan) is available for distribution to the holders of the related Class of Class A Certificates on the applicable Distribution Date (each such amount, a "Compensating Interest Payment"). If the Servicing Fee for the related Mortgage Loan Group and Collection Period is insufficient to make any portion of such Compensating Interest Payments, the resulting shortfall (a "Prepayment Interest Shortfall") will reduce the amount of interest distributable in respect of the related Class of Class A Certificates on the related Distribution Date and such reduction will not be recoverable thereafter.

                             In addition, the application to any Mortgage Loan of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar legislation may adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such Mortgage Loan ("Relief Act Shortfalls"; Relief Act Shortfalls and Prepayment Interest Shortfalls are collectively, "Interest Shortfalls"). [Interest Shortfalls will not be covered by the Certificate Insurance Policy.] See "Risk Factors -- Limitations on Interest Payments and Foreclosures" in the Prospectus.

[Certificate Insurer
Premium....................  The Certificate Insurer will be entitled to receive from the Trust a monthly premium (the "Certificate Insurer Premium") payable out of Available Funds on each Distribution Date in respect of the related Class of Class A Certificates from amounts on deposit in the Certificate Account after reimbursement to the Certificate Insurer of certain In-
                             sured Amounts. The Certificate Insurer Premium as of any Distribution Date will equal one-twelfth (1/12) of the product of the applicable Insurer Premium Rate and the Class A Certificate Principal Balance of the related Class of Class A Certificates for such Distribution Date. The "Insurer Premium Rate" will be [ ]%; provided, however, that with respect to the Class A-2 Certificates and each Distribution Date commencing with the Distribution Date immediately after
                             [          ], if the Coverage Amount for the Class
                             A-2 Certificates is less than the then applicable Required Coverage Amount for such Class as of the immediately preceding Distribution Date, the Insurer Premium Rate with respect to the Class A-2 Certificates and such Distribution Date will be [ ]%. See "Description of the Certificates -- The Certificate Insurer Premium" herein.]

Servicing Fee..............  The primary compensation payable to the Servicer on each Distribution Date in respect of the related Collection Period and the related Mortgage Loan Group (the "Servicing Fee") will equal one-twelfth (1/12) of the product of (a) the applicable Servicing Fee Rate and (b) the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group at the beginning of such Collection Period. The "Servicing Fee Rate" for each Mortgage Loan Group will be [ ]% for each Collection Period. The Servicer will also be entitled to retain late fees, prepayment charges and certain other amounts and charges as additional servicing compensation. See "Origination and Servicing of the Mortgage Loans -- Servicing and Other Compensation; Payment of Expenses" herein.

The Mortgage Loans.........  The statistical information presented in this
                             Prospectus Supplement regarding the Mortgage Pool is based on the Initial Mortgage Loans as of the date of this Prospectus Supplement. The statistical information does not take into account any Subsequent Mortgage Loans that may be added to the Mortgage Pool during the Commitment Period through application of amounts on deposit in the Prefunding Account. Certain mortgage loans may be removed, prior to the Closing Date, from the Mortgage Pool as described herein. In such event, an amount equal to the aggregate principal balances of such mortgage loans, but in no event more than
                             $[          ], would be added to the Prefunding
                             Account Deposit on the Closing Date. As a result, the statistical information presented herein regarding the Initial Mortgage Loans and each Mortgage Loan Group as of the date of this Prospectus Supplement may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool and each Mortgage Loan Group on the Closing Date.

                             As of the Cut-off Date, the Mortgage Pool consisted of a total of [ ] Mortgage Loans of which [ ] are fixed rate Mortgage Loans and [ ] are adjustable rate Mortgage Loans. The Mortgage Loans will be conventional, closed-end, home equity mortgage loans acquired by the Sponsor from certain affiliates of the Sponsor (the "Affiliated Originators") and institutions not affiliated with the Sponsor (the "Unaffiliated Originators" and, together with the Affiliated Originators, the "Originators"). See "Origination and Servicing of the Mortgage Loans -- The Originators" and
                             "-- Underwriting of Mortgage Loans" herein.
                             Approximately [ ]% of the Initial Mortgage Loans in the Fixed Rate Group and approximately [ ]% of the Initial Mortgage Loans in the Adjusta-
                             ble Rate Group (by principal balance as of the Cut-off Date) are secured by Mortgaged Properties located in California. As of the Cut-off Date, the Initial Mortgage Loans in the Mortgage Pool had an
                             Aggregate Principal Balance of $[          ]. The
                             Initial Mortgage Loans in the Fixed Rate Group had
                             an Aggregate Principal Balance of $[          ] and
                             the Initial Mortgage Loans in the Adjustable Rate Group had an Aggregate Principal Balance of
                             $[          ]. See "The Mortgage Loans -- General,"
                             "-- Fixed Rate Group" and "-- Adjustable Rate Group" and "ANNEX A: Description of the Mortgage Pool" herein for detailed information about the Initial Mortgage Loans in each Mortgage Loan Group.

Optional Termination.......  On any Distribution Date when the Aggregate
                             Principal Balance of the Mortgage Loans in the Mortgage Pool (the "Pool Balance") as of such Distribution Date is less than [ ]% of the sum of the Pool Balance as of the Cut-off Date and the original Prefunding Account Deposit, the Servicer may purchase from the Trust all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan held by the Trust and thereby effect an early retirement of the Class A Certificates. The purchase price will generally be equal to the Principal Balance of each Mortgage Loan in the Mortgage Pool at such time plus the fair market value of each Mortgaged Property then held by the Trust, together with any unpaid accrued interest on such Mortgage Loan.

                             [If, on any Distribution Date, Mortgage Loans with original Cut-off Date aggregate Principal Balances equal to or in excess of [ ]% of the sum of the Pool Balance as of the Cut-off Date and the Prefunding Account Deposit have become Liquidated Mortgage Loans, the Certificate Insurer will have the option to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan held by the Trust, and thereby effect an early retirement of the Certificates. The purchase price for such Mortgage Loans will be the price set forth in the immediately preceding paragraph plus any outstanding unpaid fees and expenses of the Trustee and Servicer.] See "Description of Certificates -- Termination; Retirement of the Certificates" herein.

Rating.....................  It is a condition to the issuance of the Class A
                             Certificates that each of the Class A-1A
                             Certificates, the Class A-1B Certificates, the Class A-1C Certificates and the Class A-2
                             Certificates be rated "[  ]" by [          ] and
                             "[  ]" by [          ] (the "Rating Agencies"). A
                             security rating is not a recommendation to buy, sell or hold the securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See "Rating of the Class A Certificates" herein.

Certain Federal Income Tax
Consequences...............  An election will be made to treat the Trust (other than the Prefunding Account and the Capitalized Interest Account) as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes. The Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates and Class A-2 Certificates will be designated as the regular interests in the REMIC and generally will be treated as newly originated debt instruments for federal income tax purposes. The Class R Certificate will be designated as the residual interest in the REMIC. Beneficial owners of the Class A Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

                             It is anticipated that the Class A Certificates will be issued without original issue discount for federal income tax purposes. However, it is possible that the Internal Revenue Service could treat a portion of the additional interest which would become payable on the Class A-2 Certificates
                             after the Distribution Date in [          ] as
                             original issue discount. Certificateholders are urged to consult their tax advisors with respect to the tax consequences of holding the Class A Certificates. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations.......  Subject to the satisfaction of certain conditions set forth herein, the Class A Certificates may be acquired and held by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or Section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
Considerations.............  The Class A Certificates will NOT constitute
                             "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). See "Legal Investment Considerations" herein and in the Prospectus.

Risk Factors...............  For a discussion of certain factors that should be considered by prospective investors in the Class A Certificates, including certain yield and prepayment risks, see "Risk Factors" herein and in the Prospectus.

Registration and
Denominations Form of The
Class A
Certificates...............  The Class A Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. Persons acquiring beneficial ownership interests in the Class A Certificates ("Certificate Owners") will hold their Certificates through The Depository Trust Company ("DTC"), in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Class A Certificates are bookentry Certificates, such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC, or Citibank N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. See "Risk
                             Factors -- Book-Entry Registration", "Description of the Certificates -- Book-Entry Registration of Class A Certificates" herein, "ANNEX B: Global Clearance, Settlement and Tax Documentation Procedures" hereto and "Description of the Certificates -- Form of Certificates -- Book-Entry Registration" in the Prospectus.

                                  RISK FACTORS

     Prospective investors in the Class A Certificates should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Class A Certificates. Any statistical information presented below is based upon the characteristics of the Initial Mortgage Loans as of the date of this Prospectus Supplement. Such information may vary as a result of the possibility that certain mortgage loans may be removed from the Mortgage Pool prior to the Closing Date.

RISK OF LIMITATIONS ON ADJUSTMENTS OF PASS-THROUGH RATES

     The Adjustable Rate Group contains Mortgage Loans that, after a period of approximately six months, two years, three years or five years following the date of origination, adjust either semi-annually based upon a six-month LIBOR index or annually based on the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board (the "one-year CMT index"), in each case subject to periodic caps on such adjustment, whereas the Class A-2 Pass-Through Rate adjusts monthly based upon a one-month LIBOR index, subject to the Adjustable Rate Cap. Consequently, the interest due on such Mortgage Loans (reduced by the sum of (i) the Servicing Fee, [(ii) the Certificate Insurer Premium,] and (iii)
after the Distribution Date in [       ], an amount equal to one-twelfth ( 1/12)
of [       ] basis points multiplied by the Aggregate Principal Balance of the
Mortgage Loans in the Adjustable Rate Group for the related Distribution Date) during any Collection Period may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the Class A-2 Certificates during the related Interest Period. In particular, because the interest rates of the Mortgage Loans in the Adjustable Rate Group adjust less frequently than the Class A-2 Pass-Through Rate, the amount of Class A Monthly Interest distributed on the Class A-2 Certificates on any Distribution Date may be limited (as a result of being determined on the basis of the Adjustable Rate
Cap) to an amount that is less than the amount of interest that would be due on the then Class A-2 Certificate Principal Balance for such Distribution Date at a
rate equal to LIBOR plus [       ]% or LIBOR plus [       ]%, as applicable, for
extended periods in a rising interest rate environment.

     A significant percentage of the Initial Mortgage Loans included in the Adjustable Rate Group have Mortgage Interest Rates that remain fixed for approximately two years, three years or five years from the date of origination and thereafter are adjustable semi-annually on the basis of the six-month LIBOR index (as defined herein). It is expected that, in the aggregate, such Mortgage Loans will represent not more than [ ]% of the Mortgage Loans (by Aggregate Principal Balance) included in the Adjustable Rate Group as of the Closing Date. The inclusion of such Mortgage Loans in the Adjustable Rate Group may increase the likelihood that the Class A-2 Pass-Through Rate will be determined based on
the Adjustable Rate Cap rather than on the basis of LIBOR plus [       ]% if
LIBOR increases appreciably prior to the time that such Mortgage Loans have reached their respective dates of first adjustment.

     If the Class A-2 Pass-Through Rate is determined on the basis of the Adjustable Rate Cap, the value of the Class A-2 Certificates may be temporarily or permanently reduced.

LIMITED SOURCES OF CREDIT ENHANCEMENT

     The assets of the Trust, excluding the Financial Guaranty Insurance Policy, are the sole source of funds for distributions on the Fixed Rate Group Certificates. The assets of the Trust, including the Financial Guaranty Insurance Policy and amounts paid by the Class C Certificateholders in respect of Supplemental Interest Amounts, are the sole sources of funds for distribution on the Adjustable Rate Group Certificates. The subordination of the Subordinate Certificates to the Fixed Rate Group Class A Certificates, the further subordination among the Subordinate Certificates, the Compensating Interest Payments, and the overcollateralization and cross-collateralization features of the Trust are the sole sources of protection against losses on the Mortgage Loans and other shortfalls in available funds in the case of the Fixed Rate Group Certificates. Compensating Interest Payments, the overcollateralization and limited cross-collateralization features of the Trust and the Financial Guaranty Insurance Policy are the sole sources of protection against losses on the Mortgage Loans and other shortfalls in available funds in the case of the Adjustable Rate Group Certificates.

If losses or other shortfalls exceed the protection afforded by such mechanisms, Certificateholders will bear their proportionate share of such losses and shortfalls. The Certificates represent interests only in the Trust and do not represent interests in, or obligations of the Sponsor, the Servicer, the Trustee or any of their respective affiliates except insofar as the Sponsor, as holder of the Class C Certificates, has agreed to pay Supplemental Interest Amounts to the Adjustable Rate Group Certificateholders to the extent of amounts distributable on the Class C Certificates.

SUBORDINATION

     The rights of the Subordinate Certificateholders to receive distributions with respect to collections on the Mortgage Loans in the Fixed Rate Group will be subordinate to the rights of the holders of certain more senior Classes of Fixed Rate Group Certificates. In addition, the Subordinate Certificates are expected to be allocated relatively higher amounts of Realized Losses with respect to Mortgage Loans in the Fixed Rate Group than are the related Fixed Rate Group Class A Certificates. Because of these two features, the yields to maturity of the Subordinate Certificates will be sensitive, in varying degrees, to defaults on the Mortgage Loans in the Fixed Rate Group (and the timing thereof). Investors should fully consider the risks associated with an investment in the Subordinate Certificates, including the possibility that such investors may not fully recover their initial investment as a result of Realized Losses on the Mortgage Loans in the Fixed Rate Group. See "Summary -- Credit Enhancement -- Allocation of Realized Losses", "Credit Enhancement -- Allocation of Realized Losses" and "Prepayment and Yield Considerations -- Projected Payment and Yield for Offered Certificates" herein.

     The Subordinate Certificates will not be entitled to any principal distributions until at least the related Stepdown Date (unless the aggregate Certificate Principal Balance of the Fixed Rate Group Class A Certificates has been reduced to zero). As a result, the weighted average lives of the Subordinate Certificates will be longer than would be the case if distributions of principal were to be allocated on a pro rata basis among the Fixed Rate Group Class A Certificates and the Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the Subordinate Certificateholders have a greater risk of suffering a loss on their investments.

RISKS ASSOCIATED WITH UNDERWRITING STANDARDS

     All of the Mortgage Loans will have been underwritten and originated or, in the case of Mortgage Loans acquired by the Sponsor from Unaffiliated Originators, re-underwritten by the Sponsor, in either case pursuant to the Sponsor's Guidelines (as described in the Prospectus under the caption "The Originators -- Underwriting Guidelines") which, in most cases, rely on the value and adequacy of the related Mortgaged Property as collateral and, to a lesser extent, on the creditworthiness of the Mortgagor. No assurance can be given that the values of the Mortgaged Properties will not decline from those on the dates the related Mortgage Loans were originated and any such decline could render the information set forth herein with respect to the Loan-to-Value or Combined Loan-to-Value Ratios of such Mortgage Loans an unreliable measure of security for the related debt. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (including any senior liens on the related Mortgage Properties) become equal to or greater than the values of such Mortgaged Properties, the actual rate of delinquencies, foreclosures and losses on the related Mortgage Loans could be higher than those now generally experienced in the mortgage lending industry. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Class A Certificateholders could occur. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein, [or, if necessary, by amounts paid under the Certificate Insurance Policy to the extent of the Class A Monthly Interest due to the holders of the related Class of Class A Certificates on the related Distribution Date] and the amount of any Coverage Deficit with respect to such Class and Distribution Date. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Foreclosure/Repossession," "-- Rights of

Redemption" and "The Pooling and Servicing Agreement -- Realization upon Defaulted Mortgage Loans" in the Prospectus.

     In general, a prospective borrower applying for a Mortgage Loan is required to fill out a detailed application designed to provide the related Originator pertinent information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history. The Originator obtains a credit report from credit reporting agencies. In many cases, the borrower's credit history will include major derogatory credit items such as credit write-offs, outstanding judgments and prior bankruptcies. In most cases, the Originator verifies the borrower's employment and income. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely to a greater extent on the value of the related Mortgaged Properties than on the creditworthiness of the related Mortgagor, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related Mortgaged Properties decline. See "The Originators -- Underwriting Guidelines" in the Prospectus.

RISKS ASSOCIATED WITH GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

     Approximately [       ]% of the Initial Mortgage Loans (by Cut-off Date
Principal Balance) are secured by Mortgaged Properties located in California. The California residential real estate market has experienced a sustained decline over the last several years. In general, declines in the California residential real estate market may adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of such Mortgage Loans, together with any primary financing on such Mortgaged Properties, will equal or exceed the value of such Mortgaged Properties. In addition, adverse economic conditions in California (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general.

RISKS ASSOCIATED WITH DAMAGED MORTGAGED PROPERTIES

     Generally, the standard form of hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not cover physical damage resulting from floods and other water-related causes or from earth movement (including earthquakes, landslides and mudflows). See "Origination and Servicing of the Mortgage Loans -- Hazard Insurance" herein. Accordingly, to the extent a Mortgaged Property has been materially damaged since the Cut-off Date due to flooding or other water-related causes or due to an earthquake or other earth movement and such damage results in losses on the related Mortgage Loan, such losses will be covered by funds made available through operation of the overcollateralization feature described herein, [or, if necessary, by amounts paid under the Certificate Insurance Policy to the extent of the Class A Monthly Interest due to the holders of the related Class of Class A Certificates on the related Distribution Date] and the amount of any Coverage Deficit with respect to such Class and Distribution Date. See "Description of the Certificates -- Overcollateralization Feature [ -- Overcollateralization and the Certificate Insurance Policy" and "-- The Certificate Insurance Policy"] herein.

     Certain Initial Mortgage Loans are secured, and certain Subsequent Mortgage Loans may be secured by Mortgaged Properties located in areas that have been affected by natural disasters not covered by standard hazard insurance policies. However, under the Pooling and Servicing Agreement, the Sponsor will represent that, as of the Cut-off Date, each Mortgaged Property is free of substantial damage and is in good repair. In the event that any uncured breach of such representation materially and adversely affects the interest of Certificateholders in the related Mortgage Loan, the Sponsor will be required to repurchase the Mortgage Loan or deliver a substitute Mortgage Loan therefor. To the extent the Sponsor repurchases such Mortgage Loan, such repurchase will accelerate the timing of principal distributions with respect to the related Mortgage Loan Group and may thereby affect the yields and weighted average lives of the related Class or Classes of Certificates.

RISKS ASSOCIATED WITH JUNIOR LOANS

     Because a substantial portion of the Mortgage Loans in the Fixed Rate Group are secured by junior liens ("Junior Loans") subordinate to the rights of the beneficiary under each related senior lien, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a Mortgage Loan only to the extent that the claims, if any, of each such senior beneficiary are satisfied in full, including any related foreclosure costs. In addition, a beneficiary of a junior lien may not foreclose on the Mortgaged Property securing such lien unless it forecloses subject to the related senior lien(s), in which case it must either make payments on each senior lien in the event of default thereunder or pay the entire amount of each senior lien to the applicable beneficiary prior to the foreclosure sale. In servicing home equity mortgage loans in its portfolio, it is the practice of the Servicer to satisfy each such senior lien at or prior to the foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on the related home equity mortgage loan or otherwise. The Trust will have no source of funds to satisfy any such senior lien or make payments due to each related senior beneficiary. See "Risk
Factors -- Nature of the Security for Mortgage Loans -- Risks Associated with Junior Liens" and "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Foreclosure/Repossession" in the Prospectus.

     Even assuming that the Mortgaged Properties provide adequate security for the related Mortgage Loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Class A Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the same delays and expenses as other lawsuits if defenses or counter claims are interposed, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is generally not permitted following a non-judicial foreclosure of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on and sell the Mortgaged Property or to obtain Net Liquidation Proceeds (as defined herein) sufficient to repay all amounts due on the related Mortgage Loan. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein [or, if necessary, by amounts paid under the Certificate Insurance Policy to the extent of the Class A Monthly Interest due on the related Class of Class A Certificates on the related Distribution Date and the amount of any Coverage Deficit with respect to such Class and Distribution Date.] See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Foreclosure/Repossession," "-- Certain Provisions of California Deeds of Trust," "-- Anti-deficiency Legislation and other Limitations on Lenders" and "The Pooling and Servicing
Agreement -- Realization upon Defaulted Mortgage Loans" in the Prospectus.

     In addition, other factors may affect the prepayment rate of Junior Loans such as the amounts of, and interest rates on, the underlying senior mortgage loans, if any, and the use of first lien mortgage loans as long-term financing for home purchase and Junior Loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Junior Loans may experience a higher rate of prepayments than traditional first lien mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Junior Loans for federal income tax purposes may further increase the rate of prepayments of such Junior Loans. See "Maturity, Prepayment and Yield Considerations" in the Prospectus.

CONCENTRATION OF BALLOON LOANS

     Approximately [       ]% of the Aggregate Principal Balance of the Initial
Mortgage Loans in the Fixed Rate Group (by Cut-off Date Principal Balance) are
Balloon Loans. Approximately [       ]% of the Initial Mortgage Loans in the
Adjustable Rate Group (by Cut-off Date Principal Balance) are Balloon Loans. See "Risk Factors -- Nature of the Security for Mortgage Loans -- Risks Associated with Balloon Loans" in the Prospectus.

RISKS ASSOCIATED WITH PREPAYMENT OF THE MORTGAGE LOANS

     All of the Mortgage Loans may be prepaid in full or in part at any time, generally upon the payment to the Servicer of a prepayment charge. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social and other factors, including state and federal income tax policies, interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that the Trust will experience. A number of factors suggest that the prepayment behavior of the Mortgage Pool may be significantly different from that of a pool of conventional first lien residential mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Mortgage Loan is smaller than that of the average conventional first lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Mortgage Pool than for a pool of conventional first lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first lien mortgage loan, the borrower must generally repay any junior mortgage loans. However, a small principal balance may make refinancing a Mortgage Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Mortgage Pool include general economic conditions, possible future changes affecting the deductibility for federal income tax purposes of interest payments on mortgage loans, the amounts of and interest rates on the underlying senior mortgage loans and the tendency of borrowers to use first lien mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses, debt consolidation and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience higher rates of prepayment than traditional first lien mortgage loans. See "Maturity, Prepayment and Yield Considerations" in the Prospectus.

     Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancing of any related senior mortgage loans), sales of Mortgaged Properties subject to "due-on-sale" clauses as to which the Servicer exercises its rights thereunder and liquidations due to default, as well as the receipt of proceeds from hazard, credit life and disability insurance policies. In addition, repurchases or purchases from the Trust of Mortgage Loans in a Mortgage Loan Group required or permitted to be made by the Sponsor, the Servicer and, [under certain limited circumstances, the Certificate Insurer] under the Pooling and Servicing Agreement will have the same effect on the holders of the related Class of Class A Certificates as a prepayment of the related Mortgage Loans. Prepayments and such repurchases and purchases will accelerate the receipt of distributions of Monthly Principal on the Class A Certificates. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" and "-- Termination; Optional Termination" and "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Enforceability of Due-on-Sale Clauses" in the Prospectus. The Servicer's practice of soliciting refinancings from existing borrowers under loans originated by Affiliated Originators may have the effect of increasing the rate of prepayment, due to refinancings, on the Mortgage Loans. See "Origination and Servicing of the Mortgage Loans -- Servicing of the Mortgage Loans" herein.

     Prepayments, liquidations, repurchases and purchases of the Mortgage Loans will result in distributions to Class A Certificateholders of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. The extent to which the yield to maturity of a Class A Certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a premium or discount and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations, repurchases and purchases of Mortgage Loans. In the case of any Class A Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Class A Certificate purchased at a premium, the risk that a faster than anticipated rate of prepayments, liquidations, repurchases and purchases could result in an actual yield to such investor that is lower than the anticipated yield. Further, there can be no assurance that Class A Certificateholders will be able to reinvest distributions in respect of prepayments, liquidations, repurchases and purchases of the Mortgage Loans in securities or other instruments that have a yield comparable to that of the related Class of Class A Certificates.

THE SUBSEQUENT MORTGAGE LOANS AND THE PREFUNDING ACCOUNT

     Any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others: (i) each Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Subsequent Transfer Agreement and the Pooling and Servicing Agreement; (ii) the Sponsor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of either Class of Class A Certificateholders; (iii) as of the Subsequent Cut-off Date, the Mortgage Loans in the Mortgage Pool at that time, including the Subsequent Mortgage Loans to be conveyed by the Sponsor as of such Subsequent Cut-off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement; [and (iv) the Subsequent Mortgage Loans will have been approved by the Certificate Insurer.] Following the transfer of Subsequent Mortgage Loans to the Mortgage Pool, the aggregate characteristics of the Mortgage Loans then held in the Mortgage Pool may vary from those of the Initial Mortgage Loans included in the Mortgage Pool. A Current Report on Form 8-K containing a description of the Mortgage Loans included in the final Mortgage Pool as of the end of the Commitment Period in a form comparable to the description of the Initial Mortgage Loans contained in "ANNEX A: Description of the Mortgage Pool" will be filed with the Securities and Exchange Commission within 15 days after expiration of the Commitment Period. See "The Mortgage Loans -- Conveyance of Subsequent Mortgage Loans" herein.

     If, by the end of the Commitment Period, amounts on deposit in the Prefunding Account are not fully applied to the purchase of Subsequent Mortgage Loans, the portion of the Prefunding Account Deposit allocated to the Fixed Rate Group that is not so applied will be distributed in reduction of the Class A-1 Certificate Principal Balance and the portion of the Prefunding Account Deposit allocated to the Adjustable Rate Group that is not so applied will be distributed in reduction of the Class A-2 Certificate Principal Balance. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the Prefunding Account Deposit and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Prefunding Account in reduction of the Class A Certificate Principal Balance of either Class, no assurance can be given that such a distribution with respect to either Class or both Classes of Class A
Certificates will not occur on the Distribution Date in [       ]. In any event,
it is unlikely that the Sponsor will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance that exactly matches the Prefunding Account Deposit.

YIELD CONSIDERATIONS RELATING TO EXCESS CASH

     Excess Cash attributable to any Mortgage Loan Group will be distributed in reduction of the Class A Certificate Principal Balance of the related Class of Class A Certificates on each Distribution Date to the extent the then applicable Required Coverage Amount exceeds the Coverage Amount for such Class on such Distribution Date and, after such Required Coverage Amount equals the Coverage Amount for such Class, any remaining Excess Cash attributable to such Mortgage Loan Group will be distributed on the other Class of Class A Certificates first to cover any shortfall in the Class A Monthly Interest for such Class, then to reduce the Class A Certificate Principal Balance of such Class until the Coverage Amount for that Class equals the then applicable Required Coverage Amount for such Class. If purchased at a premium or a discount, the yield to maturity on a Class A Certificate will be affected by the rate at which Excess Cash is distributed to Class A Certificateholders in reduction of the Class A Certificate Principal Balance of such Class. If the actual rate of such Excess Cash distributions on the Class A Certificates is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of such Excess Cash distributions is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Collection Period and such amount will be influenced by changes in the weighted average of the Mortgage Interest Rates resulting from prepayments and liquidations of Mortgage Loans as well as from, in the case of the Adjustable Rate Group, adjustments of adjustable Mortgage Interest Rates. The amount of Excess Cash distributions to the Class A Certificateholders applied in reduction of the related Class A Certificate Principal Balance on each Distribution Date will be based on the then applicable Required Coverage Amount applicable to the related Class of Class A Certificates, which may increase or decrease during the period such Class remains outstanding. With respect to the
Class A-2 Certificates, if on any Distribution Date occurring after [       ],
the amount of Excess Cash distributable on the Class A-2 Certificates is less than an amount specified in the Pooling and Servicing Agreement, the Required Coverage Amount for the Class A-2 Certificates will be increased (any such Distribution Date, a "Class A-2 Trigger Event Date"); provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Class A-2 Certificates for the period specified in the Pooling and Servicing Agreement, such Required Coverage Amount will return to its original level. Any increase in a Required Coverage Amount (including, in the case of the Class A-2 Certificates, an increase required on a Class A-2 Trigger Event Date) may result in an accelerated rate of amortization of the related Class of Class A Certificates until the Coverage Amount for such Class equals such Required Coverage Amount and any decrease in a Required Coverage Amount will result in a decelerated rate of amortization of the Class A Certificates until the Coverage Amount for such Class equals such Required Coverage Amount.

PREPAYMENT OF FIXED RATE GROUP MAY AFFECT CURRENT INTEREST

     The Pass-Through Rates on the Class [       ] Certificates are subject to
the Fixed Rate Net WAC. Disproportionate prepayments (including prepayments due to liquidations and repurchases or purchases by the Sponsor or the Servicer as required by the Pooling and Servicing Agreement) of Mortgage Loans in the Fixed Rate Group with relatively high Mortgage Interest Rates in comparison to the Pass-Through Rate for any such Class of Certificates will increase the possibility that the Pass-Through Rate for such Class of Certificates will be limited by the Fixed Rate Net WAC. Any difference between interest determined at the Fixed Rate Net WAC and interest at the applicable Formula Pass-Through Rate or fixed Pass-Through Rates shown on the cover page will be foregone permanently and the value of any such Class of Certificates may be temporarily or permanently reduced.

ENVIRONMENTAL STATUTES AFFECTING SECURITY INTERESTS

     A substantial percentage of the Initial Mortgage Loans (by Cut-off Date Principal Balance) are secured by Mortgaged Properties located in states that may impose a statutory lien for associated costs on property that is the subject of a clean-up action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property, although in some states, including California, it will not have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental statutes and under the laws of many states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or, prior to foreclosure, has been involved in decisions or actions that may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Environmental Considerations" in the Prospectus. Any such liens or costs imposed in connection with a clean-up action by the state may impede the ability of the Servicer to foreclose on or sell the related Mortgaged Property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. Any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein or, if necessary, [by amounts paid under the Certificate Insurance Policy to the extent of the Class A Monthly Interest due on the related Class of Class A Certificates on the related Distribution Date] and the amount of any Coverage Deficit with respect to such Class and Distribution Date.

RISKS ASSOCIATED WITH CERTAIN ORIGINATION FEES

     Fees earned on the origination of loans and placement of related insurance by the Sponsor and Affiliated Originators are often paid by the borrower out of related loan proceeds. From time to time, in the ordinary course of their businesses, originators of home equity loans have been named in legal actions brought by mortgagors challenging the amount or method of imposing or disclosing such fees. To date, no such action has been decided against the Sponsor or any Affiliated Originator. If such an action against any Originator with respect to any Mortgage Loan were successful, a court might require that the principal balances of the related Mortgage Loans be reduced by the amount of contested fees or charges. Any such reductions could result in substantial Realized Losses during one or more Collection Periods, potentially leading to Coverage Deficits. [Under such circumstances, payments by the Certificate Insurer would result in accelerated distributions in reduction of the Class A Certificate Principal Balance.]

[LIMITATIONS ON FIXED RATE GROUP CERTIFICATEHOLDERS' RIGHTS

     Although the Fixed Rate Group Certificateholders do not have the benefit of the Financial Guaranty Insurance Policy, absent an existing default by the Financial Guaranty Insurer, (i) the rights of the Fixed Rate Group Certificateholders to give notices of breach or to terminate the rights and obligations of the Servicer under the Pooling and Servicing Agreement in the event of a Servicer Event of Default cannot be exercised thereby without the consent of the Financial Guaranty Insurer, and (ii) the Financial Guaranty Insurer, rather than such Certificateholders, will have the right to direct the actions of the Trustee during the continuation of a Servicer Event of Default. Additionally, the consent of the Financial Guaranty Insurer is required (i) for the appointment of any successor Servicer or successor Trustee or (ii) to amend the Pooling and Servicing Agreement. See "Financial Guaranty Insurance Policy" herein.]

                        DESCRIPTION OF THE CERTIFICATES

     The Class A Certificates will be issued pursuant to a Pooling and Servicing
Agreement, to be dated as of [       ] (the "Pooling and Servicing Agreement"),
between the Sponsor, Servicer, and the Trustee. The following summaries describe the material provisions of the Pooling and Servicing Agreement but do not purport to be complete. The Sponsor will provide a copy of the Pooling and Servicing Agreement (without exhibits) without charge upon the written request of a Certificate Owner addressed to: [Sponsor], [350 South Grand Avenue, Los Angeles, California 90071], Attention: [Corporate Secretary].

GENERAL

     The Certificates will evidence undivided beneficial ownership interests in the Trust created pursuant to the Pooling and Servicing Agreement. The Class A-1A Certificates, the Class A-1B Certificates and the Class A-1C Certificates will respectively evidence the right to receive from the Trust (i) the Class A-1A Certificate Principal Balance, plus interest at the Class A-1A Pass-Through Rate, (ii) the Class A-1B Certificate Principal Balance, plus interest at the Class A-1B Pass-Through Rate and (iii) the Class A-1C Certificate Principal Balance, plus interest at the Class A-1C Pass-Through Rate, as described herein. The Class A-2 Certificates will evidence the right to receive from the Trust an aggregate amount equal to the Class A-2 Certificate Principal Balance, plus interest at the Class A-2 Pass-Through Rate, as described herein. The holder of the Class R Certificate (which has no stated principal balance) is not entitled to any distributions with respect to any Distribution Date until such time as the Coverage Amount for each Class of Class A Certificates equals or exceeds the then applicable Required Coverage Amount for the related Class of Class A Certificates and [the Certificate Insurer] and the Servicer, in that order, have been reimbursed amounts to which they may be entitled. The holder of the Class R Certificate will thereafter be entitled to certain amounts as described herein under "-- Distributions on the Certificates."

     The assets of the Trust will consist of (a) the Mortgage Loans that from time to time are subject to the Pooling and Servicing Agreement; (b) the assets that from time to time are required by the Pooling and Servicing Agreement to be deposited in the Collection Account and the Certificate Account, held in the Prefunding Account and the Capitalized Interest Account or invested in Permitted Investments (see "-- Payments on Mortgage Loans and Deposits to the Collection Account" herein); (c) all rights of the mortgagee under any insurance policy covering a Mortgage Loan or the related Mortgaged Property;

(d) property and any proceeds thereof acquired by foreclosure of the Mortgage Loans, deed in lieu of foreclosure or a comparable conversion; and [(e) the Certificate Insurance Policy].

     The Sponsor will designate in the Pooling and Servicing Agreement, for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), the Class A Certificates as "regular interests," and the Class R Certificate as the sole class of "residual interests," in a REMIC generally comprised of the Mortgage Pool, the Collection Account, the Certificate Account [and the Certificate Insurance Policy] (the "REMIC Pool"). The Prefunding Account and the Capitalized Interest Account will not be part of the REMIC Pool. The Closing Date will be designated as the "Startup Day" (within the meaning of the Code) of the REMIC. See "Certain Federal Income Tax Consequences" in the Prospectus.

     The Class A Certificates will be issued in minimum denominations of $1,000 and integral dollar multiples of $1 in excess thereof.

     The Class A Certificates initially will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Class A Certificates ("Certificate Owners") will hold such Certificates through the Depository Trust Company ("DTC"), in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per Class, representing the aggregate principal balance of each such Class of Class A Certificates, and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of Cedel Participants and Euroclear Participants (each as defined herein, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Cedel and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (Citibank and Morgan, in such capacities, individually the "Relevant Depositary" and, collectively, the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in integral multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

     The beneficial ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a Participant and on the records of Cedel or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Class A Certificates from the Trustee through DTC and its Participants (including Cedel and Euroclear). While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Non-U.S. Persons -- Senior Certificates" and "-- Information Reporting and Backup Withholding" in the Prospectus and in "ANNEX B: Global Clearance, Settlement and Tax Documentation
Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants ("Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants, through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution to specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

     Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences -- Non-U.S. Persons -- Senior Certificates" in the Prospectus and "-- Information Reporting and Backup Withholding" in "ANNEX B: Global Clearance, Settlement and Tax Documentation Procedures" hereto. Because DTC has indicated that it will act only on behalf of Financial Intermediaries, the ability of Certificate Owners to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system or otherwise take actions in respect of such Book-Entry Certificates may be limited due to the lack of physical certificates representing such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market because certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to Certificate Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the related Book-Entry Certificates are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

     Definitive Class A Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC, only if (i) DTC or the Sponsor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Sponsor or the Trustee is unable to locate a qualified successor, (ii) the Sponsor, at its option, advises the Trustee that it elects to terminate the book-entry system through DTC, or (iii) after an Event of Default under the Pooling and Servicing Agreement, the Certificate Owners representing not less than 51% of the Class A Certificate Principal Balance of the book-entry certificates advise the Trustee and DTC that the book-entry system is no longer in the best interests of such Certificate Owners. Upon issuance of Definitive Class A Certificates to Certificate Owners, such Class A Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions. See "Description of the Certificates -- Form of Certificates -- General " in the Prospectus.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of Class A Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates, the Sponsor will assign to the Trustee all of its right, title and interest in and to the Initial Mortgage Loans, including all principal and interest on or in respect of the Initial Mortgage Loans received on or after the Cut-off Date, together with its right, title and interest in and to the proceeds of any related insurance policies received on and after the Cut-off Date. The Trustee, concurrently with such assignment, will deliver the Certificates at the direction of the Sponsor in exchange for, among other things, the Initial Mortgage Loans. Each Initial Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the "Mortgage Loan Schedule") that will provide information about each Mortgage Loan, including, among other things, its identifying number and the name of the related Mortgagor, the street address of the related Mortgaged Property, its date of origination, the original number of months to stated maturity, the original stated maturity, its original Principal Balance, its Principal Balance as of the Cut-off Date (the "Cut-off Date Principal Balance"), its interest rate as of the Cut-off Date and its monthly payment as of the Cut-off Date.

     Following the Closing Date, the Trust will be obligated to purchase from
the Sponsor, from time to time on or before [       ], subject to the
availability thereof, Subsequent Mortgage Loans consisting of closed-end fixed and adjustable rate home equity mortgage loans. In connection with each purchase of Subsequent Mortgage Loans, the Trustee on behalf of the Trust will pay to the Sponsor from amounts comprising the Prefunding Account Deposit a cash purchase price of not more than 100% of the principal balance thereof; the Trust may pay a cash purchase price of less than 100% for the purpose of increasing the Coverage Amount, but in no event less than the fair market value of the Subsequent Mortgage Loans. In connection with any purchase of Subsequent Mortgage Loans, pursuant to the Pooling and Servicing Agreement, the Sponsor will assign to the Trustee all of its right, title and interest in and to such Subsequent Mortgage Loans as provided above with respect to the Initial Mortgage Loans.

     The Pooling and Servicing Agreement will require the Sponsor to deliver to the Trustee the Mortgage Loans, the related Mortgage Notes endorsed without recourse to the Trustee, the related mortgages or deeds of trust with evidence of recording thereon, assignments of the Mortgages in recordable form, the title policies with respect to the related Mortgaged Properties, all intervening mortgage assignments, if applicable, and certain other documents relating to the Mortgage Loans (the "Mortgage Files"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records in the states where such recording is required to protect the Trustee's interest in the Mortgage Loans against the claims of any subsequent transferee or any successor to or creditor of the Sponsor. The Trustee will hold such documents in trust for the benefit of the Certificateholders [and the Certificate Insurer].

     The Trustee will review the Mortgage Files delivered to it within 45 days following such delivery, and if any document required to be included in any Mortgage File is found to be missing or to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Sponsor by the Trustee, the Sponsor will be obligated to repurchase the related Mortgage Loan from the Trust or substitute a Qualified Replacement Mortgage (as defined below), in the manner described below.

     Because certain of the assignments by the Sponsor to the Trustee of Mortgage Loans will not be recorded, it may be possible for the Sponsor to transfer such Mortgage Loans to bona fide purchasers for value without notice, notwithstanding the rights of the Trustee. However, in most instances, the Sponsor would not be able to deliver the original documents evidencing the Mortgage Notes or the mortgages because, under the terms of the Pooling and Servicing Agreement, such documents will be retained in the possession of the Trustee, except when released to the Servicer in connection with its servicing activities. Moreover, a subsequent transferee who failed to obtain delivery of the original evidence of indebtedness generally would not, in the absence of special facts, be able to defeat the interests of the Trustee in a Mortgage Loan so long as such evidence of indebtedness remained in the possession of the Trustee.

     The Sponsor will make certain representations and warranties as to the accuracy in all material respects of the information set forth on the Mortgage Loan Schedule. In addition, the Sponsor will make certain other representations and warranties regarding the Mortgage Loans, including, for instance, that each Mortgage Loan, at its origination, complied in all material respects with applicable state and federal laws, that each mortgage is a valid lien of the applicable priority, no Mortgage Loan had three or more monthly payments past due, that each Mortgaged Property consists of a one- to four-family residential property or condominium, that the Sponsor had good title to each Mortgage Loan prior to the sale and assignment by the Sponsor and that the Originator was authorized to originate each Mortgage Loan. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" in the Prospectus.

     If with respect to any Mortgage Loan (1) a defect in any document constituting a part of the related Mortgage File remains uncured and materially and adversely affects the interests of the Certificateholders [or the Certificate Insurer] in such Mortgage Loan or (2) a breach of any representation or warranty made by the Sponsor in the Pooling and Servicing Agreement relating to such Mortgage Loan occurs and such breach materially and adversely affects the interests of the Certificateholders [or the Certificate Insurer] in such Mortgage Loan, the Sponsor will be required to repurchase the related Mortgage Loan (any such Mortgage Loan, a "Defective Mortgage Loan") from the Trust at a price equal to its Principal Balance together with one month's interest at the Mortgage Interest Rate (net of the applicable Servicing Fee Rate) on such Defective Mortgage Loan, less any payments received during the related Collection Period in respect of such

Defective Mortgage Loan (the "Purchase Price"). The Sponsor will also have the option, but not the obligation, during the two years (or such longer period as permitted by the applicable REMIC Regulations) immediately following the Closing Date, to substitute for such Defective Mortgage Loan a Mortgage Loan conforming to the requirements of the Pooling and Servicing Agreement (a "Qualified Replacement Mortgage"). Upon delivery of a Qualified Replacement Mortgage and deposit of certain amounts in the Collection Account as set forth in the Pooling and Servicing Agreement, or deposit of the Purchase Price in the Collection Account and receipt by the Trustee of written notification of any such substitution or repurchase, as the case may be, the Trustee shall execute and deliver an instrument of transfer or assignment necessary to vest in the Sponsor legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto).

     The obligation of the Sponsor to cure, repurchase or substitute any Mortgage Loan as described above will constitute the sole remedy available to Certificateholders or the Trustee for a Defective Mortgage Loan.

     The Pooling and Servicing Agreement additionally provides that the Servicer will have the option, but not the obligation, to purchase from the Trust at the Purchase Price (i) any Mortgage Loan as to which the related Mortgagor has failed to make scheduled payments thereon for three consecutive months at any time following the Cut-off Date and (ii) during the 90-day period following the Closing Date, any Mortgage Loan as to which a scheduled payment thereon becomes 60 or more days contractually delinquent; provided, however, that the aggregate of the Principal Balances of the Mortgage Loans so purchased by the Servicer may not exceed 5% of the sum of the Cut-off Date Pool Balance and the Prefunding Account Deposit. See "The Pooling and Servicing Agreement -- Realization upon Defaulted Mortgage Loans" in the Prospectus.

PAYMENTS ON MORTGAGE LOANS AND DEPOSITS TO THE COLLECTION ACCOUNT

     The Servicer shall establish and maintain an account or, with respect to certain Mortgage Loans serviced by a Sub-Servicer (as defined herein), shall cause the related Sub-Servicer to establish and maintain an account (collectively, the "Collection Account") into which all collections on or with respect to the Mortgage Loans in each Mortgage Loan Group will be deposited and the Trustee shall establish and maintain an account (the "Certificate Account" and, together with the Collection Account, the "Accounts") from which all distributions with respect to the Certificates will be made. All amounts held in the Accounts shall be invested in Permitted Investments (as defined herein) that mature not later than the date which is one Business Day prior to the Deposit Date (as defined herein) for the related Distribution Date next succeeding the date of investment. A "Business Day" will be any day other than a Saturday or Sunday or a day on which banking institutions in the State of California or the State of New York are required or authorized by law, executive order or governmental decree to be closed. "Permitted Investments" will be specified in the Pooling and Servicing Agreement and will be limited to investments [which are approved by the Certificate Insurer and] meet the criteria of the Rating Agencies (as defined herein) from time to time as being consistent with their then current ratings of the Class A Certificates. See "The Pooling and Servicing Agreement -- Permitted Investments" in the Prospectus. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Servicer has obtained a satisfactory opinion of counsel that such sale or disposition will not cause the REMIC Pool to be subject to the tax on income from prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject the REMIC Pool to tax or cause the REMIC Pool to fail to qualify as a REMIC. Investment income on monies on deposit in the Certificate Account and the Collection Account will not be available for distribution to Certificateholders or otherwise subject to any claims or rights of the Certificateholders and will be paid to Servicer as additional servicing compensation. The Servicer will be liable for any losses resulting from such investments.

     The Servicer will deposit, or cause the related Sub-Servicer to deposit, into the Collection Account not later than two Business Days after receipt, all payments on or in respect of the Mortgage Loans received from or on behalf of Mortgagors and all proceeds of Mortgage Loans. On the date in each month specified in the Pooling and Servicing Agreement, which date shall be no later than three Business Days prior to the related Distribution Date (the "Deposit Date"), funds to be distributed in respect of the Class A Monthly Interest, Monthly Principal and any Excess Cash in respect of each Class of Class A Certificates will be transferred from the Collection Account to the Certificate Account. Notwithstanding the foregoing, payments and collections that do not constitute Available Funds (e.g., fees, late payment charges, prepayment charges, charges for checks returned for insufficient funds, extension or other administrative charges or other amounts received for application towards the payment of taxes, insurance premiums, assessments and similar items) will not be required to be deposited into the Collection Account.

     The Servicer may make withdrawals from the Collection Account to make the deposits to the Certificate Account, to pay the monthly Servicing Fee for each Mortgage Loan Group to itself, to reimburse itself for certain Advances (as defined herein) that it has made and for which it may be entitled to reimbursement under the Pooling and Servicing Agreement and for any other expenses incurred by it for which it may be entitled to reimbursement under the Pooling and Servicing Agreement.

DISTRIBUTIONS ON THE CERTIFICATES

     Distributions of principal and interest on the Class A Certificates will be made by the Trustee (in such capacity, the "Paying Agent") on the fifteenth day of each month or, if such day is not a Business Day, on the next succeeding
Business Day (each, a "Distribution Date") commencing in [       ] to holders of
record of the related Class of Class A Certificates as of the close of business on the last Business Day of the calendar month immediately preceding such Distribution Date (each, a "Record Date") in an amount equal to the product of such Certificateholders' Percentage Interest and the amount distributed in respect of the related Class of Class A Certificates. The "Percentage Interest" represented by any Class A-1A Certificate, Class A-1B Certificate, Class A-1C Certificate or Class A-2 Certificate will be equal to the percentage obtained by dividing the Certificate Principal Balance of such Class A-1A Certificate, Class A-1B Certificate, Class A-1C Certificate or Class A-2 Certificate, respectively, by the aggregate of the principal balances of all Certificates of the same Class or subclass, as applicable.

     On each Distribution Date, the Paying Agent will distribute the following amounts in the following order of priority, to the extent of Available Funds for the Fixed Rate Group and any available Excess Cash from the Adjustable Rate
Group:

          [(a) to the Certificate Insurer, the aggregate amount necessary to reimburse the Certificate Insurer for any unreimbursed payments of Insured Amounts in respect of the Class A-1 Certificates on prior Distribution Dates and the amount of any unpaid Certificate Insurer Premium in respect of the Class A-1 Certificates on prior Distribution Dates; provided, however, that the Certificate Insurer's right to such reimbursement is subject to the right of Class A-1A Certificateholders, Class A-1B Certificateholders and Class A-1C Certificateholders to receive Class A-1A Monthly Interest, Class A-1B Monthly Interest and Class A-1C Monthly Interest, respectively, and any Coverage Deficit for the Class A-1 Certificates with respect to such Distribution Date;

          (b) to the Certificate Insurer, an amount equal to the Certificate Insurer Premium (as defined herein) attributable to the Fixed Rate Group;]

          (c) concurrently to the Class A-1A Certificateholders, Class A-1B Certificateholders and Class A-1C Certificateholders, Class A-1A Monthly Interest, Class A-1B Monthly Interest and Class A-1C Monthly Interest, respectively;

          (d) to the Class A-1A Certificateholders, the amount of Monthly Principal for the Class A-1 Certificates, in reduction of the Class A-1A Certificate Principal Balance until such Class A-1A Certificate Principal Balance is reduced to zero, then to Class A-1B Certificateholders, the amount of any remaining Monthly Principal for the Class A-1 Certificates, in reduction of the Class A-1B Certificate Principal Balance, until such Class A-1B Certificate Principal Balance is reduced to zero, and then to Class A-1C Certificateholders, the amount of any remaining Monthly Principal for the Class A-1 Certificates, in reduction of the Class A-1C Certificate Principal Balance, until such Class A-1C Certificate Principal Balance is reduced to zero;

          (e) to the Class A-1A Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group in reduction of the Class A-1A Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the

     Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1A Certificate Principal Balance to zero;

          (f) to the Class A-1B Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group retaining after distribution pursuant to clause (e) above in reduction of the Class A-1B Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1B Certificate Principal Balance to zero;

          (g) to the Class A-1C Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group remaining after distribution pursuant to clauses (e) and (f) above in reduction of the Class A-1C Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1C Certificate Principal Balance to zero;

          (h) to the Class A-2 Certificateholders, the amount, if any, of Excess Cash for the Fixed Rate Group, remaining after the distributions pursuant to clauses (e), (f) and (g) above, to be applied first to cover any shortfalls in the Class A Monthly Interest of the Class A-2 Certificates, and second to reduce the Class A-2 Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of Class A-2 Certificates to equal the Required Coverage Amount for such Class A-2 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-2 Certificate Principal Balance to zero (after taking into account the Monthly Principal and Excess Cash distributed on such date in reduction of the Class A-2 Certificate Principal Balance);

          [(i) to the Certificate Insurer, the amount of any Available Funds for the Fixed Rate Group remaining in the Certificate Account, to the extent necessary to reimburse the Certificate Insurer for any Insured Amounts paid on prior Distribution Dates in respect of the Class A-2 Certificates and not previously reimbursed;] and

          (j) to the Class R Certificateholder, subject to the right of the Servicer to be reimbursed for any prior unreimbursed Advances, any Available Funds for the Fixed Rate Group remaining in the Certificate Account.

     On each Distribution Date, the Paying Agent will distribute the following amounts in the following order of priority, to the extent of Available Funds for the Adjustable Rate Group and any available Excess Cash from the Fixed Rate
Group:

          [(a) to the Certificate Insurer, the aggregate amount necessary to reimburse the Certificate Insurer for any unreimbursed payments of Insured Amounts in respect of the Class A-2 Certificates on prior Distribution Dates and the amount of any unpaid Certificate Insurer Premium in respect of the Class A-2 Certificates on prior Distribution Dates; provided, however, that the Certificate Insurer's right to such reimbursement is subject to the right of such Class A-2 Certificateholders to receive Class A Monthly Interest and any Coverage Deficit for the Class A-2 Certificates with respect to such Distribution Date;

          (b) to the Certificate Insurer, an amount equal to the Certificate Insurer Premium (as defined herein) attributable to the Adjustable Rate Group;]

          (c) to the Class A-2 Certificateholders, the Class A Monthly Interest for the Class A-2 Certificates;

          (d) to the Class A-2 Certificateholders, Monthly Principal for the Class A-2 Certificates in reduction of the Class A-2 Certificate Principal Balance;

          (e) to the Class A-2 Certificateholders, the amount of Excess Cash for the Adjustable Rate Group in reduction of the Class A-2 Certificate Principal Balance up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-2 Certificates to equal the Required Coverage

     Amount for such Class A-2 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-2 Certificate Principal Balance to zero;

          (f) concurrently, to the Class A-1A Certificateholders, the Class A-1B Certificateholders and the Class A-1C Certificateholders, the amount, if any, of such Excess Cash for the Adjustable Rate Group remaining after distribution pursuant to clause (e) above, to be applied pro rata to cover any shortfalls in Class A-1A Monthly Interest, Class A-1B Monthly Interest and Class A-1C Monthly Interest;

          (g) to the Class A-1A Certificateholders, the amount, if any, of Excess Cash for the Adjustable Rate Group remaining after the distributions pursuant to clauses (e) and (f) above, to reduce the Class A-1A Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1A Certificate Principal Balance to zero (after taking into account the Monthly Principal and Excess Cash distributed on such date in reduction of the Class A-1 Certificate Principal Balance);

          (h) to the Class A-1B Certificateholders, the amount, if any, of Excess Cash for the Adjustable Rate Group remaining after the distributions pursuant to clauses (e), (f) and (g) above, to reduce the Class A-1B Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1B Certificate Principal Balance to zero (after taking into account the Monthly Principal and Excess Cash distributed on such date in reduction of the Class A-1 Certificate Principal Balance);

          (i) to the Class A-1C Certificateholders, the amount, if any, of Excess Cash for the Adjustable Rate Group remaining after the distributions pursuant to clauses (e), (f), (g) and (h) above, to reduce the Class A-1C Certificate Principal Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount of the Class A-1 Certificates to equal the Required Coverage Amount for such Class A-1 Certificates on such Distribution Date and (2) the amount necessary to reduce the Class A-1C Certificate Principal Balance to zero (after taking into account the Monthly Principal and Excess Cash distributed on such date in reduction of the Class A-1 Certificate Principal Balance);

          [(j) to the Certificate Insurer, the amount of any Available Funds for the Adjustable Rate Group remaining in the Certificate Account to the extent necessary to reimburse the Certificate Insurer for any unreimbursed Insured Amounts paid on prior Distribution Dates in respect of the Class A-1 Certificates; and]

          (k) to the Class R Certificateholder, subject to the right of the Servicer to be reimbursed for any prior unreimbursed Advances, any Available Funds remaining in the Certificate Account.

     [In the event that, on a particular Distribution Date, the Available Funds with respect to the related Mortgage Loan Group and any available Excess Cash with respect to the other Mortgage Loan Group on such date are not sufficient to pay any portion of the Class A Monthly Interest for the related Class of Class A Certificates, the Trustee will make a claim on the Certificate Insurance Policy in an amount equal to such deficiency and apply the Insured Amount received in respect of such claim to the payment of the deficiency in such Class A Monthly Interest. In addition, the Trustee will make a claim on the Certificate Insurance Policy in an amount equal to any Coverage Deficit with respect to the related Class of Class A Certificates on a Distribution Date (after taking into account distributions in respect of Monthly Principal and Excess Cash from the related Mortgage Loan Group and, if applicable, from the other Mortgage Loan Group) and apply the portion of the Insured Amount related to such Coverage Deficit to reduce the Class A Certificate Principal Balance of such Class on such Distribution Date by the amount of such Coverage Deficit. Any Insured Amount distributed in respect of the Class A-1 Certificates to make up any Coverage Deficit shall be distributed first to Class A-1A Certificateholders, in reduction of the Class A-1A Certificate Principal

Balance, until such Class A-1A Certificate Principal Balance is reduced to zero and then to Class A-1B Certificateholders, in reduction of the Class A-1B Certificate Principal Balance, until such Class A-1B Certificate Principal Balance is reduced to zero and thereafter to the Class A-1C Certificateholders, in reduction of the Class A-1C Certificate Principal Balance until such Class A-1C Certificate Principal Balance is reduced to zero.]

     In no event will the aggregate distributions of principal to holders of the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates or Class A-2 Certificates exceed the Original Class A-1A Certificate Principal Balance, the Original Class A-1B Certificate Principal Balance, the Original Class A-1C Certificate Principal Balance or the Original Class A-2 Certificate Principal Balance, respectively.

     Distributions of principal and interest on the Certificates will be made by the Trustee (in such capacity, the "Paying Agent") on each Distribution Date
commencing in [          ] to holders of record of the related Class of
Certificates as of the related Record Date. The Pooling and Servicing Agreement establishes the Pass-Through Rate for each Class of Certificates as set forth in the Summary of Terms herein. On each Distribution Date, the Paying Agent will distribute Monthly Interest and the Principal Distribution Amounts in the amounts and orders of priority set forth below.

INTEREST

     On each Distribution Date, interest distributions will be made in the following order of priority:

     First, with respect to the Adjustable Rate Group, if the Financial Guaranty Insurer has not defaulted on its obligations under the Financial Guaranty Insurance Policy or any such default is not continuing, to the Financial Guaranty Insurer the amount of any unreimbursed payments of Insured Amounts (together with interest accrued on any unreimbursed payments of Insured Amounts with respect to any prior Distribution Date) and any accrued and unpaid Financial Guaranty Insurer Premium.

     Second, to the Fixed Rate Group Class A Certificateholders and Adjustable Rate Group Certificateholders, Monthly Interest with respect to the related Mortgage Loan Group on a pro rata basis based on the aggregate amount of Accrued Certificate Interest due to the holders of the Certificates of each such Class within the Fixed Rate Group Certificates or Adjustable Rate Group Certificates, as the case may be, up to the amount of Accrued Certificate Interest with respect to such Class plus any outstanding Interest Carry Forward Amount with respect to such Class;

     Third, to the Class M-1F Certificateholders, Monthly Interest with respect to the Fixed Rate Group then remaining, up to the amount of Accrued Certificate Interest with respect to such Class;

     Fourth, to the Class M-2F Certificateholders, Monthly Interest with respect to the Fixed Rate Group then remaining, up to the amount of Accrued Certificate Interest with respect to such Class;

     Fifth, to the Class B-1F Certificateholders, Monthly Interest with respect to the Fixed Rate Group then remaining, up to the amount of Accrued Certificate Interest with respect to such Class; and

     Sixth, the related "Monthly Excess Cashflow Amount" shall be applied as described below under "Credit Enhancement -- Application of Monthly Excess Cashflow Amounts."

PRINCIPAL

     Fixed Rate Group. With respect to the Fixed Rate Group and each Distribution Date before the related Stepdown Date, the Fixed Rate Group Class A Certificateholders will be entitled to receive payment of 100% of the Fixed Rate Group Principal Distribution Amount for such Distribution Date as follows: first, to the Class A-6F Certificateholders, the Class A-6F Lockout Distribution Amount, and then to all Fixed Rate Group Class A Certificateholders, by Class in sequential order until the Certificate Principal Balance of each such Class has been reduced to zero.

     With respect to the Fixed Rate Group and each Distribution Date on or after the Stepdown Date, the Fixed Rate Group Certificateholders will be entitled to receive payments of principal in the order of priority and amounts set forth below up to the Principal Distribution Amount with respect to the Fixed Rate
Group:

     First, the Fixed Rate Group Principal Distribution Amount, not to exceed the Class A Principal Distribution Amount, shall be distributed to the Class A-6F Certificateholders up to the Class A-6F Lockout Distribution Amount, and any remaining amount thereof shall be distributed to the Fixed Rate Group Class A Certificateholders, in sequential order by Class, until the Certificate Principal Balance of each such Class has been reduced to zero;

     Second, any remaining Fixed Rate Group Principal Distribution Amount, not to exceed the related Class M-1F Principal Distribution Amount, shall be distributed to the Class M-1F Certificateholders, until the Certificate Principal Balance thereof has been reduced to zero;

     Third, any remaining Fixed Rate Group Principal Distribution Amount, not to exceed the Class M-2F Principal Distribution Amount, shall be distributed to the Class M-2F Certificate holders, until the Certificate Principal Balance thereof has been reduced to zero;

     Fourth, any remaining Fixed Rate Group Principal Distribution Amount, not to exceed the Class B-1F Principal Distribution Amount, shall be distributed to the Class B-1F Certificateholders, until the Certificate Principal Balance thereof has been reduced to zero; and

     Fifth, any remaining Fixed Rate Group Principal Distribution Amount shall be distributed as part of the Monthly Excess Cashflow Amount with respect to the Fixed Rate Group as described herein under "Credit Enhancement -- Application of Monthly Excess Cashflow Amounts."

     The Fixed Rate Group Class A Certificates (other than the Class A-6F Certificates) are "sequential pay" classes such that the Class A-5F Certificateholders will receive no payments of principal until the Class A-4F Certificate Principal Balance is reduced to zero, the Class A-4F Certificateholders will receive no payments of principal until the Class A-3F Certificate Principal Balance is reduced to zero, the Class A-3F Certificateholders will receive no payments of principal until the Class A-2F Certificate Principal Balance is reduced to zero and the Class A-2F Certificateholders will receive no payments of principal until the Class A-1F Certificate Principal Balance has been reduced to zero; provided, however, that on any Distribution Date on which the sum of the Certificate Principal Balances of the Subordinate Certificates and the related Overcollateralization Amount is zero, any amounts of principal payable to the Fixed Rate Group Class A Certificateholders on such Distribution Date shall instead be distributed pro rata based on the outstanding Certificate Principal Balances of each such Class.

     Adjustable Rate Group. On each Distribution Date, principal will be distributed to the Adjustable Rate Group Certificateholders in an amount equal to the Adjustable Rate Group Principal Distribution Amount, until the Certificate Principal Balance on each such Class of Adjustable Rate Group Certificates has been reduced to zero. The Adjustable Rate Group Certificates are "concurrent pay" classes such that the Certificateholders of each such class receives a fixed allocation percentage of the Adjustable Rate Group Principal Distribution Amount until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero. Once the Class A-1A Certificates have been reduced to zero, 100% of the Adjustable Rate Group Principal Distribution Amount shall be paid to the Class A-2A Certificateholders. For the Class A-1A Certificates, such allocated percentage (the "Class A-1A Percentage") shall be
(a) 50%, until the Class A-1A Certificate Principal Balance has been reduced to zero and (b) thereafter will be zero. For the Class A-2A Certificates, such allocated percentage (the "Class A-2A Principal Percentage") shall be 100% minus the Class A-1A Principal Percentage. Any Adjustable Rate Group Principal Distribution Amount remaining after the foregoing distribution shall be distributed as part of the Monthly Excess Cash Flow Amount with respect to the Adjustable Rate Group as described herein under "Credit Enhancement -- Application of Monthly Excess Cash Flow Amounts."

     "LIBOR" shall mean the London interbank offered rate for one-month U.S. dollar deposits. LIBOR for each Interest Period shall be determined on the second business day preceding the first day of any Interest Period (each, a "LIBOR Determination Date"), on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the LIBOR Determination Date in question, (iii) which have been designated as such by the Trustee and
(iv) not controlling, controlled by or under common control with the Sponsor or any Originator.

     On each LIBOR Determination Date, LIBOR will be established by the Trustee as follows:

          (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of such offered quotations.

          (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR shall be the greater of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean,
     (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

     The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-2 Certificates for the related Interest Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained
by telephoning the Trustee at [          ].

     The "Class A-1 Certificate Principal Balance" will equal, as of any Distribution Date, the sum of the Class A-1A Certificate Principal Balance for such Distribution Date, Class A-1B Certificate Principal Balance for such Distribution Date and Class A-1C Certificate Principal Balance for such Distribution Date. The "Class A-1A Certificate Principal Balance" will equal, as of any Distribution Date, the Original Class A-1A Certificate Principal Balance less all Monthly Principal and Excess Cash from either Mortgage Loan Group distributed to holders of Class A-1A Certificates on previous Distribution Dates [(exclusive, for the sole purpose of effecting the Certificate Insurer's subrogation rights, of payments made by the Certificate Insurer in respect of any Coverage Deficit for the Class A-1 Certificates and paid to the Class A-1A Certificates under the Certificate Insurance Policy, except to the extent reimbursed to the Certificate Insurer pursuant to the Pooling and Servicing Agreement)]. The "Class A-1B Certificate Principal Balance" will equal, as of any Distribution Date, the Original Class A-1B Certificate Principal Balance less all Monthly Principal and Excess Cash from either Mortgage Loan Group distributed to holders of Class A-1B Certificates on previous Distribution Dates [(exclusive, for the sole purpose of effecting the Certificate Insurer's subrogation rights, of payments made by the Certificate Insurer in respect of any Coverage Deficit for the Class A-1 Certificates and paid to the Class A-1B Certificates under the Certificate Insurance Policy, except to the extent reimbursed to the Certificate Insurer pursuant to the Pooling and Servicing Agreement)]. The "Class A-1C Certificate Principal Balance" will equal, as of any Distribution Date, the Original Class A-1C Certificate Principal Balance less all Monthly Principal and Excess Cash from either Mortgage Loan Group distributed to holders of Class A-1C Certificates on previous Distribution Dates [(exclusive, for the sole purpose of effecting the Certificate Insurer's subrogation rights, of payments made by the Certificate Insurer in respect of any Coverage Deficit for the Class A-1 Certificates and paid to the Class A-1C Certificates under the Certificate

Insurance Policy, except to the extent reimbursed to the Certificate Insurer pursuant to the Pooling and Servicing Agreement)].

     The "Class A-2 Certificate Principal Balance" will equal, as of any Distribution Date, the Original Class A-2 Certificate Principal Balance less all Monthly Principal and Excess Cash from either Mortgage Loan Group distributed to holders of Class A-2 Certificates on previous Distribution Dates in reduction of the Class A-2 Certificate Principal Balance [(exclusive, for the sole purpose of effecting the Certificate Insurer's subrogation rights, of payments made by the Certificate Insurer in respect of any Coverage Deficit for such Class under the Certificate Insurance Policy, except to the extent reimbursed to the Certificate Insurer pursuant to the Pooling and Servicing Agreement).]

     The "Class A Certificate Principal Balance," as of any Distribution Date, refers to either the Class A-1 Certificate Principal Balance for such Distribution Date or the Class A-2 Certificate Principal Balance for such Distribution Date, as applicable.

     "Monthly Principal" with respect to each Class of Class A Certificates for any Distribution Date will be an amount equal to (A) the aggregate of (i) any Principal Payments received in respect of the Mortgage Loans in the related Mortgage Loan Group during the related Collection Period, (ii) Net Liquidation Proceeds (as defined herein) and Trust Insurance Proceeds (as defined herein) allocable to principal recovered or collected in respect of the Mortgage Loans in the related Mortgage Loan Group during the related Collection Period, (iii) the aggregate of the amounts allocable to principal deposited in the Certificate Account on the related Deposit Date by the Sponsor or the Servicer in connection with a purchase, repurchase or substitution of any Mortgage Loans in the related Mortgage Loan Group pursuant to the Pooling and Servicing Agreement, (iv) the aggregate of amounts remitted by the Sponsor to the Trustee in connection with the termination of the Trust upon liquidation of the remaining Mortgage Loans in the related Mortgage Loan Group pursuant to the Pooling and Servicing Agreement, and (v) with respect to the first Distribution Date, the amount, if any, of the Prefunding Account Deposit allocated to the related Mortgage Loan Group to be deposited in the Collection Account upon expiration of the Commitment Period, reduced by (B) the amount of any Coverage Surplus for such Mortgage Loan Group with respect to such Distribution Date. The "Principal Balance" of a Mortgage Loan with respect to any Determination Date (as defined below) is the actual outstanding principal balance thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Distribution Date, as of the Cut-off Date), less (i) any Principal Payments received in respect of such Mortgage Loan during the related Collection Period,
(ii) Net Liquidation Proceeds and Trust Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period, (iii) the portion of the Purchase Price allocable to principal remitted by the Sponsor or the Servicer to the Trustee on the next succeeding Deposit Date in connection with a purchase, repurchase or substitution of such Mortgage Loan pursuant to the Pooling and Servicing Agreement, to the extent such amount is actually remitted on such Deposit Date,
(iv) the amount to be remitted by the Sponsor to the Trustee on the next succeeding Deposit Date in connection with a substitution of a Qualified Replacement Mortgage for such Mortgage Loan pursuant to the Pooling and Servicing Agreement, to the extent such amount is actually remitted on such Deposit Date and [(v) the amount to be remitted by the Certificate Insurer to the Trustee on the next succeeding Deposit Date in connection with a purchase of such Mortgage Loan pursuant to the Pooling and Servicing Agreement]; provided, however, that Mortgage Loans that have become Liquidated Mortgage Loans since the preceding Determination Date (or, in the case of the first Determination Date, since the Cut-off Date) will be deemed to have a Principal Balance of zero on the current Determination Date. "Determination Date" means, as to any Distribution Date, the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs. "Principal Payment" means, as to any Mortgage Loan and Collection Period, all amounts received or, in the case of the principal portion of any Payment Ahead, deemed to have been received by the Servicer from or on behalf of the related Mortgagor during such Collection Period which, at the time of receipt or, in the case of any Payment Ahead, at the time such Payment Ahead is deemed to have been received, were applied or were required to be applied by the Servicer in reduction of the Principal Balance of such Mortgage Loan. "Payment Ahead" means any payment of one or more scheduled monthly payments remitted by a Mortgagor with respect to a Mortgage Note in excess of the scheduled monthly payment due during such Collection Period with respect to such Mortgage Note, which sums the related Mortgagor has instructed the Servicer to apply to scheduled monthly payments due in one or more subsequent Collection Periods. "Principal Prepayment" means any Mortgagor payment or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds) which, in the case of a Mortgagor payment, is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment, or that was accompanied by instructions from the related Mortgagor directing the Servicer to apply such payment to the Principal Balance of such Mortgage Loan currently. "Liquidated Mortgage Loan" means, as to any Distribution Date, any Mortgage Loan as to which the Servicer has determined during the related Collection Period, in accordance with its customary servicing procedures, that all Liquidation Proceeds which it expects to recover from or on account of such Mortgage Loan have been recovered.

     "Available Funds" with respect to any Mortgage Loan Group and any Distribution Date will consist of the sum of the amounts described in clauses
(a) through (j) below in respect of the related Mortgage Loan Group, less (i) the Servicing Fee in respect of such Mortgage Loan Group and the related Collection Period, (ii) Advances previously made in respect of the related Mortgage Loan Group that are reimbursable to the Servicer (other than those included in Liquidation Expenses for any Liquidated Mortgage Loan and reimbursed from the related Liquidation Proceeds) in such Collection Period to the extent permitted by the Pooling and Servicing Agreement and (iii) the aggregate amounts
(A) deposited into the Collection Account or Certificate Account attributable to the related Mortgage Loan Group that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Available Funds for such Mortgage Loan Group on such Distribution Date and (B) received by the Trustee that are recoverable and sought to be recovered from the Trustee as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final nonappealable order of a court of competent jurisdiction:

          (a) the total amount of interest payments on or in respect of the Mortgage Loans in the related Mortgage Loan Group received by or on behalf of the Servicer during the related Collection Period, plus any Compensating Interest Payments made by the Servicer in respect of the related Mortgage Loans and any net income from related REO Properties (as defined herein) for such Collection Period;

          (b) all Principal Payments received or deemed to be received during the related Collection Period in respect of the Mortgage Loans in the related Mortgage Loan Group;

          (c) the aggregate of any proceeds from or in respect of any policy of insurance covering a Mortgage Loan in such Mortgage Loan Group that are received during the related Collection Period and applied by the Servicer to reduce the Principal Balance of the related Mortgage Loan ("Trust Insurance Proceeds") (which proceeds will not include any amounts applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with applicable law, the Servicer's customary servicing procedures or the terms of the related Mortgage Loan);

          (d) the aggregate of any other proceeds received by the Servicer during the related Collection Period in connection with the liquidation of any Mortgaged Property securing a Mortgage Loan in such Mortgage Loan Group, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise (including any insurance proceeds to the extent not duplicative of amounts in clause (c) above) ("Liquidation Proceeds"), less expenses incurred by the Servicer in connection with the liquidation of such Mortgage Loan ("Net Liquidation Proceeds");

          (e) the aggregate of the amounts received in respect of any Mortgage Loans in such Mortgage Loan Group that are required or permitted to be purchased, repurchased or substituted by the Sponsor or the Servicer, as the case may be, during the related Collection Period as described in "
     -- Assignment of Mortgage Loans" and "Origination and Servicing of the Mortgage Loans -- Servicing of Mortgage Loans" herein, to the extent such amounts are received by the Trustee on or before the related Deposit Date;

          (f) the amount of any Monthly Advances made in respect of such Mortgage Loan Group for such Distribution Date;

          (g) the aggregate of amounts deposited in the Certificate Account by the Servicer [or the Certificate Insurer, as the case may be,] during such Collection Period in connection with a termination of the Trust as described under " -- Termination; Retirement of the Certificates" herein;

          (h) in the case of the [          ] Distribution Date, amounts, if
     any, remaining in the Prefunding Account and the Capitalized Interest Account immediately prior to such Distribution Date and attributable to the related Mortgage Loan Group at the end of the Commitment Period (in each case net of reinvestment income payable to the Sponsor); and

          (i) in the case of the [          ] Distribution Date, amounts
     deposited by the Sponsor representing 30 days of interest on each Mortgage Loan that does not have a Monthly Payment due in the Collection Period relating to such Distribution Date.

PREFUNDING ACCOUNT

     On the Closing Date, cash in the aggregate amount of approximately
$[          ] (the "Prefunding Account Deposit") will be deposited by the
Sponsor in a Prefunding Account, which account will be part of the Trust and will be maintained as an Eligible Account with the Trustee, in its corporate
trust department. Approximately $[          ] of the Prefunding Account Deposit
will be allocated for the purchase of Mortgage Loans bearing fixed rates of interest that will be included in the Fixed Rate Group and approximately
$[          ] of the Prefunding Account Deposit will be allocated for the purchase of Mortgage Loans bearing adjustable rates of interest that will be included in the Adjustable Rate Group. All Mortgage Loans purchased by the Trust through application of amounts on deposit in the Prefunding Account are referred to herein as the "Subsequent Mortgage Loans." The Prefunding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from the Mortgage Pool prior to the Closing Date, provided that any such increase shall not exceed $5,000,000. During the period (the "Commitment Period") from the Closing Date until the earlier of (i) the date on which the Prefunding Account Deposit is reduced to zero, and (ii)
[          ], the Prefunding Account Deposit will be reduced by the amount thereof used to purchase Subsequent Mortgage Loans from the Sponsor in accordance with the applicable provisions of the Pooling and Servicing Agreement. Subsequent Mortgage Loans purchased by and added to the Trust on any Subsequent Transfer Date must satisfy the criteria set forth in the Pooling and Servicing Agreement [and must be approved by the Certificate Insurer]. On the
Distribution Date in [          ], the portion of the Prefunding Account Deposit
allocated to the Fixed Rate Group that is remaining at the end of the Commitment Period (net of reinvestment income payable to the Sponsor) will be applied to reduce the Class A-1 Certificate Principal Balance and the portion of the Prefunding Account Deposit allocated to the Adjustable Rate Group that is remaining at the end of the Commitment Period (net of reinvestment income payable to the Sponsor) will be applied to reduce the Class A-2 Certificate Principal Balance. Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the Prefunding Account Deposit and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Prefunding Account in reduction of the Class A Certificate Principal Balance of either Class of Class A Certificates, no assurance can be given that such a distribution with respect to either Class or both Classes of Class A Certificates will not occur on the Distribution Date
in [          ]. In any event, it is unlikely that the Sponsor will be able to deliver Subsequent Mortgage Loans with aggregate principal balances that exactly equal the Prefunding Account Deposit, and any portion of the Prefunding Account Deposit allocated to the related Mortgage Loan Group remaining at the end of the
Commitment Period will be distributed on the [          ] Distribution Date in
reduction of the Class A Certificate Principal Balances of the related Classes, thereby reducing the weighted average lives of such Certificates.

     Amounts remaining on deposit in the Prefunding Account after the purchase of Subsequent Mortgage Loans will be invested in Permitted Investments as defined in the Pooling and Servicing Agreement. Permitted Investments are required to mature as may be necessary for the purchase of Subsequent Mortgage

Loans on any Subsequent Transfer Date no later than the Business Day prior to the related Subsequent Transfer Date, and in any case, no later than the
Business Day prior to the [          ] Distribution Date. All interest and any
other investment earnings on amounts on deposit in the Prefunding Account will
be distributed to the Sponsor on the [          ] Distribution Date. The
Prefunding Account will not be part of the REMIC Pool.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date, cash will be deposited by the Sponsor in the Capitalized Interest Account, which account will be part of the Trust and will be maintained as an Eligible Account with the Trustee, in its corporate trust department. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each Class of Class A Certificates that may arise as a result of the utilization of the Prefunding Account for the purchase by the Trust of Subsequent Mortgage Loans after the
Cut-off Date and will be so applied by the Trustee on the [          ]
Distribution Date. In the unlikely event that the full amount allocated to cover interest shortfalls in respect of a Class of Class A Certificates is not required for such purpose, the amount remaining (net of reinvestment income
payable to the Sponsor) will be applied on the [          ] Distribution Date to
reduce the Certificate Principal Balance of the related Class of Class A Certificates.

     Amounts on deposit in the Capitalized Interest Account will be invested in Permitted Investments as defined in the Pooling and Servicing Agreement. All such Permitted Investments are required to mature no later than the Business Day
prior to the [          ] Distribution Date as specified in the Pooling and
Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Capitalized Interest Account will be distributed to the
Sponsor on the [          ] Distribution Date. The Capitalized Interest Account
will not be part of the REMIC Pool.

OVERCOLLATERALIZATION FEATURE

     Credit enhancement with respect to the Class A-1 Certificates is expected to result from the application of Excess Cash on each Distribution Date to the reduction of the Certificate Principal Balance of the Class A-1 Certificates so that over time the Aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group will exceed the aggregate of the Certificate Principal Balance of the Class A-1 Certificates. Credit enhancement with respect to the Class A-2 Certificates initially will be provided in part by overcollateralization resulting from the Aggregate Principal Balance of the Initial Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date and the Prefunding Account Deposit attributable to such Adjustable Rate Group exceeding the Original Class A-2 Certificate Principal Balance which is expected to be supplemented by the application of Excess Cash on each Distribution Date so that over time such overcollateralization will increase. In either case, such overcollateralization is intended to result in receipts, collections and recoveries on the Mortgage Loans in the related Mortgage Loan Group in excess of the amount necessary to pay the related Class A Monthly Interest required to be distributed on the related Class of Class A Certificates on any Distribution Date and to reduce the Class A Certificate Principal Balances to zero no later than the respective Final Scheduled Payment Date (as defined herein) of each such Class or subclass, as applicable. Excess Cash attributable to a Mortgage Loan Group will be distributed on the related Class of Class A Certificates on each Distribution Date to the extent necessary to reduce the Class A Certificate Principal Balance of such Class until the related Coverage Amount equals the Required Coverage Amount for such Class. Any Excess Cash that is not distributed on the related Class of Class A Certificates on a given Distribution Date will be distributed on the other Class of Class A Certificates, first to cover any shortfall in the Class A Monthly Interest for such Class and Distribution Date and then to the extent necessary to reduce the Class A Certificate Principal Balance of such Class until the related Coverage Amount equals the applicable Required Coverage Amount. Once the then applicable Required Coverage Amount for each Class of Class A Certificates is reached, and so long thereafter as such Required Coverage Amount for such Class of Class A Certificates is maintained, Excess Cash with respect to such Class of Class A Certificates shall be applied first, [to reimburse the Certificate Insurer for amounts to which it then may be entitled in respect of Insured Amounts for the other Class and to pay amounts of any unpaid Certificate Insurer Premium on prior

Distribution Dates; second,] to reimburse the Servicer for any amounts to which it may then be entitled; and thereafter, any remaining amount shall be distributed to the holder of the Class R Certificate. Amounts distributed to the Class R Certificateholder on any Distribution Date will not be available to pay amounts due to Class A Certificateholders on subsequent Distribution Dates.

     The "Excess Cash" for each Class of Class A Certificates on any Distribution Date will be equal to Available Funds for the related Mortgage Loan Group and such Distribution Date, reduced by (i) the amount of the Class A Monthly Interest for such Class and such Distribution Date, (ii) the Monthly Principal for such Mortgage Loan Group and such Distribution Date, [(iii) the Certificate Insurer Premium (as defined herein) with respect to such Class on such Distribution Date and (iv) any amounts payable to the Certificate Insurer for unreimbursed Insured Amounts attributable to such Class paid on prior Distribution Dates and the amount of any unpaid Certificate Insurer Premium from prior Distribution Dates for the related Class].

     The "Coverage Amount" with respect to any Distribution Date and each Class of Class A Certificates is the amount, if any, by which (x) the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the end of the related Collection Period exceeds (y) the Class A Certificate Principal Balance of the related Class of Class A Certificates as of such Distribution Date after taking into account distributions of Monthly Principal (disregarding any permitted reduction in Monthly Principal due to a Coverage Surplus in respect of such Class of Class A Certificates) made on such Distribution Date. The required level of the Coverage Amount with respect to any Distribution Date (the "Required Coverage Amount") will be equal to the amount specified as such in the Pooling and Servicing Agreement. With respect to the Class A-1 Certificates and the Class A-2 Certificates, the Pooling and Servicing Agreement will provide that the applicable Required Coverage Amount in respect of the related Class of Class A Certificates may increase or decrease during the period such Class A Certificates remain outstanding. With respect to the Class
A-2 Certificates, if on any Distribution Date occurring after [     ], the
amount of Excess Cash distributable on the Class A-2 Certificates is less than an amount specified in the Pooling and Servicing Agreement, the Required Coverage Amount for the Class A-2 Certificates will be increased (any such Distribution Date, a "Class A-2 Trigger Event Date"); provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Class A-2 Certificates for a period of six consecutive Distribution Dates as specified in the Pooling and Servicing Agreement, such Required Coverage Amount will return to its original level. Any increase in the applicable Required Coverage Amount for a Class of Class A Certificates (including, in the case of the Class A-2 Certificates, an increase required on a Class A-2 Trigger Event Date) may result in an accelerated amortization of such Class until such Required Coverage Amount is reached. Conversely, any decrease in the Required Coverage Amount with respect to such Class will result in a decelerated amortization of such Class until such Required Coverage Amount is reached.

     The application of Excess Cash to reduce the Class A Certificate Principal Balance of the related Class and thereafter to reduce the Class A Certificate Principal Balance of the other Class on any Distribution Date will have the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group.

     In the event that the Required Coverage Amount with respect to a Class of Class A Certificates is permitted to decrease or "step down" on any Distribution Date in the future, the Pooling and Servicing Agreement will provide that all or a portion of the Excess Cash that would otherwise be distributed to the related Class of Class A Certificates on any such Distribution Date in reduction of the Class A Certificate Principal Balance of such Class will be distributed to the other Class of Class A Certificates in reduction of the Class A Certificate Principal Balance of such Class until the Required Coverage Amount with respect to the other Class of Class A Certificates is reached, and thereafter applied to reimburse [the Certificate Insurer and] the Servicer[, in that order,] for any amounts to which they may then be entitled. Any remaining Excess Cash shall be distributed to the holder of the Class R Certificate. This may have the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the related Mortgage Loans, and of reducing the related Coverage Amount. If, on any Distribution Date, the Coverage Surplus with respect to the related Class of Class A Certificates is, or, after taking into account distributions of Monthly Principal (without taking into account any reduction thereof as a result of a Coverage Surplus on such Distribution Date), would be, greater than zero (i.e., the Coverage Amount is or would be greater than the then applicable

Required Coverage Amount), then any amounts that would otherwise be distributed to such Class on such Distribution Date as Monthly Principal will instead be distributed to the other Class of Class A Certificates in reduction of the Class A Certificate Principal Balance of such Class until the then applicable Required Coverage Amount with respect to the other Class of Class A Certificates, is reached, and thereafter applied to reimburse [the Certificate Insurer and] the Servicer, in that order, for any amounts to which they may be then entitled. Any remaining Excess Cash will be paid to the holder of the Class R Certificate, in an amount equal to [the lesser of (x) the remaining amount of such Coverage Surplus not used to reimburse the Certificate Insurer for such Mortgage Loan Group and (y)] the amount of the Monthly Principal for such Distribution Date. With respect to any Distribution Date and any Class of Class A Certificates, a "Coverage Surplus" means, the amount, if any, by which (x) the Coverage Amount for such Class and such Distribution Date exceeds (y) the then applicable Required Coverage Amount for such Class and such Distribution Date. As a technical matter, a Coverage Surplus may result even prior to the occurrence of any decrease or "step down" in the related Required Coverage Amount because the related Class of Class A Certificates will be entitled to receive 100% of collected principal on the Mortgage Loans, even though the related Class A Certificate Principal Balance will, as a result of the initial overcollateralization and the accelerated amortization caused by the application of the Excess Cash, be less than the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group, in the absence of any Realized Losses (as defined herein) on the Mortgage Loans.

     The Pooling and Servicing Agreement will provide that, on any Distribution Date, all amounts collected on the Mortgage Loans in the related Mortgage Loan Group in respect of principal during the applicable Collection Period will be distributed to holders of the related Class of Class A Certificates in reduction of the Class A Certificate Principal Balance of such Class on such Distribution Date, except as provided above with respect to any Distribution Date for which there exists a Coverage Surplus. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Collection Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such deficiency is a "Realized Loss." In addition, the Pooling and Servicing Agreement will provide that the Principal Balance of any Mortgage Loan that becomes a Liquidated Mortgage Loan shall equal zero. The Pooling and Servicing Agreement will not require that the amount of any Realized Loss be distributed to Class A Certificateholders on the Distribution Date following the event of loss. However, the occurrence of a Realized Loss will reduce the Coverage Amount for the related Class of Class A Certificates, and will result in more Excess Cash, if any, being distributed on the related Class of Class A Certificates in reduction of the Class A Certificate Principal Balance of such Class on subsequent Distribution Dates than would be the case in the absence of such Realized Loss. The effect of the foregoing is to allocate losses to the holder of the Class R Certificate by reducing, or eliminating entirely, payments of Excess Cash to which such Certificateholder would otherwise be entitled.

     [Overcollateralization and the Certificate Insurance Policy. The Pooling and Servicing Agreement will require the Trustee to make a claim for an Insured Amount under the Certificate Insurance Policy not later than the second Business Day prior to any Distribution Date as to which the Trustee has determined that a Coverage Deficit with respect to a Class of Class A Certificates will occur for the purpose of applying the proceeds of such Insured Amount as a payment of principal to the related Class of Class A Certificateholders on such Distribution Date. With respect to any Distribution Date and any Class of Class A Certificates, a "Coverage Deficit" will mean the amount, if any, by which (x) the related Class A Certificate Principal Balance, after taking into account all distributions to be made on such Distribution Date in reduction thereof, including any Excess Cash distributions in respect of the Mortgage Loan Group relating to the other Class of Class A Certificates, exceeds (y) the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the end of the applicable Collection Period. Accordingly, the Certificate Insurance Policy is similar to the provisions described above insofar as the Certificate Insurance Policy guarantees ultimate collection of the full amount of the Class A Certificate Principal Balance of each Class of Class A Certificates, rather than current payments of the amounts of any Realized Losses to the holders of each Class of Class A Certificates. INVESTORS IN THE CLASS A CERTIFICATES SHOULD REALIZE THAT, UNDER CERTAIN LOSS OR DELINQUENCY SCENARIOS APPLICABLE TO THE MORTGAGE LOAN GROUPS, THEY MAY TEMPORARILY RECEIVE NO DISTRIBUTIONS IN REDUCTION OF THE CLASS A CERTIFICATE PRINCIPAL BALANCE OF THEIR RESPECTIVE CLASS.]

[THE CERTIFICATE INSURANCE POLICY

     The Certificate Insurer will issue a Certificate Insurance Policy in favor of the Trustee for the benefit of the related Class A Certificateholders. The Certificate Insurance Policy unconditionally and irrevocably guarantees payment of the Class A Monthly Interest and any Coverage Deficit in respect of each Class of Class A Certificates on each Distribution Date. Insured Amounts paid by the Certificate Insurer under the Certificate Insurance Policy will not cover any Interest Shortfalls for the related Distribution Date.

     In the event that, on any Distribution Date, (i) the Available Funds for any Mortgage Loan Group and any available Excess Cash from the other Mortgage Loan Group are less than the full amount of the Class A Monthly Interest for the related Class of Class A Certificates and such Distribution Date or (ii) a Coverage Deficit exists for the related Class of Class A Certificates, the Trustee will make a claim on the Certificate Insurance Policy for payment of:
(a) an amount equal to the amount necessary to pay the full amount of the Class A Monthly Interest for such Class on such Distribution Date and (b) an amount equal to any such Coverage Deficit (the amount of any shortfalls in the Class A Monthly Interest, together with any Coverage Deficit for such Class with respect to any Distribution Date is the "Insured Amount"). The Certificate Insurer will be obligated to pay to the Trustee on each Distribution Date the full amount of the Insured Amount under the Certificate Insurance Policy for such Distribution Date. See "The Certificate Insurance Policy and the Certificate Insurer" herein.

     Any portion of an Insured Amount distributed to the related Class of Class A Certificateholders will be allocated first to make up any shortfall on such Distribution Date in the related Class A Monthly Interest and second to make up any Coverage Deficit on such Distribution Date. Any Insured Amount distributed in respect of the Class A-1 Certificates to make up any shortfall in Class A Monthly Interest shall be distributed pro rata to Class A-1A Certificateholders, Class A-1B Certificateholders and Class A-1C Certificateholders in proportion to the shortfalls in Class A-1A Monthly Interest, Class A-1B Monthly Interest and Class A-1C Monthly Interest. Any Insured Amount distributed in respect of the Class A-1 Certificates to make up any Coverage Deficit shall be distributed first to Class A-1A Certificateholders, in reduction of the Class A-1A Certificate Principal Balance, until the Class A-1A Certificate Principal Balance is reduced to zero, then to Class A-1B Certificateholders, in reduction of the Class A-1B Certificate Principal Balance, until the Class A-1B Certificate Principal Balance is reduced to zero and thereafter to Class A-1C Certificateholders, in reduction of the Class A-1C Certificate Principal Balance, until the Class A-1C Certificate Principal Balance is reduced to zero.

     The Certificate Insurer will be subrogated to the rights of holders of the Class A Certificates to receive any payments on the related Class or subclass of Class A Certificates for which the Certificate Insurer paid Insured Amounts that were not subsequently reimbursed; provided, however, that the Certificate Insurer is not entitled to reimbursement on any Distribution Date for previously paid Insured Amounts unless the holders of the related Class or subclass of Class A Certificates will receive the full amount of the applicable Class A Monthly Interest on such Distribution Date and no Coverage Deficit exists with respect to the related Class of Class A Certificates.]

[THE CERTIFICATE INSURER PREMIUM

     The Certificate Insurer will be entitled to receive a monthly premium from the Trust (the "Certificate Insurer Premium") payable out of Available Funds on each Distribution Date in respect of the related Class of Class A Certificates. The Certificate Insurer Premium as of any Distribution Date will equal one-twelfth (1/12) of the product of the applicable Insurer Premium Rate and the Class A Certificate Principal Balance of the related Class of Class A Certificates for such Distribution Date. The "Insurer Premium Rate" will be
[ ]%; provided, however, that with respect to the Class A-2 Certificates and each Distribution Date commencing on the Distribution Date after
[               ], if the Coverage Amount for the Class A-2 Certificates is less than the then applicable Required Coverage Amount for such Class as of the immediately preceding Distribution Date, the Insurer Premium Rate with respect to the Class A-2 Certificates and such Distribution Date shall be equal to [ ]% See "-- Distributions on the Certificates" herein.]

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

SUBORDINATION OF SUBORDINATE CERTIFICATES

     The rights of the Subordinate Certificateholders and Retained Certificateholders to receive distributions of interest and principal will be subordinated to such rights of the Fixed Rate Group Class A Certificates, to the extent described herein. This subordination is intended to enhance the
likelihood of regular receipt by such      .

     Certificateholders of the full amount of their scheduled monthly payments of interest and principal and to afford them protection against Realized Losses with respect to the Fixed Rate Group.

     The protection afforded to the Fixed Rate Group Class A Certificates by means of the subordination of the Subordinate Certificates, the Class C Certificates and the Class R Certificates will be accomplished by the preferential right of such Certificateholders to receive on each Distribution Date, prior to any distribution being made to the Subordinate Certificateholders, the Class C Certificateholders and the Class R Certificateholders, the amounts of interest due them and principal available for distribution to them on such Distribution Date and, if necessary, by the right of such Certificateholders to receive future distributions of amounts that would otherwise be payable to the Subordinate Certificateholders, the Class C Certificateholders and the Class R Certificateholders.

     Similarly, and for the same reasons, the rights of the Class C Certificateholders, the Class R Certificateholders and of the Class M-2F and Class B-1F Certificateholders to receive distributions will be subordinated, to the extent described herein, to such rights of the Fixed Rate Group Class A and Class M-1F Certificateholders. Also for the same reasons, the rights of the Class C Certificateholders and the Class R Certificateholders, and the Class B-1F Certificateholders to receive distributions will be subordinated in the same manner to such rights of the Fixed Rate Group Class A and Class M Certificateholders. Finally, the rights of the Class C Certificateholders and the Class R Certificateholders to receive distributions will be subordinated in the same manner to all such rights of all of the Certificateholders such that such Class C Certificateholders and the Class R Certificateholders will receive no distributions in respect of interest or principal until all holders of Certificates relating to both Mortgage Loan groups have received all interest and principal due them on each Distribution Date.

APPLICATION OF REALIZED LOSSES

     If with respect to any Mortgage Loan that becomes a Liquidated Mortgage Loan during a Collection Period, the Net Liquidation Proceeds relating thereto and allocated to principal are less than the Principal Balance of such Mortgage Loan, the amount of such insufficiency shall constitute a "Realized Loss". To the extent that a Mortgage Loan Group experiences Realized Losses, such Realized Losses will reduce the aggregate of the outstanding principal balances of the Mortgage Loans in such Mortgage Loan Group and accordingly will reduce the related Overcollateralization Amount. The application of related Monthly Excess Interest Amounts to fund Extra Principal Distribution Amounts and thereby reduce the Certificate Principal Balances of the related Certificates will increase the related Overcollateralization Amount. Realized Losses which occur in a Mortgage Loan Group will, in effect, be absorbed first, by the related Retained Certificates, both through the application of the Monthly Excess Interest Amount to fund such deficiency and through a reduction in the related Overcollateralization Amount.

     In the case of the Fixed Rate Group, if on any Distribution Date, after taking into account the foregoing and (i) all Realized Losses experienced with respect to a Mortgage Loan Group during the prior Collection Period, (ii) the distribution of principal (including the Extra Principal Distribution Amount) with respect to the Fixed Rate Group Certificates on such Distribution Date and
(iii) the application of any Excess Monthly Cashflow Amount available from the Adjustable Rate Group to cover such Realized Losses to the extent described herein, the related Overcollateralization Amount is negative, then the Certificate Principal Balance of the Subordinate Certificates will be reduced without a corresponding principal distribution until such Overcollateralization Amount equals zero (the amount of such reduction, the "Applied Realized Loss Amount") in reverse order of seniority (i.e., first, against the Class B-1F Certificate Principal Balance until it is reduced to zero, second, against the Class M-2F Certificate Principal Balance, until it is reduced to zero, and third, against the Class M-1F Certificate Principal Balance until it is reduced to zero). The Certificate

Principal Balances of the Fixed Rate Group Class A Certificates and the Adjustable Rate Group Certificates will not be so written down. Once the Certificate Principal Balance of a Class of Subordinate Certificates has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such reductions may, on future Distribution Dates, be reimbursed to Subordinate Certificateholders sequentially by Class (i.e., first, the Class M-1F Certificates, second, the Class M-2F Certificates and, third, the Class B-1F Certificates). Any such reimbursements will be made from any related Monthly Excess Cashflow Amount remaining on a future Distribution Date after the funding of any related Extra Principal Distribution Amount, any Interest Carry Forward Amounts and any Realized Loss Amortization Amounts with respect to related Subordinate Certificates of higher priority as described herein.

     In the case of the Adjustable Rate Group, Realized Losses remaining after such absorption by the Class R Certificates and Class C Certificates and the application of the related Monthly Excess Interest Amount and through the reduction of the related Overcollateralization Amount (including giving effect to the cross-collateralization feature of the Trust) to the extent of any Coverage Deficit will be covered by a draw on the Financial Guaranty Insurance Policy in the amount of such remaining Realized Losses. With respect to the Adjustable Rate Group only, the Financial Guaranty Insurer will have the right, but not the obligation, to fund related Realized Losses with respect to any Collection Period, which may have the effect of increasing the rate of amortization of either such class.

OVERCOLLATERALIZATION AND APPLICATION OF MONTHLY EXCESS CASHFLOW AMOUNTS

     The weighted average net Coupon Rate for the Mortgage Loans in each Mortgage Loan Group is generally expected to be higher than the weighted average of the Pass-Through Rates on the related Offered Certificates, and to the extent that there is overcollateralization, such Mortgage Loans will be generating still further excess interest relative to the coupons payable on the related Certificates. Any resulting excess interest collections (the "Monthly Excess Interest Amount") will first be applied to cover interest distributions on the related Certificates to the extent necessitated by losses or delinquencies. The remainder will be applied to make accelerated payments of principal (the "Extra Principal Distribution Amount") to the extent described herein. Any such application will cause the aggregate of the related Certificate Principal Balances to amortize more rapidly than the Mortgage Loans in such Mortgage Loan Group, increasing the amount of collateralization.

     The overcollateralization mechanics of the Trust result in a limited acceleration of the Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group, generally in the early months of the transaction. The accelerated amortization is achieved by the application of the excess interest amounts described above and certain amounts released from the other Mortgage Loan Group as described below, to the payment of the Certificate Principal Balances of the related Certificates. These features are intended to create overcollateralization equal to the excess of the aggregate Principal Balances of the Mortgage Loans in the related Mortgage Loan Group over the aggregate Certificate Principal Balance of the related Certificates. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, such accelerated amortization features will cease, unless necessary to maintain the required level of overcollateralization.

     The Pooling and Servicing Agreement provides that, based on the delinquency and loss experience of each Mortgage Loan Group and Cumulative Loss Events relating to loss experience with respect to the Adjustable Rate Group, the required level of overcollateralization with respect to such Mortgage Loan Group may increase or decrease over time. In addition, the Pooling and Servicing Agreement provides that the required level of overcollateralization with respect to the Adjustable Rate Group may be modified, reduced or eliminated without the consent of any Certificateholders. An increase would result in a temporary period of accelerated amortization of the related Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level.

     As of the Closing Date, the Overcollateralization Amount with respect to each Mortgage Loan Group is less than the related Targeted Overcollateralization Amount. Absent Realized Losses, any Monthly Excess Interest Amounts will be paid as Extra Principal Distribution Amounts increasing each related Overcollateralization Amount up to the related Targeted Overcollateralization Amount. On each Distribution Date as of which the related Targeted Overcollateralization Amount has not been met (whether or not as a result of Realized Losses), an Extra Principal Distribution Amount will be distributed (subject to the availability of related Monthly Excess Interest Amounts). On any Distribution Date on which the Targeted Overcollateralization Amount steps down, the related Overcollateralization Release Amounts will not be passed through as a distribution of principal to the holders of the related Certificates on such Distribution Date such that the new Targeted Overcollateralization Amounts are not exceeded. The amortization of the related Certificates will accordingly be decelerated.

     Any Monthly Excess Cashflow Amount (i.e., the sum of the related Monthly Excess Interest Amount and the related Overcollateralization Release Amount) with respect to the Fixed Rate Group and any Distribution Date shall be applied in the following order of priority on such Distribution Date:

          (1) to fund any Interest Carry Forward Amount for the Fixed Rate Group Class A Certificates;

          (2) to fund the related Extra Principal Distribution Amount for such Distribution Date;

          (3) to fund any Interest Carry Forward Amount for the Class M-1F Certificates;

          (4) to fund any Class M-1F Realized Loss Amortization Amount;

          (5) to fund any Interest Carry Forward Amount for the Class M-2F Certificates;

          (6) to fund any Class M-2F Realized Loss Amortization Amount;

          (7) to fund any Interest Carry Forward Amount for the Class B-1F Certificates;

          (8) to fund any Class B-1F Realized Loss Amortization Amount;

          (9) to the Servicer to the extent of any unreimbursed Monthly Advances or Servicing Advances with respect to the Fixed Rate Group;

          (10) to fund any amounts listed in clauses (1)through (5) below for such Distribution Date with respect to the Adjustable Rate Group to the extent such amounts have not been funded in full through the application of the Monthly Excess Cashflow Amount with respect to the Adjustable Rate Group on such Distribution Date;

          (11) to fund a distribution to the Class C Certificateholders; and

          (12) to fund a distribution to the Class R Certificateholders.

     Any Monthly Excess Cashflow Amount with respect to the Adjustable Rate Group shall be applied in the following order of priority on any Distribution
Date:

          (1) to fund any Interest Carry Forward Amount for the Adjustable Rate Group Certificates;

          (2) if the Financial Guaranty Insurer has not defaulted on its obligations under the Financial Guaranty Insurance Policy or any such default is not continuing, to the Financial Guaranty Insurer the amount of any unreimbursed payments of Insured Amounts (together with interest accrued on any unreimbursed payments of Insured Amounts with respect to any prior Distribution Date) and any accrued and unpaid Financial Guaranty Insurer Premium;

          (3) to fund the related Extra Principal Distribution Amount for such Distribution Date;

          (4) to reimburse the Financial Guaranty Insurer for any amounts due and owing under the Financial Guaranty Insurance Policy;

          (5) to the Servicer to the extent of any unreimbursed Monthly Advances or Servicing Advances with respect to the Adjustable Rate Group;

          (6) to fund any amounts listed in clauses (2), (4), (6) and (8) above for such Distribution Date with respect to the Fixed Rate Group, to the extent such amounts have not been funded in full through the application of Monthly Excess Cashflow Amount with respect to the Fixed Rate Group on such Distribution Date; provided that any portion of the Monthly Excess Cashflow Amount with respect to the Adjustable Rate Group Certificates that consists of any payment by the Financial Guaranty Investor will be excluded from such funding;

          (7) to fund a distribution to the Class C Certificateholder or make a payment of any Supplemental Interest Amount (which shall be made to the Adjustable Rate Group Certificates on a pro rata basis based on the outstanding Supplemental Interest Amounts due thereon), as the case may be; and

          (8) to fund a distribution to one or more of the Class R Certificateholders.

     The "Class A Certificate Principal Balance" of any Class of the Class A Certificates is the original Certificate Principal Balance of such Class as reduced by all Principal Distribution Amounts actually distributed to the Fixed Rate Group Class A Certificateholders on all prior Distribution Dates.

     "Class B-1F Certificate Principal Balance" means, as of any date of determination, the original Class B-1F Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Class B-1F Certificateholders on all prior Distribution Dates on account of principal and
(y) the aggregate cumulative amount of Class B-1F Applied Realized Loss Amounts on all prior Distribution Dates.

     "Class M-1F Certificate Principal Balance" means, as of any date of determination, the original Class M-1F Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Class M-1F Certificateholders on all prior Distribution Dates on account of principal and
(y) the aggregate, cumulative amount of related Class M-1F Applied Realized Loss Amounts on all prior Distribution Dates.

     "Class M-2F Certificate Principal Balance" means, as of any date of determination, the Original Class M-2F Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Class M-2F Certificateholders on all prior Distribution Dates on account of principal and
(y) the aggregate, cumulative amount of related Class M-2F Applied Realized Loss Amounts on all prior Distribution Dates.

     "Class B-1F Applied Realized Loss Amount" means, as to the Class B-1F Certificates and as of any Distribution Date, the lesser of (x) the related Class B-1F Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Distribution Date, but prior to the application of the related Class B-1F Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the related Applied Realized Loss Amount as of such Distribution Date.

     "Class M-1F Applied Realized Loss Amount" means, as of any Distribution Date, the lesser of (x) the related Class M-1F Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount on such Distribution Date, but prior to the application of the related Class M-1F Applied Realized Loss Amount, if any, on such Distribution Date) and (y) the excess of (i) the related Applied Realized Loss Amount as of such Distribution Date over (ii) the sum of the related Class M-2F Applied Realized Loss Amount and the related Class B-1F Applied Realized Loss Amount, in each case as of such Distribution Date.

     "Class M-2F Applied Realized Loss Amount" means, as of any Distribution Date, the lesser of (x) the related Class M-2F Certificate Principal Balance (after taking into account the distribution of the related Principal Distribution Amount, but prior to the application of the related Class M-2F Applied Realized Loss Amount, if any) and (y) the excess of (i) the related Applied Realized Loss Amount over (ii) the Class B-1F Applied Realized Loss Amount as of such Distribution Date.

     "Class B-1F Realized Loss Amortization Amount" means, as of any Distribution Date, the lesser of (x) the Class B-1F Unpaid Realized Loss Amount as of such Distribution Date and (y) the related Monthly Excess Cashflow Amount remaining after distributions of the Interest Carry Forward Amounts payable to the Fixed Rate Group Class A Certificateholders, the related Extra Principal Distribution Amount, the Class M-1F Realized Loss Amortization Amount, the Class M-2F Realized Loss Amortization Amount, the

Class M-1F Interest Carry Forward Amount, the Class M-2F Interest Carry Forward Amount and the Class B-1F Interest Carry Forward Amount, in each case for such Distribution Date.

     "Class M-1F Realized Loss Amortization Amount" means, as of any Distribution Date, the lesser of (x) the related Class M-1F Unpaid Realized Loss Amount and (y) the related Monthly Excess Cashflow Amount remaining after distributions of the Interest Carry Forward Amounts payable to Fixed Rate Group Class A Certificateholders, the related Extra Principal Distribution Amount and the related Class M-1F Interest Carry Forward Amount.

     "Class M-2F Realized Loss Amortization Amount" means, as of any Distribution Date, the lesser of (x) the related Class M-2F Unpaid Realized Loss Amount and (y) the related Monthly Excess Cashflow Amount remaining after distributions of the related Class A Interest Carry Forward Amounts payable to Fixed Rate Group Class A Certificateholders, the related Extra Principal Distribution Amount, the related Class M-1F Realized Loss Amortization Amount, the related Class M-1F Interest Carry Forward Amount and the related Class M-2F Interest Carry Forward Amount.

     "Unpaid Realized Loss Amount" means for any Class of the Subordinate Certificates and as to any Distribution Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Distribution Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Distribution Dates.]

MONTHLY ADVANCES; SERVICING ADVANCES; COMPENSATING INTEREST AND INTEREST SHORTFALLS

     Not later than the close of business on the Deposit Date prior to each Distribution Date, the Servicer will be required to remit a Monthly Advance, if any, to the Trustee for deposit in the Certificate Account to be distributed on the related Distribution Date. A "Monthly Advance" with respect to each Class of Class A Certificates will be equal to the sum of the interest portions of the aggregate amount of monthly payments (net of the related Servicing Fee) due on the Mortgage Loans in the related Mortgage Loan Group during the related Collection Period but delinquent as of the close of business on the last day of the related Collection Period, plus, with respect to each Mortgaged Property in the related Mortgage Loan Group which was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan relating to such REO Property for the related Collection Period at the related Mortgage Interest Rate (net of the Servicing
Fee) over the net income from the REO Property transferred to the Certificate Account for such Distribution Date.

     In the course of performing its servicing obligations during any Collection Period with respect to each Mortgage Loan Group, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations as it deems appropriate and advisable under the circumstances ("Servicing Advances" and together with Monthly Advances, "Advances"), including, but not limited to, the cost of (i) maintaining REO Properties; (ii) any enforcement or judicial proceedings, including foreclosures; (iii) the management and liquidation of any Mortgaged Property acquired in satisfaction of the related Mortgage Loan; and (iv) payments in respect of real estate taxes and assessments [and insurance premiums]. The Pooling and Servicing Agreement provides that the Servicer may pay all or a portion of any Advance out of amounts on deposit in the Collection Account which are being held for distribution on a subsequent Distribution Date relating to such Collection Period; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Deposit Date relating to such subsequent Distribution Date.

     The Servicer may recover Monthly Advances and Servicing Advances, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance or Monthly Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Trust Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Servicing Advance will not be ultimately recoverable from late collections, Trust Insurance Proceeds, Liquidation Proceeds on the related

Mortgage Loans or otherwise ("Nonrecoverable Advances"), the Servicer may reimburse itself on the first Distribution Date thereafter on which Available Funds remaining in the Certificate Account would otherwise be distributable to the Class R Certificateholder.

     The Servicer will not be required to make any Servicing Advance which it determines would be a Nonrecoverable Advance.

     With respect to each Mortgage Loan as to which a prepayment was received, which became a Liquidated Mortgage Loan or was otherwise charged off during the Collection Period related to a Distribution Date, the Servicer will be required with respect to such Distribution Date to remit to the Trustee, from amounts otherwise payable to the Servicer as the Servicing Fee for the related Mortgage Loan Group and Collection Period, an amount equal to the excess, if any, of (a) 30 days' interest on the Principal Balance of each such Mortgage Loan (immediately prior to such payment) at the related Mortgage Interest Rate, net of the applicable Servicing Fee, less (b) the amount of interest actually received on such Mortgage Loan during such Collection Period ("Compensating Interest Payments") for distribution on the related Class of Class A Certificates on such Distribution Date. The Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust for any Compensating Interest Payments made. If the Servicing Fee for the related Mortgage Loan Group in respect of such Collection Period is insufficient to make the entire required Compensating Interest Payment, the resulting shortfall (a "Prepayment Interest Shortfall") will reduce the amount of interest due and payable on the related Class of Class A Certificates on such Distribution Date and such reduction will not be recoverable thereafter. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar legislation to any Mortgage Loan may adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such Mortgage Loan ("Relief Act Shortfalls"; Relief Act Shortfalls and Prepayment Interest Shortfalls are, collectively, "Interest Shortfalls"). See "Risk Factors -- Limitations on Interest Payments and Foreclosures" in the Prospectus. [Interest Shortfalls will not be covered by the Certificate Insurance Policy.]

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to Certificateholders, the Trustee will mail a statement to each Class A-1A Certificateholder, Class A-1B
Certificateholder, Class A-1C Certificateholder and Class A-2 Certificateholder in the form required by the Pooling and Servicing Agreement and setting forth the following information:

          (a) the amount of such distribution to Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders and Class A-2 Certificateholders allocable to (i) Monthly Principal and (ii) any Excess Cash distribution;

          (b) the amount of such distribution to Class A-1A Certificateholders, Class A-1B Certificateholders, Class A-1C Certificateholders and Class A-2 Certificateholders allocable to Class A Monthly Interest;

          (c) the amount of such distribution to Class A-1A Certificateholders, Class A-1B Certificateholders and Class A-1C Certificateholders allocable to any Excess Cash distribution attributable to the Adjustable Rate Group and the amount of such distribution to Class A-2 Certificateholders allocable to any Excess Cash distribution attributable to the Fixed Rate Group;

          (d) the Class A-1A Certificate Principal Balance, the Class A-1B Certificate Principal Balance, the Class A-1C Certificate Principal Balance and the Class A-2 Certificate Principal Balance of the related Class or subclass after giving effect to the distribution of Monthly Principal and any Excess Cash applied to reduce the related Certificate Principal Balance on such Distribution Date with respect to such Class or subclass;

          (e) the Aggregate Principal Balance of the related Mortgage Loan Group and the Group Factor (as defined below) for the following Distribution Date;

          (f) the amount of unreimbursed Monthly Advances and/or Servicing Advances, if any, with respect to the related Mortgage Loan Group;

          (g) the number and the aggregate of the Principal Balances of the Mortgage Loans in the related Mortgage Loan Group delinquent (i) one month,
     (ii) two months and (iii) three or more months as of the end of the related Collection Period;

          (h) the aggregate of the Principal Balances of the Mortgage Loans in the related Mortgage Loan Group in foreclosure or other similar proceedings and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          [(i) the Insured Amount, if any, relating to the related Class of Class A Certificates and such Distribution Date;]

          (j) the amount of the Servicing Fee paid to or retained by the Servicer in respect of the related Mortgage Loan Group for the related Collection Period; and

          (k) the Coverage Amount, the then applicable Required Coverage Amount, the Coverage Surplus, if any, and the Coverage Deficit, if any, in respect of the related Mortgage Loan Group.

     In the case of information furnished pursuant to clauses (a) through (c) above, the amounts shall be expressed as a dollar amount per Class A-1A Certificate, Class A-1B Certificate, Class A-1C Certificate and Class A-2 Certificate with a $1,000 principal denomination.

     As to any Distribution Date, the "Group Factor" will be the percentage obtained (carried to eight decimal places, rounded down) by dividing the Aggregate Principal Balance of the related Mortgage Loan Group on such Distribution Date (after giving effect to any distribution of principal on the Class A Certificates on such Distribution Date) by the Aggregate Principal Balance of the related Mortgage Loan Group as of the Cut-off Date.

     Within 90 days after the end of each calendar year, the Trustee will mail to each person who at any time during such calendar year was a Class A-1A Certificateholder, Class A-1B Certificateholder, Class A-1C Certificateholder and Class A-2 Certificateholder and to the Underwriters a statement containing the information set forth in clauses (a) through (c) above, aggregated for such calendar year or, in the case of each person who was a Class A-1A Certificateholder, Class A-1B Certificateholder, Class A-1C Certificateholder and Class A-2 Certificateholder for a portion of such calendar year, setting forth such information for each month thereof.

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon the payment to Certificateholders of all amounts held in the Certificate Account or by or on behalf of the Servicer and required to be paid to the Certificateholders pursuant to the Pooling and Servicing Agreement following the earlier of (a) the purchase by the Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust at a price not less than the sum of (x) 100% of the Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired and whose fair market value is included pursuant to clause (y) below) as of the final Distribution Date, and (y) the fair market value of each Mortgaged Property then held by the Trust (as determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders), plus one month's interest at the interest rate on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired by the Trust) less any payments of principal and interest received during the related Collection Period in respect of such Mortgage Loans; and (b) the final payment or other liquidation of the Principal Balance of the last Mortgage Loan remaining in the Trust or the disposition of all property remaining in the Trust acquired in respect of any Mortgage Loan. In no event, however, will the Trust continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. The right of the Servicer to make the purchase described in clause (a) above is conditioned upon the Pool Balance prior to such purchase being less than [ ]% of the sum of the Pool Balance as of the Cut-off Date and the Prefunding Account Deposit.

     [In addition, the Certificate Insurer will have the option to purchase from the Trust all Mortgage Loans and all property acquired in respect of any Mortgage Loan then remaining in the Trust at the price set forth in the immediately preceding paragraph plus the amount of any outstanding and unpaid fees and expenses of the Trustee and the Servicer if, on any Distribution Date, Mortgage Loans with aggregate Cut-off Date Principal Balances that equal or exceed [ ]% of the sum of the Pool Balance as of the Cut-off Date and the Prefunding Account Deposit have become Liquidated Mortgage Loans.]

     The Pooling and Servicing Agreement will provide that notice of any termination, specifying the final Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, will be given promptly by the Trustee by letter to Certificateholders specifying (a) the Distribution Date for the final distribution, (b) the amount of any such final distribution and (c) that the final distribution will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

     If the termination of the Trust is in connection with a purchase of the assets of the Trust by the Servicer [or the Certificate Insurer] and the fair market value of any acquired property is less than the Principal Balance of the related Mortgage Loan, then the excess of such Principal Balance over such fair market value shall be allocated in reduction of the amounts otherwise distributable on the final Distribution Date in the following order of priority: first, to the holder of the Class R Certificate and, second, to the holders of the Class A Certificates. The distribution on the final Distribution Date in connection with the purchase by the Servicer [or the Certificate Insurer] of the assets of the Trust shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of the Class A Certificates.

     Any such termination of the Trust by the Servicer [or the Certificate Insurer] will be effected only pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and the receipt by the Trustee of a satisfactory opinion of counsel that such purchase will not (i) result in the imposition of a tax on "prohibited transactions" under Code Section 860F(a)(1) or (ii) cause the REMIC Pool to fail to qualify as a REMIC.

THE TRUSTEE

     [Name of Trustee] will be the Trustee under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee is entitled to certain fees and reimbursement of expenses. The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. See "The Pooling and Servicing Agreement -- The Trustee" in the Prospectus.

                               THE MORTGAGE LOANS

GENERAL

     The following is a brief description of certain terms of the Initial Mortgage Loans based on the Initial Mortgage Loans and each Mortgage Loan Group as of the date of this Prospectus Supplement. Certain mortgage loans may be removed, prior to the Closing Date, from the Mortgage Pool and each Mortgage Loan Group as described herein, in which case an amount equal to the aggregate principal balances of such mortgage loans, but in no event more than
$[            ] will be added to the Prefunding Account Deposit on the Closing
Date. As a result, the statistical information presented below regarding the Initial Mortgage Loans and each Mortgage Loan Group set forth herein may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool and each Mortgage Loan Group at the Closing Date. In addition, the Mortgage Pool may vary from the description below due to a number of factors, including prepayments and the purchase of Subsequent Mortgage Loans. See "-- Conveyance of Subsequent Mortgage Loans" herein.

     None of the Mortgage Loans is or will be insured or guaranteed by the Sponsor, the Servicer, the Trustee, any Originator or any of their respective affiliates, or by any governmental agency or other person.

     A schedule of the Initial Mortgage Loans included in the Mortgage Loan Group as of the Closing Date will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Certificates. A Current Report on Form 8-K containing a description of the Mortgage Loans included in the final Mortgage Pool as of the end of the Commitment Period in a form comparable to the description of the Initial Mortgage Loans contained in "ANNEX
A: Description of the Mortgage Pool" will be filed with the Securities and Exchange Commission within 15 days after the expiration of the Commitment Period.

     The term "Aggregate Principal Balance" means the aggregate of the Principal Balances of the Mortgage Loans in the related Mortgage Loan Group or in the Mortgage Pool, as specified. The information expressed as a percentage of the Aggregate Principal Balance may not total 100% due to rounding. For a more detailed description of certain characteristics of the Initial Mortgage Loans in tabular form, see "ANNEX A: Description of the Mortgage Pool" at the end of this Prospectus Supplement.

     Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups (the "Fixed Rate Group" and the "Adjustable Rate Group," and each a "Mortgage Loan Group") comprised of Mortgage Loans which bear fixed interest rates only, in the case of the Fixed Rate Group, and Mortgage Loans which bear adjustable interest rates only, in the case of the Adjustable Rate Group. The Initial Mortgage Loans contained in the Fixed Rate Group are secured by first, second and third liens with respect to the related Mortgaged Properties. Substantially all of the Initial Mortgage Loans contained in the Adjustable Rate Group are secured by first and second liens on the related Mortgaged Properties. The Class A-1 Certificates represent undivided beneficial ownership interests in all Mortgage Loans contained in the Fixed Rate Group, and the Class A-2 Certificates represent undivided beneficial ownership interests in all Mortgage Loans contained in the Adjustable Rate Group.

     Each Mortgage Loan will have the interest due thereon computed on an actuarial basis. Each Mortgage Loan generally will provide for the payment of a charge if the principal thereof is paid prior to its stated maturity date. Such charge, however, will not be available to the Trust but will instead be paid to the Servicer as additional servicing compensation. All of the Mortgage Loans will be required to be covered by standard hazard insurance policies insuring against certain losses.

     In connection with the assignment of the Initial Mortgage Loans to the Trust, the Sponsor will represent and warrant that, among other things, as of the opening of business on the Cut-off Date, and excluding Mortgage Loans for which a substitution is made prior to the Closing Date, no Mortgage Loan had
three or more monthly payments past due, not more than [     ]% of the Initial
Mortgage Loans (by Cut-off Date Principal Balance) had two or more monthly
payments past due and not more than [     ]% of the Initial Mortgage Loans (by
Cut-off Date Principal Balance) had one or more monthly payments past due. However, investors in the Class A Certificates should be aware that only approximately [ ]% and approximately [ ]%

(by Cut-off Date Principal Balance) of the Mortgage Loans in the Fixed Rate Group and the Adjustable Rate Group, respectively, had a first monthly payment
due on or before [     ] and it was not possible for any Mortgage Loan other
than such Mortgage Loans to have had two or more monthly payments past due as of the Cut-off Date.

FIXED RATE GROUP

     As of the Cut-off Date, the Aggregate Principal Balance of the Initial Mortgage Loans in the Fixed Rate Group was $[ ]. Approximately [ ]%, [ ]% and [ ]% of the related Mortgaged Properties (by Cut-off Date Principal Balance) were single family residences, two-to four-family residences and units in condominium developments, respectively, and no more than [ ]% of the Mortgage Loans in the Fixed Rate Group (by Cut-off Date Principal Balance) were secured by Mortgaged Properties located in any single ZIP code.

     The original weighted average Combined Loan-to-Value Ratio of all Initial Mortgage Loans in the Fixed Rate Group was approximately [ ]%. The maximum and
average current balances as of the Cut-off Date were approximately $[     ] and
$[     ], respectively. The average appraised value of the Mortgaged Properties
securing Mortgage Loans in the Fixed Rate Group was approximately $[     ]. The
"Combined Loan-to-Value Ratio" is the sum of the outstanding principal balance (at origination of each Mortgage Loan) of each mortgage loan, if any, senior to such Mortgage Loan and the Original Principal Balance of such Mortgage Loan as a percentage of the appraised valuation (or, if the Mortgage Loan was obtained in connection with the purchase of the related Mortgaged Property, the purchase price, if less) of the related Mortgaged Property determined by the Originator at the time of origination of such Mortgage Loan. See "Risk Factors -- Risks Associated with Underwriting Standards" herein.

     The interest rates borne by the Initial Mortgage Loans (each, a "Mortgage Interest Rate") in the Fixed Rate Group as of the Cut-off Date ranged from approximately [ ]% per annum to [ ]% per annum. As of the Cut-off Date, the weighted average Mortgage Interest Rate of the Initial Mortgage Loans in the Fixed Rate Group was approximately [ ]% per annum.

     The weighted average remaining term to stated maturity of the Initial Mortgage Loans in the Fixed Rate Group was approximately [ ]months. The weighted average original term to maturity of the Initial Mortgage Loans in the Fixed Rate Group was approximately [ ] months. As of the Cut-off Date, the weighted average seasoning of the Initial Mortgage Loans in the Fixed Rate Group was less than [ ] months.

     Based on the Aggregate Principal Balance of the Mortgage Loans in the Fixed Rate Group as of the Cut-off Date, approximately [ ]% of the Mortgage Loans (by Cut-off Date Principal Balance) provide for the payment of principal and interest on a level basis to fully amortize such Mortgage Loan over its stated term. The remaining approximately [ ]% of the Mortgage Loans in the Fixed Rate Group (by Cut-off Date Principal Balance) are Balloon Loans which provide for regular monthly payments of principal and interest computed on the basis of an amortization term of 360 months that is longer than the related term to stated maturity, with a "balloon" payment due at stated maturity that will be significantly larger than the monthly payments. The Mortgage Loans in the Fixed Rate Group have original terms to stated maturity of up to 30 years.

ADJUSTABLE RATE GROUP

     As of the Cut-off Date, the Aggregate Principal Balance of the Initial Mortgage Loans in the Adjustable Rate Group was $[ ]. Approximately [ ]%,
[ ]% and [ ]% of the related Mortgaged Properties (by Cut-off Date Principal Balance) were single family residences, two-to four-family residences and units in condominium developments, respectively, and no more than [ ]% of the Mortgage Loans in the Adjustable Rate Group (by Cut-off Date Principal Balance) were secured by Mortgaged Properties located in any single ZIP code.

     The original weighted average Combined Loan-to-Value Ratio of all Initial Mortgage Loans in the Adjustable Rate Group was approximately [ ]%. The maximum and average current balances as of the

Cut-off Date were approximately $[     ] and $[     ], respectively. The average
appraised value of the Mortgaged Properties securing Initial Mortgage Loans in
the Adjustable Rate Group was approximately $[     ].

     The Initial Mortgage Loans in the Adjustable Rate Group bear interest rates that, after a period of approximately six months, two years, three years or five years following the related date of origination, adjust based on either (i) the London interbank offered rate for six-month United States Dollar deposits (the "six-month LIBOR index") based on quotations of major banks as published in The Wall Street Journal or (ii) the one-year CMT index. The Initial Mortgage Loans in the Adjustable Rate Group that have interest rates adjusted on the basis of the six-month LIBOR index have semi-annual interest rate and payment adjustment frequencies after the applicable next interest rate adjustment date. The Initial Mortgage Loans that have interest rates adjusted on the basis of the one-year CMT index have annual interest rate and payment adjustment frequencies after the applicable next interest rate adjustment date. As of the Cutoff Date, not more than [ ]% of the Mortgage Loans in the Adjustable Rate Group (by Cut-off Date Principal Balance) have Mortgage Interest Rates that remain fixed for a period of approximately two years, three years or five years from the related date of origination and thereafter are adjustable semi-annually on the basis of the six-month LIBOR index, subject to the initial and periodic rate adjustment caps described below. As of the Cut-off Date, the weighted average remaining period to the next interest rate adjustment date for the Initial Mortgage Loans was approximately [ ] months.

     Each Mortgage Loan in the Adjustable Rate Group that has its interest rate adjusted on the basis of the six-month LIBOR index has a semi-annual rate adjustment cap of [ ]% to [ ]% above the then current interest rate for such Mortgage Loan. In addition, each Mortgage Loan in the Adjustable Rate Group that has an initial rate adjustment date that is approximately two years, three years or five years from its date of origination has or will have an initial rate adjustment cap of [ ]% to [ ]% above the related initial Mortgage Interest Rate. Each Mortgage Loan in the Adjustable Rate Group that has its interest rate adjusted on the basis of the one-year CMT index has an annual rate adjustment cap of [ ]% above the then current interest rate for such Mortgage Loan. The Mortgage Loans in the Adjustable Rate Group have a weighted average periodic rate adjustment cap as of the Cut-off Date equal to approximately [ ]%. As of the Cut-off Date, the weighted average Mortgage Interest Rate was approximately [ ]% per annum. The Mortgage Loans in the Adjustable Rate Group had a weighted average gross margin as of the Cut-off Date of approximately [ ]%. The initial gross margin for the Initial Mortgage Loans in the Adjustable Rate Group ranged from approximately [ ]% to [ ]%. The interest rates borne by the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date ranged from approximately [ ]% per annum to approximately [ ]% per annum. As of the Cut-off Date, the maximum rates at which interest may accrue on the Mortgage Loans in the Adjustable Rate Group (the "Maximum Rates") ranged from [ ]% per annum to [ ]% per annum. The Mortgage Loans in the Adjustable Rate Group had a weighted average Maximum Rate as of the Cut-off Date of approximately [ ]% per annum. As of the Cut-off Date, the minimum rates at which interest may accrue on the Mortgage Loans in the Adjustable Rate Group after their respective first interest adjustment dates (the "Minimum Rates") ranged from approximately [ ]% per annum to approximately [ ]% per annum. As of the Cut-off Date, the weighted average Minimum Rate was approximately [ ]% per annum.

     The weighted average remaining term to stated maturity of the Initial Mortgage Loans in the Adjustable Rate Group was approximately [ ] months. The weighted average original term to maturity of the Initial Mortgage Loans in the Adjustable Rate Group was approximately [ ] months. As of the Cut-off Date, the weighted average seasoning of the Initial Mortgage Loans in the Adjustable Rate Group was less than [ ] months.

     Approximately [ ]% of the Initial Mortgage Loans in the Adjustable Rate Group (by Cut-off Date Principal Balance) are Balloon Loans.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     The obligation of the Trust to purchase the Subsequent Mortgage Loans on a Subsequent Transfer Date for assignment to the Mortgage Pool is subject to the following requirements: (i) no Subsequent Mortgage Loans may be 30 or more days contractually delinquent as of the related Subsequent Cut-off Date, (ii) the original term to stated maturity of such Subsequent Mortgage Loans may not exceed 30 years; (iii) each Subsequent Mortgage Loan will have an interest rate of not less than [ ]% if it is a fixed rate Mortgage Loan and an initial interest rate of not less than [ ]% if it is an adjustable rate Mortgage Loan,
(iv) such Subsequent Mortgage Loans will be underwritten or re-underwritten, as applicable, in accordance with the criteria set forth under "The
Originators -- Underwriting Guidelines -- Sponsor's Guidelines" in the Prospectus, and (v) following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans in the related Mortgage Loan Group (including the Subsequent Mortgage Loans) (a) will have a weighted average Mortgage Interest Rate of at least [ ]% with respect to the Mortgage Loans in the Fixed Rate Group and an initial weighted average Mortgage Interest Rate of at least [ ]% with respect to the Mortgage Loans in the Adjustable Rate Group; (b) will each have a principal balance not in excess of $[ ]; and (c) may include Mortgage Loans that bear interest based on the one-year CMT index, provided that the aggregate Subsequent Cut-off Date Principal Balance of such Mortgage Loans does not exceed [ ]% of the sum of the Aggregate Principal Balance of the Mortgage Loans in the Adjustable Rate Group plus the portion of the Prefunding Account Deposit that is attributable to the Adjustable Rate Group on the Closing Date. See "Risk Factors -- The Subsequent Mortgage Loans and the Prefunding Account" herein. [In addition, the transfer of Subsequent Mortgage Loans to the Trust on any Subsequent Transfer Date is subject to the approval of the Certificate Insurer.]

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The weighted average life of and, if purchased at other than par, the yield to maturity on a Class A Certificate will be directly related to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including for this purpose voluntary payment in full of Mortgage Loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Sponsor or the Servicer [or purchases of the Mortgage Loans by the Certificate Insurer]. The actual rate of principal prepayments on the Mortgage Loans may be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ between the Mortgage Loan Groups at any time because of specific factors relating to the Mortgage Loans in the particular group, including, among other things, the age of the Mortgage Loans, the manner in which the Mortgage Interest Rates on the Mortgage Loans are calculated, the geographic locations of the Mortgaged Properties and the extent of the Mortgagors' equity in such Mortgaged Properties, and changes in the Mortgagors' housing needs, job transfers and unemployment.

     Because all amounts available for distribution on each Class of Class A Certificates after distributions in respect of the Class A Monthly Interest on such Class, including all or a portion of the Excess Cash, are applied as reductions of the Class A Certificate Principal Balance of the related Class, the weighted average lives of such Certificates will be influenced by the amount of Excess Cash so applied. Because Excess Cash attributable to the overcollateralization feature is derived, in part, from interest collections on the Mortgage Loans and will be applied to reduce the related Class A Certificate Principal Balance of each Class, the aggregate payments in reduction of the related Class A Certificate Principal Balance of each Class on a Distribution Date will usually be greater than the aggregate amount of principal payments (including prepayments) on the Mortgage Loans in the related Mortgage Loan Group distributable on such Distribution Date. As a consequence, Excess Cash available for distribution in reduction of the Class A Certificate Principal Balance of a Class will increase in proportion to the outstanding Class A Certificate Principal Balance of the related Class over time in the absence of offsetting Realized Losses on the Mortgage Loans in the related Mortgage Loan Group.

     Excess Cash attributable to any Mortgage Loan Group will be distributed on the related Class of Class A Certificates in reduction of the related Class A Certificate Principal Balance of such Class on each

Distribution Date to the extent the then applicable Required Coverage Amount exceeds the Coverage Amount for such Class on such Distribution Date and, after such Required Coverage Amount equals the Coverage Amount for such Class, any remaining Excess Cash attributable to such Mortgage Loan Group will be distributed on the other Class of Class A Certificates until the Coverage Amount for that Class equals the then applicable Required Coverage Amount for such Class (after application of Excess Cash to cover any Class A Monthly Interest shortfall for such Class). If a Class A Certificate is purchased at other than par, its yield to maturity will be affected by the rate at which Excess Cash is distributed to Class A Certificateholders. If the actual rate of Excess Cash distributions on the Class A Certificates applied in reduction of the related Class A Certificate Principal Balance is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Excess Cash distributions applied in reduction of the related Class A Certificate Principal Balance is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash on any Distribution Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Collection Period and such amount will be influenced by changes in the weighted average of the Mortgage Interest Rates resulting from prepayment and liquidations of Mortgage Loans, by adjustments of adjustable Mortgage Interest Rates with respect to Mortgage Loans in the Adjustable Rate Group and by adjustments in the Class A-2 Pass-Through Rate. The amount of Excess Cash distributed to the Class A Certificateholders applied in reduction of the related Class A Certificate Principal Balance on each Distribution Date will be based on the Required Coverage Amount applicable to the related Class of Class A Certificates, which may increase or decrease during the period such Class remains outstanding. In this regard, the Pooling and Servicing Agreement provides that on and after a Class A-2 Trigger Event Date, the Required Coverage Amount in respect of the Class A-2 Certificates will be increased for each Distribution Date thereafter; provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Class A-2 Certificates for a period of six consecutive Distribution Dates as specified in the Pooling and Servicing Agreement, such Required Coverage Amount will return to its original level. Any increase in the Required Coverage Amount for a Class of Class A Certificates (including, in the case of the Class A-2 Certificates, an increase required on a Class A-2 Trigger Event Date) may result in an accelerated amortization of such Class until such Required Coverage Amount for such Class is reached. Conversely, any decrease in the Required Coverage Amount for a Class of Class A Certificates will result in a decelerated amortization of such Class until such Required Coverage Amount for such Class is reached.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect will be on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Class A Certificates. The Sponsor makes no representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

     If the aggregate Principal Balances of the Mortgage Loans in the Fixed Rate Group is less than the Aggregate Certificate Principal Balance with respect to the related Certificates, the yield to maturity on the Class B-1F Certificates will be extremely sensitive to losses on the related Mortgage Loans (and the timing thereof) to the extent such losses are not covered by the Monthly Excess Cashflow Amount, because the entire amount of losses will be allocated to such Certificates. Similarly, if the aggregate Principal Balances of the Mortgage Loans in the Fixed Rate Group is less than the Aggregate Certificate Principal Balance with respect to the related Certificates and the Certificate Principal Balance of the Class B-1F Certificates has been reduced to zero, the yield to maturity on the Class M Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the related Mortgage Loans (and the timing thereof) to the extent such losses are not covered by the Monthly Excess Cashflow Amount, because the entire amount of losses will be allocated to such Class M Certificates. Furthermore, because interest and principal distributions are paid to certain Classes of the Fixed Rate Group Certificates before other Classes, holders of Classes having a lower priority of payment bear a greater risk with respect to Realized Losses than holders of Classes having higher priorities for distributions of interest and principal.

PROJECTED PREPAYMENTS AND YIELDS FOR THE CLASS A CERTIFICATES

     If a Class A Certificate is purchased at other than par, its yield to maturity will be affected by the rate of the payment of principal on the Mortgage Loans in the related Mortgage Loan Group. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. However, the monthly payment on a home equity loan is often smaller than the monthly payment on a purchase money first mortgage loan. Consequently, a decrease in the interest rate payable results in a smaller reduction in the amount of the monthly payment on the smaller balance loan. Conversely, if prevailing interest rates rise appreciably above the interest rate on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

     As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans are likely to be subject to a higher prepayment rate than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the expected level of prepayments on the Mortgage Loans.

     The "Final Scheduled Payment Dates" for the Class A Certificates are set forth in the "Summary of Terms" herein. For the Class A-1A Certificates and the Class A-1B Certificates, the Final Scheduled Payment Date is the latest date on which the Certificate Principal Balances of the Class A Certificates would be reduced to zero, assuming (i) no prepayments are received on the Mortgage Loans;
(ii) scheduled monthly payments on the Mortgage Loans are timely received; and
(iii) Excess Cash will be used to make accelerated principal payments on the Class A Certificates. The Final Scheduled Payment Date for the Class A-1C Certificates and the Class A-2 Certificates is the Distribution Date two years and two months after the latest scheduled maturity date of any Mortgage Loan in the Mortgage Pool. The weighted average lives of the Class A Certificates are likely to be shorter, and the actual final Distribution Date could occur significantly earlier than the Final Scheduled Payment Dates because (i) prepayments are likely to occur which shall be applied to the payment of the Class A Certificate Principal Balances of the Class A Certificates, (ii) distributions of Excess Cash may occur on each Distribution Date which will accelerate the amortization of the Class A Certificates, (iii) the Servicer may cause a termination of the Trust when the Aggregate Principal Balance of the Mortgage Loans in the Trust has declined to less than 10% of the sum of the Pool Balance as of the Cut-off Date and the Prefunding Account Deposit and [(iv) the Certificate Insurer may cause a termination of the Trust on any Distribution Date on which Mortgage Loans with aggregate Cut-off Date Principal Balances that equal or exceed 25% of the sum of the Pool Balance as of the Cut-off Date and the Prefunding Account Deposit have become Liquidated Mortgage Loans].

     The tables entitled "Weighted Average Lives" have been prepared on the basis of the following assumptions, except as set forth in the respective
tables: (i) the Class A Certificates are purchased on [          ]; (ii) the
Trustee on behalf of the Trust purchases Subsequent Mortgage Loans equal to the

Prefunding Account Deposit; (iii) the Mortgage Interest Rate for each Mortgage Loan in the Adjustable Rate Group is adjusted on its next Mortgage Interest Rate change date (and on subsequent Mortgage Interest Rate change dates, if necessary) to equal the sum of the applicable Gross Margin plus the applicable Index (such sum being subject to the assumed periodic adjustment caps set forth below and, in the case of Mortgage Loans with a six-month LIBOR index having initial Mortgage Interest Rates that remain fixed for a period of approximately two, three or five years from the related dates of origination, an assumed
initial interest rate adjustment cap of [          ]%; (iv) scheduled payments
are timely received on the first day of each month commencing in [          ]
([          ] with respect to the Subsequent Mortgage Loans); (v) distributions on the Class A Certificates are received, in cash, on the 15th day of each
month, commencing in [          ]; (vi) no defaults or delinquencies in, or
modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (vii) prepayments represent payment in full of individual Mortgage Loans and are received on the
last day of each month, commencing in [          ] ([          ] with respect to
the Subsequent Mortgage Loans) and include 30 days' interest thereon; (viii) the Mortgage Loans prepay according to the indicated Prepayment Scenario as
described below; (ix) six-month LIBOR is [          ]% for the first month and
for each Interest Period thereafter remains constant at [          ]%, one-year
CMT is [          ]% for the first month and for each Interest Period thereafter
remains constant at [     ]% and, for Interest Periods on or prior to the
Distribution Date in [                    ], the Class A-2 Pass-Through Rate
remains constant at [          ]% and for each Interest Period thereafter
remains constant at [     ]%; (x) early termination occurs in the manner set
forth in the respective tables; (xi) no Class A-2 Trigger Event Date occurs;
(xii) the initial overcollateralization step down referred to herein under the caption "Description of the Certificates -- Overcollateralization Feature" occurs at the earliest possible time on a single Distribution Date, whereas under the Pooling and Servicing Agreement such initial step down would occur over the succeeding 12 months; and (xiii) each Mortgage Loan Group consists of Mortgage Loans having the following characteristics:

                           [INITIAL FIXED RATE GROUP

                                                          REMAINING       ORIGINAL
                                         REMAINING         TERM OF        TERM OF
                    GROSS MORTGAGE        TERM TO        AMORTIZATION   AMORTIZATION   AMORTIZATION
PRINCIPAL BALANCE   INTEREST RATE    MATURITY (MONTHS)     (MONTHS)       (MONTHS)        METHOD
-----------------   --------------   -----------------   ------------   ------------   ------------


                          SUBSEQUENT FIXED RATE GROUP

                                                          REMAINING       ORIGINAL
                                         REMAINING         TERM OF        TERM OF
                    GROSS MORTGAGE        TERM TO        AMORTIZATION   AMORTIZATION   AMORTIZATION
PRINCIPAL BALANCE   INTEREST RATE    MATURITY (MONTHS)     (MONTHS)       (MONTHS)        METHOD
-----------------   --------------   -----------------   ------------   ------------   ------------


                         INITIAL ADJUSTABLE RATE GROUP

                                                                           MONTHS TO
                                MAXIMUM                                      NEXT        ORIGINAL
            GROSS MORTGAGE   GROSS MORTGAGE   REMAINING TERM               MORTGAGE      TERM TO                     PERIODIC
PRINCIPAL      INTEREST         INTEREST      OF AMORTIZATION    GROSS       RATE        MATURITY    AMORTIZATION   ADJUSTMENT
 BALANCE         RATE             RATE           (MONTHS)       MARGIN      CHANGE       (MONTHS)       METHOD         CAP
---------   --------------   --------------   ---------------   -------   -----------   ----------   ------------   ----------


PRINCIPAL
 BALANCE    INDEX
---------  -------

                        SUBSEQUENT ADJUSTABLE RATE GROUP

                                                                           MONTHS TO
                                MAXIMUM                                      NEXT        ORIGINAL
            GROSS MORTGAGE   GROSS MORTGAGE   REMAINING TERM               MORTGAGE      TERM TO                     PERIODIC
PRINCIPAL      INTEREST         INTEREST      OF AMORTIZATION    GROSS       RATE        MATURITY    AMORTIZATION   ADJUSTMENT
 BALANCE         RATE             RATE           (MONTHS)       MARGIN      CHANGE       (MONTHS)       METHOD         CAP
---------   --------------   --------------   ---------------   -------   -----------   ----------   ------------   ----------


PRINCIPAL
 BALANCE   INDEX]
---------  -------

     "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A Certificates will be influenced by the rate at which principal payments on the Mortgage Loans in the related Mortgage Loan Group are made, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to default). The weighted average lives of the Class A Certificates also will be influenced by the overcollateralization of the Class A-1 Certificates and the Class A-2 Certificates because collections otherwise payable to the Class R Certificate are applied as principal prepayments to the Class A Certificates until the outstanding Class A Certificate Principal Balance of the related Class is less than the Aggregate Principal Balance of the related Mortgage Loan Group by the Required Coverage Amount for such Mortgage Loan Group. These prepayments have the effect of accelerating the amortization of the Class A Certificates, thereby shortening their respective weighted average lives.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans. The Class A Certificates are priced at various Home Equity Prepayment ("HEP") assumptions. HEP assumes that a pool of loans prepays in the first month at a constant prepayment rate that corresponds in CPR to one-tenth ( 1/10) the given HEP percentage and increases by an additional one-tenth ( 1/10) each month thereafter until the tenth month, whereupon it remains at a CPR equal to the given HEP percentage.

     Neither the CPR or HEP nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Trust. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the CPR or HEP, as applicable. The Sponsor is not aware of any existing statistics that provide a reliable basis for prospective investors in the Class A Certificates to predict the amount or timing of receipt of prepayments on the Mortgage Loans.

     The Prepayment Scenarios are defined as follows:

                                                         PERCENTAGES OF HEP
                                 ------------------------------------------------------------------
                                 SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
                                 ----------   -----------   ------------   -----------   ----------
Fixed Rate Group...............
Adjustable Rate Group..........

                             WEIGHTED AVERAGE LIFE
                            CLASS A-1A CERTIFICATES

                                                        WEIGHTED AVERAGE LIFE           EARLIEST
                PREPAYMENT SCENARIO                            (YEARS)             RETIREMENT DATE(1)
                -------------------                     ---------------------      ------------------
I...................................................
II..................................................
III.................................................
IV..................................................
V...................................................

---------------

(1) Assuming early termination of the Mortgage Loans when the Aggregate Principal Balance of the Mortgage Loans declines to a level less than or equal to 10% of the sum of the Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and the Prefunding Account Deposit.

                            CLASS A-1B CERTIFICATES

                                                           WEIGHTED AVERAGE LIFE    EARLIEST RETIREMENT
                   PREPAYMENT SCENARIO                            (YEARS)                 DATE(1)
                   -------------------                     ---------------------    -------------------
I........................................................
II.......................................................
III......................................................
IV.......................................................
V........................................................

---------------

(1) Assuming early termination of the Mortgage Loans when the Aggregate Principal Balance of the Mortgage Loans declines to a level less than or equal to 10% of the sum of the Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and the Prefunding Account Deposit.

                            CLASS A-1C CERTIFICATES

                                                           WEIGHTED AVERAGE LIFE    EARLIEST RETIREMENT
                   PREPAYMENT SCENARIO                            (YEARS)                 DATE(1)
                   -------------------                     ---------------------    -------------------
I........................................................
II.......................................................
III......................................................
IV.......................................................
V........................................................

---------------

(1) Assuming early termination of the Mortgage Loans when the Aggregate Principal Balance of the Mortgage Loans declines to a level less than or equal to 10% of the sum of the Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and the Purchase Account Deposit.

                             CLASS A-2 CERTIFICATES

                                                           WEIGHTED AVERAGE LIFE    EARLIEST RETIREMENT
                   PREPAYMENT SCENARIO                            (YEARS)                 DATE(1)
                   -------------------                     ---------------------    -------------------
I........................................................
II.......................................................
III......................................................
IV.......................................................
V........................................................

---------------

(1) Assuming early termination of the Mortgage Loans when the Aggregate Principal Balance of the Mortgage Loans declines to a level less than or equal to 10% of the sum of the Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and the Prefunding Account Deposit.

                ORIGINATION AND SERVICING OF THE MORTGAGE LOANS

THE ORIGINATORS

     Approximately [     ]% of the Initial Mortgage Loans (by Cut-off Date
Principal Balance) were originated by one or more affiliates of the Sponsor (the
"Affiliated Originators"). The remaining [     ]% of the Initial Mortgage Loans
were originated by entities not affiliated with the Sponsor (the "Unaffiliated Originators" and, together with the Affiliated Originators, the "Originators") and acquired by the Sponsor in arm's-length transactions. Certain of the Subsequent Mortgage Loans may be originated by Unaffiliated Originators, but the Sponsor does not anticipate that the proportion of Mortgage Loans in the final Mortgage Pool (after inclusion of any Subsequent Mortgage Loans) that have been originated by Unaffiliated Originators will be materially different from the proportion of Initial Mortgage Loans originated by Unaffiliated Originators. See "The Originators" in the Prospectus.

UNDERWRITING OF MORTGAGE LOANS

     The Mortgage Loans originated by Affiliated Originators were underwritten in accordance with standard guidelines (the "Sponsor's Guidelines") developed by the Sponsor and the related Affiliated Originator for customary application in the Affiliated Originator's loan origination activities, as described in the Prospectus. The Mortgage Loans originated by Unaffiliated Originators are re-underwritten in accordance with applicable Sponsor's Guidelines. See "The Originators -- Underwriting Guidelines" in the Prospectus.

MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

     Certain information concerning the delinquency and foreclosure experience,
for the three year period ended [          ], with respect to home equity
mortgage loans serviced by affiliates of the Sponsor, including home equity loans pooled and sold in the secondary market, is set forth under the caption "The Sponsor -- Mortgage Loan Delinquency and Foreclosure Experience" in the Prospectus. Such information includes delinquency and foreclosure experience with respect to home equity mortgage loans originated by Affiliated Originators or purchased by the Sponsor and, in each case, serviced by or on behalf of the Sponsor as of the end of the period indicated.

     The following table sets forth delinquency and foreclosure experience of home equity loans included in the Sponsor's servicing portfolio for the
[          ] months ended [          ].

                                                              [ ] MONTHS ENDED
                                                                    [ ]
                                                              ----------------
Percentage of dollar amount of delinquent loans to loans
  serviced
  (period end)(1)(2)(3).....................................
  One month.................................................     [  ]%
  Two months................................................     [  ]%
  Three or more months:
     Not foreclosed(4)......................................     [  ]%
     Foreclosed(5)..........................................     [  ]%
Percentage of dollar amount of loans foreclosed to loans
  serviced (period end)(2)(3)...............................     [  ]%
Number of loans foreclosed..................................     [  ]
Principal amount at time of foreclosure of foreclosed loans
  (in thousands)(3).........................................    $[  ]
Losses on foreclosed loans originated or purchased and
  serviced (in thousands)...................................    $[  ]

---------------

(1) Delinquent loans are loans for which more than one payment is due.

(2) The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of home equity mortgage loans originated by Affiliated Originators or purchased by the Sponsor and, in each case, serviced by or on behalf of the Sponsor as of the end of the period indicated. The total outstanding principal balance of such loans serviced by the Sponsor as of the end of the period indicated includes many loans that will not have been outstanding long enough to give rise to the indicated periods of delinquency.

(3) Does not include loans for which only the servicing rights were purchased by the Company.

(4) Loans for which foreclosure proceedings have not concluded.

(5) Properties acquired by the Sponsor or private investors following foreclosure sale.

     Affiliates of the Sponsor commenced the pooling and securitization of home
equity loans for sale in the secondary market in [          ] and the Sponsor
has been pooling and securitizing home equity loans for sale in the secondary
market on a quarterly basis since [          ]. During the period from
[          ] through [          ], the percentage of properties that secured
home equity loans pooled and sold in the secondary market which were acquired by foreclosure to total home equity loans pooled and sold in the secondary market by the Sponsor or its affiliates during such period based on the principal balance of the foreclosed loans at foreclosure and the aggregate principal balances of such pooled and sold home equity loans, was approximately
[          ]%. The number of such home equity loans foreclosed during such
period ending [          ] was [          ]; the aggregate outstanding principal
balances of such foreclosed loans at foreclosure was approximately $[          ]
million. The number of such foreclosed loans which became liquidated loans
during such period was [          ]; the aggregate outstanding principal
balances at foreclosure of such liquidated loans were approximately
$[          ]; and losses realized on such liquidated loans totaled
approximately $[          ]. The foregoing information excludes any gains
realized on such foreclosed properties during such period ending
[                   ]. In addition, because foreclosures and losses typically
occur months or years after a loan is originated, data relating to delinquencies, foreclosures and losses as a percentage of the current portfolio can understate the risk of future delinquencies, foreclosures and losses.

     There is no assurance that the delinquency, foreclosure and loss experience with respect to any of the Mortgage Loans or with respect to either Mortgage Loan Group will be comparable to the experience reflected above or in the Prospectus. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the related Mortgagor, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related Mortgaged Properties decline. In addition, the rate of delinquencies, foreclosures and losses with respect to the Mortgage Loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See "Risk

Factors -- Nature of the Security for Mortgage Loans" and "The
Originators -- Underwriting Guidelines" in the Prospectus.

SERVICING OF MORTGAGE LOANS

     The Servicer will service the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement and the policies, procedures and practices customarily employed by the Servicer in servicing other comparable mortgage loans. Consistent with the foregoing, the Servicer may, in its discretion (a) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, or other fees which may be collected in the ordinary course of servicing a Mortgage Loan, (b) arrange a schedule for the payment of delinquent payments on the related Mortgage Loan, subject to conditions set forth in the Pooling and Servicing Agreement if a Mortgagor is in default or about to be in default because of such Mortgagor's financial condition, or (c) modify monthly payments on Mortgage Loans in accordance with the Servicer's general policy on mortgage loans subject to the Relief Act.

     In any case in which the Servicer becomes aware that a Mortgaged Property has been or is about to be conveyed by the related Mortgagor, the Pooling and Servicing Agreement will require the Servicer to enforce any due-on-sale clause contained in the related Mortgage Note or mortgage, to the extent permitted by the related Mortgage Note and mortgage and applicable law or regulation, but only to the extent such enforcement will not adversely affect or jeopardize coverage under any related insurance policy or result in legal action by the Mortgagor. Additionally, the Servicer may, [with the prior written consent of the Certificate Insurer,] enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the related promissory note and, to the extent permitted by applicable law, the Mortgagor remains liable thereon or, if such person satisfies the Servicer's then current underwriting standards for mortgage loans similar to the Mortgage Loans and the Servicer finds it appropriate, the Mortgagor is released from liability thereon. Any fees collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Enforceability of Due-on-Sale Clauses" in the Prospectus.

     The Servicer, acting as agent for the Trust, will not consent to the subsequent placement of a deed of trust or mortgage, as applicable, on any Mortgaged Property that is of equal or higher priority to that of the lien securing the related Mortgage Loan unless such Mortgage Loan is prepaid in full, thereby removing such Mortgage Loan from the Trust. If, notwithstanding the foregoing, the placement of a lien or liens of equal or higher priority to that of the lien securing the related Mortgage Loan is consented to by the Servicer, the Pooling and Servicing Agreement will require that the Servicer purchase such Mortgage Loan at the applicable Purchase Price.

     The procedures of the Servicer with respect to day to day servicing of the Mortgage Loans may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume a Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Generally, it is the current practice of the Servicer to send borrowers a monthly billing statement ten days prior to the monthly payment due date. Although borrowers generally make loan payments within ten to fifteen days after the due date, if a borrower fails to pay the monthly payment within such time period, the Servicer will commence collection efforts by notifying the borrower of the delinquency. Under the terms of each Mortgage Loan, the Mortgagor agrees to pay a late charge (which the Servicer is entitled to retain as additional servicing compensation under the Pooling and Servicing Agreement) if a Monthly Payment on a Mortgage Loan is not received within the number of days specified in the Mortgage Note after its due date. If the Mortgage Loan remains delinquent, the Servicer will attempt to contact the Mortgagor to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

     A a general matter, if efforts to obtain payment have not been successful shortly after the due date of the next subsequently scheduled installment, a pre-foreclosure notice will be sent to the Mortgagor providing 30 days' notice of impending foreclosure action. During the 30 day notice period, collection efforts continue.

However, if no substantial progress has been made in obtaining delinquent monies from the Mortgagor, foreclosure proceedings will be commenced.

     Regulations and practices regarding foreclosure vary greatly from state to state. Generally, the Servicer will have commenced foreclosure proceedings prior to the time when a loan is 90 days delinquent. If the Servicer determines that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, the Servicer may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure. After the Servicer acquires title to a mortgaged property by foreclosure or deed in lieu of foreclosure, a real estate broker is selected to list and advertise the property.

     Servicing and collection practices may change over time in accordance with, among other things, the Servicer's business judgment, changes in portfolio and applicable laws and regulations.

     Due to changes in interest rates, property appreciation, loan seasoning and other factors, borrowers with mortgage loans serviced by the Servicer may be the subject of solicitations from competitors of the Servicer to refinance their loans (including the Mortgage Loans). In order to maintain an ongoing relationship with such borrowers, the Servicer or an Affiliated Originator will usually solicit the refinancing of such loans pursuant to criteria that are applied to all loans then being serviced by the Servicer and not pursuant to criteria that would specifically target the Mortgage Loans. Such solicitations by the Servicer or an Affiliated Originator may include certain incentives (such as reduced origination or closing costs or pre-approved applications). Any such loans actually refinanced by the Servicer or an Affiliated Originator will generate fee income to the refinancing lender. Any refinancing of the Mortgage Loans, whether such refinancing is effected by the Servicer, an Affiliated Originator or a competitor, will affect the rate of prepayment of the Mortgage Loans.

SUB-SERVICING

     The Servicer intends to enter into sub-servicing agreements with other mortgage servicing institutions, which may include affiliates of the Sponsor, meeting the requirements set forth in the Pooling and Servicing Agreement (each, a "Sub-Servicer"), to service certain Mortgage Loans on behalf of the Servicer. Any such sub-servicing arrangements will provide that the Sub-Servicer will service the Mortgage Loans specified therein in accordance with the provisions and requirements of the Pooling and Servicing Agreement, but will not relieve the Servicer of any liability associated with servicing the Mortgage Loans. Compensation for the services of the Sub-Servicer will be paid by the Servicer.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default and as to which no satisfactory arrangements can be made for the collection of delinquent payments; provided, however, that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, the Servicer need not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage loan servicing activities; provided, however, that the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior deed of trust or restoration of any Mortgaged Property unless the Servicer determines that such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

     In the event that the Trust acquires any Mortgaged Property in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property will be disposed of by or on behalf of the Trust within two years after its acquisition by the Trust, unless (i) the Servicer, on behalf of the Trust, has applied for and received an extension of such two-year period pursuant to the applicable Code provisions, in which case the Servicer shall sell such Mortgage Property within the applicable extension period or (ii) at the request of the Servicer, the Trustee shall have received a satisfactory opinion of counsel to the effect that the holding by the Trust of such Mortgaged Property more than two years after its acquisition will not result in a tax on prohibited transactions imposed by the Code, otherwise subject the REMIC Pool to tax or cause it to fail to qualify as a REMIC at any time any Certificates are outstanding. The Servicer will further ensure that the

Mortgaged Property is administered so that it constitutes "foreclosure property" as defined in the Code, that the sale of such Mortgaged Property does not result in the receipt by the REMIC Pool of any income from non-permitted assets as described in the Code and that the REMIC Pool does not derive any "net income from foreclosure property" as defined in the Code.

HAZARD INSURANCE

     Each Mortgage Loan that is secured by a first- or second-lien mortgage or deed of trust, as applicable, on the related Mortgaged Property requires the Mortgagor to maintain a hazard insurance policy for the corresponding Mortgaged Property. Hazard insurance policies generally insure against loss by fire and by hazards included within the term "extended coverage" for the term of the corresponding Mortgage Loan. Upon acquisition by the Sponsor of each Mortgage Loan, the Sponsor will have confirmed the existence of such hazard insurance and required that it be named as a joint loss-payee on the policy. In the event that the Mortgagor did not obtain such hazard insurance prior to the close of escrow, the Originator obtains a hazard insurance policy on behalf of the borrower and deducts the cost of such policy from the net funds paid to the borrower. However, if the Mortgagor obtains the necessary insurance within 30 days from the close of escrow, the Originator will refund a prorated portion of the cost of such Originator-obtained insurance to the Mortgagor. Such Originator-obtained insurance insures only against loss by fire.

     When a Mortgage Loan that is originated in California is secured by a second or third priority deed of trust on the related Mortgaged Property, the Originator will generally attempt to obtain, on the Mortgagor's behalf, a policy of contingent dual insurance (a "CDI Policy") which insures the Mortgaged Property against loss by fire in an amount equal to the original principal amount of the Mortgage Loan, naming the Originator as joint loss-payee. Any transfer of the related Mortgage Loan will include an assignment of the benefits of such CDI Policy. The entire premium for such CDI Policy is deducted from the net funds paid to the Mortgagor. In the event that the principal amount of such Mortgage Loan exceeds $100,000, the Mortgagor must provide additional hazard insurance to cover such amounts in excess thereof. In the event that the Mortgagor declines to obtain a CDI Policy, he may provide an endorsement of an existing hazard insurance policy or obtain new hazard insurance covering the full amount of the Mortgage Loan. In addition, if a CDI Policy is obtained on behalf of a Mortgagor who shows proof of the necessary insurance within 30 days after the close of escrow, the Originator will refund the cost of such CDI Policy to the Mortgagor. CDI Policies are generally not obtained with respect to loans secured by Mortgaged Properties located outside of California.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by hazards such as fire, lightning, explosion and smoke. Other hazards may be covered if specified in the policy. Although the policies are underwritten by different insurers and therefore do not contain identical terms and conditions, generally such policies do not cover physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, pollution, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. The existence of a hazard insurance policy is verified upon origination of any Mortgage Loan meeting the criteria set forth above and the Servicer will maintain a record and monitor scheduled expirations of the related coverage, except with respect to policies that have no stated scheduled expiration. In the event the Servicer is made aware of any such expiration or cancellation, the Servicer will generally force-place hazard insurance covering loss by fire in an amount equal to 110% of the Principal Balance of the related Mortgage Loan.

     The Servicer will be required under the Pooling and Servicing Agreement to maintain on property acquired in foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (a) the maximum insurable value of the improvements which are a part of the Mortgaged Property or (b) the combined Principal Balance of such Mortgage Loan and the principal balance of each senior mortgage loan plus accrued interest and estimated Liquidation Expenses. The Pooling and Servicing Agreement will provide that the Servicer may satisfy this obligation by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans issued by an insurer acceptable to the Rating Agencies [and the Certificate Insurer]. If such blanket policy contains a deductible clause, the

Servicer will deposit in the Collection Account in respect of the related Distribution Date amounts which would have been deposited therein but for such clause. Generally, the Servicer will maintain no other policies of insurance on the Mortgage Loans or the Mortgaged Properties.

SERVICING AND OTHER COMPENSATION; PAYMENT OF EXPENSES

     The Servicing Fee will be the primary compensation to be paid to the Servicer in respect of its servicing activities and will be paid to the Servicer on each Deposit Date out of collections of interest received on or in respect of the Mortgage Loans for the related Collection Period. The Servicing Fee will equal one-twelfth (1/12) of the product of (a) the applicable Servicing Fee
Rate and (b) the Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Loan Group at the beginning of such Collection Period. The
"Servicing Fee Rate" for each Mortgage Loan Group will be [     ]% for each
Collection Period. In addition, the Servicer will retain the benefit, if any, from any investment of funds in the Collection Account and the Certificate Account. Assumption fees, late payment charges, prepayment charges, charges for checks returned for insufficient funds, and extension and other administrative charges, to the extent collected from Mortgagors, will be retained by the Servicer as additional servicing compensation.

     The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities as Servicer under the Pooling and Servicing Agreement, including, among other things, the payment of fees for any Sub-Servicers. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with Liquidated Mortgage Loans and the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related insurance proceeds or Net Liquidation Proceeds. See "Description of the Certificates -- Monthly Advances; Servicing Advances; Compensating Interest and Interest Shortfalls" herein.

CERTAIN MATTERS REGARDING SERVICER'S SERVICING OBLIGATIONS

     The Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as the Servicer thereunder, except upon determination that its duties thereunder are no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other of its activities carried on as of the date of the Pooling and Servicing Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the servicing obligations and duties of the Servicer under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will also provide that neither the Servicer, nor any of its directors, officers, employees or agents, will be liable to the Trustee, the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer, or by reason of reckless disregard of obligations and duties of the Servicer, thereunder.

     In addition, the Pooling and Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability.

     The Pooling and Servicing Agreement will provide that any corporation or other entity (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger, conversion, or consolidation to which the Servicer shall be a party, or (c) which may succeed to all or substantially all of the business of the Servicer, will, in any case where an assumption is not effected by operation of law, execute an agreement of assumption to perform every obligation of the Servicer under the Pooling and Servicing Agreement, and will be the successor to the Servicer thereunder without the execution or filing of any document or any further act by any of the parties to the Pooling and Servicing Agreement; provided, however, that if the Servicer in any of the foregoing cases is not the surviving entity, the surviving entity shall execute an agreement of assumption to perform every obligation of the Servicer thereunder.

         [THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER]

[THE CERTIFICATE INSURER

     The information set forth in this section has been provided by
[                 ] (the "Certificate Insurer"). No representation is made by the Sponsor or any of its affiliates as to the accuracy or completeness of any such information.

     The Certificate Insurer is a monoline insurance company incorporated in
[          ] under the laws of the State of New York. The Certificate Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     The Certificate Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. The Certificate Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Certificate Insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Certificate Insurer's underwriting criteria.

     The Certificate Insurer is a wholly owned subsidiary of [                 ]
("[       ]"), a New York Stock Exchange listed company. Major shareholders of
[                 ] include [            ], [            ] and [            ].
No shareholder of Holdings is obligated to pay any debt of the Certificate Insurer or any claim under any insurance policy issued by the Certificate Insurer or to make any additional contribution to the capital of the Certificate Insurer.

     The principal executive offices of the Certificate Insurer are located at
[                 ], and its telephone number at that location is [          ].

     Reinsurance. Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Certificate Insurer or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Certificate Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Certificate Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Certificate Insurer's obligations under any financial guaranty insurance policy.

     Ratings of Claims-Paying Ability. The Certificate Insurer's claims-paying
ability is rated "[       ]" by [                 ] and "[       ]" by
[                 ]. Such ratings reflect only the views of the respective
rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     Capitalization. The following tables sets forth the capitalization of the Certificate Insurer and its wholly owned subsidiaries on the basis of generally
accepted accounting principles as of [          ] (in thousands):

                                                              [AS OF DATE]
                                                              ------------
                                                              (Unaudited)
Unearned Premium Reserve (net of prepaid reinsurance
  premiums).................................................
Shareholder's Equity:
  Common Stock..............................................
  Additional Paid-In Capital................................
Unrealized Loss on Investments (net of deferred income
  taxes)....................................................
  Accumulated Earnings......................................
     Total Shareholder's Equity.............................
          Total Unearned Premium Reserve and Shareholder's
           Equity...........................................

     For further information concerning the Certificate Insurer, see the consolidated financial statements of the Certificate Insurer and its subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Certificate Insurer are available upon request to the State of New York Insurance Department.

     Incorporation of Certain Documents by Reference. The consolidated financial statements of the Certificate Insurer and its subsidiaries for the year ended
[            ], included as an exhibit to the Annual Report on Form 10-K for the
year ended [            ], and the unaudited financial statements of the
Certificate Insurer and its subsidiaries for the three month period ended
[            ], included as an exhibit to the Quarterly Report on Form 10-Q for
the period ended [            ], each of which has been filed with the
Securities and Exchange Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement. All financial statements of the
Certificate Insurer included in documents filed by [            ] pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

     Such consolidated financial statements of the Certificate Insurer and its subsidiaries have been prepared on the basis of generally accepted accounting principles. The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial conditions and results of operations of an insurance company, for determining solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted principles in making such determinations.

     Insurance Regulation. The Certificate Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Certificate Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Certificate Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.]

[THE CERTIFICATE INSURANCE POLICY

     The Sponsor will obtain the Certificate Insurance Policy, issued by the Certificate Insurer, in favor of the holders of the Class A Certificates. Under the Certificate Insurance Policy, the Certificate Insurer shall unconditionally and irrevocably guaranty to the Trustee for the benefit of each Class A Certificateholder the full and complete payment of Class A Monthly Interest and any Coverage Deficit in respect of the related Class or subclass, as applicable, of Class A Certificates for the related Distribution Date. The Certificate Insurance Policy does not insure final payment of the Class A Certificates on any specific Distribution Date and does not cover Interest Shortfalls.

     The Certificate Insurer is required to pay Insured Amounts to the Trustee as paying agent following Receipt (as defined below) by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (b) 12:00 noon, New York City time, on the related Distribution Date.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Certificate Insurance Policy, the Certificate Insurer shall cause such payment to be made on the latter of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the relevant Certificateholders are required to return principal or interest paid with respect to such Certificates during the term of the Certificate Insurance Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of each relevant Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by each relevant Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the relevant Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the relevant Certificates held by such Certificateholder against the debtor that made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) of
(i) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless such Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which such case payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer). In connection with the foregoing, the Certificate Insurer shall have certain rights of subrogation, as described in the Pooling and Servicing Agreement.

     The terms "Receipt" and "Received," with respect to the Certificate Insurance Policy, mean actual delivery to the Certificate Insurer and to the Certificate Insurer's fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Certificate Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or its fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Certificate Insurance Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to be closed.

     The Certificate Insurer has the right to terminate the Trust if Mortgage Loans with aggregate original Principal Balances that equal or exceed 25% of the sum of the Cut-off Date Pool Balance and the Prefunding Account Deposit have become Liquidated Mortgage Loans. See "Description of the
Certificates -- Termination; Retirement of the Certificates" herein.

     The Certificate Insurance Policy is non-cancelable.

     THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     The Certificate Insurer's obligation under the Certificate Insurance Policy will be discharged to the extent that funds are disbursed by the Certificate Insurer in accordance with the Certificate Insurance Policy, whether or not such funds are properly distributed by the Trustee.

     The Certificate Insurance Policy does not guarantee to the holders of either Class of Class A Certificates any specific rate of prepayments of principal of the Mortgage Loans in the related Mortgage Loan Group. Payments of principal on the Class A Certificates are covered only to the extent of any Coverage Deficit on a Distribution Date, but such coverage will result in ultimate collection of the Certificate Principal Balance of each Class of Class A Certificates.

     Pursuant to the terms of the Pooling and Servicing Agreement, unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Certificateholders for all purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Class A Certificateholders thereunder, without the consent of such Certificateholders, and the Class A Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will, as a third party beneficiary to the Pooling and Servicing Agreement, have among others, the following rights: (i) the right to give notices of breach or to terminate the rights and obligations of the Servicer under the Pooling and Servicing Agreement in the event of an Event of Default by the Servicer; (ii) the right to direct the actions of the Trustee during the continuation of a Servicer default; (iii) the right to require the Sponsor to repurchase Mortgage Loans for breach of representation and warranty or defect in documentation; and
(iv) the right to direct foreclosures upon the failure of the Servicer to do so in accordance with the Pooling and Servicing Agreement. The Certificate Insurer's consent will be required prior to, among other things, (i) the appointment of any successor Trustee or Servicer or (ii) any amendment to the Pooling and Servicing Agreement (which consent will not be unreasonably withheld).]

[CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT RISK

     In general, the protection afforded by the Certificate Insurance Policy is protection for credit risk and not for prepayment risk. A claim may not be made under the Certificate Insurance Policy, in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the Trust.]

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat the Trust (other than the Prefunding Account and the Capitalized Interest Account), and the Trust (other than the Prefunding Account and the Capitalized Interest Account) will qualify, as a REMIC for federal income tax purposes. The Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates and the Class A-2 Certificates will be designated as regular interests in the REMIC, and the Class R Certificate will be designated as the residual interest in the REMIC. See "Certain Federal Income Tax Consequences" in the Prospectus.

     The Class A Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Class A Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting. It is anticipated that the Class A Certificates will be issued without original issue discount for federal income tax purposes. However, it is possible that the Internal Revenue Service could treat a portion of the additional interest which would become payable on
the Class A-2 Certificates after the Distribution Date in [       ] as original
issue discount. Certificateholders are urged to consult their tax advisors with respect to the tax consequences of holding the Class A Certificates.

     The Prepayment Assumption (as defined in the Prospectus) that is to be used in determining whether any Class of Class A Certificates is issued with original
issue discount and the rate of accrual of original issue discount is [       ]%
of HEP (as defined under "Prepayment and Yield Considerations -- Projected Prepayments and Yields for the Class A Certificates"). No representation is made as to the actual rate at which the Mortgage Loans will prepay. See "Certain Federal Income Tax Consequences -- Taxation of Regular Certificates" in the Prospectus.

SUPPLEMENTAL INTEREST AMOUNTS

     The beneficial owners of the Adjustable Rate Group Certificates and the related rights to receive Supplemental Interest Amounts will be treated for tax purposes as owning two separate investments: (i) the respective Adjustable Rate Group Certificates without the right to receive Supplemental Interest Amounts and (ii) the right to receive the Supplemental Interest Amounts. The beneficial owners of the respective Adjustable Rate Group Certificates must allocate the purchase price of their Certificates between these two investments based on their relative fair market values. The purchase price allocated to the first investment will be the issue price of the respective Adjustable Rate Group Certificates for calculating accruals of original issue discount. See "Certain Federal Income Tax Consequences -- Discount and Premium" in the Prospectus.

     A beneficial owner of an Adjustable Rate Group Certificate and the related rights to receive Supplemental Interest Amounts will be treated for federal income tax purposes as having entered into a notional principal contract on the date that it purchases the Certificate. Treasury Regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations") provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a period payment for the taxable year to which that portion relates. Any Supplemental Interest Amounts will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the related Supplemental Interest Amounts will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations.

     The right to receive the Supplemental Interest Amounts will not constitute:
(i) a "real estate asset" within the meaning of section 858(c)(5)(A) of the Code if held by a real estate investment trust; (ii) a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code or a "permitted investment" within the meaning of section 860G(a)(5) of the code if held by a REMIC; or (iii) assets described in section 7701(a)(19)(C)(xi) of the Code if held by a thrift. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

     If the Servicer, acting directly or through a permitted designee, exercises its right to an Optional Termination, any Supplemental Interest Amount may not be paid in full.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, as well as on collective investment funds and separate accounts in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates will be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code) and certain specified relationships to the Plan. Therefore, a Plan fiduciary considering an investment in the Class A Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Class A Certificates.

     The U.S. Department of Labor has granted to [       ] an administrative
exemption (Prohibited Transaction Exemption [ ], as amended; Exemption
Application No. [       ], [       ] Fed. Reg. [       ] ([       ])) (the
"Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include mortgage loans such as the Mortgage Loans.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Moody's Investors Service ("Moody's"), Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies"), Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

          (4) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith;

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended; and

          (7) the trust must also meet the following requirements:

             (i) the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

             (ii) certificates in such investment pools must have been rated in one of the three highest rating categories of Moody's, S&P, D&P or Fitch for at least one year prior the Plan's acquisition of certificates; and

             (iii) certificates evidencing interest in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined herein); (ii) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity. The Exemption does not apply to Plans sponsored by the Sponsor, the Underwriters, the Trustee, the Servicer, [the Certificate Insurer], any obligor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the "Restricted Group").

     It is believed that the Exemption will apply to the acquisition and holding of Class A Certificates by Plans and that all conditions of the Exemptions as they relate to the acquisition and holding by Plans of Class A Certificates other than those within the control of the investors will be met after such time, provided that either the Subsequent Mortgage Loans are identified as of the Closing Date or the Subsequent Mortgage Loans have been acquired by the Trust on the Closing Date. The Sponsor expects to satisfy one or both of these conditions.

                                USE OF PROCEEDS

     The Sponsor intends to use the net proceeds to be received from the sale of the Class A Certificates to pay off certain indebtedness incurred in connection with the acquisition of the Initial Mortgage Loans, to fund the Prefunding Account and the Capitalized Interest Account and to pay other expenses associated with the pooling of the Mortgage Loans and the issuance of the Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Class A Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Class A Certificates. No representation is made herein as to whether the Class A Certificates constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Class A Certificates as legal investments for such purchasers prior to investing in the Class A Certificates.

                                  UNDERWRITING

     Under the terms set forth in the Underwriting Agreement and the related Pricing Agreement, (collectively, the "Underwriting Agreement") for the sale of
the Class A Certificates, dated [       ], the Sponsor has agreed to sell and
[       ] (collectively, the "Underwriters") have severally agreed to purchase the respective principal amounts of Class A Certificates set forth opposite their respective names. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of the Class A Certificates.

                                                     PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                                     AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF
                                                     CLASS A-1A     CLASS A-1B     CLASS A-1C     CLASS A-2
                   UNDERWRITER                      CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
                   -----------                      ------------   ------------   ------------   ------------

Total.............................................

     The Underwriters have informed the Sponsor that they propose to offer the Class A Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Class A Certificates, the Underwriters may be deemed to have received compensation from the Sponsor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Sponsor has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act.

     The Sponsor has been advised by the Underwriters that the Underwriters intend to make a market in the Class A Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Class A Certificates and such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class A Certificates.

     [                    ], a United Kingdom broker-dealer and a member of the
Securities and Futures Authority Limited, has agreed that, as part of the distribution of the Class A Certificates offered hereby and subject to certain exceptions, it will not offer or sell any Class A Certificates within the United States, its territories or possessions or to persons who are citizens thereof or residents therein. The Underwriting Agreement does not limit sales of Class A Certificates offered hereby outside of the United States.

     Each of the Underwriters has further represented that: (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Class A Certificates to persons in the United Kingdom, except to persons whose activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Class A Certificates to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom the document can lawfully be issued or passed on.

                               [REPORT OF EXPERTS

     The consolidated balance sheets of the Certificate Insurer and its
subsidiaries as of [       ] and [       ] and the related consolidated
statements of income, changes in shareholder's equity and cash flows for each of
the [       ] years in the period ended [       ] incorporated by reference in
this Prospectus Supplement, have been incorporated herein in reliance on the
report of [       ], independent accountants, given on the authority of that firm as experts in accounting and auditing.]

                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon
for the Sponsor by [       ]. [       ] will act as counsel for the
Underwriters. [Certain legal matters relating to the Certificate Insurer and the Certificate Insurance Policy will be passed upon by inside counsel to the Certificate Insurer.]

                       RATING OF THE CLASS A CERTIFICATES

     It is a condition to the issuance of each of the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates and the Class A-2
Certificates that each shall be rated "[       ]" by [       ] and "[       ]"
by [       ].

     Explanations of the significance of such ratings may be obtained from
[       ] and [       ]. Each rating will be the view only of the assigning
Rating Agency.

     [The ratings on the Class A Certificates are based in substantial part on the claims-paying ability of the Certificate Insurer. Any change in the ratings of the Certificate Insurer by the Rating Agencies may result in a change in the ratings of the Class A Certificates.]

     There is no assurance that any rating assigned to the Class A Certificates will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price or liquidity of the Class A Certificates.

     The ratings of the Class A Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities.

     There can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if one does, what rating will be assigned by such other rating agency. A rating on the Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class
A Certificates by [       ] and [       ].

                                    ANNEX A

                        DESCRIPTION OF THE MORTGAGE POOL

     The following is a brief description of certain terms of the Initial Mortgage Loans based on the Initial Mortgage Loans and each Mortgage Loan Group as of the Cut-off Date. Certain mortgage loans may be removed, prior to the Closing Date, from the Mortgage Pool and each Mortgage Loan Group as described herein, in which case an amount equal to the aggregate principal balances of such mortgage loans, but in no event more than $5,000,000, will be added to the Prefunding Account Deposit on the Closing Date. As a result, the statistical information presented below regarding the Initial Mortgage Loans and each Mortgage Loan Group as of the Cut-off Date may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool and each Mortgage Loan Group at the Closing Date. In addition, the actual Mortgage Pool may vary from the description below due to a number of factors, including the purchase of Subsequent Mortgage Loans on the Closing Date and prepayments of the Initial Mortgage Loans. See "-- Conveyance of Subsequent Mortgage Loans" herein.

     The term "Aggregate Principal Balance" means the aggregate Principal Balance of the Mortgage Loans in the specified Mortgage Loan Group. The information expressed as a percentage of the Aggregate Principal Balance may not total 100% due to rounding.

     Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups (the "Fixed Rate Group" and the "Adjustable Rate Group," and each a "Mortgage Loan Group"). The Initial Mortgage Loans comprising the Fixed Rate Group will be secured by first, second and third liens with respect to the related Mortgaged Properties and will bear fixed rates of interest. Substantially all of the Initial Mortgage Loans comprising the Adjustable Rate Group will be secured by first liens on the related Mortgaged Properties and will bear interest at rates that adjust based on the index described in the related mortgage notes. The Class A-1 Certificates represent undivided ownership interests in all Mortgage Loans contained in the Fixed Rate Group, and the Class A-2 Certificates represent undivided ownership interests in all Mortgage Loans contained in the Adjustable Rate Group.

                                FIXED RATE GROUP

                           TYPE OF MORTGAGED PROPERTY
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                                OCCUPANCY STATUS
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                                PRIORITY OF LIEN
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                      TYPE OF LOAN BY AMORTIZATION METHOD
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                         COMBINED LOAN-TO-VALUE RATIOS
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                           ORIGINAL TERM TO MATURITY
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                           REMAINING TERM TO MATURITY
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                        RANGE OF MORTGAGE INTEREST RATES
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                         CUT-OFF DATE PRINCIPAL BALANCE
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
                              [INSERT TABLE HERE]

                                FIXED RATE GROUP

                       ORIGINATORS OF THE MORTGAGE LOANS

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                           TYPE OF MORTGAGED PROPERTY

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                                OCCUPANCY STATUS

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                                PRIORITY OF LIEN

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                      TYPE OF LOAN BY AMORTIZATION METHOD

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                         COMBINED LOAN-TO-VALUE RATIOS

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                           ORIGINAL TERM TO MATURITY

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                           REMAINING TERM TO MATURITY

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                        RANGE OF MORTGAGE INTEREST RATES
                               AS OF CUT-OFF DATE

                              [insert Table here]

                             ADJUSTABLE RATE GROUP

                         CUT-OFF DATE PRINCIPAL BALANCE
                              [INSERT TABLE HERE]

                             ADJUSTABLE RATE GROUP

                             RANGE OF GROSS MARGINS
                              [INSERT TABLE HERE]

                             ADJUSTABLE RATE GROUP

                    RANGE OF MAXIMUM MORTGAGE INTEREST RATES
                              [INSERT TABLE HERE]

                             ADJUSTABLE RATE GROUP

                        RANGE OF MINIMUM MORTGAGE RATES
                              [INSERT TABLE HERE]

                             ADJUSTABLE RATE GROUP

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
                              [INSERT TABLE HERE]

                             ADJUSTABLE RATE GROUP

                       ORIGINATORS OF THE MORTGAGE LOANS
                              [INSERT TABLE HERE]

                                    ANNEX B

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Mortgage
Pass-Through Certificates, Series 199[       ]-[       ] (the "Global
Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior Mortgage Pass-Through Certificates issues.

     Secondary cross-market trading between participants of Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Second market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificates issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participants or Euroclear Participant's particular cost of funds.

     Because the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing though Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agents.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person though whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to United States federal income tax, regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

[This form of Prospectus Supplement for Asset-Backed Bonds is for illustrative purposes only. A Prospectus Supplement in definitive form reflecting the terms of each Series of Bonds will be filed with the Commission under the Securities Act of 1933, as amended, pursuant to Rule 424(b) promulgated thereunder.]


PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED [                     ])


                            [$                     ]

                         AAMES CAPITAL ACCEPTANCE CORP.

                                   TRANSFEROR

                           AAMES CAPITAL CORPORATION

                                    SERVICER

                        AAMES CAPITAL OWNER TRUST [    ]
                            ------------------------

     The Aames Capital Owner Trust [     ] (the "Bond Issuer") is hereby
offering [$          ] aggregate principal amount of its --Asset-Backed Bonds,
Series [  ] (the "Bonds"). The Bonds will be issued pursuant to an indenture,
dated as of [            ] (the "Indenture"), between the Bond Issuer (described
herein) and Bankers Trust Company of California, N.A., as trustee (the "Indenture Trustee"), and will be secured by a trust estate (the "Trust Estate") consisting primarily of (i) a pool (the "Mortgage Pool") of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties, including units in condominium and planned unit developments (the "Mortgage Loans"), [(ii) funds on deposit in the Prefunding Account and Capitalized Interest Account and (iii) the Financial Guaranty Insurance Policy, as described herein.]

                                                   (continued on following page)

                                     [LOGO]
                            ------------------------


     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 16 HEREOF AND ON PAGE 19 OF THE PROSPECTUS BEFORE PURCHASING ANY BONDS.

                            ------------------------

THE BONDS WILL CONSTITUTE NON-RECOURSE OBLIGATIONS OF THE BOND ISSUER ONLY, AND
   THE PROCEEDS OF THE ASSETS IN THE TRUST ESTATE WILL BE THE SOLE SOURCE OF PAYMENTS ON THE BONDS. THE BONDS WILL NOT REPRESENT AN INTEREST IN OR RECOURSE
     OBLIGATION OF THE BOND ISSUER AND WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF ANY OTHER PERSON OR ENTITY. NEITHER THE BONDS NOR THE MORTGAGE
       LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR
                                INSTRUMENTALITY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     The Bonds will be offered by the Underwriters named below (the "Underwriters") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of the related sale. Proceeds from the sale of the Bonds are anticipated to be approximately
[$          ], before deducting expenses payable by the Bond Issuer, which are
estimated to be [$          ]. The Bonds are offered by the Underwriters, when,
as and if issued and delivered to and accepted by them, subject to prior sale and to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify any offer and to reject orders in whole or in part. It is expected that the Bonds will be delivered in book-entry form only through the Same-Day Funds Settlement System of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear
System on or about [            ]. The Bonds will be offered in Europe and the
United States of America.

                                 [UNDERWRITERS]
                            ------------------------
           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS [            ].

(continued from front cover)

     The Mortgage Loans identified for inclusion in the Mortgage Pool as of the date of issuance of the Bonds will be collectively referred to herein as the "[Initial] Mortgage Loans." The aggregate of the principal balances of the [Initial] Mortgage Loans, determined as of the Statistical Calculation Date,
totaled approximately [$          ] (the "[Initial] Pool Balance"). The
Transferor expects the Aggregate Principal Balance of the [Initial] Mortgage
Loans as of the applicable Cut-off Dates to be approximately [$          ],
after application of all payments of principal received in respect of the [Initial] Mortgage Loans before the applicable Cut-off Dates. [Other Mortgage Loans satisfying the criteria described herein that are acquired during the Funding Period through the application of amounts on deposit in the Prefunding Account will be collectively referred to herein as the "Additional Mortgage Loans." As more fully described herein, the final Mortgage Pool will be comprised entirely of Mortgage Loans bearing interest at rates that are subject to periodic adjustment.] The Mortgage Loans will have been originated or acquired by Aames Capital Corporation ("ACC"), a California corporation and a wholly owned subsidiary of Aames Financial Corporation ("AFC"). On or prior to the date the Bonds are issued, ACC will convey its interest in each Mortgage Loan to Aames Capital Acceptance Corp. (the "Transferor"), a Delaware corporation that is also a wholly owned subsidiary of AFC, who in turn will convey such interests to the Bond Issuer. The Bond Issuer will then pledge all of its interest in the Mortgage Loans, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Bonds.

     The Bonds will constitute non-recourse obligations of the Bond Issuer. ACC will have limited obligations arising in respect of certain representations and warranties on the Mortgage Loans in connection with the conveyance thereof to the Transferor. ACC will also act as servicer of the Mortgage Loans (in such capacity, the "Servicer") and, in such capacity, will have limited obligations that arise pursuant to certain representations and warranties and to its contractual servicing obligations under that certain agreement (the "Servicing Agreement") to be entered into among the Servicer, the Bond Issuer and the Indenture Trustee, including any obligation it may have to advance delinquent interest payments on the Mortgage Loans.

     [The Bonds will be unconditionally and irrevocably guaranteed as to payment of interest due to Bondholders and as to ultimate collection of the Bond Balance, in each case pursuant to the terms of the Financial Guaranty Insurance Policy issued by Financial Security Assurance Inc. See "Description of the
Bonds -- The Financial Guaranty Insurance Policy" herein.]

     The stated maturity for the Bonds (determined on the basis of the assumptions described herein under "Prepayment and Yield Considerations") is the
Payment Date occurring in [          ] (the "Final Maturity Date").

     The yield to maturity on the Bonds will be affected by, among other things, the rate of payment of principal (including by reason of prepayments, defaults and liquidations) of the Mortgage Loans and the timing and receipt of such payments as described herein and in the Prospectus. See "Risk Factors -- Yield, Maturity and Prepayment Considerations" and "Maturity, Prepayment and Yield Considerations" in the Prospectus and "Risk Factors -- Risks Associated with Prepayment of the Mortgage Loans" and "-- Yield Considerations Relating to Excess Cash" and "Prepayment and Yield Considerations" herein.

     The Bonds are subject to optional redemption in full by the Bond Issuer after the Bond Balance is less than 20% of the Original Bond Balance. [In addition, the Servicer and the Financial Guaranty Insurer will have rights, under the limited circumstances described herein, to acquire all of the Mortgage Loans from the Indenture Trustee and thereby effect a redemption of the Bonds. See "Description of the Bonds -- Redemption of the Bonds" herein.]

     No election will be made to treat the Trust Estate as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes.

     There is currently no secondary market for the Bonds. The Underwriters intend to make a secondary market for the Bonds, but has no obligation to do so. There can be no assurance that a secondary market for the Bonds will develop or, if one does develop, that it will provide investors with a satisfactory level of liquidity or that it will continue.

     It is a condition to the issuance of the Bonds that they be rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard and Poor's, a division of The McGraw-Hill Companies, Inc.

     THE BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE A SEPARATE SERIES OF SECURITIES BEING OFFERED PURSUANT TO THE PROSPECTUS OF ACC AND THE
TRANSFEROR, DATED [          ], OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART
AND THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF BONDS MAY NOT BE CONSUMMATED UNLESS THE PROSPECTIVE INVESTOR HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     Reference is made to the Index of Principal Terms herein for the location in this Prospectus Supplement of the definitions of certain capitalized terms used herein, and reference is also made to the Index of Principal Terms in the Prospectus for the location in the Prospectus of the definitions of certain capitalized terms used but not otherwise defined herein.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE BONDS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     FOR UNITED KINGDOM PURCHASERS: THE BONDS MAY NOT BE OFFERED OR SOLD IN THE UNITED KINGDOM PRIOR TO THE EXPIRY OF THE PERIOD OF SIX MONTHS FROM THIS ISSUE DATE OF SUCH BONDS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED KINGDOM OTHER THAN TO PERSONS WHOSE ORDINARY ACTIVITIES ARE ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS, WHETHER AS PRINCIPAL OR AGENT (EXCEPT IN CIRCUMSTANCES THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATION 1995), AND THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS MAY ONLY BE ISSUED OR PASSED ON TO ANY PERSON IN THE UNITED KINGDOM IF THAT PERSON IS OF THE KIND DESCRIBED IN ARTICLE 11(3) OF THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENTS) (EXEMPTIONS) ORDER 1997.

                             REPORTS TO BONDHOLDERS

     Monthly and annual reports concerning the Bonds and the assets included in the Trust Estate will be sent by the Indenture Trustee to all Bondholders. See "Description of the Mortgage Loans -- Reports to Bondholders" herein. So long as any Bond is in book-entry form, such reports will be sent to Cede & Co., as the nominee of The Depository Trust Company ("DTC") and as the Bondholder of record pursuant to the Indenture described herein. DTC will supply such reports to all persons acquiring beneficial ownership interests in the Bonds. See "Description of the Bonds -- BookEntry Registration and Definitive Bonds" herein and "Description of the Securities -- Form of Securities -- Book-Entry Registration" in the Prospectus.

                             AVAILABLE INFORMATION

     ACC and the Transferor have filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") pursuant to which the Bonds are being offered. The Registration Statement and amendments thereof and the exhibits thereto may be inspected at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Certain documents filed with the Commission by or on behalf of the Bond Issuer are incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the Prospectus. [In addition, the consolidated financial statements of the Financial Guaranty Insurer and Subsidiaries for the
year ended [          ], included as an exhibit to the Annual Report on Form
10-K for the year ended [          ], and the unaudited consolidated financial
statements of the Financial Guaranty Insurer and Subsidiaries for the quarterly
periods ended [          ], [          ] and [          ], included as an
exhibit to the Quarterly Report on Form 10-Q for the periods ended [          ],
[          ] and [          ], respectively, each of which has been filed with
the Commission by [          ], are hereby incorporated by reference in this
Prospectus Supplement. All financial statements of the Financial Guaranty
Insurer and Subsidiaries included in documents filed by [          ] pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus Supplement and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference in this Prospectus Supplement and to be part of this Prospectus Supplement from the respective dates of the filing of such documents.]


     The Bond Issuer will provide to any person, including any person acquiring a beneficial ownership interest in the Bonds, to whom this Prospectus Supplement is delivered a copy of the above-referenced financial statements incorporated by reference herein without charge upon written or oral request to: Aames Capital
Owner Trust [          ] c/o Aames Capital Acceptance Corp., 350 South Grand
Avenue, Los Angeles, California 90071, (323) 210-5000.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
REPORTS TO BONDHOLDERS.................    4
AVAILABLE INFORMATION..................    4
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE............................    4
SUMMARY OF TERMS.......................    6
RISK FACTORS...........................   16
  Limited Sources of Credit
     Enhancement.......................   16
  Risk of Limitations on Adjustments of
     the Bond Interest Rate............   16
  Risks Associated with Underwriting
     Standards.........................   17
  Risks Associated with Geographic
     Concentration of Mortgaged
     Properties........................   17
  Risks Associated with Damaged
     Mortgaged Properties..............   17
  Risks Associated with Junior Loans...   18
  Risks Associated with Prepayment of
     the Mortgage Loans................   19
  The Additional Mortgage Loans and the
     Prefunding Account................   20
  Yield Considerations Relating to
     Excess Cash.......................   21
  Other Yield Considerations...........   21
  Environmental Statutes Affecting
     Security Interests................   21
  Risks Associated with Certain
     Origination Fees..................   22
  Dissolution of Bond Issuer from
     Insolvency of Transferor..........   22
  Book-Entry Registration..............   22
DESCRIPTION OF THE BONDS...............   23
  General..............................   23
  Book-Entry Registration and
     Definitive Bonds..................   23
  Assignment of Mortgage Loans.........   27
  Payments on the Bonds................   29
  Bond Account.........................   33
  Prefunding Account...................   34
  Capitalized Interest Account.........   35
  Overcollateralization Feature........   35
  Reports to Bondholders...............   37
  The Financial Guaranty Insurance
     Policy............................   37
  The Financial Guaranty Insurer
     Premium...........................   38
  Redemption of the Bonds..............   38
  Payments to the Bond Issuer..........   38
  The Indenture Trustee................   39
  Voting...............................   39
  Bond Events of Default...............   39

                                         PAGE
                                         ----
THE BOND ISSUER........................   39
THE MORTGAGE LOANS.....................   40
  General..............................   40
  Conveyance of Additional Mortgage
     Loans.............................   42
PREPAYMENT AND YIELD CONSIDERATIONS....   42
  Projected Prepayments and Yields for
     the Bonds.........................   43
ORIGINATION AND SERVICING OF THE
  MORTGAGE LOANS.......................   46
  The Originators......................   46
  Underwriting of Mortgage Loans.......   46
  Servicing of the Mortgage Loans......   46
  Customary Servicing Procedures.......   47
  The Servicing Agreement..............   47
  Sub-Servicers........................   52
  Hazard Insurance.....................   52
  Servicing and Other Compensation;
     Payment of Expenses...............   54
  Servicer's Mortgage Loan Delinquency
     and Foreclosure Experience........   54
THE FINANCIAL GUARANTY INSURANCE POLICY
  AND THE FINANCIAL GUARANTY INSURER...   55
  The Financial Guaranty Insurer.......   55
  The Financial Guaranty Insurance
     Policy............................   57
  Credit Enhancement Does Not Apply to
     Prepayment Risk...................   59
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.........................   60
ERISA CONSIDERATIONS...................   60
USE OF PROCEEDS........................   61
LEGAL INVESTMENT CONSIDERATIONS........   61
UNDERWRITING...........................   61
REPORT OF EXPERTS......................   62
LEGAL MATTERS..........................   62
RATING OF THE BONDS....................   62
INDEX OF PRINCIPAL TERMS...............   64
ANNEX A: DESCRIPTION OF THE MORTGAGE
  POOL.................................  A-1
ANNEX B: GLOBAL CLEARANCE, SETTLEMENT
  AND TAX DOCUMENTATION PROCEDURES.....  B-1

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus.

Securities Offered.........  - Asset-Backed Bonds, Series [       ] (the
                             "Bonds"). The Bonds represent nonrecourse obligations of the Bond Issuer. Proceeds of the assets in the Trust Estate will be the sole source of payments on the Bonds.

Original Bond Balance......  [$          ]

Bond Issuer................  Aames Capital Owner Trust [       ], a Delaware
                             business trust established by the Transferor
                             pursuant to a trust agreement, dated as of
                             [       ] (the "Trust Agreement"), between the
                             Transferor and Wilmington Trust Company as owner trustee. After the Closing Date, substantially all of the beneficial ownership interest in the Bond
                             Issuer will be held by Aames Capital Corporation
                             ("ACC"), a California corporation and a wholly owned subsidiary of Aames Financial Corporation
                             ("AFC"). The Transferor will retain only a negligible interest in the Bond Issuer after the Closing Date, but will have primary responsibility for managing the affairs and operations of the Bond
                             Issuer. The principal office of the Bond Issuer is located in Los Angeles, California. The Bond Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate. See "The Bond Issuer" herein.

The Transferor.............  Aames Capital Acceptance Corp., a Delaware
                             corporation and a wholly owned limited purpose finance subsidiary of AFC. The principal office of the Transferor is located in Los Angeles, California.

                             The Mortgage Loans were originated or acquired by ACC. On or prior to the date the Bonds are issued, ACC will convey its interest in each Mortgage Loan to the Transferor who in turn will convey such interests to the Bond Issuer. See "Aames Capital Acceptance Corp." and "Aames Capital Corporation" in the Prospectus.

The Servicer...............  ACC will act as servicer of the Mortgage Loans (in such capacity, the "Servicer") under the terms of that certain agreement, dated as of [ ] (the "Servicing Agreement"), among the Servicer, the Bond Issuer and the Indenture Trustee. See "The Servicer" in the Prospectus and "Servicing of the Mortgage Loans" herein.

                             The Servicer will appoint one or more mortgage servicing institutions (each, a "Sub-Servicer"), which may be affiliates of the Servicer, to service and administer certain Mortgage Loans on behalf of the Servicer. See "Servicing of the Mortgage
                             Loans -- Sub-Servicers" herein.

The Indenture Trustee......  Bankers Trust Company of California, N.A., a
                             national banking association, duly organized and existing under and by virtue of the laws of the United States. See "The Indenture" in the Prospectus and "Description of the Bonds -- The Indenture Trustee" herein.

Cut-off Dates..............  With respect to the Mortgage Loans owned by ACC as
                             of [       ] and designated for inclusion in the
                             Mortgage Pool as of the date hereof (the "Original
                             Mortgage Loans"), the Cut-off Date is [       ].
                             [With respect to the Mortgage Loans acquired by ACC
                             by bulk purchase after [       ] but prior to the
                             date hereof and designated for inclusion in the

                             Mortgage Pool as of the date hereof (the "Bulk Purchase Mortgage Loans" and, together with the Original Mortgage Loans, the "[Initial] Mortgage
                             Loans"), the Cut-off Date is [       ]. With
                             respect to the Mortgage Loans satisfying the criteria described herein that are acquired during the Funding Period through the application of amounts on deposit in the Prefunding Account (the "Additional Mortgage Loans"), the Cutoff Date is the date specified as such in the related subsequent transfer agreement for the Additional Mortgage Loans transferred pursuant thereto.

Closing Date...............  On or about [       ].

Description of the Bonds...  The Bonds represent non-recourse obligations of the
                             Bond Issuer and will be issued pursuant to an
                             indenture to be dated as of [       ] (the
                             "Indenture"), entered into between the Bond Issuer and the Indenture Trustee. The assets included in the trust estate created by the Indenture (the "Trust Estate") and pledged to secure the Bonds will be the sole source of payments on the Bonds. The Bonds will be issued in a single class.

                             Initially, the assets of the Trust Estate will consist of (i) a pool (the "Mortgage Pool") of the [Initial] Mortgage Loans, which are adjustable rate home equity mortgage loans secured by first lien mortgages or deeds of trust on one- to four-family residential properties, including units in condominium, planned unit developments and manufactured housing units (the "Mortgaged Properties"), and including any note or other instrument of indebtedness (each, a "Mortgage Note"); (ii) all payments in respect of principal of the [Initial] Mortgage Loans received on or after the applicable Cut-off Dates; (iii) all payments in respect of interest accrued on the [Initial] Mortgage Loans from and after the applicable Cut-off Dates, irrespective of when received; (iv) security interests in the Mortgaged Properties; (v) amounts to be deposited in the Prefunding Account that will be available for the acquisition of the Additional Mortgage Loans during the Funding Period; (vi) amounts to be deposited in the Capitalized Interest Account; [(vii) the insurance policy (the "Financial Guaranty Insurance Policy") issued by (the Financial Guaranty Insurer)] and (viii) certain other property.

Denominations and
Registration...............  The Bonds will be issued in minimum denominations of $1,000 principal amount and in integral multiples of $1 in excess thereof. No person acquiring a beneficial ownership interest in any Bond (any such person, a "Bond Owner") will be entitled to receive such Bond in fully registered, certificated form (a "Definitive Bond"), except under the limited circumstances described herein under "Description of the Bonds -- Book-Entry Registration and Definitive Bonds." Instead, Bond Owners will hold their Bonds through The Depository Trust Company ("DTC"), in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe, each of which will effect payments and transfers in respect of the Bonds by means of electronic record keeping services, acting through certain participating organizations. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Bonds are in book-entry form, the Bonds will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of DTC, or Citibank N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. This may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its Bonds. See "Risk Factors -- Book-Entry Registration" and "Description of the Bonds -- Book-Entry Registration and Definitive Bonds" herein, "ANNEX
                             B: Global Clearance, Settlement and Tax
                             Documentation Procedures" hereto and "Description of the Securities -- Form of Securities -- Book-Entry Registration" in the Prospectus. Unless and until Definitive Bonds are issued, it is anticipated that the only "Bondholder" will be Cede & Co., as nominee of DTC. Bond Owners will not be Bondholders as that term is used in the Indenture and the Servicing Agreement. Bond Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

Payments on the Bonds
A. General.................  Payments on the Bonds will be made on the 15th day of each month, or if such day is not a business day, on the next succeeding business day (each, a
                             "Payment Date"), commencing in [       ], to each
                             Bondholder of record on the related Record Date. Unless otherwise specified elsewhere in this Prospectus Supplement, the term "business day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of California or the State of New York are authorized or obligated by law, regulation, executive order or governmental decree to be closed. The "Record Date" for the Bonds with respect to any Payment Date will be the last business day of the immediately preceding calendar month, except that the final payment in redemption of any Definitive Bond will be made only upon presentation and surrender of such Definitive Bond at the office or agency designated by the Indenture Trustee for that purpose. See "Description of the Bonds" herein.

                             On each Payment Date, payments of principal and interest will be made to Bondholders as of the immediately preceding Record Date out of Available Funds for such Payment Date. The "Available Funds" for any Payment Date will generally consist of the aggregate of the following amounts:

                             (i) amounts collected, received or otherwise
                             recovered by or on behalf of the Servicer on or with respect to the Mortgage Loans during the calendar month immediately preceding the month in which such Payment Date occurs or, in the case of the first Payment Date, during the period from the applicable Cutoff Date for each Mortgage Loan
                             through the end of [       ] (each, a "Collection
                             Period"), net of amounts representing interest accrued on such Mortgage Loans in respect of any period prior to the applicable Cut-off Date, the related Servicing Fee and any additional servicing compensation paid to the Servicer in respect to the related Collection Period, Payments Ahead and reimbursements for certain advances (other than those included in liquidation expenses reimbursed from related Liquidation Proceeds); and

                             (ii) the amount of any Monthly Advances and Compensating Interest Payments made by the Servicer for such Payment Date, any amounts deposited in the Bond Account in respect of the release, removal or substitution of Mortgage Loans during the related Collection Period, amounts deposited in the Bond Account in respect of interest for the first two Collection Periods and any amounts deposited in the Bond Account during such Collection Period from the Prefunding Account and the Capitalized Interest Account or in connection with the redemption of the Bonds, all as more fully described under "Description of the Bonds -- Payments on the Bonds" herein.

B. Bond Interest Rate......  The Bond Interest Rate for the [Initial] Interest
                             Period will be a per annum rate equal to [       ]
                             and will be determined on [       ]. The Bond
                             Interest Rate for each subsequent Interest Period will be a per annum rate equal to the lesser of (i) for each Interest Period ending prior to the Pool
                             Redemption Date, [       ] and, for each Interest
                             Period ending thereafter, [       ] and (ii) the
                             Adjustable Rate Cap. The "Adjustable Rate Cap" will be, with respect to any Payment Date and the Bonds, the per annum rate equal to the percentage obtained by (I) dividing (x) an amount equal to the aggregate of the interest portions of each of the monthly payments due on the Mortgage Loans during the related Collection Period, reduced by the sum of (i) the Servicing Fee with respect to the Mortgage Loans for such Collection Period, [(ii) the Financial Guaranty Insurer Premium for such Payment Date,] and (iii) in the case of each Payment Date occurring after the Payment Date in
                             [       ], an amount equal to one-twelfth (1/12)
                             of 100 basis points multiplied by the Aggregate Principal Balance of the Mortgage Loans as of the end of such Collection Period, by (y) the product of (i) the then outstanding aggregate principal balance of the Bonds (the "Bond Balance") as of the first day of such Interest Period and (ii) the actual number of days elapsed during such Interest Period divided by 360 and (II) multiplying the result by 100. See "Description of the Bonds -- Payments on the Bonds" herein.

                             The "Interest Period" in respect of any Payment Date will be the period from and including the Closing Date, in the case of the [Initial] Payment Date, or the immediately preceding Payment Date, as applicable, to but excluding the related Payment Date. All calculations of interest on the Bonds will be computed on the basis of the actual number of days elapsed in the related Interest Period in a year of 360 days.

C. Payments of Interest....  On each Payment Date, Bonds will be entitled to payments in respect of interest on the Bonds ("Bond Interest"). Bond Interest for any Payment Date will be an amount equal to (a) with respect to the [Initial] Interest Period, interest for the number of days in the period commencing on the Closing Date and ending on the day prior to such Payment Date at the Bond Interest Rate on the Original Bond Balance, and (b) with respect to any subsequent Interest Period, interest for the number of days in such Interest Period at the Bond Interest Rate on the Bond Balance as of the preceding Payment Date (after giving effect to the payment, if any, in reduction of principal made on the Bonds on such preceding Payment Date). See "Description of the Bonds -- Payments on the Bonds" herein.

                             [If, with respect to any Payment Date, funds are not available from Available Funds to pay the full amount of the interest due on the Bonds, the deficiency will be covered by payments made pursuant to the

                             Financial Guaranty Insurance Policy for such
                             Payment Date. See "Description of the Bonds -- The Financial Guaranty Insurance Policy" herein.]

D. Payments of Principal...  On each Payment Date, Bonds will be entitled to
                             Monthly Principal in reduction of the Bond Balance. "Monthly Principal" with respect to any Payment Date will be equal to the aggregate of amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans during or in respect of the related Collection Period, subject to reduction for any Coverage Surplus with respect to the related Payment Date as described herein.

E. Payments of Excess
   Cash....................  On each Payment Date with respect to which the
                             Coverage Amount for the Bonds is less than the Required Coverage Amount for such Payment Date, Excess Cash derived from Available Funds, if any, will be paid on the Bonds in reduction of the Bond Balance, up to the amount necessary for the related Coverage Amount to equal the applicable Required Coverage Amount. "Excess Cash" on any Payment Date will be equal to Available Funds on such Payment Date, reduced by the sum of (i) Bond Interest for the related Payment Date, (ii) the Monthly Principal for the related Payment Date, [(iii) the Financial Guaranty Insurer Premium attributable to the related Payment Date, (iv) any amounts payable to the Financial Guaranty Insurer for Insured Amounts paid on prior Payment Dates and not yet reimbursed and (v) any amounts payable to the Financial Guaranty Insurer for unpaid Financial Guaranty Insurer Premiums from prior Payment Dates.] Any Excess Cash remaining after making required payments on the Bonds on any Payment Date will be released to the Bond Issuer on such Payment Date, free from the lien of the Indenture, and such amounts will not be available to make payments on the Bonds on any subsequent Payment Date.

F. Overcollateralization
   Feature.................  Credit enhancement with respect to the Bonds initially will be provided in part by
                             overcollateralization resulting from the sum of the Aggregate Principal Balances of the [Initial] Mortgage Loans as of their respective Cut-off Dates (the "[Initial] Cut-off Date Pool Balance") [and the Prefunding Account Deposit exceeding the Original Bond Balance, which is expected to be supplemented by the application of Excess Cash on each Payment Date so that over time such overcollateralization will increase.] Such overcollateralization is intended to result in receipts, collections and recoveries on the Mortgage Loans in excess of the amount necessary to pay Bond Interest and the Monthly Principal required to be paid on the Bonds on any Payment Date and to reduce the Bond Balance to zero prior to the Final Maturity Date. Excess Cash will be paid in reduction of the Bond Balance on each Payment Date up to the amount necessary for the related Coverage Amount to equal the Required Coverage Amount for such Payment Date.

                             The "Coverage Amount" for the Bonds on any Payment Date will be equal to the amount by which the sum of the Aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool as of the end of the related Collection Period (plus, in the case of the
                             [       ] Payment Date, the aggregate of the
                             Principal Balances of any Additional Mortgage Loans
                             added to the Mortgage Pool after [       ] but
                             prior to the end of the Funding Period) exceeds the Bond Balance for such Payment

                             Date after taking into account payments of Monthly Principal (disregarding any permitted reduction in Monthly Principal due to a Coverage Surplus) made on such Payment Date. The "Required Coverage Amount" for the Bonds on any Payment Date will be equal to the amount specified as such in the Indenture. The "Coverage Surplus" for the Bonds on any Payment Date will be the amount, if any, by which the Coverage Amount on such Payment Date exceeds the then applicable Required Coverage Amount. The "Coverage Deficit" for the Bonds on any Payment Date will be the amount, if any, by which the Bond Balance on such Payment Date (after taking into account the Monthly Principal and Excess Cash to be paid on such Payment Date in reduction of the Bond Balance) exceeds the sum of the Aggregate Principal Balance of the Mortgage Loans at the end of the related Collection Period (plus, in the case
                             of the [       ] Payment Date, the aggregate of the
                             Principal Balances of any Additional Mortgage Loans
                             added to the Mortgage Pool after [       ] but
                             prior to the end of the Funding Period).

                             On the Closing Date, the [Initial] Coverage Amount
                             for the Bonds will be approximately [       ] of
                             the sum of the [Initial] Cut-off Date Pool Balance [and the Prefunding Account Deposit.] The [Initial] Coverage Amount for the Bonds is not indicative of the quality of the Mortgage Loans nor is it intended to reflect the loss, default or delinquency experience anticipated on the Mortgage Loans.

                             The Indenture may provide that the Required
                             Coverage Amount for the Bonds may increase or decrease during the period the Bonds remain outstanding. If on any Payment Date occurring after
                             [       ], the amount of Excess Cash payable on the
                             Bonds is less than an amount specified in the Indenture, the Required Coverage Amount for the Bonds will be increased (any such Payment Date, a "Trigger Event Date"); provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Bonds for the period specified in the Indenture, such Required Coverage Amount will return to its original level. Any increase in the Required Coverage Amount may result in an accelerated amortization of the Bonds until such Required Coverage Amount is reached, and any decrease in the Required Coverage Amount will result in a decelerated amortization of the Bonds until such Required Coverage Amount is reached. See "Description of the Bonds -- Overcollateralization Feature" herein.

[G. Financial Guaranty
    Insurance Policy.......  The Financial Guaranty Insurance Policy will be issued on the Closing Date by the Financial
                             Guaranty Insurer in favor of the Indenture Trustee for the benefit of the Bondholders. If, with respect to any Payment Date, sufficient funds are not available from Available Funds to pay Bond Interest on such Payment Date, or if a Coverage Deficit exists with respect to such Payment Date (after taking into account any payments in reduction of the Bond Balance on such Payment
                             Date), the Indenture Trustee will make a draw on the Financial Guaranty Insurance Policy in an amount equal to the amount necessary to pay the full amount of such Bond Interest and the amount of any such Coverage Deficit, as more fully described under "Description of the Bonds -- The Financial Guar-anty Insurance Policy" herein. See also "The Financial Guaranty Insurance Policy and the Financial Guaranty Insurer" herein.]

H. Maturity of the Bonds...  The final maturity date of the Bonds is the Payment
                             Date occurring in [       ] (the "Final Maturity
                             Date").

[Forward Commitment;
Prefunding Account.........  On the Closing Date, the Bond Issuer will make a deposit (the "Prefunding Account Deposit") in the
                             amount of approximately [$          ] to a
                             segregated account (the "Prefunding Account") in the name of the Indenture Trustee to be allocated for the acquisition of Additional Mortgage Loans. The Prefunding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from the Mortgage Pool prior to the Closing Date as described herein, provided that any such increase shall not exceed $10,000,000. See "The Mortgage Loans -- General" herein. During the period (the "Funding Period") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Prefunding Account is reduced to
                             zero and (ii) [       ], the amount on deposit in
                             the Prefunding Account will be allocated for the acquisition of Additional Mortgage Loans in accordance with the applicable provisions of the Indenture. The Additional Mortgage Loans will be acquired or originated by ACC and conveyed to the Transferor from time to time during the Funding Period. The Transferor will in turn convey the Additional Mortgage Loans to the Bond Issuer, which will pledge such Additional Mortgage Loans under the Indenture. Additional Mortgage Loans acquired and added to the Mortgage Pool on any Subsequent Transfer Date must be approved by the Financial Guaranty Insurer. Any date on which such Additional Mortgage Loans are acquired is a "Subsequent
                             Transfer Date." On the Payment Date in [       ],
                             any amount remaining on deposit in the Prefunding Account and not applied to acquire Additional Mortgage Loans during the Funding Period will be paid in reduction of the Bond Balance. Although it is intended that the principal amount of Additional Mortgage Loans acquired will require application of substantially all of the Prefunding Account Deposit and it is not currently anticipated that there will be any material amount of principal payments from amounts remaining on deposit in the Prefunding Account in reduction of the Bond Balance, no assurance can be given that such a payment will not
                             occur on the Payment Date in [       ]. In any
                             event, it is unlikely that the Bond Issuer will be able to acquire Additional Mortgage Loans with aggregate principal balances that exactly equal the Prefunding Account Deposit. Any portion of the Prefunding Account Deposit that is not applied to acquire Additional Mortgage Loans during the
                             Funding Period will be paid on the [       ]
                             Payment Date in reduction of the Bond Balance. See "Description of the Bonds -- Prefunding Account" herein.

                             All Additional Mortgage Loans acquired from application of amounts on deposit in the Prefunding Account shall be part of the Trust Estate from and after the date of acquisition thereof.]

[Capitalized Interest
Account....................  On the Closing Date, the Bond Issuer will deposit cash in the name of the Indenture Trustee in a segregated account (the "Capitalized Interest Account"). The Capitalized Interest Account will be maintained with the Indenture Trustee in its corporate trust department. The amount on
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

                             deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on the Bonds that may arise as a result of the utilization of the Prefunding Account for the acquisition of Additional Mortgage Loans during the Funding Period and will be so applied by the
                             Indenture Trustee on the [       ] Payment Date.
                             See "Description of the Bonds -- Capitalized
                             Interest Account" herein.]

Monthly Advances...........  The Servicer is required to make an advance (each, a "Monthly Advance") on each Payment Date (i) in respect of delinquent payments of interest on the Mortgage Loans for the related Collection Period, subject to certain limitations described herein and
                             (ii) to cover interest at the Mortgage Interest Rate on each Mortgage Loan that is not delinquent as of the close of business on the last day of the related Collection Period for the period from and including the due date of the related monthly payment to the end of such Collection Period preceding such Payment Date. See "Servicing of the Mortgage Loans -- The Servicing
                             Agreement -- Monthly Advances" herein.

Compensating Interest......  With respect to any Mortgage Loan (i) as to which a prepayment in whole or in part was received, (ii) that became a Liquidated Mortgage Loan or (iii) that was otherwise charged off during a Collection Period, the Servicer will be required to remit to the Indenture Trustee, from amounts otherwise payable to the Servicer as the Servicing Fee for the related Collection Period, an amount generally calculated to ensure that a full month's interest on each such Mortgage Loan (less the applicable Servicing Fee attributable to such Mortgage Loan) is available for payment to the Bondholders on the applicable Payment Date (each such amount, a "Compensating Interest Payment"). See "Servicing of the Mortgage Loans -- The Servicing
                             Agreement -- Compensating Interest Payments" herein.

[Financial Guaranty Insurer
Premium....................  The Financial Guaranty Insurer will be entitled to receive a monthly premium (the "Financial Guaranty Insurer Premium") payable out of Available Funds on each Payment Date from amounts on deposit in the Bond Account after reimbursement to the Financial Guaranty Insurer of certain Insured Amounts. The Financial Guaranty Insurer Premium as of any Payment Date will equal onetwelfth ( 1/12) of the product of the applicable Insurer Premium Rate and the Bond Balance for such Payment Date (before giving effect to any reductions thereof on such Payment Date). The "Insurer Premium Rate" will be
                             [     %]; provided, however, that with respect to
                             each Payment Date commencing with the Payment Date immediately following the Pool Redemption Date, if the Coverage Amount is less than the then applicable Required Coverage Amount as of the immediately preceding Payment Date, the Insurer Premium Rate applicable to such Payment Date will
                             be [       ]. See "Description of the Bonds -- The
                             Financial Guaranty Insurer Premium" herein.]

Servicing Fee..............  The primary compensation payable to the Servicer on each Payment Date in respect of the related
                             Collection Period (the "Servicing Fee") will equal onetwelfth ( 1/12) of the product of (a) the applicable Servicing Fee Rate and (b) the Aggregate Principal Balance of the Mortgage Loans at the beginning of such Collection Period. The "Servicing Fee Rate" will be 0.50% for each Collection Period. The Servicer will also be entitled to retain late fees, prepayment charges and certain other amounts and charges as additional servicing compensation. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation; Payment of Expenses" herein.

The Mortgage Loans.........  The statistical information presented in this
                             Prospectus Supplement regarding the Mortgage Pool is based on the [Initial] Mortgage Loans as of
                             [       ] (the "Statistical Calculation Date"). As
                             of the Statistical Calculation Date, the [Initial] Mortgage Loans had an Aggregate Principal Balance
                             totaling approximately [       ] (the "[Initial]
                             Pool Balance"). The Transferor expects the
                             Aggregate Principal Balance of the [Initial]
                             Mortgage Loans as of the applicable Cut-off Dates
                             to be approximately [       ], after application of
                             all payments of principal received in respect of any such [Initial] Mortgage Loan before the applicable Cut-off Dates. The statistical information presented in this Prospectus Supplement does not take into account any amortization of the [Initial] Mortgage Loans prior to the Closing Date, [or any Additional Mortgage Loans that may be added to the Mortgage Pool during the Funding Period through application of amounts on deposit in the Prefunding Account.] Certain mortgage loans may prepay in full or be removed, prior to the Closing Date, from the Mortgage Pool as described herein. [In such event, an amount equal to the aggregate principal balances of such mortgage loans, but in no event more than $10,000,000, would be added to the Prefunding Account Deposit on the Closing Date.] As a result, the statistical information presented herein regarding the [Initial] Mortgage Loans as of the Statistical Calculation Date may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool on the Closing Date.

                             As of the Closing Date, the Mortgage Pool is
                             expected to consist of a total of [       ]
                             [Initial] Mortgage Loans, bearing interest at rates that are subject to periodic adjustment. See "The Mortgage Loans -- General" herein and "ANNEX A:
                             Description of the Mortgage Pool" hereto for detailed information about the [Initial] Mortgage Loans. As used herein, the term "Aggregate Principal Balance" means the aggregate of the Principal Balances of the Mortgage Loans in the Mortgage Pool at the related date of determination.

                             The Mortgage Loans are closed-end, adjustable rate, home equity mortgage loans originated by ACC or acquired by ACC from certain affiliates of ACC (the "Affiliated Originators") and institutions not affiliated with ACC (the "Unaffiliated Originators" and, together with the Affiliated Originators, the "Originators"). See "Origination of the Mortgage Loans" herein.

                             Approximately [       ]% of the [Initial] Mortgage
                             Loans (by [Initial] Pool Balance) are secured by Mortgaged Properties located in California and
                             approximately [       ]% of the Mortgage Loans (by
                             [Initial] Pool Balance) are secured by Mortgaged
                             Properties located in [       ]. See "Risk
                             Factors -- Risks Associated with Geographic
                             Concentration of the Mortgaged Properties" herein.

Optional Redemption........  The Bonds may be redeemed in full at the option of the Bond Issuer after the Bond Balance is less than
                             [       ] of the Original Bond Balance. In
                             addition, the Servicer [and the Financial Guaranty Insurer] will have rights, under the limited circumstances described herein, to acquire all of the Mortgage Loans from the Indenture Trustee and thereby effect a redemption of the Bonds. See "Description of the Bonds -- Redemption of Bonds" herein.

Certain Federal Income Tax
Consequences...............  Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax
                             Consequences" herein and in the Prospectus.

                             No election will be made to treat the Trust Estate or any portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes.

                             For federal income tax purposes, the Bonds will be treated as debt obligations of the Bond Issuer. A Bond Owner will not be required to report income with respect to the Bonds under an accrual method unless the Bond Owner otherwise uses the accrual method.


                             The Bonds will not represent "real estate assets" for purposes of Section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), or "[l]oans principally secured by an interest in real property" within the meaning of
                             Section 7701(a)(19)(C)(v) of the Code.


ERISA Considerations.......  Subject to the considerations discussed under
                             "ERISA Considerations" herein and in the Prospectus, the Bonds may be acquired and held by a pension or other employee benefit plan subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or Section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
Considerations.............  The Bonds will NOT constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). See "Legal Investment Considerations -- SMMEA" in the Prospectus and "Legal Investment Considerations" herein.

Rating.....................  It is a condition to the issuance of the Bonds that they be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard and Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See "Rating of the Bonds" herein.

Risk Factors...............  For a discussion of certain factors that should be considered by prospective investors in the Bonds, including certain yield and prepayment risks, see "Risk Factors" herein and in the Prospectus.

                                  RISK FACTORS

     Prospective investors in the Bonds should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Bonds. Any statistical information presented below is based upon the characteristics of the [Initial] Mortgage Loans as of the Statistical Calculation Date. Such information does not take into account any amortization of the [Initial] Mortgage Loans prior to the Closing Date and may vary as a result of the possibility that certain mortgage loans may prepay in full or be removed from the Mortgage Pool prior to the Closing Date.

LIMITED SOURCES OF CREDIT ENHANCEMENT

     The assets of the Trust Estate, excluding the Financial Guaranty Insurance Policy, are the sole source of funds for distributions on the Bonds. The overcollateralization and cross-collateralization features of the Trust are the sole sources of protection against losses on the Mortgage Loans and other shortfalls in available funds in the case of the Bonds. Compensating Interest Payments, the overcollateralization and limited cross-collateralization features of the Trust and the Financial Guaranty Insurance Policy are the sole sources of protection against losses on the Mortgage Loans and other shortfalls in
available funds in the case of the [               ] Bonds. If losses or other
shortfalls exceed the protection afforded by such mechanisms, Bondholders will bear their proportionate share of such losses and shortfalls. The Bonds represent interests only in the Trust and do not represent interests in, or obligations of ACC, the Transferor, the Servicer, the Indenture Trustee, the Bond Issuer or any of their respective affiliates.

RISK OF LIMITATIONS ON ADJUSTMENTS OF THE BOND INTEREST RATE

     The Mortgage Pool will contain Mortgage Loans that, after a period of approximately six months, one year, eighteen months, two years, three years, five years or seven years following the date of origination, adjust either semi-annually based upon the London interbank offered rate for six-month United States dollar deposits (the "six-month London Interbank Offered Rate") or annually based on the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board (the "one-year CMT index"), in each case subject to periodic caps on such adjustment, whereas the Bond Interest Rate adjusts monthly based upon the London interbank offered rate for one-month United States dollar deposits, subject to the Adjustable Rate Cap. Consequently, the interest due on such Mortgage Loans (reduced by the sum of (i) the Servicing Fee, (ii) the Financial Guaranty Insurer Premium, and (iii) after the Payment Date in [ ], an amount equal to one-twelfth (1/12) of 100 basis points multiplied by the Aggregate Principal Balance of the Mortgage Loans as of the end of the immediately preceding Collection Period) during any Collection Period may not equal the amount of interest that would accrue at LIBOR plus the applicable margin on the Bonds during the related Interest Period. In particular, because the interest rates of the Mortgage Loans adjust less frequently than the Bond Interest Rate, the amount of Bond Interest paid on the Bonds on any Payment Date may be limited (as a result of being determined on the basis of the Adjustable Rate Cap) to an amount that is less than the amount of interest that would be due on the Bond
Balance for such Payment Date at a rate equal to [     ], as applicable, for
extended periods in a rising interest rate environment.

     Approximately [ ]% (by [Initial] Pool Balance) of the [Initial] Mortgage Loans have [Initial] Mortgage Interest Rates that will remain fixed for one year or more from the Statistical Calculation Date before [Initial] adjustment, approximately [ ]% (by [Initial] Pool Balance) of the [Initial] Mortgage Loans have [Initial] Mortgage Interest Rates that will remain fixed for two years or more from the Statistical Calculation Date before [Initial] adjustment and approximately [ ]% (by [Initial] Pool Balance) of the [Initial] Mortgage Loans have [Initial] Mortgage Interest Rates that will remain fixed for three years or more from the Statistical Calculation Date before [Initial] adjustment. The inclusion of such Mortgage Loans in the Mortgage Pool may increase the likelihood that the Bond Interest Rate will be determined based on the Adjustable Rate Cap rather than on the basis [ ]%, as applicable, if LIBOR increases appreciably prior to the time that such Mortgage Loans have reached their respective dates of first adjustment.

     If the Bond Interest Rate is determined on the basis of the Adjustable Rate Cap, the value of the Bonds may be temporarily or permanently reduced.

RISKS ASSOCIATED WITH UNDERWRITING STANDARDS

     All of the [Original] Mortgage Loans will have been underwritten and originated or, in the case of [Original] Mortgage Loans acquired by ACC from Unaffiliated Originators, re-underwritten, in either case pursuant to the Aames Guidelines (as described in the Prospectus under the caption "The Originators -- Underwriting Guidelines"), which in most cases, rely on the value and adequacy of the related Mortgaged Property as collateral and, to a lesser extent, on the creditworthiness and repayment ability of the Mortgagor.

     No assurance can be given that the values of the Mortgaged Properties will not decline from those on the dates the related Mortgage Loans were originated and any such decline could render the information set forth herein with respect to the Loan-to-Value Ratios of such Mortgage Loans an unreliable measure of security for the related debt. If the residential real estate market should experience an overall decline in property values such that the outstanding Principal Balances of the Mortgage Loans become equal to or greater than the values of such Mortgaged Properties, the actual rate of delinquencies, foreclosures and losses on the related Mortgage Loans could be higher than those now generally experienced in the mortgage lending industry. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Bondholders could occur. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein[, or, if necessary, by amounts paid under the Financial Guaranty Insurance Policy to the extent of Bond Interest due to the Bondholders on the related Payment Date and the amount of any Coverage Deficit (including consideration of the realization of Realized Losses) with respect to such Payment Date.] See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Foreclosure/Repossession," and "-- Rights of Redemption" in the Prospectus and "Servicing of the Mortgage Loans -- The Servicing Agreement -- Realization upon Defaulted Mortgage Loans" herein.

     In general, a prospective borrower applying for a Mortgage Loan is required to fill out a detailed application designed to provide the related Originator pertinent information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history. The Originator obtains a credit report from one or more credit reporting agencies. In many cases, the borrower's credit history will include major derogatory credit items such as credit write-offs, outstanding judgments and prior bankruptcies. The Originator generally verifies the borrower's employment, but in many cases does not verify the borrower's income. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely to a greater extent on the value of the related Mortgaged Properties than on the creditworthiness of the related Mortgagor, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related Mortgaged Properties decline. See "The Originators -- Underwriting Guidelines" in the Prospectus.

RISKS ASSOCIATED WITH GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

     Approximately [ ]% of the [Initial] Mortgage Loans (by [Initial] Pool Balance) are secured by Mortgaged Properties located in California. The California residential real estate market has experienced a sustained decline over the last several years. In general, declines in the California residential real estate market may adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Aggregate Principal Balance of such Mortgage Loans will equal or exceed the value of such Mortgaged Properties. Approximately [ ]% of the Mortgage Loans (by Pool Balance) are secured by
Mortgage Properties located in [          ]. In addition, adverse economic
conditions in California (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general.

RISKS ASSOCIATED WITH DAMAGED MORTGAGED PROPERTIES

     Generally, the standard form of hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not cover physical damage resulting from floods and other water-related causes or from earth movement (including earthquakes, landslides and mudflows). See "Origination and Servicing of the Mortgage Loans -- Hazard Insurance" herein. Accordingly, to the extent a Mortgaged Property has been materially damaged since the applicable Cut-off Date due to flooding or other water-related causes or due to an earthquake or other earth movement and such damage results in losses on the related Mortgage Loan, such losses will be covered by funds made available through operation of the overcollateralization feature described herein, or, if necessary, by amounts paid under the Financial Guaranty Insurance Policy to the extent of Bond Interest due to the Bondholders on the related Payment Date and the amount of any Coverage Deficit with respect to such Payment Date. See "Description of the Bonds -- Overcollateralization Feature -- Overcollateralization and the Financial Guaranty Insurance Policy" and "-- The Financial Guaranty Insurance Policy" herein.

     Certain [Initial] Mortgage Loans are secured, and certain Additional Mortgage Loans may be secured, by Mortgaged Properties located in areas that have been affected by other natural disasters not covered by standard hazard insurance policies. However, under the Indenture, ACC will represent that, as of the Cut-off Date, each Mortgaged Property is free of substantial damage and is in good repair. In the event that any uncured breach of such representation materially and adversely affects the interest of Bondholders in the related Mortgage Loan, ACC will be required to repurchase the Mortgage Loan or deliver a substitute Mortgage Loan therefore. To the extent ACC repurchases such Mortgage Loan, such repurchase will accelerate the timing of principal distributions with respect to the related Mortgage Loan Group and may thereby affect the yields and weighted average lives of the realted Bonds. See "The Pooling and Servicing Agreement -- Maintenance of Hazard Insurance" in the Prospectus. [During the latter part of 1996 and the early part of 1997, major flooding occurred in parts of Ohio, Kentucky and Indiana that may have damaged some of the Mortgaged Properties securing Mortgage Loans included in the Trust Estate. Approximately
[ ]% of the [Initial] Mortgage Loans (by [Initial] Pool Balance) are secured by Mortgaged Properties located in the states of Ohio, Kentucky and Indiana, but there can be no assurance as to the number of Mortgaged Properties securing [Initial] Mortgage Loans, if any, that may have been damaged by such flooding or the extent of any such damage.]

RISKS ASSOCIATED WITH JUNIOR LOANS

     Because a portion of the Mortgage Loans in the [          ] are secured by
junior liens ("Junior Loans") subordinate to the rights of the beneficiary under each related senior lien, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a Mortgage Loan only to the extent that the claims, if any, of each such senior beneficiary are satisfied in full, including any related foreclosure costs. In addition, a beneficiary of a junior lien may not foreclose on the Mortgaged Property securing such lien unless it forecloses subject to the related senior lien(s), in which case it must either make payments on each senior lien in the event of default thereunder or pay the entire amount of each senior lien to the applicable beneficiary prior to the foreclosure sale. In servicing home equity mortgage loans in its portfolio, it is the practice of the Servicer to satisfy each such senior lien at or prior to the foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on the related home equity mortgage loan or otherwise. The Trust will have no source of funds to satisfy any such senior lien or make payments due to each related senior beneficiary. See "Risk Factors -- Nature of the Security for Mortgage Loans -- Risks Associated with Junior Liens" and "Certain Legal Aspects of the Mortgage Loans and Related
Matters -- Foreclosure/Repossession" in the Prospectus.

     Even assuming that the Mortgaged Properties provide adequate security for the related Mortgaged Loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Bondholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the same delays and expenses as other lawsuits if defenses or counter-claims are interposed, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is generally not permitted following a non-judicial foreclosure of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on and sell the Mortgaged property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, any resulting losses will be covered by funds made available through operation of the overcollateralization or cross-collateralization features described herein. See "Credit Enhancement," "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Foreclosure/ Repossession," "-- Certain Provisions of California Deeds of Trust,"
"-- Anti-deficiency Legislation and other Limitations on Lenders" and "The Pooling and Servicing Agreement -- Realization upon Defaulted Mortgage Loans" in the Prospectus.

     In addition, other factors may affect the prepayment rate of Junior Loans such as the amounts of, and interest rates on, the underlying senior mortgage loans, if any, and the use of first lien mortgage loans as long-term financing for home purchase and Junior Loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Junior Loans may experience a higher rate of prepayments than traditional first lien mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Junior Loans for federal income tax purposes may further increase the rate of prepayments of such Junior Loans. See "Maturity, Prepayment and Yield Considerations" in the Prospectus.

     There is no assurance that the delinquency, foreclosure and loss experience with respect to any of the Mortgage Loans will be comparable to the experience reflected above or in the Prospectus. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgage Properties rather than the creditworthiness of the related Mortgagor, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related Mortgaged Properties decline. In addition, the rate of delinquencies, foreclosures and losses with respect to the Mortgage Loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See "Risk Factors -- Nature of the Security for Mortgage Loans" and "The Originators -- Underwriting Guidelines" in the Prospectus.

RISKS ASSOCIATED WITH PREPAYMENT OF THE MORTGAGE LOANS

     All of the Mortgage Loans may be prepaid in full or in part at any time, generally upon the payment to the Servicer of a prepayment charge. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of general economic, social, competitive and other factors, including state and federal income tax policies (including possible future changes affecting the deductibility for federal income tax purposes of interest payments on mortgage loans), interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience. A number of factors suggest that the prepayment behavior of the Mortgage Pool may be significantly different from that of a pool of conventional first lien residential mortgage loans with equivalent interest rates and maturities. One such factor is that the Principal Balance of the average Mortgage Loan is smaller than that of the average conventional first lien mortgage loan. A smaller Principal Balance may be easier for a borrower to refinance or otherwise prepay than a larger balance and, therefore, a higher prepayment rate may result for the Mortgage Pool than for a pool of conventional first lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. Accordingly, the Mortgage Loans may experience higher rates of prepayment than conventional first lien mortgage loans. Conversely, a borrower with a Mortgage Loan having a small Principal Balance may view refinancing such Mortgage Loan at a lower interest rate as less attractive because the impact to the borrower of lower interest rates on the size of the related monthly payment may be perceived as insignificant. Moreover, borrowers under the Mortgage Loans may have limited access to alternative financing, which may limit refinancing options, or

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may be required to incur relatively higher origination costs than borrowers under conventional first lien mortgage loans, which may discourage refinancing activity. As a result, the Mortgage Loans may prepay at slower rates than those of conventional first lien loans. See "Risk Factors -- Yield, Maturity and Prepayment Considerations" and "Maturity, Prepayment and Yield Considerations" in the Prospectus.

     Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancing of any related senior mortgage loans), sales of Mortgaged Properties subject to "due-on-sale" clauses as to which the Servicer exercises its rights thereunder and liquidations due to default, as well as the receipt of proceeds from hazard, credit life and disability insurance policies. In addition, removals or releases of Mortgage Loans from the Trust Estate required or permitted to be made by ACC, the Servicer, the Bond Issuer and, under certain limited circumstances, the Financial Guaranty Insurer under the Indenture will have the same effect on the Bondholders as a prepayment of the related Mortgage Loans. In addition, certain of the Mortgage Loans that have initial interest rate adjustment dates one or more years after the Statistical Calculation Date have an initial rate adjustment cap that will allow a significant increase in the Mortgage Interest Rate on the first interest rate adjustment date. As a result, in connection with the initial rate adjustment, borrowers under Mortgage Loans with higher initial rate adjustment caps may be more likely either to prepay voluntarily or to default due to higher payments following such initial adjustment. Prepayments and such removals and releases will accelerate the receipt of distributions of Monthly Principal on the Bonds. See "Description of the Bonds -- Assignment of Mortgage Loans" and "-- Redemption of the Bonds" herein and "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Enforceability of Due-on-Sale Clauses" in the Prospectus. The Servicer, or affiliates of the Servicer, may solicit refinancings from existing borrowers under loans originated by Affiliated Originators, which may have the effect of increasing the rate of prepayment, due to refinancings, on the Mortgage Loans. See "Origination and Servicing of the Mortgage Loans" herein.

     Prepayments, liquidations, removals and releases of the Mortgage Loans will result in payments to Bondholders of principal amounts that would otherwise be paid over the remaining terms of the Mortgage Loans. The extent to which the yield to maturity of a Bond may vary from the anticipated yield will depend upon the degree to which it is purchased at a premium or discount and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations, removals and releases of Mortgage Loans. In the case of any Bonds purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Bond purchased at a premium, the risk that a faster than anticipated rate of prepayments, liquidations, removals and releases could result in an actual yield to such investor that is lower than the anticipated yield. Further, there can be no assurance that Bondholders will be able to reinvest payments made in respect of prepayments, liquidations, removals and releases of the Mortgage Loans in securities or other instruments that have a yield comparable to that of the Bonds.

[THE ADDITIONAL MORTGAGE LOANS AND THE PREFUNDING ACCOUNT]

     During the Funding Period, Additional Mortgage Loans may be purchased using the monies on deposit in the Prefunding Account and added to the Mortgage Pool. Each conveyance of Additional Mortgage Loans is subject to the following conditions, among others: (i) each Additional Mortgage Loan must satisfy the representations and warranties specified in the agreement pursuant to which the Additional Mortgage Loans are conveyed by ACC to the Transferor; (ii) ACC will not select such Additional Mortgage Loans in a manner that it believes is adverse to the interests of the Transferor or its assignees; and (iii) the Additional Mortgage Loans will have been approved by the Financial Guaranty Insurer. Following the transfer of Additional Mortgage Loans to the Mortgage Pool, the aggregate characteristics of the Mortgage Loans then held in the Mortgage Pool may vary from those of the [Initial] Mortgage Loans included in the Mortgage Pool as of the Cut-off Date. A Current Report on Form 8-K containing a description of the Mortgage Loans included in the final Mortgage Pool as of the end of the Funding Period in a form comparable to the description of the [Initial] Mortgage Loans contained in "ANNEX A: Description of the Mortgage Pool" will be filed with the Commission within 15 days after expiration of the Funding Period. See "The Mortgage Loans -- Conveyance of Additional Mortgage Loans" herein.

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

     If, by the end of the Funding Period, amounts on deposit in the Prefunding Account have not been fully applied to the purchase of Additional Mortgage Loans, the portions of the Prefunding Account Deposit relating to such Mortgage Loan Group, if any, that remain at the end of the Funding Period will be distributed in reduction of the Bond Balance. Although it is intended that the principal amount of Additional Mortgage Loans will require application of substantially all of the Prefunding Account Deposit and it is not currently anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Prefunding Account, no assurance can be given that such a distribution will not occur on the Payment Date in
[          ]. In any event, it is unlikely that the Bond Issuer will be able to acquire Additional Mortgage Loans with aggregate principal balances that exactly equal the Prefunding Account Deposit. Any portion of the Prefunding Account Deposit that is not applied to acquire Additional Mortgage Loans during the
Funding Period will be paid on the [          ] Payment Date in reduction of the
Bond Balance.]

YIELD CONSIDERATIONS RELATING TO EXCESS CASH

     Excess Cash will be paid in reduction of the Bond Balance on each Payment Date to the extent the then applicable Required Coverage Amount exceeds the Coverage Amount on such Payment Date. If purchased at a premium or a discount, the yield to maturity on a Bond will be affected by the rate at which Excess Cash is paid to Bondholders in reduction of the Bond Balance. If the actual rate of such Excess Cash payments is slower than the rate anticipated by an investor who purchases a Bond at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of such Excess Cash payments is faster than the rate anticipated by an investor who purchases a Bond at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash on any Payment Date will be affected by the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Collection Period and such amount will be influenced by changes in the weighted average of the Mortgage Interest Rates resulting from prepayments and liquidations of Mortgage Loans as well as from adjustments of Mortgage Interest Rates. The amount of Excess Cash payments applied in reduction of the Bond Balance on each Payment Date will be based on the then applicable Required Coverage Amount, which may increase or decrease during the period the Bonds remain outstanding. If on any Payment Date occurring after April 1997, the amount of Excess Cash payable on the Bonds is less than an amount specified in the Indenture, the Required Coverage Amount will be increased (any such Payment Date, a "Trigger Event Date"); provided, however, that upon the satisfaction of certain cash flow requirements for the period specified in the Indenture, such Required Coverage Amount will return to its original level. Any increase in a Required Coverage Amount (including an increase required on a Trigger Event Date) may result in an accelerated rate of amortization of the Bonds until the Coverage Amount equals such Required Coverage Amount and any decrease in a Required Coverage Amount will result in a decelerated rate of amortization of the Bonds until the Coverage Amount equals such Required Coverage Amount.

OTHER YIELD CONSIDERATIONS

     The Bonds are subject to optional redemption in full by the Bond Issuer after the Bond Balance is less than [ ]% of the Original Bond Balance. In addition, the Servicer [and the Financial Guaranty Insurer] will have rights, under the limited circumstances described herein, to acquire all the Mortgage Loans from the Indenture Trustee and thereby effect a redemption of the Bonds. See "Description of the Bonds -- Redemption of the Bonds" herein. Any such redemption of the Bonds may affect the yield and weighted average lives of the Bonds.

ENVIRONMENTAL STATUTES AFFECTING SECURITY INTERESTS

     A substantial portion of the [Initial] Mortgage Loans are secured by Mortgaged Properties located in states that may impose a statutory lien for associated costs on property that is the subject of a clean-up action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property, although in some states, including California, it will not have priority over prior recorded liens, including the lien of a mortgage. In

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

addition, under environmental legislation and case law applicable in various states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or, prior to foreclosure, has been involved in decisions or actions that may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Environmental Considerations" in the Prospectus. Any such liens or costs imposed in connection with a clean-up action by the state may impede the ability of the Servicer to foreclose on or sell the related Mortgaged Property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. Any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein or the cross-collateralization features described herein.

RISKS ASSOCIATED WITH CERTAIN ORIGINATION FEES

     Fees earned on the origination of loans, placement of related insurance and other services provided by ACC and Affiliated Originators are often paid by the borrower out of related loan proceeds. From time to time, in the ordinary course of their businesses, originators of home equity loans have been named in legal actions brought by mortgagors challenging the amount or method of imposing or disclosing such fees. To date, no such action has been decided against ACC or any Affiliated Originator. If such an action against any Originator with respect to any Mortgage Loan were successful, a court might require that the Principal Balances of the related Mortgage Loans be reduced by the amount of contested fees or charges. Any such reductions could result in substantial Realized Losses during one or more Collection Periods, potentially requiring accelerated distributions.

DISSOLUTION OF BOND ISSUER FROM INSOLVENCY OF TRANSFEROR

     On the Closing Date, the Transferor will hold a 1% equity interest in the Bond Issuer. The Trust Agreement will provide that if any of certain events (each, an "Insolvency Event") of voluntary corporate dissolution or insolvency, readjustment of debt, marshaling of assets and liabilities, commencement of bankruptcy proceedings under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") or similar proceedings with respect to the Transferor indicating its insolvency or inability to pay its obligations occurs, subject to certain conditions (including a default of the Financial Guaranty Insurer in the payment of any Insured Amount), the Bond Issuer will dissolve. ACC and the Transferor have taken certain steps in structuring the transactions contemplated hereby that are intended to help ensure that an Insolvency Event with respect to the Transferor will not occur. These steps include the formation of the Transferor as a separate limited-purpose entity pursuant to formation documents that contain certain limitations (including restrictions on the nature of the Transferor's business and restrictions on the Transferor's ability to commence a voluntary case or proceeding under the Insolvency Laws). However, there can be no assurance that the activities of the Transferor would not result in an Insolvency Event.

     If the Bond Issuer is dissolved, the Indenture Trustee will promptly sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of the Mortgage Loans will be treated as collections on the Mortgage Loans, deposited in the Bond Account and paid to the holders of the Bonds in accordance with the terms described herein.

BOOK-ENTRY REGISTRATION

     Issuance of the Bonds in book-entry form may reduce the liquidity of the Bonds in the secondary trading market because investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates.

     Because transactions in the Bonds can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Bond Owner to pledge a Bond to persons or entities that do not participate in the DTC, Cedel or Euroclear system, or otherwise to take actions in respect of such Bond, may be limited due to lack of a physical certificate representing such Bond.

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

     Bond Owners may experience some delay in their receipt of payments of interest of and principal on the Bonds because such payments will be forwarded by the Indenture Trustee to DTC and DTC will credit such payments to the accounts of its Participants, which will thereafter credit them to the accounts of Bond Owners either directly or indirectly through indirect participants. See "Description of the Bonds -- Book-Entry Registration and Definitive Bonds" herein, "ANNEX B: Global Clearance, Settlement and Tax Documentation Procedures" hereto and "Description of the Securities, -- Form of Securities -- Book-Entry Registration" in the Prospectus.

                            DESCRIPTION OF THE BONDS

     The Bonds will be issued pursuant to the Indenture. The summaries of certain provisions of the Indenture set forth below and under the caption "The Indenture" in the Prospectus, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Indenture, prospective investors in the Bonds are advised to review the Indenture, a copy of which the Bond Issuer will provide (without exhibits) without charge upon
written request addressed to: Aames Capital Owner Trust [     ] c/o Aames
Capital Acceptance Corp., 350 South Grand Avenue, Los Angeles, California 90071.

GENERAL

     The Bonds will be secured by the Trust Estate created by the Indenture. The Bonds represent non-recourse obligations of the Bond Issuer, and proceeds of the assets in the Trust Estate will be the sole source of payments on the Bonds. The Bonds will not represent an interest in or obligation of the Transferor, the Servicer, AFC, the Indenture Trustee, the Underwriters, any of their respective affiliates or any other entity, and will not represent an interest in or recourse obligation of the Bond Issuer.

     Initially, the assets of the Trust Estate will consist of (i) the Mortgage Pool, which is comprised of the [Initial] Mortgage Loans secured by first lien mortgages or deeds of trust on the Mortgaged Properties; (ii) all payments in respect of principal of the [Initial] Mortgage Loans received on or after the applicable Cut-off Dates; (iii) all payments in respect of interest accrued on the [Initial] Mortgage Loans from and after the applicable Cut-off Dates, irrespective of when received; (iv) security interests in the Mortgaged Properties; [(v) amounts to be deposited in the Prefunding Account that will be available for the acquisition of the Additional Mortgage Loans during the Funding Period; (vi) amounts to be deposited in the Capitalized Interest Account; (vii) the Financial Guaranty Insurance Policy issued by the Financial Guaranty Insurer;] and (viii) certain other property.

     All payments on the Bonds will be made by or on behalf of the Indenture Trustee to each Bondholder of record on the related Record Date for the related Payment Date. Payments on Bonds issued in book-entry form will be made by or on behalf of the Indenture Trustee to DTC. Payments on Definitive Bonds generally will be made either (i) by check mailed to the address of each Bondholder as it appears in the register maintained by the Indenture Trustee or (ii) by wire transfer of immediately available funds to the account of a Bondholder, if such Bondholder (a) is the registered holder of Definitive Bonds having an [Initial] principal amount of at least $1,000,000 and (b) has provided the Indenture Trustee with wiring instructions in writing five days prior to the related Record Date or has provided the Indenture Trustee with such instructions for any previous Payment Date. A fee may be charged by the Indenture Trustee to a Bondholder of Definitive Bonds for any payment made by wire transfer. Notwithstanding the above, the final payment in redemption of any Definitive Bond will be made only upon presentation and surrender of such Definitive Bond at the office or agency designated by the Indenture Trustee for that purpose.

     The Bonds will be issued in denominations of not less than $1,000 principal amount and in integral dollar multiples of $1 in excess thereof.

BOOK-ENTRY REGISTRATION AND DEFINITIVE BONDS

     The Bonds Initially will be book-entry Bonds (the "Book-Entry Bonds"). Bond Owners will hold such Bonds through DTC, in the United States, or Cedel or Euroclear, in Europe, if they are participants of such

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

systems, or indirectly through organizations that are participants in such systems. The Book-Entry Bonds Initially will be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Cedel and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (Citibank and Morgan, in such capacities, individually the "Relevant Depositary" and, collectively, the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Bond will be entitled to receive a Definitive Bond. Unless and until Definitive Bonds are issued, it is anticipated that the only "Bondholder" will be Cede & Co., as nominee of DTC. Bond Owners will not be Bondholders as that term is used in the Indenture. Bond Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

     The beneficial ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Bond Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Bond will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a Participant and on the records of Cedel or Euroclear, as appropriate).

     Bond Owners will receive all payments of principal of, and interest on, the Bonds from the Indenture Trustee through DTC and its Participants (including Cedel and Euroclear). While the Bonds are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Bonds and is required to receive and transmit payments of principal of, and interest on, such Bonds. Participants and indirect participants with whom Bond Owners have accounts with respect to Book-Entry Bonds are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Bond Owners. Accordingly, although Bond Owners will not possess certificates, the Rules provide a mechanism by which Bond Owners will receive payments and will be able to transfer their interests.

     Bond Owners will not receive or be entitled to receive certificates representing their respective interests in the Bonds, except under the limited circumstances described below. Unless and until Definitive Bonds are issued, Bond Owners who are not Participants may transfer ownership of Bonds only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Bonds, by book-entry transfer, through DTC for the account of the purchasers of such Bonds, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Bond Owners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Bonds, see "Certain Federal Income Tax Consequences -- Taxation of Bonds,"
"-- Miscellaneous Tax Aspects" and "--Tax Treatment of Foreign Investors" in the Prospectus and "-- Information Reporting and Backup Withholding" in "ANNEX B:
Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" hereto.

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

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants ("Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Bonds, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Bonds will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants, through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such it is regulated and examined by the Board of Governors of the Federal

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

Reserve System (the "Federal Reserve Board") and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution to specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Bonds will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Bond Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Bond Owners that it represents.

     Under a book-entry format, Bond Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Indenture Trustee to Cede. Payments with respect to Bonds held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences -- Taxation of Bonds," "-- Miscellaneous Tax Aspects" and "-- Tax Treatment of Foreign Investors" in the Prospectus and "-- Information Reporting and Backup Withholding" in "ANNEX
B: Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" hereto. Because DTC has indicated that it will act only on behalf of Financial Intermediaries, the ability of Bond Owners to pledge Book-Entry Bonds to persons or entities that do not participate in the depository system or otherwise take actions in respect of such Book-Entry Bonds may be limited due to the lack of physical certificates representing such Book-Entry Bonds. In addition, issuance of the Book-Entry Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary market because certain potential investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates.

     Monthly and annual reports on the Mortgage Loans and the Trust Estate will be provided to Cede & Co., as nominee of DTC, and may be made available by such entity to Bond Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the related Book-Entry Bonds are credited.

     DTC has advised the Indenture Trustee that, unless and until Definitive Bonds are issued, DTC will take any action permitted to be taken by a Bondholder under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book -Entry Bonds are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Bonds. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Bondholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Bonds that conflict with actions taken with respect to other Bonds.

     Definitive Bonds will be issued in registered form to Bond Owners, or their nominees, rather than to DTC, only if (i) DTC or the Bond Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the Bonds and the Bond Issuer or the Indenture Trustee is unable to locate a qualified successor, (ii) the Bond Issuer, at its option, advises the Indenture Trustee that it elects to terminate the book-entry system through DTC, or (iii) after a Bond Event of Default under the Indenture, the Bond Owners representing not less than 51% of
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

the Bond Balance of the Book-Entry Bonds advise the Indenture Trustee and DTC that the book-entry system is no longer in the best interests of such Bond Owners. Upon issuance of Definitive Bonds to Bond Owners, such Bonds will be transferable directly (and not exclusively on a book entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments. See "Description of the Securities -- Form of Securities -- General" in the Prospectus.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Bond Owners of the occurrence of such event and the availability through DTC of Definitive Bonds. Upon surrender by DTC of the global certificates representing the Book-Entry Bonds and instructions for reregistration, the Indenture Trustee will issue Definitive Bonds and thereafter the Indenture Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of Bonds among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ASSIGNMENT OF MORTGAGE LOANS

     The Mortgage Loans were originated by ACC or acquired by ACC, as more fully described herein under the caption "The Originators." On or prior to the date the Bonds are issued, ACC will convey each Mortgage Loan to the Transferor who in turn will convey each such Mortgage Loan to the Bond Issuer.

     At the time of issuance of the Bonds, the Bond Issuer will pledge all of its right, title and interest in and to the [Initial] Mortgage Loans, including all principal received on or after the applicable Cut-off Dates and all interest accrued from and including the applicable Cut-off Dates, together with its right, title and interest in and to the proceeds of any related insurance policies received on and after the applicable Cut-off Dates, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Bonds.

     The Indenture Trustee, concurrently with such assignment, will authenticate and deliver the Bonds at the direction of the Bond Issuer in exchange for, among other things, the [Initial] Mortgage Loans, [the Prefunding Account Deposit and the amount deposited in the Capitalized Interest Account]. Each [Initial] Mortgage Loan will be identified in a schedule appearing as an exhibit to the Indenture (the "Mortgage Loan Schedule") that will provide information about each Mortgage Loan, including, among other things, its identifying number and the name of the related Mortgagor, the street address of the related Mortgaged Property, its date of origination, the original number of months to stated maturity, the original stated maturity, its original Principal Balance, the applicable Cut-off Date, its Principal Balance as of the applicable Cut-off Date, its interest rate as of the applicable Cut-off Date, the manner in which the interest rate is to be determined and its monthly payment as of the applicable Cut-off Date.

     [Following the Closing Date, and from time to time on or before
[          ], Additional Mortgage Loans consisting of closed-end, adjustable rate, home equity mortgage loans may be added to the Mortgage Pool. In connection with each acquisition of Additional Mortgage Loans, the Indenture Trustee will remit from the Prefunding Account Deposit an amount of not more than 100% of the principal balance thereof; the Indenture Trustee may remit an amount less than 100% for the purpose of increasing the Coverage Amount, but in no event less than the fair market value of the Additional Mortgage Loans. Each such Additional Mortgage Loan will be pledged to the Indenture Trustee as of the applicable Cutoff Date as provided above with respect to the [Initial] Mortgage Loans and will be identified in a schedule that conforms to the Mortgage Loan Schedule.]

     The Indenture will require the Bond Issuer to deliver to the Indenture Trustee the Mortgage Loans, the related Mortgage Notes endorsed without recourse to the Indenture Trustee, the related mortgages or deeds of trust with evidence of recording thereon, the title policies with respect to the related Mortgaged Properties, all intervening mortgage assignments, if applicable, and certain other documents relating to the Mortgage Loans (the "Mortgage Files"). The Bond Issuer additionally will be required to cause to be prepared and recorded, within the time period specified in the Indenture (or, if original recording information is unavailable, within

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

such later period as is permitted by the Indenture) assignments of the mortgages from the Bond Issuer to the Indenture Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Bond Issuer; provided, however, that if the Bond Issuer furnishes to the Indenture Trustee an opinion of counsel, or other documentation acceptable to the Indenture Trustee, to the effect that no such recording is necessary to perfect the Indenture Trustee's interests in the Mortgage Loans with respect to one or more jurisdictions, then such recording will not be required with respect to such jurisdictions.

     Because certain of the assignments by the Bond Issuer to the Indenture Trustee of Mortgage Loans will not be recorded, it may be possible for the Bond Issuer to transfer such Mortgage Loans to bona fide purchasers for value without notice, notwithstanding the rights of the Indenture Trustee. However, in most instances, the Bond Issuer would not be able to deliver the original documents evidencing the Mortgage Notes or the mortgages because, under the terms of the Indenture, such documents will be retained in the possession of the Indenture Trustee, except when released to the Servicer in connection with its servicing activities. Moreover, a subsequent transferee who failed to obtain delivery of the original evidence of indebtedness generally would not, in the absence of special facts, be able to defeat the interests of the Indenture Trustee in a Mortgage Loan so long as such evidence of indebtedness remained in the possession of the Indenture Trustee.

     The Indenture Trustee will review the Mortgage Files delivered to it within 45 days following such delivery, and if any document required to be included in any Mortgage File is found to be missing or to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Bond Issuer, the Transferor and ACC by the Indenture Trustee, the Indenture Trustee will require either that the related Mortgage Loan be removed from the Mortgage Pool or that a Qualified Replacement Mortgage be substituted for the related Mortgage Loan in the manner described below.

     In connection with the transfer of the Mortgage Loans to the Transferor, ACC will make certain representations and warranties as to the accuracy in all material respects of the information set forth on the Mortgage Loan Schedule. In addition, ACC will make certain other representations and warranties regarding the Mortgage Loans, including, for instance, that each Mortgage Loan, at its origination, complied in all material respects with applicable state and federal laws, that each mortgage is a valid first priority lien, that, as of the applicable Cut-off Date, no Mortgage Loan had three or more monthly payments past due, that each Mortgaged Property consists of a one- to four-family residential property or unit in a condominium or planned unit development, that ACC had good title to each Mortgage Loan prior to such transfer and that the Originator was authorized to originate each Mortgage Loan. The rights of the Transferor to enforce remedies for breaches of such representations and warranties against ACC will be assigned to the Indenture Trustee pursuant to the Indenture.

     If with respect to any Mortgage Loan (1) a defect in any document constituting a part of the related Mortgage File remains uncured and materially and adversely affects the value of any such Mortgage Loan or (2) a breach of any representation or warranty made by ACC relating to such Mortgage Loan occurs and such breach materially and adversely affects the value of any such Mortgage Loan, the Indenture Trustee will enforce the remedies for such defects or breaches against ACC by requiring ACC to remove the related Mortgage Loan (any such Mortgage Loan, a "Defective Mortgage Loan") from the Trust Estate by remitting to the Indenture Trustee an amount equal to its Principal Balance together with interest accruing at the Mortgage Interest Rate (net of the applicable Servicing Fee Rate) on such Defective Mortgage Loan from the date interest was last paid by the related Mortgagor to the end of the Collection Period immediately preceding the related Deposit Date, less any payments received during the related Collection Period in respect of such Defective Mortgage Loan (the "Release Price"). ACC will also have the option, but not the obligation, to substitute for such Defective Mortgage Loan a Mortgage Loan conforming to the requirements of the Indenture (a "Qualified Replacement Mortgage"). Upon delivery of a Qualified Replacement Mortgage and deposit of certain amounts in the Bond Account as set forth in the Indenture, or deposit of the Release Price in the Bond Account and receipt by the Indenture Trustee of written notification of any such substitution or removal, as the case may be, the Indenture Trustee shall execute and deliver an instrument of transfer or assignment necessary to vest legal and beneficial ownership of such Defective Mortgage Loan

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

(including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) in ACC and release such Defective Mortgage Loan from the Trust Estate.

     The obligation of ACC to cure, remove or substitute any Mortgage Loan as described above will constitute the sole remedy available to Bondholders or the Indenture Trustee for a Defective Mortgage Loan.

PAYMENTS ON THE BONDS

     Payments on the Bonds will be made by the Indenture Trustee (in such capacity, the "Paying Agent") on each Payment Date, commencing with the Payment
Date in [          ] to Bondholders as of the Record Date in an amount equal to the product of such Bondholders' Percentage Interest and the amount paid in respect of the Bonds. The "Percentage Interest" represented by any Bond will be equal to the percentage obtained by dividing the aggregate principal balance of such Bond by the Bond Balance.

     On each Payment Date, the Paying Agent will be required to pay the following amounts, in the following order of priority, out of Available Funds:

          [(a) to the Financial Guaranty Insurer, an amount equal to the Financial Guaranty Insurer Premium for such Payment Date and the aggregate amount necessary to reimburse the Financial Guaranty Insurer for any unreimbursed payments of Insured Amounts (together with interest thereon) in respect of the Bonds on prior Payment Dates and the amount of any unpaid Financial Guaranty Insurer Premium for prior Payment Dates (together with interest thereon); provided, however, that the Financial Guaranty Insurer shall be paid such amounts only after Bondholders have received Bond Interest and any Coverage Deficit with respect to such Payment Date;]

          (b) to the Bondholders, Bond Interest;

          (c) to the Bondholders, the amount of Monthly Principal for the Bonds, in reduction of the Bond Balance until such Bond Balance is reduced to zero; and

          (d) to the Bondholders, the amount, if any, of Excess Cash in reduction of the Bond Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount to equal the Required Coverage Amount on such Payment Date and (2) the amount necessary to reduce the Bond Balance to zero.

     Any Available Funds remaining after application in the manner specified above will be released to the Bond Issuer.

     [In the event that, with respect to a particular Payment Date, Available Funds on such date are not sufficient to pay any portion of Bond Interest, the Indenture Trustee will make a claim on the Financial Guaranty Insurance Policy in an amount equal to such deficiency and apply the Insured Amount received in respect of such claim to the payment of the deficiency in such Bond Interest. In addition, the Indenture Trustee will make a claim on the Financial Guaranty Insurance Policy in an amount equal to any Coverage Deficit on a Payment Date (after taking into account payments in respect of Monthly Principal and Excess Cash on such Payment Date) and apply the portion of the Insured Amount related to such Coverage Deficit to reduce the Bond Balance on such Payment Date by the amount of such Coverage Deficit. Any Insured Amount paid in respect of the Bonds to make up any Coverage Deficit shall be paid to the Bondholders, in reduction of the Bond Balance, until such Bond Balance is reduced to zero.]

     In no event will the aggregate payments of principal to Bondholders exceed the Original Bond Balance.

     "Bond Interest" for any Payment Date will be an amount equal to (a) with respect to the [Initial] Interest Period, interest for the number of days in the period commencing on the Closing Date and ending on the day prior to such Payment Date at the Bond Interest Rate on the Original Bond Balance, and (b) with respect to any subsequent Interest Period, interest for the number of days in such Interest Period at the Bond Interest Rate on the Bond Balance as of the preceding Payment Date (after giving effect to the payment, if any, in reduction of principal made on the Bonds on such preceding Payment Date).

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

     All calculations of interest on the Bonds will be computed on the basis of the actual number of days elapsed in the related Interest Period and in a year of 360 days.

     The "Bond Interest Rate" (i) for the [Initial] Interest Period will be a
per annum rate equal to [          ] and will be determined on [          ], and
(ii) for each subsequent Interest Period will be a per annum rate equal to the lesser of (x) for each Interest Period ending prior to the Pool Redemption Date, [ ]%, and, for each Interest Period thereafter, [ ]% and (y) the Adjustable Rate Cap. The "Adjustable Rate Cap" will be, with respect to any Payment Date, the per annum rate equal to the percentage obtained by (I) dividing (x) an amount equal to the aggregate of the interest portions of each of the monthly payments due on the Mortgage Loans during the related Collection Period, reduced by the sum of (i) the Servicing Fee with respect to the Mortgage Loans for such Collection Period, [(ii) the Financial Guaranty Insurer Premium for such Payment Date,] and (iii) in the case of each Payment Date occurring after the Payment
Date in [          ], an amount equal to one-twelfth ( 1/12) of 100 basis points multiplied by the Aggregate Principal Balance of the Mortgage Loans as of the end of such Collection Period, by (y) the product of (i) the Bond Balance as of the first day of such Interest Period and (ii) the actual number of days elapsed during such Interest Period divided by 360 and (II) multiplying the result by 100.

     "LIBOR" shall mean the London interbank offered rate for one-month United States dollar deposits. LIBOR for each Interest Period shall be determined on the second business day preceding the first day of any Interest Period (each, a "LIBOR Determination Date"), on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used in this paragraph, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the LIBOR Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by or under common control with the Bond Issuer or any Originator.

     On each LIBOR Determination Date, LIBOR will be established by the Indenture Trustee as follows:

          (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of such offered quotations.

          (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR shall be the greater of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Indenture Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such LIBOR Determination Date to leading European banks.

     The establishment of LIBOR on each LIBOR Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the Bond Interest Rate for the related Interest Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Indenture Trustee at (800) 735-7777.

     The "Bond Balance" will equal, as of any Payment Date, the Original Bond Balance less all Monthly Principal and Excess Cash paid to the Bondholders on previous Payment Dates in reduction of the Bond

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

Balance [(exclusive, for the sole purpose of effecting the Financial Guaranty Insurer's subrogation rights, of payments made by the Financial Guaranty Insurer in respect of any Coverage Deficit under the Financial Guaranty Insurance Policy, except to the extent reimbursed to the Financial Guaranty Insurer pursuant to the Indenture).]

     "Monthly Principal" for any Payment Date will be an amount equal to (A) the aggregate of (i) any Principal Payments received in respect of the Mortgage Loans during or in respect of the related Collection Period, (ii) Net Liquidation Proceeds and Insurance Proceeds allocable to principal recovered or collected in respect of the Mortgage Loans during the related Collection Period,
(iii) the aggregate of the amounts allocable to principal deposited in the Bond Account on the related Deposit Date by the Bond Issuer, the Transferor, the Servicer [or the Financial Guaranty Insurer] in connection with a release, removal or substitution of any Mortgage Loans pursuant to the Indenture, and
(iv) with respect to the first Payment Date, the amount, if any, of the Prefunding Account Deposit that is not applied for the acquisition of Additional Mortgage Loans during the Funding Period, reduced by (B) the amount of any Coverage Surplus with respect to such Payment Date.

     The "Principal Balance" of a Mortgage Loan with respect to any Determination Date is the actual outstanding principal balance thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Payment Date, as of the applicable Cut-off Date), less (i) any Principal Payments received in respect of such Mortgage Loan during the related Collection Period, (ii) Net Liquidation Proceeds and Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period, (iii) the portion of the Release Price allocable to principal remitted by the Bond Issuer, the Transferor, the Servicer or the Financial Guaranty Insurer to the Indenture Trustee on the next succeeding Deposit Date in connection with a release, removal or substitution of such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on such Deposit Date, (iv) the amount to be remitted by the Bond Issuer to the Indenture Trustee on the next succeeding Deposit Date in connection with a substitution of a Qualified Replacement Mortgage for such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on such Deposit Date [and (v) the amount to be remitted by the Financial Guaranty Insurer to the Indenture Trustee on the next succeeding Deposit Date in connection with obtaining a release to the Financial Guaranty Insurer of such Mortgage Loan pursuant to the Indenture;] provided, however, that Mortgage Loans that have become Liquidated Mortgage Loans since the preceding Determination Date (or, in the case of the first Determination Date, since the applicable Cut-off Dates) will be deemed to have a Principal Balance of zero on the current Determination Date.

     "Determination Date" means, as to any Payment Date, the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs.

     "Principal Payment" means, as to any Mortgage Loan and Collection Period, all amounts received or, in the case of the principal portion of any Payment Ahead, deemed to have been received by the Servicer from or on behalf of the related Mortgagor during such Collection Period which, at the time of receipt or, in the case of any Payment Ahead, at the time such Payment Ahead is deemed to have been received, were applied or were required to be applied by the Servicer in reduction of the Principal Balance of such Mortgage Loan.

     "Payment Ahead" means any payment of one or more scheduled monthly payments remitted by a Mortgagor with respect to a Mortgage Note in excess of the scheduled monthly payment due during such Collection Period with respect to such Mortgage Note, which sums the related Mortgagor has instructed the Servicer to apply to scheduled monthly payments due in one or more subsequent Collection Periods.

     "Principal Prepayment" means any Mortgagor payment or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds) which, in the case of a Mortgagor payment, is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment, or that was accompanied by instructions from the related Mortgagor directing the Servicer to apply such payment to the Principal Balance of such Mortgage Loan currently.

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

     "Liquidated Mortgage Loan" means, as to any Payment Date, any Mortgage Loan as to which the Servicer has determined during the related Collection Period, in accordance with its customary servicing procedures, that all Liquidation Proceeds which it expects to recover from or on account of such Mortgage Loan have been recovered.

     "Available Funds" with respect to any Payment Date will consist of the sum of the amounts described in clauses (a) through (j) below, less (i) the Servicing Fee in respect of the related Collection Period, (ii) Monthly Advances and Servicing Advances previously made that are reimbursable to the Servicer (other than those included in liquidation expenses for any Liquidated Mortgage Loan and reimbursed from the related Liquidation Proceeds) in such Collection Period to the extent permitted by the Indenture and (iii) the aggregate amounts
(A) deposited into the Collection Account or Bond Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Available Funds on such Payment Date and (B) received by the Indenture Trustee that are recoverable and sought to be recovered from the Bond Issuer as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final nonappealable order of a court of competent jurisdiction:

          (a) the total amount of interest payments on or in respect of the Mortgage Loans received by or on behalf of the Servicer during the related Collection Period, net of amounts representing interest accrued on such Mortgage Loans in respect of any period prior to the applicable Cut-off Dates, plus any Compensating Interest Payments made by the Servicer in respect of the related Mortgage Loans and any net income from related REO Properties for such Collection Period;

          (b) all Principal Payments received or deemed to be received during the related Collection Period in respect of the Mortgage Loans;

          (c) the aggregate of any proceeds from or in respect of any policy of insurance covering a Mortgage Loan that are received during the related Collection Period and applied by the Servicer to reduce the Principal Balance of the related Mortgage Loan ("Insurance Proceeds") (which proceeds will not include any amounts applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with applicable law, the Servicer's customary servicing procedures or the terms of the related Mortgage Loan);

          (d) the aggregate of any other proceeds received by the Servicer during the related Collection Period in connection with the liquidation of any Mortgaged Property securing a Mortgage Loan, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise (including any insurance proceeds to the extent not duplicative of amounts in clause (c) above) ("Liquidation Proceeds"), less expenses incurred by the Servicer in connection with the liquidation of such Mortgage Loan ("Net Liquidation Proceeds");

          (e) the aggregate of the amounts received in respect of any Mortgage Loans that are required or permitted to be released, removed or substituted by ACC or the Servicer, as the case may be, during the related Collection Period as described in "-- Assignment of Mortgage Loans" and "Servicing of the Mortgage Loans" herein, to the extent such amounts are received by the Indenture Trustee on or before the related Deposit Date;

          (f) the amount of any Monthly Advances made for such Payment Date;

          (g) the aggregate of amounts deposited in the Bond Account by the Bond Issuer, the Servicer [or the Financial Guaranty Insurer], as the case may be, during such Collection Period in connection with redemption of the Bonds as described under "-- Redemption of the Bonds" herein;

          [(h) in the case of the [          ] Payment Date, amounts, if any,
     remaining in the Prefunding Account and the Capitalized Interest Account immediately prior to such Payment Date (in each case net of reinvestment income payable to the Bond Issuer);]

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

          (i) in the case of the [          ] Payment Date, amounts deposited by
     the Bond Issuer representing 30 days of interest, computed at the related Mortgage Interest Rate, on each [Initial] Mortgage Loan that does not have a monthly payment due in the Collection Period relating to such Payment Date; and

          (j) in the case of the [          ] Payment Date, amounts deposited by
     the Bond Issuer representing 30 days of interest, computed at the related Mortgage Interest Rate, on each Mortgage Loan that does not have a monthly payment due in the Collection Period relating to such Payment Date.

BOND ACCOUNT

     Pursuant to the Indenture, the Indenture Trustee shall establish and maintain an account (the "Bond Account") from which all payments with respect to the Bonds will be made. As described below, not later than the Deposit Date, the Servicer will be required pursuant to the Servicing Agreement to wire transfer to the Indenture Trustee for deposit in the Bond Account the sum (without duplication) of all amounts on deposit in the Collection Account that constitute any portion of Available Funds for the related Payment Date. See "Description of Securities -- Distributions and Payments on Securities -- Available Funds" in the Prospectus.

     All amounts held in the Bond Account will be required to be in Permitted Investments that mature not later than the date which is one business day prior to the Deposit Date for the related Payment Date next succeeding the date of investment. See "-- Investment of Bond Account" and "-- Permitted Investments" below. Investment income on monies on deposit in the Bond Account will not be available for payment to Bondholders or otherwise subject to any claims or rights of the Bondholders and will be released from the Trust Estate and paid to Bond Issuer. The Bond Issuer will be liable for any losses resulting from such investments.

     Investment of Bond Account. All or a portion of the Bond Account may be invested and reinvested in one or more Permitted Investments bearing interest or sold at a discount. The Indenture Trustee or any affiliate thereof may be the obligor on any investment in the Bond Account which otherwise qualifies as a Permitted Investment. No investment in the Bond Account may mature later than the business day preceding the Payment Date.

     The Indenture Trustee will not in any way be held liable by reason of any insufficiency in any Bond Account resulting from any loss on any Permitted Investment included therein (except to the extent the Indenture Trustee is the obligor thereon).

     All income or other gain from investments in the Bond Account will be held in the Bond Account for the benefit of the Bond Issuer and will be subject to withdrawal from time to time as permitted by the Indenture. Any loss resulting from such investments will be for the account of the Bond Issuer. The Bond Issuer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Bond Account and then available for such application.

     Permitted Investments. The Indenture will define "Permitted Investments" generally as follows:

          (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

          (b) Federal Housing Administration debentures, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (c) Federal Home Loan Mortgage Corporation senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

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

          (d) Federal National Mortgage Association senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (e) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank or trust company, the short-term debt obligations of which have been assigned a minimum rating specified in the Indenture by the applicable Rating Agency.

          (f) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, provided that the long-term deposits of such bank or savings and loan association are assigned a minimum rating specified in the Indenture by the applicable Rating Agency.

          (g) Commercial paper (having original maturities of not more than 180 days) assigned a minimum rating specified in the Indenture by the applicable Rating Agency.

          (h) Investments in money market funds assigned a minimum rating specified in the Indenture by the applicable Rating Agency.

          (i) Other investments acceptable to the applicable Rating Agency [and the Financial Guaranty Insurer].

     No instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations, and no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

[PREFUNDING ACCOUNT

     On the Closing Date, the Bond Issuer will deposit cash in the aggregate
amount of approximately [$          ] (the "Prefunding Account Deposit") in the
Prefunding Account, which account will be part of the Trust Estate and will be maintained with the Indenture Trustee in its corporate trust. The Prefunding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from the Mortgage Pool prior to the Closing Date, provided that any such increase shall not exceed $10,000,000. During the Funding Period, the amount on deposit in the Prefunding Account will be allocated for the acquisition of Additional Mortgage Loans from the Bond Issuer in accordance with the applicable provisions of the Indenture. The Additional Mortgage Loans will be acquired or originated by ACC and conveyed to the Transferor from time to time during the Funding Period. The Transferor will in turn convey the Additional Mortgage Loans to the Bond Issuer, which will pledge such Additional Mortgage Loans under the Indenture. Additional Mortgage Loans acquired and added to the Trust Estate on any Subsequent Transfer Date must be approved by the Financial Guaranty Insurer. On the Payment Date in
[       ], any amount remaining on deposit in the Prefunding Account and not applied to acquire Additional Mortgage Loans during the Funding Period will be paid in reduction of the Bond Balance. Although it is intended that the principal amount of Additional Mortgage Loans transferred to the Mortgage Pool will require application of substantially all of the Prefunding Account Deposit and it is not currently anticipated that there will be any material amount of principal payments from amounts remaining on deposit in the Prefunding Account in reduction of the Bond Balance, no assurance can be given that such a payment
will not occur on the Payment Date in [       ]. In any event, it is unlikely
that the Bond Issuer will be able to acquire Additional Mortgage Loans with aggregate principal balances that exactly equal the Prefunding Account Deposit. Any portion of the Prefunding Account Deposit that is not applied to acquire Additional Mortgage Loans during the Funding Period will be paid on the
[       ] Payment Date in reduction of the Bond Balance, thereby reducing the weighted average lives of such Bonds.

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

     Amounts remaining on deposit in the Prefunding Account after the acquisition of the Additional Mortgage Loans will be invested in Permitted Investments as defined in the Indenture. Permitted Investments are required to mature as may be necessary for the acquisition of Additional Mortgage Loans on any Subsequent Transfer Date no later than the business day prior to the related Subsequent Transfer Date and, in any case, no later than the business day prior
to the [       ] Payment Date. All interest and any other investment earnings on amounts on deposit in the Prefunding Account will be released to the Bond Issuer
on the [       ] Payment Date. The Bond Issuer will be liable for any losses resulting from such investments.

     All Additional Mortgage Loans acquired from application of amounts on deposit in the Prefunding Account shall be part of the Trust Estate from and after the date of acquisition thereof.]

[CAPITALIZED INTEREST ACCOUNT

     On the Closing Date, the Bond Issuer will deposit cash into the Capitalized Interest Account, which account will be part of the Trust Estate and will be maintained with the Indenture Trustee in its corporate trust department. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on the Bonds that may arise as a result of the utilization of the Prefunding Account for the acquisition of Additional Mortgage Loans during the Funding Period and will be so applied by
the Indenture Trustee on the [       ] Payment Date. In the unlikely event that
the full amount allocated to cover interest shortfalls in respect of the Bonds is not required for such purpose, the amount remaining (net of reinvestment income payable to the Bond Issuer) will be deposited in the Bond Account and will be part of Available Funds.

     Amounts on deposit in the Capitalized Interest Account will be invested in Permitted Investments as defined in the Indenture. All such Permitted Investments are required to mature no later than the business day prior to the
[       ] Payment Date as specified in the Indenture. All interest and any other investment earnings on amounts on deposit in the Capitalized Interest Account
will be released to the Bond Issuer on the [       ] Payment Date. The Bond
Issuer will be liable for any losses resulting from such investments.]

[OVERCOLLATERALIZATION FEATURE

     Credit enhancement with respect to the Bonds Initially will be provided in part by overcollateralization resulting from the sum of the Initial Cut-off Date Pool Balance and the Prefunding Account Deposit exceeding the Original Bond Balance, which is expected to be supplemented by the application of Excess Cash on each Payment Date so that over time such overcollateralization will increase. Such overcollateralization is intended to result in receipts, collections and recoveries on the Mortgage Loans in excess of the amount necessary to pay Bond Interest required to be paid on the Bonds on any Payment Date and to reduce the Bond Balance to zero no later than the Final Maturity Date of the Bonds. Excess Cash will be paid in reduction of the Bond Balance on each Payment Date up to the amount necessary for the related Coverage Amount to equal the Required Coverage Amount for such Payment Date.

     The "Excess Cash" on any Payment Date will be equal to Available Funds for such Payment Date, reduced by (i) the amount of Bond Interest for such Payment Date, (ii) the Monthly Principal for such Payment Date, (iii) the Financial Guaranty Insurer Premium with respect to such Payment Date, (iv) any amounts payable to the Financial Guaranty Insurer for unreimbursed Insured Amounts paid on prior Payment Dates and (v) any amounts payable to the Financial Guaranty Insurer for unpaid Financial Guaranty Insurer Premiums from prior Payment Dates.

     The "Coverage Amount" with respect to any Payment Date is the amount, if any, by which (x) the Aggregate Principal Balance of the Mortgage Loans as of
the end of the related Collection Period (plus, in the case of the [       ]
Payment Date, the aggregate of the Principal Balances of any Additional Mortgage
Loans added to the Mortgage Pool after [       ] but prior to the end of the
Funding Period) exceeds (y) the Bond Balance as of such Payment Date after taking into account payments of Monthly Principal (disregarding any permitted reduction in Monthly Principal due to a Coverage Surplus) made on such Payment Date. The required level of the Coverage Amount with respect to any Payment Date (the "Required Coverage Amount") will be equal to the amount specified as such in the Indenture. The Indenture will provide that the
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

applicable Required Coverage Amount may increase or decrease during the period
the Bonds remain outstanding. If on any Payment Date occurring after [       ],
the amount of Excess Cash payable on the Bonds is less than an amount specified in the Indenture, the Required Coverage Amount will be increased (any such Payment Date, a "Trigger Event Date"); provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Bonds as specified in the Indenture, such Required Coverage Amount will return to its original level. Any increase in the applicable Required Coverage Amount (including an increase required on a Trigger Event Date) may result in an accelerated amortization of the Bonds until such Required Coverage Amount is reached. Conversely, any decrease in the Required Coverage Amount will result in a decelerated amortization of the Bonds until such Required Coverage Amount is reached.

     The application of Excess Cash to reduce the Bond Balance on any Payment Date will have the effect of accelerating the amortization of the Bonds relative to the amortization of the Mortgage Loans in the Trust Estate.

     In the event that the Required Coverage Amount is permitted to decrease or "step down" on any Payment Date in the future, the Indenture will provide that all or a portion of the Excess Cash that would otherwise be paid to the Bonds on any such Payment Date in reduction of the Bond Balance will be released to the Bond Issuer. This may have the effect of decelerating the amortization of the Bonds relative to the amortization of the related Mortgage Loans, and of reducing the related Coverage Amount.

     With respect to any Payment Date, a "Coverage Surplus" means, the amount, if any, by which (x) the Coverage Amount for such Payment Date exceeds (y) the then applicable Required Coverage Amount for such Payment Date. As a technical matter, a Coverage Surplus may result even prior to the occurrence of any decrease or "step down" in the Required Coverage Amount because the Bonds will be entitled to receive 100% of collected principal on the Mortgage Loans, even though the Bond Balance will, as a result of the [Initial] overcollateralization and the accelerated amortization caused by the application of the Excess Cash, be less than the Aggregate Principal Balance of the Mortgage Loans, in the absence of any Realized Losses on the Mortgage Loans.

     The Indenture will provide that, on any Payment Date, all amounts collected on the Mortgage Loans in respect of principal during the applicable Collection Period will be paid to Bondholders in reduction of the Bond Balance on such Payment Date, except as provided above with respect to any Payment Date for which there exists a Coverage Surplus. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Collection Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such deficiency is a "Realized Loss." In addition, the Indenture will provide that the Principal Balance of any Mortgage Loan that becomes a Liquidated Mortgage Loan shall equal zero. The Indenture will not require that the amount of any Realized Loss be paid to Bondholders on the Payment Date following the event of loss. However, the occurrence of a Realized Loss will reduce the Coverage Amount for the Bonds, and will result in more Excess Cash, if any, being paid on the Bonds in reduction of the Bond Balance on subsequent Payment Dates than would be the case in the absence of such Realized Loss.

     Overcollateralization and the Financial Guaranty Insurance Policy. The Indenture will require the Indenture Trustee to make a claim for an Insured Amount under the Financial Guaranty Insurance Policy not later than 12:00 noon (New York City time) on the second business day prior to any Payment Date as to which the Indenture Trustee has determined that a Coverage Deficit with respect to the Bonds will occur for the purpose of applying the proceeds of such Insured Amount as a payment of principal to the Bondholders on such Payment Date. With respect to any Payment Date, a "Coverage Deficit" will mean the amount, if any, by which (x) the Bond Balance, after taking into account all payments to be made on such Payment Date in reduction thereof, including any Excess Cash payments, exceeds (y) the sum of Aggregate Principal Balance of the Mortgage Loans as of
the end of the applicable Collection Period (plus, in the case of the [       ]
Payment Date, the aggregate of the Principal Balances of any Additional Mortgage
Loans added to the Mortgage Pool after [       ] but prior to the end of the
Funding Period). Accordingly, the Financial Guaranty Insurance Policy is similar to the provisions described above insofar as the Financial Guaranty Insurance Policy guarantees ultimate collection of the full amount of the Bond Balance, rather than current

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

payments of the amounts of any Realized Losses to the Bondholders. INVESTORS IN THE BONDS SHOULD REALIZE THAT, UNDER CERTAIN LOSS OR DELINQUENCY SCENARIOS, THEY MAY TEMPORARILY RECEIVE NO PAYMENTS IN REDUCTION OF THE BOND BALANCE.]

REPORTS TO BONDHOLDERS

     Concurrently with each payment to Bondholders, the Indenture Trustee will mail a statement to each Bondholder in the form required by the Indenture and setting forth the following information:

          (a) the amount of such payment to the Bondholders allocable to (i) Monthly Principal and (ii) any Excess Cash payment;

          (b) the amount of such payment to the Bondholders allocable to Bond Interest;

          (c) the Bond Balance after giving effect to the payment of Monthly Principal and any Excess Cash applied to reduce the Bond on such Payment Date;

          (d) the Aggregate Principal Balance of the Mortgage Loans as of the end of the related Collection Period;

          (e) the amount of unreimbursed Monthly Advances and/or Servicing Advances, if any;

          (f) the number and the aggregate of the Principal Balances of the Mortgage Loans delinquent (i) one month, (ii) two months and (iii) three or more months as of the end of the related Collection Period;

          (g) the aggregate of the Principal Balances of the Mortgage Loans in foreclosure or other similar proceedings and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (h) the Insured Amount, if any, relating to the Bonds and such Payment Date;

          (i) the amount of the Servicing Fee paid to or retained by the Servicer for the related Collection Period; and

          (j) the Coverage Amount, the then applicable Required Coverage Amount, the Coverage Surplus, if any, and the Coverage Deficit, if any.

     In the case of information furnished pursuant to clauses (a) and (b) above, the amounts shall be expressed as a dollar amount per Bond with a $1,000 principal denomination.

     Within 90 days after the end of each calendar year, the Indenture Trustee will mail to each person who at any time during such calendar year was a Bondholder and to the Underwriters a statement containing the information set forth in clauses (a) and (b) above, aggregated for such calendar year or, in the case of each person who was a Bondholder for a portion of such calendar year, setting forth such information for each month thereof.

[THE FINANCIAL GUARANTY INSURANCE POLICY

     The Financial Guaranty Insurer will issue a Financial Guaranty Insurance Policy in favor of the Indenture Trustee for the benefit of the Bondholders. The Financial Guaranty Insurance Policy unconditionally and irrevocably guarantees payment of Bond Interest and any Coverage Deficit in respect of the Bonds on each Payment Date.

     In the event that, on any Payment Date, (i) Available Funds are less than the full amount of Bond Interest for such Payment Date or (ii) a Coverage Deficit exists for the Bonds, the Indenture Trustee will make a claim on the Financial Guaranty Insurance Policy for payment of: (a) an amount equal to the amount necessary to pay the full amount of Bond Interest on such Payment Date and (b) an amount equal to any such Coverage Deficit (the amount of any shortfalls in Bond Interest, together with any Coverage Deficit with respect to any Payment Date, is the "Insured Amount"). The Financial Guaranty Insurer will be obligated to pay to the Indenture Trustee on each Payment Date the full amount of the Insured Amount under the

Financial Guaranty Insurance Policy for such Payment Date. See "The Financial Guaranty Insurance Policy and the Financial Guaranty Insurer" herein.

     Any portion of an Insured Amount paid to the Bondholders will be allocated first to make up any shortfall on such Payment Date in Bond Interest and second to make up any Coverage Deficit on such Payment Date. Any Insured Amount paid in respect of the Bonds to make up any shortfall in Bond Interest shall be paid pro rata to the Bondholders in proportion to the shortfall in Bond Interest payable to such Bondholders. Any Insured Amount paid in respect of the Bonds to make up any Coverage Deficit shall be paid pro rata to the Bondholders in proportion to their Bond Balance in reduction of the Bond Balance until the Bond Balance is reduced to zero.

     The Financial Guaranty Insurer will be subrogated to the rights of Bondholders to receive any payments on the Bonds for which the Financial Guaranty Insurer paid Insured Amounts that were not subsequently reimbursed together with interest thereon; provided, however, that the Financial Guaranty Insurer is not entitled to reimbursement on any Payment Date for previously paid Insured Amounts or to interest thereon unless the Bondholders will receive the full amount of the applicable Bond Interest on such Payment Date and no Coverage Deficit exists with respect to the Bonds.

THE FINANCIAL GUARANTY INSURER PREMIUM

     The Financial Guaranty Insurer will be entitled to receive a monthly premium (the "Financial Guaranty Insurer Premium") payable out of Available Funds on each Payment Date. The Financial Guaranty Insurer Premium as of any Payment Date will equal one-twelfth (1/12) of the product of the applicable Insurer Premium Rate and the Bond Balance for such Payment Date. The "Insurer
Premium Rate" will be [     %]; provided, however, that with respect to each
Payment Date commencing with the Payment Date immediately following the Pool Redemption Date, if the Coverage Amount is less than the then applicable Required Coverage Amount as of the immediately preceding Payment Date, the Insurer Premium Rate with respect to such Payment Date shall be equal to
[     %]. See " -- Payments on the Bonds" herein.

REDEMPTION OF THE BONDS

     The Bonds will be subject to redemption, in whole but not in part, at the option of the Bond Issuer, on or after the Payment Date on which the Bond Balance is less than [ ] of the Original Bond Balance. The Servicer may also cause the redemption of the Bonds by exercising its right to purchase all Mortgage Loans from the Indenture Trustee on or after the Payment Date on which the Aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool has declined to less than 10% of the sum of the [Initial] Cut-off Date Pool Balance [and the Prefunding Account Deposit] (the "Pool Redemption Date").

     [In addition, the Financial Guaranty Insurer may effect a redemption of the Bonds by exercising its right to purchase all Mortgage Loans from the Indenture Trustee on any Payment Date on which Mortgage Loans having Principal Balances as of the applicable Cut-off Dates aggregating an amount equal to or in excess of 25% of the sum of the [Initial] Cut-off Date Pool Balance and the Prefunding Account Deposit have become Liquidated Mortgage Loans.]

     The Bonds will be redeemed at a redemption price of 100% of the then outstanding Bond Balance thereof plus accrued but unpaid interest thereon through the end of Interest Period immediately preceding the related Payment Date. There will be no prepayment premium in connection with such a redemption. Notice of an optional redemption of the Bonds must be mailed by the Indenture Trustee to the Bondholders at least ten days prior to the Payment Date set for such redemption.

     The payment on the final Payment Date in connection with the redemption of the Bonds shall be in lieu of the payment otherwise required to be made on such Payment Date in respect of the Bonds.

PAYMENTS TO THE BOND ISSUER

     On each Payment Date, any portion of Available Funds remaining after making payments of interest and principal due on the Bonds and other distributions required on such Payment Date will be released to the Bond
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

Issuer, free of the lien of the Indenture. Such amounts will not be available to make payments on the Bonds on any subsequent Payment Date.

THE INDENTURE TRUSTEE

     Bankers Trust Company of California, N.A., a national banking association, will be the Indenture Trustee under the Indenture. The Indenture will provide that the Indenture Trustee is entitled to certain fees and reimbursement of expenses.

     The Indenture also will provide that the Indenture Trustee may resign at any time, upon notice to the Bond Issuer, the Servicer and any Rating Agency, in which event the Bond Issuer will be obligated to appoint a successor Indenture Trustee. The Bond Issuer may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee. The Indenture will provide that the Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Bondholders, unless such Bondholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Indenture Trustee may execute any of the rights or powers granted by the Indenture or perform any duties thereunder either directly or by or through agents or attorneys, and the Indenture Trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder. Pursuant to the Indenture, the Indenture Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Indenture. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Indenture.

VOTING

     Unless otherwise specified in the Indenture, with respect to any provisions of the Indenture providing for the action, consent or approval of the Bondholders evidencing specified "Voting Interests", each Bondholder will have a Voting Interest equal to the Percentage Interest represented by such Bondholder's Bond. Any Bond registered in the name of the Bond Issuer or any affiliate thereof will be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Voting Interests necessary to take any such action, or effect any such consent, has been obtained.

BOND EVENTS OF DEFAULT

     See "The Indenture -- Bond Events of Default" in the Prospectus for a description of the circumstances under which a default on the Bonds may occur. In addition to those Bond Events of Default specified in the Prospectus, a default on the Bonds may also occur if on any Payment Date, after taking into account all payments made in respect of principal on the Bonds and the payment of any Insured Amounts on such Payment Date, a Coverage Deficit exists with respect to the Bonds. See "The Indenture -- Rights upon Bond Events of Default" in the Prospectus for a description of the rights of Bondholders in connection with any Bond Event of Default. In the absence of a failure by the Financial Guaranty Insurer to pay Insured Amounts, no acceleration of the maturity of the Bonds shall be permitted without the consent of the Financial Guaranty Insurer.

                                THE BOND ISSUER

     The Bond Issuer is a Delaware business trust established by the Transferor pursuant to the Trust Agreement. After the Closing Date, substantially all of the beneficial ownership interest in the Bond Issuer will be held by ACC. The Transferor will retain only a negligible interest in the Bond Issuer after the Closing
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

Date, but will have primary responsibility for managing the affairs and operations of the Bond Issuer. The principal office of the Bond Issuer is located in Los Angeles, California. The Bond Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate.

                               THE MORTGAGE LOANS

GENERAL

     The following is a brief description of certain terms of the [Initial] Mortgage Loans based on the [Initial] Mortgage Loans as of the Statistical Calculation Date. Certain mortgage loans may prepay in full or be removed, prior to the Closing Date, from the Mortgage Pool as described herein, in which case an amount equal to the aggregate principal balances of such mortgage loans, [but in no event more than $10,000,000, will be added to the Prefunding Account Deposit on the Closing Date.] The statistical information presented below does not take into account any amortization of the [Initial] Mortgage Loans prior to the Closing Date [or any Additional Mortgage Loans that may be added to the Mortgage Pool during the Funding Period.] As a result, the statistical information presented below regarding the [Initial] Mortgage Loans set forth herein may vary from comparable information based on the actual composition of the Mortgage Pool at the Closing Date.

     The information expressed below as a percentage of the [Initial] Pool Balance may not total 100% due to rounding.

     None of the Mortgage Loans is or will be insured or guaranteed by the Bond Issuer, ACC, AFC, the Transferor, the Servicer, the Indenture Trustee, any Originator or any of their respective affiliates, or by any governmental agency or other person.

     A schedule of the [Initial] Mortgage Loans as of the Closing Date will be attached to the Indenture delivered to the Indenture Trustee upon delivery of the Bonds. [A Current Report on Form 8-K containing a description of the Mortgage Loans included in the final Mortgage Pool as of the end of the Funding Period in a form comparable to the description of the [Initial] Mortgage Loans contained in "ANNEX A: Description of the Mortgage Pool" will be filed with the Commission within 15 days after the expiration of the Funding Period.]

     For a more detailed description of certain characteristics of the [Initial] Mortgage Loans as of the Statistical Calculation Date in tabular form, see "ANNEX A: Description of the Mortgage Pool" at the end of this Prospectus Supplement.

     All of the [Initial] Mortgage Loans are secured by first liens with respect to the related Mortgaged Properties. All of the Mortgage Loans will be required to be covered by standard hazard insurance policies insuring against certain losses.

     Each Mortgage Loan in the Mortgage Pool will bear interest that is adjustable at regular periodic intervals. Each Mortgage Loan will have the interest due thereon computed on an actuarial basis.

     Each Mortgage Loan generally will provide for the payment of a charge if the principal thereof is paid prior to its stated maturity date. Such charge, however, will not be included in Available Funds for the related Collection Period but will instead be paid to the Servicer as additional servicing compensation.

     In connection with the transfer by ACC of the [Initial] Mortgage Loans to the Transferor, ACC will make representations regarding the percentages of the [Initial] Mortgage Loans (by [Initial] Cut-off Date Pool Balance) that had two monthly payments and one monthly payment past due as of the applicable Cut-off Dates. [Such percentages must be satisfactory to the Financial Guaranty Insurer.] No Mortgage Loan will have three or more monthly payments past due as of the applicable Cut-off Date.

     The [Initial] Pool Balance is approximately [$          ]. Approximately
[     %], [     %], [     %] and [     %] of the related Mortgaged Properties
(by [Initial] Pool Balance) were single family residences, two- to four-family residences, units in condominium and planned unit developments and manufactured housing units, respectively, and no more than 0.31% of the Mortgage Loans (by [Initial] Pool Balance) were secured by Mortgaged Properties located in any single zip code.

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

     As of the Statistical Calculation Date, the original weighted average
Loan-to-Value Ratio of all [Initial] Mortgage Loans was approximately [     ]%.
The maximum and average current balances as of the applicable Statistical
Calculation Date were approximately [$          ] and [$          ],
respectively. The average appraised value of the Mortgaged Properties securing [Initial] Mortgage Loans as of the Statistical Calculation Date was
approximately [$          ] at the time of origination of such Mortgage Loans.
The "Loan-to-Value Ratio" is the original Principal Balance of such Mortgage Loan as a percentage of the appraised valuation (of, if the Mortgage Loan was obtained in connection with the purchase of the related Mortgaged Property, the purchase price, if less) of the related Mortgaged Property determined by the Originator at the time of origination of such Mortgage Loan. See "Risk
Factors -- Risks Associated with Underwriting Standards" herein.

     The [Initial] Mortgage Loans bear interest rates that, after a period of approximately six months, one year, eighteen months, two years, three years, five years or seven years following the related date of origination, adjust based on the six-month London Interbank Offered Rate based on quotations of major banks as published in The Wall Street Journal. The [Initial] Mortgage Loans that have interest rates adjusted on the basis of the six-month London Interbank Offered Rate have semi-annual interest rate and payment adjustment frequencies after the first interest rate adjustment date. Approximately
[     %] (by [Initial] Pool Balance) of the [Initial] Mortgage Loans have
[Initial] interest rates ("Mortgage Interest Rates") that will remain fixed for one year or more from the Statistical Calculation Date before [Initial]
adjustment, approximately [     %] (by [Initial] Pool Balance) of the [Initial]
Mortgage Loans have [Initial] Mortgage Interest Rates that will remain fixed for two years or more from the Statistical Calculation Date before [Initial]
adjustment and approximately [     %] (by [Initial] Pool Balance) of the
[Initial] Mortgage Loans have [Initial] Mortgage Interest Rates that will remain fixed for three years or more from the Statistical Calculation Date before [Initial] adjustment. As of the Statistical Calculation Date, the weighted average remaining period to the next interest rate adjustment date for the [Initial] Mortgage Loans was approximately 14 months.

     As of the Statistical Calculation Date, approximately [     %] of the
[Initial] Mortgage Loans (by [Initial] Pool Balance) have the interest rate thereof adjusted on the basis of the six-month London Interbank Offered Rate and approximately 21.03% of the [Initial] Mortgage Loans (by [Initial] Pool Balance) have the interest rate thereof adjusted on the basis of the one-year CMT index. As of the Statistical Calculation Date, each [Initial] Mortgage Loan that has its interest rate adjusted on the basis of the six-month London Interbank
Offered Rate has a semi-annual rate adjustment cap of [     %] to [     %] above
the then current interest rate for such [Initial] Mortgage Loan. The [Initial] Mortgage Loans have a weighted average [Initial] periodic rate adjustment cap as
of the Statistical Calculation Date equal to approximately [     %]. As of the
Statistical Calculation Date, the weighted average Mortgage Interest Rate was
approximately [     %] per annum. The [Initial] Mortgage Loans had a weighted
average gross margin as of the Statistical Calculation Date of approximately
[     %]. The [Initial] gross margin for the [Initial] Mortgage Loans as of the
Statistical Calculation Date ranged from approximately [     %] to [     %]. The
interest rates borne by the [Initial] Mortgage Loans as of the Statistical
Calculation Date ranged from approximately [     %] per annum to approximately
[     %] per annum. As of the Statistical Calculation Date, the maximum rates at which interest may accrue on the [Initial] Mortgage Loans (the "Maximum Rates")
ranged from [     %] per annum to [     %] per annum. The [Initial] Mortgage
Loans had a weighted average Maximum Rate as of the Statistical Calculation Date
of approximately [     %] per annum. As of the Statistical Calculation Date, the
minimum rates at which interest may accrue on the Mortgage Loans after their respective first interest adjustment dates (the "Minimum Rates") ranged from
approximately [     %] per annum to approximately [     %] per annum. As of the
Statistical Calculation Date, the weighted average Minimum Rate was
approximately [     %] per annum.

     The weighted average remaining term to stated maturity of the [Initial]
Mortgage Loans was approximately [     ] months as of the Statistical
Calculation Date. The weighted average original term to maturity of the [Initial] Mortgage Loans as of the Statistical Calculation Date was
approximately [     ] months. As of the Statistical Calculation Date, the
weighted average seasoning of the [Initial] Mortgage Loans was approximately
[     ] months.

[CONVEYANCE OF ADDITIONAL MORTGAGE LOANS

     The obligation of the Bond Issuer to purchase the Additional Mortgage Loans on a Subsequent Transfer Date for inclusion in the Mortgage Pool is subject to the following requirements: (i) no Additional Mortgage Loans may be 60 or more days contractually delinquent as of the related Cut-off Dates, (ii) the original term to stated maturity of such Additional Mortgage Loans may not exceed 30 years, (iii) each Additional Mortgage Loan will have an adjustable rate of interest determined on the basis of either the six-month London Interbank Offered Rate or one-year CMT index; (iv) each Additional Mortgage Loan will have
an [Initial] interest rate of not less than [     %], (v) such Additional
Mortgage Loans will be underwritten or re-underwritten, as applicable, in accordance with the criteria set forth under "The Originators -- Underwriting Guidelines" in the Prospectus, and (vi) following the acquisition of such Additional Mortgage Loans, the Mortgage Loans (including the Additional Mortgage Loans) (a) will have an [Initial] weighted average Mortgage Interest Rate of at
least [     %]; (b) will each have a principal balance not in excess of
[$          ]; and (c) may include mortgage loans that bear interest based on the one-year CMT index, provided that the aggregate principal balance of such
mortgage loans at the date of the acquisition thereof does not exceed [     %]
of the sum of the [Initial] Cut-off Date Pool Balance plus the Prefunding Account Deposit. See "Risk Factors -- The Additional Mortgage Loans and the Prefunding Account" herein. In addition, the transfer of Additional Mortgage Loans to the Mortgage Pool on any Subsequent Transfer Date is subject to the approval of the Financial Guaranty Insurer and, in instances deemed appropriate by the Financial Guaranty Insurer, the requirements for Additional Mortgage Loans specified above may be waived or modified.]

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The weighted average life of and, if purchased at other than par, the yield to maturity on a Bond will be directly related to the rate of payment of principal of the Mortgage Loans, including for this purpose voluntary payment in full of Mortgage Loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and removals of Mortgage Loans from the Trust Estate or releases of the Mortgage Loans obtained by the Financial Guaranty Insurer. The actual rate of principal prepayments on the Mortgage Loans may be influenced by a variety of economic, tax, geographic, demographic, social, competitive, legal and other factors and has fluctuated considerably in recent years.

     Because all amounts available for payment on the Bonds after payments in respect of Bond Interest, including all or a portion of the Excess Cash, are applied as reductions of the Bond Balance, the weighted average life of such Bonds will be influenced by the amount of Excess Cash so applied. Because Excess Cash attributable to the overcollateralization feature is derived, in part, from interest collections on the Mortgage Loans and will be applied to reduce the Bond Balance, the aggregate payments in reduction of the Bond Balance on a Payment Date will usually be greater than the aggregate amount of principal payments (including prepayments) on the Mortgage Loans payable on such Payment Date. As a consequence, Excess Cash available for payment in reduction of the Bond Balance will increase in proportion to the outstanding Bond Balance over time in the absence of offsetting Realized Losses on the Mortgage Loans.

     Excess Cash will be paid on the Bonds in reduction of the Bond Balance on each Payment Date to the extent the then applicable Required Coverage Amount exceeds the Coverage Amount on such Payment Date. Any remaining Excess Cash will be released to the Bond Issuer. If a Bond is purchased at other than par, its yield to maturity will be affected by the rate at which Excess Cash is paid to Bondholders. If the actual rate of Excess Cash payments on the Bonds applied in reduction of the Bond Balance is slower than the rate anticipated by an investor who purchases a Bond at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Excess Cash payments applied in reduction of the Bond Balance is faster than the rate anticipated by an investor who purchases a Bond at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Collection Period and such amount will be influenced by changes in the weighted average of the Mortgage Interest Rates resulting from prepayment and liquidations of Mortgage Loans, by the relationship between the six-month London Interbank Offered Rate or the one-year CMT index and LIBOR, by adjustments of Mortgage Interest Rates and by adjustments in the Bond Interest Rate. The amount of Excess Cash paid to the Bondholders applied to the Bond Balance on each Payment Date will be based on the Required Coverage Amount, which may increase or decrease during the period the Bonds remain outstanding. In this regard, the Indenture provides that on and after a Trigger Event Date, the Required Coverage Amount will be increased for each Payment Date thereafter; provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Bonds for a period of six consecutive Payment Dates as specified in the Indenture, such Required Coverage Amount will return to its original level. Any increase in the Required Coverage Amount (including an increase required on a Trigger Event Date) may result in an accelerated amortization until such Required Coverage Amount is reached. Conversely, any decrease in the Required Coverage Amount will result in a decelerated amortization of the Bonds until such Required Coverage Amount is reached.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect will be on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Bonds will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Bonds. The Bond Issuer makes no representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

PROJECTED PREPAYMENTS AND YIELDS FOR THE BONDS

     If a Bond is purchased at other than par, its yield to maturity will be affected by the rate of the payment of principal on the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases a Bond at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases a Bond at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     The rate of prepayments with respect to adjustable rate mortgage loans has fluctuated significantly in recent years and, in fact, may be subject to a greater rate of principal prepayments in a declining interest rate environment than conventional fixed rate mortgage loans. For example, if prevailing interest rates fall appreciably, adjustable rate mortgage loans are likely to be subject to a higher prepayment rate than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the expected level of prepayments on the Mortgage Loans.

     The Final Maturity Date of the Bonds is the Payment Date occurring in
[       ], which is the Payment Date two years and two months after the latest scheduled maturity date of any Mortgage Loan in the Mortgage Pool. The weighted average life of the Bonds are likely to be shorter, and the actual final Payment Date could occur significantly earlier than the Final Maturity Date because (i) prepayments are likely to occur which shall be applied to the payment of the Bond Balance, (ii) payments of Excess Cash may occur on each Payment Date which will accelerate the amortization of the Bonds, (iii) the Bonds may be redeemed at the option of the Bond Issuer on any Payment Date after the Bond Balance is
less than [     %] of the Original Bond Balance, (iv) the Servicer may cause a redemption of the Bonds by exercising its right to purchase all of the Mortgage Loans from the Indenture Trustee when the Aggregate Principal Balance of the
Mortgage Loans in the Mortgage Pool has declined to less than [     %] of the
sum of the [Initial] Cut-off Date Pool Balance [and the Prefunding Account Deposit and (v) the Financial Guaranty Insurer] may effect a redemption of the Bonds by exercising its rights to purchase all of the Mortgage Loans from the Indenture Trustee on any Payment Date on which Mortgage Loans with Principal Balances as of the applicable Cut-off Dates aggregating an amount equal to or in excess of 25% of the sum of the [Initial] Cut-off Date Pool Balance [and the Prefunding Account Deposit] have become Liquidated Mortgage Loans.

     The table entitled "Weighted Average Life of the Bonds" has been prepared on the basis of the following assumptions, except as set forth in the respective
tables: (i) the Bonds are purchased on [       ]; (ii) the [Initial] Mortgage
Loans have an aggregate principal balance equal to the [Initial] Pool Balance; [(iii) the Bond Issuer acquires Additional Mortgage Loans with Aggregate Principal Balances equal to the Prefunding Account Deposit;] (iv) the Mortgage Interest Rate for each Mortgage Loan is adjusted on its next Mortgage Interest Rate change date (and on subsequent Mortgage Interest Rate change dates, if necessary) to equal the sum of the applicable Gross Margin plus the applicable index (such sum being subject to the assumed periodic adjustment caps set forth below; (v) with respect to the [Initial] Collection Period, the Mortgage Loans include 30 days of interest and no deposits in respect of interest were contributed to the Trust Estate; (vi) scheduled payments are timely received on
the first day of each month commencing in [       ] ([       ] with respect to
the Additional Mortgage Loans); (vii) payments on the Bonds are received, in
cash, on the 15th day of each month, commencing in [       ]; (viii) no defaults
or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur;
(ix) prepayments represent payment in full of individual Mortgage Loans and are
received on the last day of each month, commencing in [       ] ([       ] with
respect to the Additional Mortgage Loans) and include 30 days' interest thereon;
(x) the Mortgage Loans prepay according to the indicated Prepayment Scenario as described below; (xi) the sixmonth London Interbank Offered Rate remains
constant at [     %], the one-year CMT index remains constant at [     %] and,
for Interest Periods ending prior to the Pool Redemption Date, the Bond Interest
Rate remains constant at [     %]; (xii) for Interest Periods ending after the
Pool Redemption Date, Bond Interest Rate remains constant at [     %]; (xiii)
early redemption occurs on the Pool Redemption Date only as specified in the manner set forth in the respective tables; (xiv) no Trigger Event Date occurs;
(xv) Excess Cash will be applied to build overcollateralization to the levels specified in the Indenture; and (xvi) the Mortgage Loans have the following characteristics:

                            [INITIAL] MORTGAGE LOANS

                                                            REMAINING     REMAINING             MONTHS TO    ORIGINAL    PERIODIC
                                                MORTGAGE   AMORTIZATION    TERM TO                NEXT       TERM TO       RATE
                                    PRINCIPAL   INTEREST       TERM       MATURITY    GROSS     MORTGAGE     MATURITY   ADJUSTMENT
              INDEX                  BALANCE      RATE       (MONTHS)     (MONTHS)    MARGIN   RATE CHANGE   (MONTHS)      CAP
              -----                 ---------   --------   ------------   ---------   ------   -----------   --------   ----------
One-year CMT Index................  $
Six-Month London Interbank
  Offered Rate....................
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
Six-Month London Interbank
  Offered Rate....................
Six-Month London Interbank
  Offered Rate....................
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
Six-Month London Interbank
  Offered Rate....................
Six-Month London Interbank
  Offered Rate....................

                                    MAXIMUM    MINIMUM
                                    MORTGAGE   MORTGAGE
                                    INTEREST   INTEREST
              INDEX                   RATE       RATE
              -----                 --------   --------
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
Six-Month London Interbank
  Offered Rate....................
Six-Month London Interbank
  Offered Rate....................
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
One-year CMT Index................
Six-Month London Interbank
  Offered Rate....................
Six-Month London Interbank
  Offered Rate....................
Six-Month London Interbank
  Offered Rate....................

                           ADDITIONAL MORTGAGE LOANS

                                                            REMAINING     REMAINING             MONTHS TO    ORIGINAL    PERIODIC
                                                MORTGAGE   AMORTIZATION    TERM TO                NEXT       TERM TO       RATE
                                    PRINCIPAL   INTEREST       TERM       MATURITY    GROSS     MORTGAGE     MATURITY   ADJUSTMENT
              INDEX                  BALANCE      RATE       (MONTHS)     (MONTHS)    MARGIN   RATE CHANGE   (MONTHS)      CAP
              -----                 ---------   --------   ------------   ---------   ------   -----------   --------   ----------
Six-Month London Interbank
  Offered Rate....................

                                    MAXIMUM    MINIMUM
                                    MORTGAGE   MORTGAGE
                                    INTEREST   INTEREST
              INDEX                   RATE       RATE
              -----                 --------   --------
Six-Month London Interbank
  Offered Rate....................

     "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Bonds will be influenced by the rate at which principal payments on the Mortgage Loans are made, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to default). The weighted average life of the Bonds also will be influenced by the overcollateralization of the Bonds because collections are applied as principal prepayments to the Bonds until the outstanding Bond Balance is less than the Aggregate Principal Balance of the Mortgage Loans by an amount equal to the Required Coverage Amount. These prepayments have the effect of accelerating the amortization of the Bonds, thereby shortening their respective weighted average life.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans. The prepayment model used in this Prospectus Supplement assumes a fixed rate of CPR. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Bond Issuer is not aware of any statistics that provide a reliable basis for predicting the amount or the timing of receipt of prepayments on the related mortgage loans.

     The Prepayment Scenarios are defined as follows:

                               SCENARIO I     SCENARIO II     SCENARIO III     SCENARIO IV     SCENARIO V     SCENARIO VI
                              ------------   -------------   --------------   -------------   ------------   -------------
Percentage of CPR...........

                       WEIGHTED AVERAGE LIFE OF THE BONDS

                                             TO MATURITY                     TO POOL REDEMPTION DATE
                                  ----------------------------------    ----------------------------------
          PREPAYMENT              WEIGHTED AVERAGE    EXPECTED FINAL    WEIGHTED AVERAGE    EXPECTED FINAL
           SCENARIO               LIFE (YEARS)(1)       PAYMENT(1)      LIFE (YEARS)(2)       PAYMENT(2)
          ----------              ----------------    --------------    ----------------    --------------
   I..........................
   II.........................
   III........................
   IV.........................
   V..........................
   VI.........................

---------------

(1) Assuming no early redemption.

(2) Assuming early redemption by the Servicer exercising its right to purchase the Mortgage Loans on the Pool Redemption Date.

                ORIGINATION AND SERVICING OF THE MORTGAGE LOANS

THE ORIGINATORS

     Approximately [     %] of the [Initial] Mortgage Loans (by [Initial] Pool
Balance) were originated by one or more Affiliated Originators. The remaining
[     %] of the [Initial] Mortgage Loans (by [Initial] Pool Balance) were acquired by ACC, either directly or indirectly through one of the Affiliated Originators, in arm's-length transactions from Unaffiliated Originators. [Certain of the Additional Mortgage Loans will be originated by Unaffiliated Originators, and no assurance can be given that the proportion of Mortgage Loans in the final Mortgage Pool (after inclusion of any Additional Mortgage Loans) that have been originated by Unaffiliated Originators will not be materially different from the proportion of [Initial] Mortgage Loans originated by Unaffiliated Originators. See The "Originators" in the Prospectus.]

UNDERWRITING OF MORTGAGE LOANS

     Mortgage Loans originated by Affiliated Originators have been underwritten in accordance with standard guidelines (the "Aames' Guidelines") developed by AFC and the related Affiliated Originator for customary application in the Affiliated Originator's loan origination activities, as described in the Prospectus. Mortgage Loans originated by Unaffiliated Originators are re-underwritten in accordance with the applicable Aames Guidelines. See "The Originators -- Underwriting Guidelines" in the Prospectus.

SERVICING OF THE MORTGAGE LOANS

     The Servicer will service the Mortgage Loans, either directly or through Sub-Servicers, in accordance with the policies, procedures and practices customarily employed by the Servicer in servicing other comparable mortgage loans and pursuant to the provisions of the Servicing Agreement. Consistent with the foregoing, the Servicer, in its discretion, may (a) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees that may be collected in the ordinary course of servicing a Mortgage Loan, (b) arrange a schedule for the payment of delinquent payments on the related Mortgage Loan, subject to conditions set forth in the Servicing Agreement, if a Mortgagor is in default or about to be in default because of such Mortgagor's financial condition or (c) modify monthly payments on Mortgage Loans in accordance with the Servicer's general policy on Mortgage Loans subject to the Relief Act.

     Servicing and collection practices may change over time in accordance with, among other things, the Servicer's business judgment, changes in portfolio and applicable laws and regulations.

     Due to changes in interest rates, property appreciation, loan seasoning and other factors, borrowers with mortgage loans serviced by the Servicer may be the subject of solicitations from competitors of the Servicer to refinance their loans (including the Mortgage Loans). In order to maintain an ongoing relationship with such borrowers, the Servicer or an Affiliated Originator will usually solicit the refinancing of such loans pursuant to criteria that are applied to all loans then being serviced by the Servicer and not pursuant to criteria that would specifically target the Mortgage Loans. Such solicitations by the Servicer or an Affiliated Originator may include certain incentives (such as reduced origination or closing costs or pre-approved applications). Any such loans actually refinanced by the Servicer or an Affiliated Originator will generate fee income to the refinancing lender. Any refinancing of the Mortgage Loans, whether such refinancing is effected by the Servicer, an Affiliated Originator or a competitor, will affect the rate or prepayment of the Mortgage Loans.

     In any case in which the Servicer becomes aware that a Mortgaged Property has been or is about to be conveyed by the related mortgagor, the Servicing Agreement will require the Servicer to enforce any due-on-sale clause contained in the related Mortgage Note or mortgage, to the extent permitted by the related Mortgage Note and mortgage and applicable law or regulation, but only to the extent such enforcement will not adversely affect the economic value of such mortgage or if the Servicer considers such action likely to result in legal action by the mortgagor. Additionally, the Servicer may enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the related promissory note, and, to the extent permitted by applicable law, the mortgagor remains liable thereon or, if such person satisfies the Servicer's then current underwriting standards for mortgage loans similar to the Mortgage Loans and the Servicer finds it appropriate, the mortgagor is released from liability thereon. Any fees collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. See "Certain Aspects of the Mortgage Loans and Related Matters -- Enforceability of Due-on-Sale Clauses" in the Prospectus.

     The Servicer, acting as agent for the Indenture Trustee, will not consent to the subsequent placement of a deed of trust or mortgage, as applicable, on any Mortgaged Property that is of equal or higher priority to that of the lien securing the related Mortgage Loan unless such Mortgage Loan is prepaid in full, thereby removing such Mortgage Loan from the Mortgage Pool. If, notwithstanding the foregoing, the placement of a lien or liens of equal or higher priority to that of the lien securing the related Mortgage Loan is consented to by the Servicer, the Servicing Agreement will require that the Servicer release such Mortgage Loan at the applicable Release Price.

CUSTOMARY SERVICING PROCEDURES

     The procedures of the Servicer with respect to day to day servicing of the Mortgage Loans may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume a Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Generally, it is the current practice of the Servicer to send borrowers a monthly billing statement ten days prior to the monthly payment due date. Although borrowers generally make loan payments within ten to fifteen days after the due date, if a borrower fails to pay the monthly payment within such time period, the Servicer will commence collection efforts by notifying the borrower of the delinquency. In case of Mortgage Loans Credit graded "C" or "D," collection efforts begin immediately after the related due date if a payment is not timely received. Under the terms of each Mortgage Loan, the Mortgagor agrees to pay a late charge (which the Servicer is entitled to retain as additional servicing compensation under the Servicing Agreement) if a monthly payment on a Mortgage Loan is not received within the number of days specified in the Mortgage Note after its due date. If the Mortgage Loan remains delinquent, the Servicer will attempt to contact the Mortgagor to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

     As a general matter, if efforts to obtain payment have not been successful shortly after the due date of the next subsequently scheduled installment (five days after the initial due date for Mortgage Loans credit graded "C" or "D"), a pre-foreclosure notice will be sent to the Mortgagor providing 30 days' notice of impending foreclosure action. During the 30 day notice period, collection efforts continue and the Servicer evaluates various legal options and remedies to protect the value of such Mortgage Loans, including accepting a deed of trust in lieu of foreclosure, entering into a short sale or commencing foreclosure proceedings. If no substantial progress has been made in obtaining delinquent monies from the Mortgagor, foreclosure proceedings will be commenced.

     Regulations and practices regarding foreclosure vary greatly from state to state. Generally, the Servicer will have commenced foreclosure proceedings prior to the time when a loan is 45-100 days delinquent, depending on credit grade. The Servicer will bid at the foreclosure sale for such property. After the Servicer acquires title to a mortgaged property by foreclosure or deed in lieu of foreclosure a real estate broker is selected to list and advertise the property.

THE SERVICING AGREEMENT

     The summaries of certain provisions of the Servicing Agreement set forth below and in other places in this Prospectus Supplement, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Servicing Agreement, prospective investors in the Bonds are advised to review the Servicing Agreement, a copy of which the Servicer will provide (without exhibits) without charge upon written request addressed to:
Aames Capital Corporation, 350 South Grand Avenue, Los Angeles, California
90071.

     Generally, the Servicer, in its own name or in the name of any Sub-Servicer, will be authorized and empowered pursuant to the Servicing Agreement (i) to execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property in its own name on behalf of the Indenture Trustee and (iii) to hold title in its own name to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Indenture Trustee.

     Payments on Mortgage Loans and Establishment of Collection Account. The Servicer shall establish and maintain one or more accounts or, with respect to certain Mortgage Loans serviced by a Sub-Servicer, shall cause the related Sub-Servicer to establish and maintain an account (collectively, the "Collection Account") at one or more institutions into which all collections on or with respect to the Mortgage Loans will be deposited from which all payments with respect to the Bonds shall be made. The Collection Account, and all amounts deposited therein from time to time, shall be part of the Trust Estate. The Servicer will deposit, or cause the related Sub-Servicer to deposit, into the Collection Account not later than two business days after receipt, all payments on or in respect of the Mortgage Loans received from or on behalf of Mortgagors and all proceeds of the Mortgage Loans. On the date in each month specified in the Servicing Agreement, which date shall be no later than three business days prior to the related Payment Date (the "Deposit Date"), funds to be paid in respect of Bond Interest, Monthly Principal and any Excess Cash will be transferred from the Collection Account to the Bond Account. Notwithstanding the foregoing, payments and collections that do not constitute Available Funds (e.g., amounts representing interest accrued on Mortgage Loans in respect of any period prior to the applicable Cut-off Dates, fees, late payment charges, prepayment charges, charges for checks returned for insufficient funds, extension or other administrative charges or other amounts received for application towards the payment of taxes, insurance premiums, assessments and similar items) will not be required to be deposited into the Collection Account. The Servicer may make withdrawals from the Collection Account only for the following purposes: (a) to make deposits into the Bond Account as described below; (b) to pay itself any monthly Servicing Fees to the extent permitted by the Servicing Agreement; (c) to make any Servicing Advance or to reimburse itself for any Servicing Advance or Monthly Advance previously made to the extent permitted by the Servicing Agreement; (d) to withdraw amounts that have been deposited to the Collection Account in error; and (e) to clear and terminate the Collection Account.

     Investment of Collection Account. All or a portion of the Collection Account may be invested and reinvested in one or more Permitted Investments bearing interest or sold at a discount. The Indenture Trustee or any affiliate thereof may be the obligor on any investment in any Collection Account which otherwise qualifies as a Permitted Investment. No investment in the Collection Account may mature later than the Deposit Date next succeeding the date of investment.

     The Indenture Trustee will not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Permitted Investment included therein (except to the extent the Indenture Trustee is the obligor thereon).

     All income or other gain from investments in the Collection Account will be held in the Collection Account for the benefit of the Servicer and will be subject to withdrawal from time to time as permitted by the Servicing Agreement. Any loss resulting from such investments will be for the account of the Servicer. The Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Collection Account and then available for such application.

     Monthly Advances. In order to maintain a regular flow of scheduled interest to Bondholders (rather than to guarantee or insure against losses), the Servicing Agreement will require that, not later than the close of business on the Deposit Date prior to each Payment Date, the Servicer will remit or cause to be remitted a Monthly Advance, if any, to the Indenture Trustee for deposit in the Bond Account to be paid on the related Payment Date. A "Monthly Advance" will be equal to the sum of (i) the interest portions of the aggregate amount of monthly payments (net of the related Servicing Fee) due on the Mortgage Loans during the related Collection Period (or, in the case of the first two Collection Periods, the interest portions of such monthly payments that represent interest accrued from and including the applicable Cut-off Dates) but delinquent as of the close of business on the last day of the related Collection Period, (ii) interest on each Mortgage Loan that is not delinquent as of the close of business on the last day of the related Collection Period at the related Mortgage Interest Rate for the period from and including the due date of the monthly payment in the related Collection Period to the end of such Collection Period and (iii) with respect to each Mortgaged Property that was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan relating to such REO Property for the related Collection Period at the related Mortgage Interest Rate (net of the Servicing Fee) over the net income from the REO Property transferred to the Bond Account for such Payment Date.

     The Servicing Agreement provides that the Servicer may pay all or a portion of any Monthly Advance out of amounts on deposit in the Collection Account which are being held for payment on a subsequent Payment Date relating to such Collection Period; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Deposit Date relating to such subsequent Payment Date.

     The Servicer may recover Monthly Advances, if not theretofore recovered from the Mortgagor on whose behalf such Monthly Advance was made, from subsequent collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Monthly Advance will not be ultimately recoverable from subsequent collections, Insurance Proceeds, Liquidation Proceeds on the related Mortgage Loans or otherwise ("Nonrecoverable Advances"), the Servicer may reimburse itself on the first Payment Date thereafter.

     The Servicer will not be required to make any Monthly Advance that it determines would be a Nonrecoverable Advance.

     Compensating Interest Payments. With respect to each Mortgage Loan (i) as to which a prepayment in whole or in part was received, (ii) that became a Liquidated Mortgage Loan or (iii) that was otherwise charged off during the Collection Period related to a Payment Date, the Servicer will be required with respect to such Payment Date to remit to the Indenture Trustee, from amounts otherwise payable to the Servicer as the Servicing Fee for the related Collection Period, an amount equal to the excess, if any, of (a) 30 days' interest on the Principal Balance of each such Mortgage Loan (immediately prior to such payment) at the related Mortgage Interest Rate, net of the applicable Servicing Fee, less (b) the amount of interest actually received on such Mortgage Loan during such Collection Period (each such amount, a "Compensating Interest Payment") for payment on the Bonds on such Payment Date. The Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust for any Compensating Interest Payments made.

     Realization upon Defaulted Mortgage Loans. The Servicing Agreement will require the Servicer to foreclose upon or otherwise comparably convert to ownership in the name of the Servicer, on behalf of the Indenture Trustee, Mortgaged Properties securing such of the Mortgage Loans as come into default, as to which no satisfactory arrangements can be made for the collection of delinquent payments and as to which the Servicer has not reacquired pursuant to the option described below; provided, however, that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, the Servicer need not acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage loan servicing activities; provided, however, that the Servicer will not be required to expend it own funds in connection with foreclosure or other conversion, correction of a default on a senior deed of trust or restoration of any Mortgaged Property unless the Servicer determines that such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

     In servicing the Mortgage Loans, the Servicer will be required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through Indenture Trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan will be charged off and will become a Liquidated Mortgage Loan.

     The Servicer may have the right and the option under the Servicing Agreement, but not the obligation, to reacquire for its own account any Mortgage Loan which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Servicer. Any such Mortgage Loan so reacquired will be withdrawn from the Mortgage Pool on a Deposit Date at the Release Price thereof.

     Enforcement of Due-on-Sale Clauses. In any case in which the Servicer becomes aware that a Mortgaged Property has been or is about to be voluntarily conveyed by the related Mortgagor, the Servicing Agreement will require the Servicer to enforce the rights of the Indenture Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any due-on-sale clause contained in the related Mortgage or Mortgage Note to the extent permitted by the related Mortgage Note and mortgage and applicable law or regulation, but only to the extent such enforcement will not (i) adversely affect or jeopardize coverage under any related insurance policy, (ii) result in legal action by the Mortgagor or (iii) materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In any such event, the Servicer may, [with the prior written consent of the Financial Guaranty Insurer,] enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the related promissory note and, to the extent permitted by applicable law or the mortgage documents, the Mortgagor remains liable thereon. In addition, the Servicer may, [with the prior written consent of the Financial Guaranty Insurer,] enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Servicing Agreement will prohibit the Servicer from entering into an assumption or substitution of liability agreement unless permitted by applicable law and unless such assumption or substitution of liability agreement would not materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. Any fees collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

     Evidence as to Compliance. The Servicing Agreement provides that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Indenture Trustee to the effect that on the basis of certain procedures substantially in conformance with the Uniform Single Attestation Program for Mortgage Bankers (to the extent the procedures are applicable to the servicing obligations set forth in the Servicing Agreement), the servicing by or on behalf of the Servicer of the related Mortgage Loans, under agreements substantially similar to each other (including the Servicing Agreement) was conducted in compliance with such agreements and such procedures have disclosed no exceptions or errors in records relating to the Mortgage Loans subject to the Servicing Agreement which, in the opinion of such firm, are material, except for such exceptions as will be referred to in the report. The Servicing Agreement will provide that the Servicer will be required to deliver to the Indenture Trustee, on or before a specified date in each year, an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Servicing Agreement throughout the preceding year.

     Certain Matters Regarding Servicer's Servicing Obligations. The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as the Servicer thereunder, except upon determination that its duties thereunder are no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other of its activities carried on as of the date of the Servicing Agreement. No such resignation will become effective until the Indenture Trustee or a successor servicer approved by the Financial Guaranty Insurer has assumed the servicing obligations and duties of the Servicer under the Servicing Agreement.

     The Servicing Agreement will also provide that neither the Servicer, nor any of its directors, officers, employees or agents, will be liable to the Indenture Trustee, the Trust or the Bondholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer, or by reason of reckless disregard of obligations and duties of the Servicer, thereunder.

     In addition, the Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans under the Servicing Agreement and which in its opinion may involve it in any expense or liability.

     The Servicing Agreement will provide that any corporation or other entity
(a) into which the Servicer may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party or (c) that may succeed to all or substantially all of the business of the Servicer, will, in any case where an assumption is not effected by operation of law, execute an agreement of assumption to perform every obligation of the Servicer under the Servicing Agreement, and will be the successor to the Servicer thereunder without the execution or filing of any document or any further act by any of the parties to the Servicing Agreement; provided, however, that if the Servicer in any of the foregoing cases is not the surviving entity, the surviving entity shall execute an agreement of assumption to perform every obligation of the Servicer thereunder.

     Servicer Events of Default. Events of default (each, a "Servicer Event of Default") under the Servicing Agreement will include (a) any failure by the Servicer to make a Monthly Advance as required; (b) any failure by the Servicer to deposit in the Collection Account or Bond Account any amount (other than an amount representing a Monthly Advance) required to be so deposited under the Servicing Agreement, which failure continues unremedied for one business day after the giving of written notice of such failure to the Servicer by the Indenture Trustee or the Financial Guaranty Insurer or to the Servicer, the Financial Guaranty Insurer and the Indenture Trustee by Bondholders evidencing Voting Interests represented by all Bonds aggregating not less than 51%; (c) the payment of an Insured Amount by the Financial Guaranty Insurer on any Payment Date; (d) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement which materially and adversely affects the rights of Bondholders and continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Indenture Trustee or the Financial Guaranty Insurer or the Bondholders evidencing Voting Interests represented by all Bonds aggregating not less than 51%; (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; and (f) the occurrence of delinquencies and/or losses in respect of the Mortgage Loans in excess of a level, and for a period of time, as specified in the Servicing Agreement.

     Rights Upon Servicer Events of Default. Upon the occurrence of a Servicer Event of Default, [the Financial Guaranty Insurer or, with the consent of the Financial Guaranty Insurer,] Bondholders evidencing Voting Interests represented by all Bonds aggregating not less than 51% or the Indenture Trustee may terminate all of the rights and obligations of the Servicer under the Servicing Agreement, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement and will be entitled to such compensation as the Servicer would have been entitled to under the Servicing Agreement. In the event that the Indenture Trustee would be obligated to succeed the Servicer but is unwilling or legally unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, any established housing and home finance institution or any institution that regularly services home equity loans that is currently servicing a home equity loan portfolio that has all licenses, permits and approvals required by applicable law and a net worth of at least $10,000,000 to act as successor to the Servicer under the Servicing Agreement, provided that the appointment of any such successor Servicer (other than the Indenture Trustee) shall be [acceptable to the Financial Guaranty Insurer and] will not result in the qualification, reduction or withdrawal of the rating assigned to the Bonds by the Rating Agencies. Pending appointment of a successor Servicer, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall be obligated to act as Servicer. The Indenture Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation described above.

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

     No Bondholder, solely by virtue of its status as a Bondholder, will have any right under the Servicing Agreement to institute any action, suit or proceeding with respect to the Servicing Agreement unless the Financial Guaranty Insurer shall have consented thereto, unless such Bondholder previously has given to the Indenture Trustee written notice of default and unless Bondholders evidencing Voting Interests represented by all Bonds aggregating not less than 51% have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity for costs, expenses and liabilities to be incurred, and the Indenture Trustee for 60 days has neglected or refused to institute any such action, suit or proceeding. However, the Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Bondholders, unless such Bondholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     Amendments. At any time and from time to time, without the consent of the Bondholders, the Indenture Trustee, the Bond Issuer and the Servicer may amend the Servicing Agreement for the purposes of (a) curing any ambiguity or correcting or supplementing any provision of such agreement that may be inconsistent with any other provision of such agreement or (b) complying with the requirements of the Code; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Indenture Trustee, materially and adversely affect the interests of any Bondholder.

     The Servicing Agreement may also be amended by the Indenture Trustee, the Bond Issuer and the Servicer, at any time and from time to time, with the prior written approval of the Financial Guaranty Insurer and not less than a majority of the Voting Interests represented by the Bonds then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Bondholders thereunder; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments which are required to be paid to the Bond Account without the consent of all Bondholders or (b) reduce the aforesaid percentages of Voting Interests which are required to consent to any such amendments, without the consent of the Bondholders affected.

     The Indenture Trustee will be required to furnish a copy of any such amendment to each Bondholder in the manner set forth in the Servicing Agreement.

SUB-SERVICERS

     As permitted under the Servicing Agreement, the Servicer will enter into sub-servicing arrangements with other mortgage servicing institutions, which may include affiliates of the Servicer and the Bond Issuer, meeting the requirements of the Servicing Agreement (each, a "Sub-Servicer") to [Initial]ly service and administer certain Mortgage Loans on behalf of the Servicer. Any such sub-servicing arrangements will provide that the Sub-Servicer will service the Mortgage Loans specified therein in accordance with the provisions and requirements of the Servicing Agreement, but will not relieve the Servicer of any liability associated with servicing the Mortgage Loans.

     Compensation for the services of the Sub-Servicer will be paid by the Servicer as a general corporate obligation of the Servicer. The Sub-Servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the Mortgage Note or related instruments that the Servicer would otherwise be entitled to collect or retain as servicing compensation under the Servicing Agreement. In addition, the Sub-Servicer will be reimbursed by the Servicer for certain expenditures that it makes, generally to the same extent that the Servicer would be reimbursed for such expenditures under the Servicing Agreement. See "-- Servicing and Other Compensation; Payment of Expenses" below.

HAZARD INSURANCE

     Each Mortgage Loan that is secured by a first- or second-lien mortgage or deed of trust, as applicable, on the related Mortgaged Property requires the mortgagor to maintain a hazard insurance policy for the
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

corresponding Mortgaged Property. Hazard insurance policies generally insure against loss by fire and by hazards included within the term "extended coverage" for the term of the corresponding Mortgage Loan. Upon acquisition by the Sponsor of each Mortgage Loan, the Sponsor will have confirmed the existence of such hazard insurance and required that it be named as a joint loss-payee on the policy. In the event that the mortgagor did not obtain such hazard insurance prior to the close of escrow, the Originator obtains a hazard insurance policy on behalf of the borrower and deducts the cost of such policy from the net funds paid to the borrower. However, if the mortgagor obtains the necessary insurance within 30 days from the close of escrow, the Originator will refund a prorated portion of the cost of such Originator-obtained insurance to the mortgagor. Such Originator-obtained insurance insures only against loss by fire.

     When a Mortgage Loan that is originated in California is secured by a second or third priority deed of trust on the related Mortgaged Property, the Originator will generally attempt to obtain, on the mortgagor's behalf, a policy of contingent dual insurance (a "CDI Policy") which insures the Mortgaged Property against loss by fire in an amount equal to the original principal amount of the Mortgage Loan, naming the Originator as joint loss-payee. Any transfer of the related Mortgage Loan will include an assignment of the benefits of such CDI Policy. The entire premium for such CDI Policy is deducted from the net funds paid to the mortgagor. In the event that the principal amount of such Mortgage Loan exceeds $100,000, the mortgagor must provide additional hazard insurance to cover such amounts in excess thereof. In the event that the mortgagor declines to obtain a CDI Policy, he may provide an endorsement of an existing hazard insurance policy or obtain new hazard insurance protecting the full amount of the Mortgage Loan. In addition, if a CDI Policy is obtained on behalf of a mortgagor who shows proof of the necessary insurance within 30 days after the close of escrow, the Originator will refund the cost of such CDI Policy to the mortgagor. CDI Policies are generally not obtained with respect to loans secured by Mortgaged Properties located outside of California.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by hazards such as fire, lightning, explosion and smoke. Other hazards may be covered if specified in the policy. Although the policies are underwritten by different insurers and therefore do not contain identical terms and conditions, generally such policies do not cover physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, pollution, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. The existence of a hazard insurance policy is verified upon origination of any Mortgage Loan meeting the criteria set forth above and the Servicer will maintain a record and monitor scheduled expirations of the related coverage, except with respect to policies that have no stated scheduled expiration. In the event the Servicer is made aware of any such expiration or cancellation, the Servicer will generally force-place hazard insurance covering loss by fire in an amount necessary to protect the Principal Balance of the related Mortgage Loan. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area, the Servicer will require the mortgagor to obtain and maintain flood insurance.

     The Servicer will be required under the Servicing Agreement to maintain on property acquired in foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (a) the maximum insurable value of the improvements which are a part of the Mortgaged Property or (b) the combined Principal Balance of such Mortgage Loan and the principal balance of each senior mortgage loan plus accrued interest and estimated liquidation expenses. The Servicing Agreement will provide that the Servicer may satisfy this obligation by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans issued by an insurer acceptable to the Rating Agencies. If such blanket policy contains a deductible clause, the Servicer will deposit in the Collection Account in respect of the related Distribution Date amounts which would have been deposited therein but for such clause. Generally, the Servicer will maintain no other policies of insurance on the Mortgage Loans or the Mortgaged Properties.

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

SERVICING AND OTHER COMPENSATION; PAYMENT OF EXPENSES

     The Servicing Fee will be the primary compensation to be paid to the Servicer in respect of its servicing activities under the Servicing Agreement and will be paid to the Servicer on each Deposit Date out of collections of interest received on or in respect of the Mortgage Loans for the related Collection Period. The Servicing Fee will equal one-twelfth (1/12) of the product of (a) the applicable Servicing Fee Rate and (b) the Aggregate Principal Balance of the Mortgage Loans at the beginning of such Collection Period. The "Servicing Fee Rate" will be 0.50% for each Collection Period. In addition, the Servicer will retain the benefit, if any, from any investment of funds in the Collection Account and the Bond Account. Assumption fees, late payment charges, prepayment charges, charges for checks returned for insufficient funds, and extension and other administrative charges, to the extent collected from Mortgagors, will be retained by the Servicer as additional servicing compensation.

     The Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the payment of fees for the Sub-Servicer and the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage Loans. Such expenditures (each, a "Servicing Advance") may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing delinquent property taxes and upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure and similar types of expenses.

     The Servicing Agreement provides that the Servicer may pay all or a portion of any Servicing Advance out of amounts on deposit in the Collection Account which are being held for payment on a subsequent Payment Date relating to such Collection Period; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Deposit Date relating to such subsequent Payment Date.

     The Servicer may recover Servicing Advances, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from subsequent collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Servicing Advance will be a Nonrecoverable Advance, the Servicer may reimburse itself on the first Payment Date thereafter.

     The Servicer will not be required to make any Servicing Advance that it determines would be a Nonrecoverable Advance.

SERVICER'S MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

     Certain information concerning the delinquency and foreclosure experience,
for the three year period ended [          ], with respect to home equity
mortgage loans serviced by the Servicer, including home equity loans pooled and sold in the secondary market, is set forth under the caption "The Servicer -- Mortgage Loan Delinquency and Foreclosure Experience" in the Prospectus. Such information includes delinquency and foreclosure experience with respect to home equity mortgage loans originated or purchased by the Servicer or Affiliated Originators and included in the servicing portfolio of the Servicer of its affiliates for the periods indicated.

     The following table sets forth the Servicer's delinquency and foreclosure experience with respect to home equity mortgage loans originated or purchased by the Servicer or Affiliated Originators and included in the servicing portfolio
of the Servicer of its affiliates for the six months ended [          ], except
that the

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

information with respect to losses on foreclosed loans does not include any mortgage loans not sold by the Servicer in connection with a securitization even if serviced and foreclosed upon during the indicated period.

                                                                SIX MONTHS
                                                                  ENDED
                                                                   [ ]
                                                              --------------
Percentage of dollar amount of delinquent loans to loans
  serviced (period end)(1)(2)...............................
  One month.................................................
  Two months................................................
  Three or more months:
     Not foreclosed(3)......................................
     Foreclosed(4)..........................................
          Total.............................................
Percentage of dollar amount of loans foreclosed to loans
  serviced (period end)(2)..................................
Number of loans foreclosed..................................
Principal amount at time of foreclosure of foreclosed loans
  (in thousands)............................................
Losses on foreclosed loans included in pools of loans
  securitized (in thousands)................................

---------------

(1) Delinquent loans are loans for which more than one payment is due.

(2) The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans originated or purchased by ACC and, in each case, serviced by the Servicer, or the Servicer and any subservicers, as applicable, as of the end of the periods indicated.

(3) Represents loans which are in foreclosure but as to which foreclosure proceedings have not concluded.

(4) Represents properties acquired following a foreclosure sale and still serviced by the Servicer at period end.

     There is no assurance that the delinquency, foreclosure and loss experience with respect to any of the Mortgage Loans will be comparable to the experience reflected above or in the Prospectus. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the related Mortgagor, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related Mortgaged Properties decline. In addition, the rate of delinquencies, foreclosures and losses with respect to the Mortgage Loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See "Risk Factors -- Nature of the Security for Mortgage Loans" and "The Originators -- Underwriting Guidelines" in the Prospectus.

                  [THE FINANCIAL GUARANTY INSURANCE POLICY AND
                        THE FINANCIAL GUARANTY INSURER]

[THE FINANCIAL GUARANTY INSURER

     The information set forth in this section has been provided by Financial Security Assurance Inc. (the "Financial Guaranty Insurer"). No representation is made by the Bond Issuer or any of its affiliates as to the accuracy or completeness of any such information.

     The Financial Guaranty Insurer is a monoline insurance company incorporated
in [          ] under the laws of the [          ]. [The Financial Guaranty
Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.]

     The Financial Guaranty Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. The Financial Guaranty Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Financial Guaranty Insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Financial Guaranty Insurer's underwriting criteria.

     The Financial Guaranty Insurer is a wholly owned subsidiary of
[          ]. No shareholder of Holdings is obligated to pay any debt of the
Financial Guaranty Insurer or any claim under any insurance policy issued by the Financial Guaranty Insurer or to make any additional contribution to the capital of the Financial Guaranty Insurer.

     The principal executive offices of the Financial Guaranty Insurer are
located at [          ], and its telephone number at that location is
[          ].

     Reinsurance. Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Financial Guaranty Insurer or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Financial Guaranty Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Financial Guaranty Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Financial Guaranty Insurer's obligations under any financial guaranty insurance policy.

     Ratings of Claims-Paying Ability. The Financial Guaranty Insurer's claims-paying ability is rated "Aaa" by Moody's and "AAA" by S&P, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     Capitalization. The following tables sets forth the capitalization of the Financial Guaranty Insurer and its wholly owned subsidiaries on the basis of
generally accepted accounting principles as of [          ](in thousands):

                                                                   [ ]
                                                              --------------
                                                               (UNAUDITED)
Deferred Premium Revenue (net of prepaid reinsurance
  premiums).................................................    $
Shareholder's Equity:
     Common Stock...........................................
     Additional Paid-In Capital.............................
     Unrealized Gain on Investments (net of deferred income
       taxes)...............................................
     Accumulated Earnings...................................
Total Shareholder's Equity..................................
Total Deferred Premium Revenue Equity and Shareholder's.....    $
                                                                ==========

     For further information concerning the Financial Guaranty Insurer, see the consolidated financial statements of the Financial Guaranty Insurer and its subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York

Insurance Department by the Financial Guaranty Insurer are available upon request to the State of New York Insurance Department.

     Incorporation of Certain Documents by Reference. The consolidated financial statements of the Financial Guaranty Insurer and Subsidiaries for the year ended
[          ], included as an exhibit to the Annual Report on Form 10-K for the
year ended [          ], and the unaudited financial statements of the Financial
Guaranty Insurer and its subsidiaries for the quarterly periods ended
[          ], [          ] and [          ], included as an exhibit to the
Quarterly Report on Form 10-Q for the periods ended [          ], [          ]
and [          ], respectively, each of which has been filed with the Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement. All financial statements of the Financial Guaranty Insurer and Subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

     Such consolidated financial statements of the Financial Guaranty Insurer and its subsidiaries have been prepared on the basis of generally accepted accounting principles. The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial conditions and results of operations of an insurance company, for determining solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted principles in making such determinations.

     Insurance Regulation. The Financial Guaranty Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Financial Guaranty Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Financial Guaranty Insurer is subject to
Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Financial Guaranty Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

THE FINANCIAL GUARANTY INSURANCE POLICY

     The Bond Issuer will obtain the Financial Guaranty Insurance Policy, issued by the Financial Guaranty Insurer, in favor of the Bondholders. Under the Financial Guaranty Insurance Policy, the Financial Guaranty Insurer shall unconditionally and irrevocably guaranty to the Indenture Trustee for the benefit of each Bondholder the full and complete payment of Bond Interest and any Coverage Deficit for the related Payment Date. The Financial Guaranty Insurance Policy does not insure final payment of the Bonds on any specific Payment Date.

     The Financial Guaranty Insurer is required to pay Insured Amounts to the Indenture Trustee as paying agent following Receipt by the Financial Guaranty Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second business day following Receipt of such notice for payment and (b) 12:00 noon, New York City time, on the related Payment Date.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Financial Guaranty Insurance Policy, the Financial Guaranty Insurer shall cause such payment to be made on the latter of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth business day following Receipt by the

Financial Guaranty Insurer from the Indenture Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body that exercised jurisdiction to the effect that the relevant Bondholders are required to return principal or interest paid with respect to such Bonds during the term of the Financial Guaranty Insurance Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of each relevant Bondholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by each relevant Bondholder, in such form as is reasonably required by the Financial Guaranty Insurer and provided to the relevant Bondholder by the Financial Guaranty Insurer, irrevocably assigning to the Financial Guaranty Insurer all rights and claims of the Bondholder relating to or arising under the relevant Bonds held by such Bondholder against the debtor that made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by the Financial Guaranty Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) of (i) above if, at least four business days prior to such date of Receipt, the Financial Guaranty Insurer shall have Received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Bondholder directly (unless such Bondholder has previously paid such amount to the receiver, conservator, debtor-in-possession or Indenture Trustee in bankruptcy named in the Order in which such case payment shall be disbursed to the Indenture Trustee for payment to such Bondholder upon proof of such payment reasonably satisfactory to the Financial Guaranty Insurer). In connection with the foregoing, the Financial Guaranty Insurer shall have certain rights of subrogation, as described in the Indenture.

     The terms "Receipt" and "Received," with respect to the Financial Guaranty Insurance Policy, mean actual delivery to the Financial Guaranty Insurer and to the Financial Guaranty Insurer's fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding business day. If any notice or certificate given under the Financial Guaranty Insurance Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Financial Guaranty Insurer or its fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

     Under the Financial Guaranty Insurance Policy, "business day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to be closed.

     The Financial Guaranty Insurer may effect a redemption of the Bonds by exercising its right to purchase all of the Mortgage Loans from the Indenture Trustee if Mortgage Loans with aggregate original Principal Balances that equal or exceed 25% of the sum of the [Initial] Pool Balance and the Prefunding Account Deposit have become Liquidated Mortgage Loans. See "Description of the Bonds -- Redemption of the Bonds" herein.

     The Financial Guaranty Insurance Policy is non-cancelable.

     THE FINANCIAL GUARANTY INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     The Financial Guaranty Insurer's obligation under the Financial Guaranty Insurance Policy will be discharged to the extent that funds are disbursed by the Financial Guaranty Insurer in accordance with the Financial Guaranty Insurance Policy, whether or not such funds are properly paid by the Indenture Trustee.

     The Financial Guaranty Insurance Policy does not guarantee to the Bondholders any specific rate of prepayments of principal of the Mortgage Loans. Payments of principal on the Bonds are covered only to the extent of any Coverage Deficit on a Payment Date, but such coverage will result in ultimate collection of the Bond Balance.

     Pursuant to the terms of the Indenture and the Servicing Agreement and notwithstanding anything to the contrary herein, unless a default by the Financial Guaranty Insurer exists, the Financial Guaranty Insurer shall be deemed to be the Bondholders for all purposes (other than with respect to payment on the Bonds), will be entitled to exercise all rights of the Bondholders thereunder, without the consent of such Bondholders, and the Bondholders may exercise such rights only with the prior written consent of the Financial Guaranty Insurer. In addition, the Financial Guaranty Insurer will, as a third party beneficiary to the Servicing Agreement, have among others, the following rights: (i) the right to give notices of breach or to terminate the rights and obligations of the Servicer under the Servicing Agreement in the event of a Servicer Event of Default; (ii) the right to direct the actions of the Indenture Trustee during the continuation of a Servicer Event of Default;
(iii) the right to require the Bond Issuer to remove Mortgage Loans for breach of representation and warranty or defect in documentation; and (iv) the right to direct foreclosures upon the failure of the Servicer to do so in accordance with the Servicing Agreement. The Financial Guaranty Insurer's consent (which consent will not be unreasonably withheld) will be required prior to, among other things, (i) the appointment of any successor Indenture Trustee or Servicer or
(ii) any amendment to the Indenture or the Servicing Agreement.

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT RISK

     In general, the protection afforded by the Financial Guaranty Insurance Policy is protection for credit risk and not for prepayment risk. A claim may not be made under the Financial Guaranty Insurance Policy, in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the Trust.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     No election will be made to treat the Trust Estate or any portion thereof as a REMIC for federal income tax purposes.


     The Bonds will be treated as newly originated debt instruments for federal income tax purposes. It is anticipated that the Bonds will be issued without original issue discount for federal income tax purposes. However, it is possible that the Internal Revenue Service could treat a portion of the additional interest which would become payable on the Bonds after the Pool Redemption Date as original issue discount. Bondholders are urged to consult their tax advisors with respect to the tax consequences of holding the Bonds.


     The Prepayment Assumption that is to be used in determining whether the Bonds are issued with original issue discount and the rate of accrual of
original issue discount is a CPR of [     ]%. No representation is made as to
the actual rate at which the Mortgage Loans will prepay. See "Certain Federal Income Tax Consequences -- Taxation of Bonds" in the Prospectus.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, as well as on collective investment funds and separate accounts in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary that proposes to cause a Plan to acquire any of the Bonds will be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and "parties in interest" (as defined in ERISA) or "disqualified persons" (within the meaning of the Code) in certain specified relationships to the Plan. Therefore, a Plan fiduciary considering an investment in the Bonds should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Bonds.

PLAN ASSET REGULATIONS

     A Plan's investment in the Securities may cause the Mortgage Loans included in a Mortgage Pool to be deemed Plan assets. The U.S. Department of Labor (the "DOL") has promulgated regulations (the "DOL Regulations") describing whether or not a Plan's assets will be deemed to include an interest in the underlying assets of an entity (such as a Trust), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, an investing Plan's assets either may be deemed to include an interest in the underlying assets included in a Trust or Trust Estate, as applicable, or a Transferor (or a Bond Issuer, if applicable) or may be deemed merely to include its interest in the Securities. Bonds treated as indebtedness under applicable local law and that have no substantial equity features do not constitute equity interests.

     The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust or a Transferor (or a Bond Issuer, if applicable) and cause the related Transferor (or a Bond Issuer, if applicable), the Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan. If so, the acquisition or holding of Securities by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Securities acquired by a Plan would be assets of that Plan. Special caution should be exercised before the assets of a Plan are used to acquire a Security in such circumstances, especially if, with respect to such assets, the related Transferor (or a Bond Issuer, if applicable), the Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the Mortgage Loans were to constitute Plan assets then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans were to constitute Plan assets, then the acquisition or holding of Securities by a Plan, as well as the operation of the Trust or a Transferor (or a Bond Issuer, if applicable) issuing Bonds, may constitute or involve a prohibited transaction under ERISA and the Code.

                                USE OF PROCEEDS

     The Bond Issuer intends to use the net proceeds to be received from the sale of the Bonds to acquire the [Initial] Mortgage Loans from the Transferor, [to fund the Prefunding Account and the Capitalized Interest Account] and to pay other expenses associated with the pooling of the Mortgage Loans and the issuance of the Bonds.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Bonds will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Bonds. No representation is made herein as to whether the Bonds constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Bonds as legal investments for such purchasers prior to investing in the Bonds.

                                  UNDERWRITING

     Under the terms set forth in the Underwriting Agreement and the related
Pricing Agreement for the sale of the Bonds, dated [            ] (collectively,
the "Underwriting Agreement"), the Transferor has agreed to cause the Bond Issuer to sell, and the Underwriters have severally agreed to purchase, the respective principal amount of Bonds set forth opposite their respective names. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of the Bonds.

                                                              PRINCIPAL AMOUNT
                        UNDERWRITER                               OF BONDS
                        -----------                           ----------------
              ..............................................     $
              ..............................................     $
              ..............................................     $
              ..............................................     $
                                                                 ---------
          Total.............................................     $       []
                                                                 =========

     The Underwriters have informed the Transferor that they propose to offer the Bonds for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling the Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Bonds, the Underwriters may be deemed to have received compensation from the Transferor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Bonds may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     The Transferor has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act.

     The Transferor has been advised by the Underwriters that the Underwriters intend to make a market in the Bonds, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Bonds and such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Bonds.

     The Underwriters have represented that: (i) they have not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Bonds to persons in the United Kingdom, except to persons whose activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) they have complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom; and (iii) they have only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Bonds to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom the document can lawfully be issued or passed on.

                               REPORT OF EXPERTS

     [The consolidated balance sheets of the Financial Guaranty Insurer and
Subsidiaries as of [                 ,      ] and [                 ,      ] and
the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended [
  ,      ], incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Bonds will be passed upon for the Bond Issuer by O'Melveny & Myers LLP, Washington, D.C. Stroock & Stroock & Lavan LLP will act as counsel for the Underwriters. [Certain legal matters relating to the Financial Guaranty Insurer and the Financial Guaranty Insurance Policy will be passed upon by inside counsel to the Financial Guaranty Insurer.]

                              RATING OF THE BONDS

     It is a condition to the issuance of the Bonds that each shall be rated "Aaa" by Moody's and "AAA" by S&P.

     Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007, and S&P, 25 Broadway, New York, New York 10004. Each rating will be the view only of the assigning Rating Agency.

     [The ratings on the Bonds are based in substantial part on the claims-paying ability of the Financial Guaranty Insurer. Any change in the ratings of the Financial Guaranty Insurer by the Rating Agencies may result in a change in the ratings of the Bonds.]

     There is no assurance that any rating assigned to the Bonds will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price or liquidity of the Bonds.

     The ratings of the Bonds should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities.

     There can be no assurance as to whether any other rating agency will rate the Bonds, or, if one does, what rating will be assigned by such other rating agency. A rating on the Bonds by another rating agency, if assigned at all, may be lower than the ratings assigned to the Bonds by Moody's or S&P.

                            INDEX OF PRINCIPAL TERMS

                                         PAGE
                                         ----
Aames' Guidelines........................S-43
ACC...................................ii, S-3
Additional Mortgage Loans.............ii, S-4
Adjustable Rate Cap.................S-6, S-26
AFC...................................ii, S-3
Affiliated Originators...................S-11
Aggregate Principal Balance..............S-11
Aggregate Risks..........................S-52
Available Funds.....................S-5, S-28
Bond Account.............................S-29
Bond Balance........................S-6, S-26
Bond Interest.......................S-6, S-25
Bond Interest Rate..................S-6, S-26
Bond Issuer........................cover, S-3
Bond Owner................................S-4
Bondholder..........................S-5, S-20
Bonds..............................cover, S-3
Book-Entry Bonds.........................S-20
Bulk Purchase Mortgage Loans..............S-4
Business day..............................S-5
Capitalized Interest Account..............S-9
Cedel.....................................S-4
Cedel Participants.......................S-21
Citibank.................................S-20
Closing Date..............................S-4
Code.....................................S-12
Collection Account.......................S-44
Collection Period.........................S-5
Commission................................S-1
Compensating Interest Payment......S-10, S-46
Constant Prepayment Rate.................S-42
Cooperative..............................S-21
Coverage Amount.....................S-7, S-31
Coverage Deficit....................S-8, S-32
Coverage Surplus....................S-8, S-32
CPR......................................S-42
Cut-off Dates.............................S-3
Defective Mortgage Loan..................S-24
Definitive Bond...........................S-4
Deposit Date.............................S-44
Determination Date.......................S-27
Disqualified Persons.....................S-55
DTC..................................S-1, S-4
ERISA..............................S-12, S-55
Euroclear.................................S-4
Euroclear Operator.......................S-21

                                         PAGE
                                         ----
Euroclear Participants...................S-21
European Depositaries....................S-20
Excess Cash.........................S-7, S-31
Federal Reserve Board....................S-22
Final Maturity Date...................ii, S-9
Financial Guaranty Insurance Policy.......S-4
Financial Guaranty Insurer..........S-4, S-51
Financial Guaranty Insurer Premium......S-10,
  S-34
Financial Intermediary...................S-20
Funding Period............................S-9
Holdings.................................S-51
Indenture..........................cover, S-4
Indenture Trustee..................cover, S-3
[Initial] Cut-off Date Pool Balance.......S-7
[Initial] Mortgage Loans..............ii, S-4
[Initial] Pool Balance............cover, S-11
Insolvency Event.........................S-18
Insolvency Laws..........................S-18
Insurance Proceeds.......................S-28
Insured Amount...........................S-33
Insurer Premium Rate...............S-10, S-34
Interest Period...........................S-6
LIBOR....................................S-26
LIBOR Determination Date.................S-26
Liquidated Mortgage Loan.................S-28
Liquidation Proceeds.....................S-28
Loan-to-Value Ratios.....................S-37
Maximum Rates............................S-37
Minimum Rates............................S-37
Monthly Advance....................S-10, S-45
Monthly Principal...................S-7, S-27
Moody's..................................S-12
Morgan...................................S-20
Mortgage Files...........................S-24
Mortgage Interest Rates..................S-37
Mortgage Loan Schedule...................S-23
Mortgage Loans..........................cover
Mortgage Note.............................S-4
Mortgage Pool......................cover, S-4
Mortgaged Properties......................S-4
Net Liquidation Proceeds.................S-28
Nonrecoverable Advances..................S-45
One-year CMT index.......................S-13
Order....................................S-53
Original Bond Balance.....................S-3
Original Mortgage Loans...................S-3

                                         PAGE
                                         ----
Originators..............................S-11
Participants.............................S-21
Parties-in-Interest......................S-55
Paying Agent.............................S-25
Payment Ahead............................S-27
Payment Date..............................S-5
Percentage Interest......................S-25
Permitted Investments....................S-29
Plan.....................................S-55
Plan Assets Regulation...................S-55
Pool Redemption Date.....................S-34
Prefunding Account........................S-9
Prefunding Account Deposit..........S-9, S-30
Principal Balance........................S-27
Principal Payment........................S-27
Principal Prepayment.....................S-27
PTCE.....................................S-55
Qualified Replacement Mortgage ..........S-24
Rating Agencies..........................S-12
Realized Loss............................S-32
Receipt..................................S-53
Received.................................S-53
Record Date...............................S-5
Reference Banks..........................S-26
Release Price............................S-24
Relevant Depositary......................S-20
REMIC................................ii, S-12
REO Property.............................S-45
Required Coverage Amount............S-8, S-31

                                         PAGE
                                         ----
Reserve Interest Rate....................S-26
Reuters Screen LIBO Page.................S-26
Rules....................................S-20
S&P......................................S-12
Securities Act...........................S-56
Servicer..............................ii, S-3
Servicer Event of Default................S-47
Servicing Advance........................S-49
Servicing Agreement...................ii, S-3
Servicing Fee............................S-10
Servicing Fee Rate.................S-10, S-49
Similar Law..............................S-55
Single risks.............................S-52
Six-month London Interbank Offered Rate..S-13
SMMEA....................................S-12
Statistical Calculation Date.............S-11
Sub-Servicer........................S-3, S-49
Subsequent Transfer Date..................S-9
Terms and Conditions.....................S-22
Transferor............................ii, S-3
Trigger Event Date............S-8, S-17, S-32
Trust Agreement...........................S-3
Trust Estate.......................cover, S-4
Unaffiliated Originators.................S-11
Underwriters............................cover
Underwriting Agreement...................S-56
Voting Interests.........................S-35
Weighted average life....................S-42

                                    ANNEX A

                        DESCRIPTION OF THE MORTGAGE POOL

     The following is a brief description of certain terms of the [Initial] Mortgage Loans as of the Statistical Calculation Date. Certain mortgage loans may prepay in full or be removed, prior to the Closing Date, from the Mortgage Pool as described herein, in which case an amount equal to the aggregate principal balances of such mortgage loans[, but in no event more than $10,000,000, will be added to the Prefunding Account Deposit on the Closing Date. The statistical information presented below does not take into account any amortization of the [Initial] Mortgage Loans prior to the Closing Date or any Additional Mortgage Loans that may be added to the Mortgage Pool during the Funding Period.] As a result, the statistical information presented below regarding the [Initial] Mortgage Loans may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool at the Closing Date.

     The information expressed as a percentage of the [Initial] Pool Balance may not total 100% due to rounding.

     All of the [Initial] Mortgage Loans will be secured by first liens with respect to the related Mortgaged Properties and will bear interest at rates that adjust based on the index described in the related Mortgage Notes. Payments on the Bonds will be derived primarily from amounts received, collected or recovered from the Mortgage Loans in the Mortgage Pool.

                    COMPOSITION OF [INITIAL] MORTGAGE LOANS

                                                            AGGREGATE UNPAID     PERCENTAGE OF
                                            NUMBER OF          PRINCIPAL        [INITIAL] POOL
                                          MORTGAGE LOANS        BALANCE             BALANCE
    [INITIAL] MORTGAGE LOAN CATEGORY      --------------    ----------------    ---------------
Original Mortgage Loans.................                         $    0
                                               ----              ------              ----
Bulk Purchase Mortgage Loans Total......                         $
                                               ====              ======

                             [INITIAL] POOL BALANCE

                                                            AGGREGATE UNPAID     PERCENTAGE OF
                RANGE OF                    NUMBER OF          PRINCIPAL        [INITIAL] POOL
           PRINCIPAL BALANCES             MORTGAGE LOANS        BALANCE             BALANCE
           ------------------             --------------    ----------------    ---------------
0.00 to 25,000.00.......................
25,000.01 to 50,000.00..................
50,000.01 to 75,000.00..................
75,000.01 to 100,000.00.................
100,000.01 to 125,000.00................
125,000.01 to 150,000.00................
150,000.01 to 175,000.00................
175,000.01 to 200,000.00................
200,000.01 to 225,000.00................
225,000.01 to 250,000.00................
250,000.01 to 275,000.00................
275,000.01 to 300,000.00................
300,000.01 to 325,000.00................
325,000.01 to 350,000.00................
350,000.01 to 400,000.00................
Above 400,000.00........................
     Total..............................

                           ORIGINAL TERM TO MATURITY

                                                                                  PERCENTAGE OF
             ORIGINAL TERMS TO                  NUMBER OF     AGGREGATE UNPAID   [INITIAL] POOL
             MATURITY (MONTHS)                MORTGAGE LOANS  PRINCIPAL BALANCE      BALANCE
             -----------------                --------------  -----------------  ---------------
 60.........................................
180.........................................
360.........................................
Total.......................................

                           REMAINING TERM TO MATURITY

                                                                                PERCENTAGE OF
          RANGE OF REMAINING               NUMBER OF     AGGREGATE UNPAID       [INITIAL] POOL
           TERMS TO MATURITY             MORTGAGE LOANS  PRINCIPAL BALANCE         BALANCE
          ------------------             --------------  -----------------      --------------
               (MONTHS)
0 to 120...............................
121 to 180.............................
301 to 360.............................
Total..................................

                        RANGE OF MORTGAGE INTEREST RATES

                                                                                PERCENTAGE OF
           RANGE OF MORTGAGE               NUMBER OF     AGGREGATE UNPAID       [INITIAL] POOL
            INTEREST RATES               MORTGAGE LOANS  PRINCIPAL BALANCE         BALANCE
           -----------------             --------------  -----------------      --------------
  5.000 to 5.999.......................
  6.000 to 6.999.......................
  7.000 to 7.999.......................
  8.000 to 8.999.......................
  9.000 to 9.999.......................
  10.000 to 10.999.....................
  11.000 to 11.999.....................
  12.000 to 12.999.....................
  13.000 to 13.999.....................
  14.000 to 14.999.....................
  15.000 to 15.999.....................
     Total.............................

                    RANGE OF MAXIMUM MORTGAGE INTEREST RATES

           RANGE OF                NUMBER OF     AGGREGATE UNPAID        PERCENTAGE OF
         MAXIMUM RATES           MORTGAGE LOANS  PRINCIPAL BALANCE  [INITIAL] POOL BALANCE
         -------------           --------------  -----------------  ----------------------
8.001 to 9.000.................
12.001 to 13.000...............
13.001 to 14.000...............
14.001 to 15.000...............
15.001 to 16.000...............
16.001 to 17.000...............
17.001 to 18.000...............
18.001 to 19.000...............
19.001 to 20.000...............
20.001 to 21.000...............
21.001 to 22.000...............
     Total.....................

                        RANGE OF MINIMUM MORTGAGE RATES

                                                AGGREGATE UNPAID
      RANGE OF MINIMUM            NUMBER OF         PRINCIPAL           PERCENTAGE OF
       MORTGAGE RATES          MORTGAGE LOANS        BALANCE       [INITIAL] BALANCE POOL
-----------------------------  ---------------  -----------------  -----------------------
4.001 to 5.000...............
5.001 to 6.000...............
6.001 to 7.000...............
7.001 to 8.000...............
8.001 to 9.000...............
9.001 to 10.000..............
10.001 to 11.000.............
11.001 to 12.000.............
12.001 to 13.000.............
13.001 to 14.000.............
14.001 to 15.000.............
15.001 to 16.000.............
     Total...................

                             RANGE OF GROSS MARGINS

                                                                                 PERCENTAGE OF
                RANGE OF                    NUMBER OF       AGGREGATE UNPAID     [INITIAL] POOL
             GROSS MARGINS                MORTGAGE LOANS    PRINCIPAL BALANCE       BALANCE
----------------------------------------  --------------    -----------------    --------------
 3.000 to 3.999.........................
 4.000 to 4.999.........................
 5.000 to 5.999.........................
 6.000 to 6.999.........................
 7.000 to 7.999.........................
 8.000 to 8.999.........................
 9.000 to 9.999.........................
10.000 to 10.999........................
14.000 to 14.999........................
          Total.........................

                  MORTGAGE INTEREST RATE ADJUSTMENT FREQUENCY

                                                                                 PERCENTAGE OF
              FREQUENCY OF                  NUMBER OF       AGGREGATE UNPAID     [INITIAL] POOL
               ADJUSTMENT                 MORTGAGE LOANS    PRINCIPAL BALANCE       BALANCE
----------------------------------------  --------------    -----------------    --------------
 6......................................
12......................................
          Total.........................

              PERIODS TO NEXT ADJUSTMENT OF MORTGAGE INTEREST RATE

                RANGE OF                                                         PERCENTAGE OF
            PERIODS TO NEXT                 NUMBER OF       AGGREGATE UNPAID     [INITIAL] POOL
               ADJUSTMENT                 MORTGAGE LOANS    PRINCIPAL BALANCE       BALANCE
----------------------------------------  --------------    -----------------    --------------
 0 to 1.................................
 2 to 12................................
13 to 24................................
25 to 36................................
37 to 48................................
                                             -------             -------              ---
                                               Total
                                             =======             =======              ===

                 INDEX USED TO DETERMINE MORTGAGE INTEREST RATE

                                                                                 PERCENTAGE OF
                                            NUMBER OF       AGGREGATE UNPAID     [INITIAL] POOL
                 INDEX                    MORTGAGE LOANS    PRINCIPAL BALANCE       BALANCE
                 -----                    --------------    -----------------    --------------
One-year CMT index......................
Six-month London Interbank Offered
  Rate..................................
                                             -------             -------              ---
          Total.........................
                                             =======             =======              ===

                              LOAN-TO-VALUE RATIOS

                                                                                 PERCENTAGE OF
                RANGE OF                    NUMBER OF       AGGREGATE UNPAID     [INITIAL] POOL
          LOAN-TO-VALUE RATIOS            MORTGAGE LOANS    PRINCIPAL BALANCE       BALANCE
----------------------------------------  --------------    -----------------    --------------
10.01 to 15.00..........................
15.01 to 20.00..........................
20.01 to 25.00..........................
25.01 to 30.00..........................
30.01 to 35.00..........................
35.01 to 40.00..........................
40.01 to 45.00..........................
45.01 to 50.00..........................
50.01 to 55.00..........................
55.01 to 60.00..........................
60.01 to 65.00..........................
65.01 to 70.00..........................
70.01 to 75.00..........................
75.01 to 80.00..........................
80.01 to 85.00..........................
85.01 to 90.00..........................
90.01 to 95.00..........................
Over 100.01.............................
                                             -------             -------               --
          Total.........................
                                             =======             =======               ==

                           TYPE OF MORTGAGED PROPERTY

                                                                                 PERCENTAGE OF
                                            NUMBER OF       AGGREGATE UNPAID     [INITIAL] POOL
             PROPERTY TYPE                MORTGAGE LOANS    PRINCIPAL BALANCE       BALANCE
             -------------                --------------    -----------------    --------------
Manufactured Housing....................
Two- to Four-Family Residences..........
Condominiums and Planned Unit...........
Developments............................
Single Family Residence.................
                                             -------             -------               --
          Total.........................
                                             =======             =======               ==

                                OCCUPANCY STATUS

                                                                                 PERCENTAGE OF
                                            NUMBER OF       AGGREGATE UNPAID     [INITIAL] POOL
            OCCUPANCY STATUS              MORTGAGE LOANS    PRINCIPAL BALANCE       BALANCE
            ----------------              --------------    -----------------    --------------
Not Owner Occupied/Investment...........
Owner Occupied/2nd Home.................
                                             -------             -------               --
          Total.........................
                                             =======             =======               ==

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                 PERCENTAGE OF
                                            NUMBER OF       AGGREGATE UNPAID     [INITIAL] POOL
                 STATE                    MORTGAGE LOANS    PRINCIPAL BALANCE       BALANCE
----------------------------------------  --------------    -----------------    --------------
Alaska..................................
Arizona.................................
Arkansas................................
California..............................
Colorado................................
Connecticut.............................
Delaware................................
Florida.................................
Georgia.................................
Hawaii..................................
Idaho...................................
Illinois................................
Indiana.................................
Iowa....................................
Kansas..................................
Kentucky................................
Louisiana...............................
Maine...................................
Maryland................................
Massachusetts...........................
Michigan................................
Minnesota...............................
Mississippi.............................
Missouri................................
Montana.................................
Nebraska................................

                                                                                 PERCENTAGE OF
                                            NUMBER OF       AGGREGATE UNPAID     [INITIAL] POOL
                 STATE                    MORTGAGE LOANS    PRINCIPAL BALANCE       BALANCE
----------------------------------------  --------------    -----------------    --------------
Nevada..................................
New Hampshire...........................
New Jersey..............................
New Mexico..............................
New York................................
North Carolina..........................
Ohio....................................
Oklahoma................................
Oregon..................................
Other...................................
Pennsylvania............................
Rhode Island............................
South Carolina..........................
South Dakota............................
Tennessee...............................
Texas...................................
Utah....................................
Vermont.................................
Virginia................................
Washington..............................
Washington DC...........................
West Virginia...........................
Wisconsin...............................
Wyoming.................................
                                             -------             -------               --
          Total.........................
                                             =======             =======               ==

                      TYPE OF LOAN BY AMORTIZATION METHOD

                                                                                 PERCENTAGE OF
                                            NUMBER OF       AGGREGATE UNPAID     [INITIAL] POOL
          AMORTIZATION METHOD             MORTGAGE LOANS    PRINCIPAL BALANCE       BALANCE
          -------------------             --------------    -----------------    --------------
Fully Amortizing........................
Balloon.................................
                                             -------             -------               --
          Total.........................
                                             =======             =======               ==

                       ORIGINATORS OF THE MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                            NUMBER OF       AGGREGATE UNPAID     [INITIAL] POOL
               ORIGINATOR                 MORTGAGE LOANS    PRINCIPAL BALANCE       BALANCE
               ----------                 --------------    -----------------    --------------
Affiliated..............................
Unaffiliated............................
                                             -------             -------               --
          Total.........................
                                             =======             =======               ==

                                    ANNEX B

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Adjustable Rate Asset-Backed Bonds, Series 1997-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. [Initial] settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between participants of Cedel or Euroclear and Participants holding Bonds will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

[INITIAL] SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between Participants. Second market trading between Participants will be settled using the procedures applicable to prior asset-backed bond issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participant will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear

Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participant and Euroclear Participant will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel. Participants or Euroclear Participant's particular cost of funds.

     Because the settlement is taking place during New York business hours, Participant can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing though Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Bond Owners or their agents.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Bond Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person though whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States fiduciaries have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

------------------------------------------------------
------------------------------------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE BONDS OFFERED HEREBY NOR AN OFFER OF THE BONDS TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION THEREIN OR HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.
                                ---------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
PROSPECTUS SUPPLEMENT
Reports to Certificateholders..............  S-3
Available Information......................  S-4
Incorporation of Certain Documents by
  Reference................................  S-4
Summary of Terms...........................  S-7
Risk Factors...............................  S-26
Description of the Certificates............  S-33
The Mortgage Loans.........................  S-61
Prepayment and Yield Considerations........  S-64
Origination and Servicing of the Mortgage
  Loans....................................  S-70
[The Certificate Insurance Policy and the
  Certificate Insurer......................  S-76]
Certain Federal Income Tax Consequences....  S-80
ERISA Considerations.......................  S-81
Use of Proceeds............................  S-82
Legal Investment Considerations............  S-82
Underwriting...............................  S-83
Report of Experts..........................  S-84
Legal Matters..............................  S-84
Rating of the Class A Certificates.........  S-84
ANNEX A Description of the Mortgage Pool...  A-1
ANNEX B Global Clearance, Settlement and
  Tax Documentation Procedures.............  B-1
PROSPECTUS -- Prospectus Supplement........  1
Reports to Bondholders.....................  4
Available Information......................  4
Incorporation of Certain Documents by
  Reference................................  4
Summary of Terms...........................  6
Risk Factors...............................  16
Description of Bonds.......................  23
The Bond Issuer............................  39
The Mortgage Loans.........................  40
Prepayment and Yield Considerations........  42
Origination and Servicing of the Mortgage
  Loans....................................  46
The Financial Guaranty Insurance Policy and
  the Financial Guaranty Insurer...........  55
Certain Federal Income Tax Consequences....  60
ERISA Considerations.......................  60
Use of Proceeds............................  61
Legal Investment Considerations............  61
Underwriting...............................  61
Report of Experts..........................  62
Legal Matters..............................  62
Rating of Bonds............................  62
Index of Principal Terms...................  64

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                           AAMES CAPITAL OWNER TRUST

                                  [         ]

                                  $[         ]

                              ASSET-BACKED BONDS,
                                  SERIES [   ]

                             DUE [               ]

                                 AAMES CAPITAL
                                ACCEPTANCE CORP.
                                   TRANSFEROR

                           AAMES CAPITAL CORPORATION
                                    SERVICER
                             PROSPECTUS SUPPLEMENT

                                 [UNDERWRITERS]
------------------------------------------------------
------------------------------------------------------

PROSPECTUS



DATED SEPTEMBER 17, 1999



                                 $1,331,730,000

                      ASSET-BACKED CERTIFICATES AND BONDS
                           (EACH ISSUABLE IN SERIES)

                           AAMES CAPITAL CORPORATION
                         AAMES CAPITAL ACCEPTANCE CORP.
               (INCLUDING CERTAIN LIMITED PURPOSE ENTITIES FORMED
             BY AAMES CAPITAL ACCEPTANCE CORP. FROM TIME TO TIME IN
         CONNECTION WITH THE ISSUANCE OF SERIES OF ASSET-BACKED BONDS)

     This Prospectus relates to Asset-Backed Certificates (the "Certificates") and Asset-Backed Bonds (the "Bonds" and, together with the Certificates, the "Securities"), each issuable in series (each, a "Series"), that may be sold from time to time by Aames Capital Corporation ("ACC"), Aames Capital Acceptance Corp. ("ACAC") or a special purpose entity formed in connection with a Series of Certificates or Bonds (together with ACC and ACAC, the "Transferors") on terms determined at the time of sale and described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, the Securities of each Series will be either Certificates that will evidence a beneficial undivided interest in assets deposited in a trust fund (each, a "Trust") by a Transferor pursuant to a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") to be entered into among the related Transferor, ACC, as servicer (the "Servicer"), and the trustee specified in the related Prospectus Supplement (the "Trustee"), or Bonds that will be secured by a trust estate (each, a "Trust Estate") comprised of assets pledged to the related Trustee by either ACAC or a separate entity formed by ACAC solely for the purpose of issuing the Bonds of the related Series (either such entity, as applicable, the "Bond Issuer") pursuant to an Indenture (each, an "Indenture") to be entered into at the date the related Series of Bonds is issued.

                            (continued on next page)

      PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING HEREIN UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 19 BEFORE PURCHASING ANY
                                  SECURITIES.

     BONDS OF A SERIES WILL CONSTITUTE NON-RECOURSE OBLIGATIONS OF THE RELATED BOND ISSUER. CERTIFICATES OF A SERIES WILL EVIDENCE INTERESTS ONLY IN THE RELATED TRUST. EXCEPT AS OTHERWISE SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT, THE SECURITIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SERVICER, ANY ORIGINATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON OR ENTITY, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES OF ANY SERIES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

(continued from previous page)

     The primary assets of each Trust or Trust Estate, as applicable, will consist of one or more pools (each, a "Mortgage Pool") of mortgage loans (collectively, the "Mortgage Loans") secured by first or junior liens on one- to four-family residential properties. The Mortgage Loans will be acquired by the related Transferor, either directly or indirectly, from one or more affiliated or unaffiliated entities (the "Originators"). A Trust or Trust Estate, as applicable, may include, in addition to the Mortgage Loans, if specified in the related Prospectus Supplement, (i) funds on deposit in one or more prefunding accounts and/or capitalized interest accounts and (ii) financial guaranty insurance policies, cash accounts, letters of credit, limited guaranty insurance policies, third party guarantees or other forms of credit enhancement, to the extent described in the related Prospectus Supplement. Amounts on deposit in a prefunding account for any Series will be applied for the acquisition of additional Mortgage Loans during the related funding period specified in the related Prospectus Supplement in the manner specified therein.

     Each Series of Certificates will be issued in one or more classes (each, a "Class"). Each Class of Certificates will evidence a beneficial interest of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Loans in the related Trust. A Series of Certificates may include one or more senior Classes that receive certain preferential treatment with respect to one or more other Classes of Certificates of such Series. One or more Classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other Classes of Certificates of such Series or after the occurrence of specified events, or may be required to absorb one or more types of losses prior to one or more other Classes of Certificates, in each case as specified in the related Prospectus Supplement. Each Series of Bonds will be issued in a single Class.

     Distributions or payments, as applicable, to holders of Securities ("Securityholders") will be made on certain dates specified in the related Prospectus Supplement (each, a "Distribution Date," with respect to Certificates, or a "Payment Date," with respect to Bonds), which may occur at monthly, quarterly, semi-annually or at such other intervals as are specified therein.

     Bonds of a Series will constitute non-recourse obligations of the related Bond Issuer. Certificates of a Series will evidence interests only in the related Trust. Except as otherwise set forth herein and in the related Prospectus Supplement, the Securities will not represent an obligation of or interest in the Servicer, any Originator or any of their respective affiliates or any other person. Unless otherwise specified in the related Prospectus Supplement, the obligations of a Transferor with respect to a Series of Securities will be limited to those arising in respect of certain representations and warranties on the Mortgage Loans. The principal obligations of the Servicer with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations under the Pooling and Servicing Agreement, with respect to Certificates, or a servicing agreement (each, a "Servicing Agreement") to be entered into among ACC, as Servicer, the related Bond Issuer and the Trustee, with respect to Bonds, including any obligation it may have to advance delinquent payments on the Mortgage Loans in the related Trust or Trust Estate, as applicable.

     THE YIELD ON THE SECURITIES OF A GIVEN SERIES MAY BE AFFECTED BY, AMONG OTHER THINGS, THE RATE OF PAYMENT OF PRINCIPAL (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS IN THE RELATED TRUST OR TRUST ESTATE, AS APPLICABLE, AND THE TIMING OF RECEIPT OF SUCH PAYMENTS AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. A TRUST MAY BE SUBJECT TO EARLY TERMINATION UNDER THE CIRCUMSTANCES DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. THE BONDS OF ANY SERIES MAY BE SUBJECT TO OPTIONAL REDEMPTION UNDER THE CIRCUMSTANCES DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. SEE "RISK FACTORS -- YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS" AND "MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.

     If specified in a Prospectus Supplement relating to a Series of Certificates, one or more elections may be made to treat each Trust or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes.

     Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and under "Underwriting" in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any

Series, and there can be no assurance that a secondary market for the Securities will develop or, if it does develop, that it will continue.

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder, among other things, will set forth with respect to such Series of
Securities: (i) a description of such Securities; (ii) the rate of interest, the "Certificate Rate" or "Bond Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Securities; (iii) certain information concerning the Mortgage Loans and financial guaranty insurance policies, cash accounts, letters of credit, limited guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more Mortgage Pools or all or part of the related Securities;
(iv) in the case of Certificates, the specified interest of each Class of Certificates in, and manner and priority of, the distributions on the Mortgage Loans; (v) in the case of Certificates, information as to the nature and extent of subordination with respect to such Certificates, if any; (vi) the Distribution Dates or Payment Dates, as applicable; (vii) the amount, if any, deposited in the related Prefunding Account, the length of the related Funding Period or the Revolving Period and the criteria for determining which additional Mortgage Loans may become assets of the related Trust or Trust Estate, as applicable; (viii) in the case of Certificates, the circumstances, if any, under which the related Trust may be subject to early termination; (ix) in the case of Bonds, the circumstances, if any, under which such Bonds may be subject to redemption; (x) in the case of Certificates, whether a REMIC election will be made and the designation of the regular and residual interest therein; and (xi) additional information with respect to the plan of distribution of such Securities.

                             AVAILABLE INFORMATION

     The Transferors have filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and the exhibits thereto may be inspected at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov).

     No person has been authorized to give any information or to make any representation regarding the Series of Securities referred to in the accompanying Prospectus Supplement other than those contained or incorporated by reference in this Prospectus and such Prospectus Supplement with respect to such Series and, if given or made, such information or representations must not be relied upon. This Prospectus and the accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed with the Commission relating to the Trust or Trust Estate, as applicable, referred to in the accompanying Prospectus Supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the related Securities or relating to the terms or collateral with respect to such offering shall be deemed to be incorporated by reference in this Prospectus and to be part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Trustee or Transferor with respect to any Series of Securities will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee specified in the accompanying Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, no information that relates to any Series of Securities other than the Series referred to in the accompanying Prospectus Supplement shall be deemed to be incorporated by reference in this Prospectus.

                           REPORTS TO SECURITYHOLDERS

     Monthly and annual reports concerning any Securities and the related assets included in the Trust or Trust Estate, as applicable, will be sent by the Trustee to all related Securityholders. See "Description of the Securities -- Reports to Securityholders" herein. If the Securities of a Series are to be issued in book-entry form, such reports will be sent to the Securityholder of record, and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of the Securities -- Form of Securities -- Book-Entry Registration" to obtain such reports.

                               TABLE OF CONTENTS


SUMMARY...................................    8
RISK FACTORS..............................   19
  Limited Liquidity.......................   19
  Limited Assets; Limited Obligations.....   19
  Nature of the Security for Mortgage
     Loans................................   19
  Risks Associated with Prepayment of the
     Mortgage Loans.......................   22
  Environmental Statutes Affecting
     Security Interests...................   23
  Risks Associated With Certain
     Origination Fees.....................   23
  Legal Considerations....................   23
  Yield, Maturity and Prepayment
     Considerations.......................   24
  Limitations on Interest Payments and
     Foreclosures.........................   26
  Security Rating.........................   26
  Book-Entry Registration.................   26
THE TRUSTS AND TRUST ESTATES..............   27
  The Mortgage Loans -- General...........   27
  Negative Amortization...................   29
  Forward Commitments; Prefunding
     Accounts; Capitalized Interest
     Accounts.............................   29
USE OF PROCEEDS...........................   30
AAMES CAPITAL CORPORATION.................   30
AAMES CAPITAL ACCEPTANCE CORP.............   31
THE SERVICER..............................   31
  General.................................   32
  Mortgage Loan Delinquency and
     Foreclosure Experience...............   32
THE ORIGINATORS...........................   33
  Underwriting Guidelines.................   33
  Representations by Originators and the
     Transferors..........................   34
DESCRIPTION OF THE SECURITIES.............   35
  General.................................   35
  Form of Securities......................   36
  Distributions and Payments on
     Securities...........................   38
  Revolving Period and Amortization
     Period; Transferor Interest..........   41
  Reports to Securityholders..............   41
CREDIT ENHANCEMENT........................   43
  Subordination...........................   43
  Overcollateralization Feature...........   44
  Reserve Accounts........................   44
  Financial Guaranty Insurance Policies...   44
  Mortgage Pool Insurance Policies........   45
  Special Hazard Insurance Policies.......   46
  Bankruptcy Bonds........................   46
  Cross Support...........................   46
  Other Insurance, Guarantees and Similar
     Instruments or Agreements............   47
  Maintenance of Credit Enhancement.......   47
MATURITY, PREPAYMENT AND YIELD
  CONSIDERATIONS..........................   48
THE POOLING AND SERVICING AGREEMENT.......   50
  Assignment of Mortgage Loans............   50
  Payments on the Mortgage Loans..........   53
  Investment of Accounts..................   53
  Permitted Investments...................   53
  Monthly Advances and Compensating
     Interest.............................   54
  Realization upon Defaulted Mortgage
     Loans................................   55
  General Servicing Procedures............   56
  Sub-Servicers...........................   56
  Servicing and Other Compensation and
     Payment of Expenses..................   56
  Maintenance of Hazard Insurance.........   57
  Enforcement of Due-on-Sale Clauses......   57
  Voting..................................   58
  Amendments..............................   58
  Certificate Events of Default...........   58
  Rights upon Certificate Events of
     Default..............................   59
  Termination; Optional Termination.......   60
  Evidence as to Compliance...............   60
  Indemnification of Officers and
     Directors of the Transferors.........   60
  The Trustee.............................   60
THE INDENTURE.............................   61
  General.................................   61
  Modification of Indenture...............   61
  Bond Events of Default..................   62
  Rights upon Bond Events of Default......   62
  List of Bondholders.....................   63
  Annual Compliance Statement.............   63
  Trustee's Annual Report.................   63
  Satisfaction and Discharge of
     Indenture............................   64
  Redemption of Bonds.....................   64
  Reports by Trustee to Bondholders.......   64
  Limitation on Suits.....................   64
CERTAIN LEGAL ASPECTS OF THE MORTGAGE
  LOANS AND RELATED MATTERS...............   64
  Nature of the Mortgage Loans............   64
  Foreclosure/Repossession................   65
  Rights of Redemption....................   66
  Certain Provisions of California Deeds
     of Trust.............................   66
  Anti-deficiency Legislation and Other
     Limitations on Lenders...............   67
  Enforceability of Due-on-Sale Clauses...   68

  Prepayment Charges......................   68
  Applicability of Usury Laws.............   68
  Soldiers' and Sailors' Civil Relief
     Act..................................   68
  Environmental Considerations............   69
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...   69
  Taxation of Certificates................   70
  General.................................   70
  Taxation of Debt Certificates (Including
     Regular Certificates)................   70
  Taxation of Certificates as to Which a
     REMIC Election Has Been Made.........   76
  Tax Status as a Grantor Trust...........   81
  Tax Characterization of the Trust as a
     Partnership; Tax Consequences to
     Holders of the Certificates Issued
     By a Partnership.....................   84
  Certain Certificates Treated as
     Indebtedness.........................   88
  Taxation of Bonds.......................   90
  Miscellaneous Tax Aspects...............   90
  Tax Treatment of Foreign Investors......   90
STATE TAX CONSIDERATIONS..................   92
ERISA CONSIDERATIONS......................   92
  Plan Asset Regulations..................   92
  Prohibited Transaction Class
     Exemption............................   93
LEGAL INVESTMENT CONSIDERATIONS...........   94
  SMMEA...................................   94
  FFIEC Policy Statement..................   94
  General.................................   95
METHOD OF DISTRIBUTION....................   95
LEGAL MATTERS.............................   96
FINANCIAL INFORMATION.....................   96
RATING....................................   96
INDEX OF PRINCIPAL TERMS..................   98

                                    SUMMARY

     This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Reference is made to the Index of Principal Terms for the location in this Prospectus of the definitions of certain capitalized terms not otherwise defined in this Summary.

Securities Offered.........  Up to $1,000,000 aggregate principal amount of
                             Asset-Backed Certificates (the "Certificates") and Asset-Backed Bonds (the "Bonds" and, together with the Certificates, the "Securities"), issuable in series (each, a "Series").

The Transferors............  Aames Capital Corporation, a California corporation
                             ("ACC"), and a wholly owned subsidiary of Aames Financial Corporation ("AFC"), Aames Capital Acceptance Corp., a Delaware corporation ("ACAC") and a wholly owned limited purpose finance subsidiary of AFC or a special purpose entity formed in connection with a Series of Certificates or Bonds (together with ACC and ACAC, the "Transferors"). The principal offices of ACAC and ACC are located in Los Angeles, California. See "Aames Capital Corporation" and "Aames Capital Acceptance Corp." herein.

The Servicer...............  ACC, as Servicer (the "Servicer"). See "The Pooling
                             and Servicing Agreement -- General Servicing
                             Procedures" herein.

Sub-Servicers..............  The Servicer may appoint one or more mortgage servicing institutions (each, a "Sub-Servicer") to service and administer the Mortgage Loans in a Mortgage Pool if so indicated in the related Prospectus Supplement.

The Trustee................  The trustee (the "Trustee") for each Series of
                             Securities will be specified in the related
                             Prospectus Supplement.

The Securities.............  Each Series of Certificates will be issued at the direction of the related Transferor by a separate trust fund (each, a "Trust"), created pursuant to an agreement (each, a "Pooling and Servicing Agreement") among the related Transferor, the Servicer and the Trustee. Each Certificate will represent an interest of the type described in the related Prospectus Supplement in the assets of the related Trust. The Certificates of any Series may be issued in one or more classes (each, a "Class"), as specified in the related Prospectus Supplement. A Series of Certificates may include one or more Classes of senior Certificates (collectively, the "Senior Certificates") that receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of subordinate Certificates (collectively, the "Subordinated Certificates"). Holders of Certificates are referred to herein as "Certificateholders."

                             Each Series of Bonds will be non-recourse obligations of either ACAC or a separate entity (which may be organized as a trust, partnership, limited liability company or corporation) formed by ACAC solely for the purpose of issuing the Bonds of the related Series (either such entity, as applicable, the "Bond Issuer"). The Bond Issuer will be identified and described in the Prospectus Supplement relating to a Series of Bonds and will not have, nor be expected in the future to have, any significant assets available for payments on such Series of Bonds, other than the assets included in the related Trust Estate.

                             Each Series of Bonds will be issued pursuant to an indenture (each, an "Indenture") between the related Bond Issuer and the related Trustee, and the assets included in the trust estate (each, a "Trust Estate") pledged to secure such Series will be the sole source of payments on the Bonds. The Bonds of any Series will be issuable in a single class. Holders of Bonds are referred to herein as "Bondholders" and, together with Certificateholders, as "Securityholders."

                             The assets of each Trust or Trust Estate, as applicable, will consist primarily of the Mortgage Loans. Certain Series of Securities may be covered by a Financial Guaranty Insurance Policy, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, limited guaranty insurance policies, third party guarantees or other forms of credit enhancement, as described herein and in the related Prospectus Supplement. See "Credit Enhancement" herein.

                             Each Class of Certificates within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Certificates entitled to distributions allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; and (vii) include, as to Certificates entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and, in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement. The timing and amount of such distributions may vary among Classes as specified in the related Prospectus Supplement.

                             Unless otherwise specified in the related
                             Prospectus Supplement, the Securities will be issuable in fully registered form, in the minimum denominations set forth in such Prospectus Supplement. See "Description of the Securities" herein.

The Mortgage Loans.........  The primary assets of each Trust or Trust Estate, as applicable, will consist of one or more pools (each, a "Mortgage Pool") of first and junior lien mortgage loans or deeds of trust (the "Mortgage Loans"), including any note or other instrument of indebtedness (each, a "Mortgage Note").

                             The Mortgage Pool for a given Series of Securities will be transferred pursuant to the related Pooling and Servicing Agreement or Indenture, as applicable. The Mortgage Loans will be secured by one- to four-family residential properties, including townhouses, condominiums and

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

                             manufactured housing (which is permanently affixed to and treated as real property under local law), but excluding cooperatives and mobile homes. To the extent provided in the related Prospectus Supplement, additional Mortgage Loans may be periodically added as assets of the related Trust or Trust Estate, as applicable, or may be removed from time to time if certain asset tests are met, all as described in the related Prospectus Supplement.

                             The Mortgage Loans will not be insured or guaranteed by any governmental agency.

                             The Mortgage Loans to be included in any Mortgage Pool will be described in the related Prospectus Supplement. The Mortgage Loans will have interest payable thereon at (i) fixed rates specified in the related Prospectus Supplement, (ii) adjustable rates computed as specified in the related Prospectus Supplement or (iii) graduated or other variable rates described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will require monthly payment of principal and interest. Scheduled payments of principal on any Mortgage Loan may be computed (i) on a level debt service basis that will result in full amortization over the stated term of such Mortgage Loan, (ii) in the case of a Balloon Loan, on the basis of an assumed amortization schedule that is significantly longer than the original term of maturity of such Mortgage Loan and will require payment of a substantial amount of principal at the stated maturity specified in the related Mortgage Note or
                             (iii) on such other basis as is specified in the related Prospectus Supplement.

                             If so specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Pool may be divided into two or more groups based on certain characteristics of the related Mortgage Loans (such as type or amount of Mortgage Rate, remaining term to maturity or type of Mortgaged Property) and amounts received, collected or recovered in respect of any such group will be the primary source from which distributions on certain Classes of Certificates will be derived.

                             The property securing a Mortgage Loan (each, a "Mortgaged Property") may be located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by Standard Hazard Insurance Policies insuring against certain losses due to fire and other causes.

                             The Prospectus Supplement for each Series of
                             Securities will specify with respect to all Mortgage Loans included in each related Mortgage Pool, among other things, (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans in such Mortgage Pool as of the date specified in the Prospectus Supplement (the "Cut-off Date"),
                             (ii) the largest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties securing the Mortgage Loans, (iv) the original terms to maturity of the Mortgage Loans,
                             (v) the weighted average term to maturity of the Mortgage Loans as of the Cut-off Date and the range of the terms to maturity, (vi) the ranges of the Combined Loan-to-Value Ratios at origination, (vii) the weighted average Mortgage Rate and ranges of

                             Mortgage Rates borne by the Mortgage Loans and
                             (viii) the geographic distribution of the Mortgaged Properties on a state-by-state basis.

Revolving Period and
Amortization Period;
Transferor Interest........  If the Prospectus Supplement relating to a Series of Certificates so provides, there may be a period commencing on the date of issuance of a Class or Classes of such Certificates and ending on the date set forth in the related Prospectus Supplement (the "Revolving Period") during which no principal payments will be made to one or more Classes of Certificates of the related Series as are identified in such Prospectus Supplement. All collections of principal otherwise allocated to such Class or Classes of Certificates may be (i) utilized by the Trust during such period to acquire additional Mortgage Loans that satisfy the criteria described in the related Prospectus Supplement,
                             (ii) held in an account and invested in Eligible Investments for later distribution to Certificateholders, (iii) applied to those Class or Classes of Certificates, if any, of the same or different Series as specified in the related Prospectus Supplement as then are in amortization or (iv) otherwise applied as specified in the related Prospectus Supplement.

                             An "Amortization Period" is the period, if any, specified as such in the Prospectus Supplement relating to a Series of Certificates during which an amount of principal is payable to holders of one or more Classes of such Series of Certificates. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Mortgage Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Class or Classes of Certificates of the same or different Series as specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Certificates may be released from time to time or on a specified date and applied as a payment of principal on such Class or Classes of Certificates. The related Prospectus Supplement will set forth the circumstances that will result in the commencement of an Amortization Period.

                             Each Trust that has a Revolving Period may also issue to the related Transferor a certificate evidencing an undivided beneficial interest (the "Transferor Interest") in the Trust not represented by the other Certificates issued by such Trust. As further described in the Prospectus Supplement relating to a Series of Certificates, the value of such Transferor Interest will fluctuate as the amount of the assets of the Trust fluctuates and the outstanding amount of the Certificates of the related Series of Certificates is reduced.

Forward Commitments;
Prefunding Accounts and
Capitalized
Interest Accounts..........  If so specified in the related Prospectus
                             Supplement, the related Pooling and Servicing Agreement or Indenture, as applicable, may contain provisions pursuant to which the related Transferor will agree to transfer additional Mortgage Loans into the related Mortgage Pool for a specified period of time (the "Funding Period") following the date on which the related Securities are issued (such provisions being referred to herein as a "Forward Commitment"). Any Forward Commitment will require that any Mortgage Loans so transferred conform to the requirements specified in the related Pooling and Servicing Agreement or Indenture, as applicable. If a Forward Commitment is to be utilized, unless otherwise specified in the related Prospectus Supplement, a deposit will be made to a segregated account (each, a "Prefunding Account") in an amount equal to all or a portion of the proceeds received by the related Transferor in connection with the sale of the Securities of the related Series (such amount, the "Prefunding Amount"). Subsequently, the additional Mortgage Loans will be conveyed by the related Transferor to the related Trust in exchange for cash from the related Prefunding Account in one or more transfers. The related Pooling and Servicing Agreement or Indenture, as applicable, will require that, if any of the Prefunding Amount is not applied to acquire additional Mortgage Loans by the end of the Funding Period, then any amounts remaining on deposit in the Prefunding Account will be released from the Prefunding Account and distributed or paid, as applicable, in reduction of the principal balance of the related Securities as specified in the related Prospectus Supplement.

                             If a Prefunding Account is established, a segregated account (each, a "Capitalized Interest Account") may also be established for the related Series. On the closing date for such Series, all or a portion of the proceeds received by the related Transferor in connection with the sale of the Securities of the related Series may be deposited in the Capitalized Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Securities of such Series specified in the related Prospectus Supplement and, (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Funding Period such as Trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Mortgage Loans included in the original Mortgage Pool. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the related Transferor prior to the end of the Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

Credit Enhancement.........  The Mortgage Loans included in a Trust or Trust
                             Estate, as applicable, the Securities of the related Series or, in the case of Certificates, one or more Classes of Certificates of the related Series may have the benefit of one or more types of credit enhancement, as described in the related Prospectus Supplement. The protection against losses afforded by any such credit support will be limited. Such credit enhancement may include one or more of the following types or another type of credit enhancement as specified in the Prospectus
                             Supplement:

A. Subordinated
   Certificates............  In the case of a Series of Certificates, the rights of the holders of any Subordinated Certificates of such Series to receive distributions with respect to the related Trust will be subordinated to the rights of the holders of the Senior Certificates of the same Series to receive distributions to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of payments which such holders would be entitled to receive if there had been no losses; however, there can be no assurance that the Senior Certificates will receive the full amount of payments to which they are entitled as a result of such subordination or the existence of the Reserve Accounts described below. The protection afforded to the holders of Senior Certificates through subordination may be accomplished by the preferential right of such Certificateholders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, the amounts of principal and interest due to them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account to the extent described in the related Prospectus Supplement. The protection afforded to the holders of Senior Certificates through subordination also may be accomplished by allocating certain types of losses or delinquencies to the related Subordinated Certificates to the extent described in the related Prospectus Supplement.

                             If so specified in the related Prospectus
                             Supplement, a Subordinated Class of Certificates may be senior to other Classes of Certificates with respect to the right to receive certain types of payments or with respect to allocation of certain losses or delinquencies. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit enhancement, such as hazard losses not covered by Standard Hazard Insurance Policies or losses due to the bankruptcy of the borrower under a Mortgage Loan (the "Mortgagor") not covered by a Bankruptcy Bond. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time.

B. Reserve Account.........  If so specified in the related Prospectus
                             Supplement, one or more reserve or spread accounts (each, a "Reserve Account") may be established and maintained, in whole or in part, by the deposit therein of distributions allocable to the holders of the Securities of the related Series or, in the case of Certificates, specified Classes of the Certificates of the related Series for a specified time or until a specified level is reached. The related Prospectus Supplement will set forth information concerning the manner of funding any Reserve Account and the conditions under which amounts in any such Reserve Account will be used to make distributions or payments to holders of such Securities or released to holders of Securities, the Servicer, the related Transferor or another entity, as applicable.

C. Financial Guaranty
   Insurance Policy........  If so specified in the related Prospectus
                             Supplement, a financial guaranty insurance policy or policies (each, a "Financial Guaranty Insurance Policy") may be obtained and maintained for Securities of the related Series or, in the case of Certificates, specified Classes of the Certificates of the related Series. A Financial Guaranty Insurance Policy generally will unconditionally and irrevocably guarantee that the full amount of principal and interest distributable or payable, as applicable, to Securityholders on any Distribution Date or Payment Date, as applicable, as well as any other amounts specified in the related Prospectus Supplement (the "Insured Amount"), will be available for distribution or payment, as applicable, to Securityholders on such date. The terms of any such Financial Guaranty Insurance Policy will be described in the related Prospectus Supplement.

D. Mortgage Pool
   Insurance Policy........  If so specified in the related Prospectus
                             Supplement, a mortgage pool insurance policy or policies (each, a "Mortgage Pool Insurance Policy") may be obtained and maintained for all or certain of the Mortgage Loans in the related Mortgage Pool, limited in scope, covering losses on the related Mortgage Loans up to a maximum amount. The terms of any such Mortgage Pool Insurance Policy will be described in the related Prospectus Supplement.

E. Special Hazard
   Insurance Policy........  If so specified in the related Prospectus
                             Supplement, certain physical risks with respect to the related Mortgaged Properties that would not otherwise be insured against by Standard Hazard Insurance Policies may be covered by a special hazard insurance policy or policies (each, a "Special Hazard Insurance Policy"). Each Special Hazard Insurance Policy will be limited in scope and will cover losses up to a maximum amount. The terms of any such Special Hazard Insurance Policy will be described in the related Prospectus Supplement.

F. Bankruptcy Bond.........  If so specified in the related Prospectus
                             Supplement, a mortgagor bankruptcy bond or bonds (each, a "Bankruptcy Bond") may be obtained to cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal or interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan. The level of coverage and other terms of each Bankruptcy Bond will be specified in the related Prospectus Supplement.

G. Cross Support...........  If so specified in the Prospectus Supplement relating to a Series of Certificates, the interests of separate Trusts or separate groups of assets in a single Trust may be evidenced by separate Classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to certain Certificates evidencing interests in one or more Trusts or asset groups prior to distributions to other Certificates evidencing interests in other Trusts or asset groups. If specified in the related Prospectus Supplement, the coverage provided by one or more other forms of credit support, such as Reserve Accounts or Financial Guaranty Insurance Policies, may apply concurrently to two or more separate Trusts, without priority among such Trusts, until the credit support is exhausted. If applicable, the Prospectus Supplement will identify the Trusts or asset groups to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts or asset groups.

H. Other Credit
   Enhancement.............  Other credit enhancement arrangements, including, but not limited to, letters of credit or third party guarantees, may be used to provide coverage for certain risks of losses on the Mortgage Loans in a given Trust or Trust Estate, as applicable. These arrangements may be in addition to or in lieu of any forms of credit support described in this Prospectus. The related Prospectus Supplement will describe any such arrangements, including information as to the extent of coverage and any conditions thereto or limitations thereon. Any such arrangement must be acceptable to each nationally recognized statistical rating agency that is engaged by the related Transferor to provide a rating for any Securities of the related Series (each, a "Rating Agency").

Advances...................  Unless otherwise specified in the related
                             Prospectus Supplement, the Servicer and, if applicable, each Sub-Servicer, will be obligated each month (or at such other intervals specified in the related Prospectus Supplement) to advance amounts corresponding to all or a portion of delinquent interest payments on such Mortgage Loan until the date on which the related Mortgaged Property is sold at a foreclosure sale or the related Mortgage Loan is otherwise liquidated or charged off. See "The Pooling and Servicing Agreement -- Monthly Advances and Compensating Interest" herein.

Compensating Interest......  Unless otherwise specified in the related
                             Prospectus Supplement, with respect to each Mortgage Loan as to which a prepayment is received, that becomes a Liquidated Mortgage Loan or is otherwise charged-off during the Collection Period related to a Distribution Date or Payment Date, as applicable, the Servicer will be required with respect to such date to remit to the Trustee, from amounts otherwise payable to the Servicer as servicing compensation, an amount generally representing the excess of 30 days of interest on the principal balance of such Mortgage Loan prior to such prepayment, liquidation or charge-off over the amount of interest actually received on the related Mortgage Loan during the applicable Collection Period. See "The Pooling and Servicing Agreement -- Monthly Advances and Compensating Interest" herein.

Optional Termination with
Respect to Certificates....  The related Transferor, the Servicer or certain other entities specified in the Prospectus
                             Supplement relating to a Series of Certificates may have the option to effect early retirement of such Series of Certificates by acquiring the Mortgage Loans in the Trust, subject to the aggregate principal balance of the related Mortgage Loans being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans at the Cut-off Date for the related Series. Typically, the related Transferor, the Servicer or such other entity will cause the retirement of a Series of Certificates when servicing of the then remaining amount of Mortgage Loans becomes inefficient. See "The Pooling and Servicing
                             Agreement -- Termination; Optional Termination" herein.


Redemption of Bonds........  To the extent provided in the Prospectus Supplement relating to a Series of Bonds, the Bonds of any Series may be (i) redeemed at the option of the related Bond Issuer or another party specified in the related Prospectus Supplement; or (ii) subject to special redemption under certain circumstances. The circumstances and terms under which the Bonds of a given Series may be redeemed will be described in the related Prospectus Supplement.

Certain Federal Income
Tax Consequences...........  Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax
                             Consequences" herein and in the related Prospectus Supplement.

I. Certificates

   A. REMIC................  If an election is to be made to treat the Trust for a Series of Certificates as a REMIC for federal income tax purposes, the related Prospectus Supplement will specify which Class or Classes thereof will be designated as regular interests in the REMIC ("Regular Certificates") and which Class of Certificates will be designated as the residual interest in the REMIC ("Residual Certificates"). To the extent provided herein and in the related Prospectus Supplement, Certificates representing an interest in the REMIC will be considered "real estate assets" for purposes of Section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and assets described in Section 7701(a)(19)(C) of the Code.



                             For federal income tax purposes, Regular
                             Certificates generally will be treated as debt obligations with payment terms equivalent to the terms of such Certificates. Holders of Regular Certificates will be required to report income with respect to such Certificates under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on Regular Certificates will be includable in the income of the Certificateholders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate. The Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.


B. Grantor Trust...........  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust for a Series of Certificates will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. Holders of Certificates of such Series will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Mortgage Loans and generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from the Mortgage Loans and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the Trust.

                             To the extent provided herein and in the related Prospectus Supplement, Certificates of such Series will represent "real estate assets" for purposes of
                             Section 856(c)(4)(A) of the Code and
                             "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code.

C. Certificates
   Treated as Debt.........  If so specified in the Prospectus Supplement relating to a Series of Certificates, a Trust may issue Certificates that will be characterized as indebtedness for federal income tax purposes of the related Transferor secured by the related Mortgage Loans. Each investor in an interest in the Certificates of the related Series, by acceptance of its interest therein, will agree to treat such Certificates as debt for federal, state and local income and franchise tax purposes.


D. Owner Trust
Certificates...............  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust for a Series of Certificates will be treated as a partnership for federal income tax purposes (or as a division of the sole Certificateholder if there is a single Certificateholder for federal income tax purposes). Each Certificateholder by the acceptance of a Certificate of such Series will agree to treat the related Trust as a partnership in which such Certificateholder is a partner for federal income and state tax purposes if there is more than one Certificateholder for federal income tax purposes (or, if there is single Certificateholder, as a division of the Certificateholder for federal income tax purposes).



II. Bonds..................  For federal income tax purposes, Bonds generally will be treated as debt obligations of the related Bond Issuer. Holders of Bonds will not be required to report income with respect to such Bonds (other than original issue discount, if any) under an accrual method, unless the Bondholders otherwise use the accrual method. Bonds will not represent "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code.


ERISA Considerations.......  Fiduciaries of employee benefit plans subject to
                             Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the ERISA fiduciary standards before authorizing an investment by a plan in a Series of Securities. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans not subject to ERISA but which are subject to
                             Section 4975 of the Code, such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in a Series of Securities will cause the Mortgage Loans included in the related Mortgage Pool to be considered plan assets pursuant to the plan asset regulations set forth in 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Mortgage Loans and the Trustee or the Servicer to the fiduciary investment standards of ERISA and the excise tax provisions of Section 4975 of the Code, and to determine whether a prohibited transaction exemption granted by the Department of Labor is applicable to the purchase, sale, transfer or holding of a Series of Securities. See "ERISA Considerations" herein.

Rating.....................  At the date of issuance, the Securities offered pursuant to the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies. See "Rating" herein.

Legal Investment...........  Unless otherwise indicated in the related
                             Prospectus Supplement, the Securities of any Series will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, if so, will not be legal investments for certain types of institutional investors under SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to additional restrictions on investment in Securities of the related Series. Any such institution should consult its own legal advisors in determining whether and the extent to which a Series of Securities constitutes legal investments for such investors. See "Legal Investment Considerations" herein.

Registration of
Securities.................  Unless otherwise specified in the related
                             Prospectus Supplement, the Securities will be issued as physical securities ("Definitive Securities") in fully registered form in the denominations specified in the related Prospectus Supplement. The Securities may be represented, however, by a single certificate or bond, as applicable, registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), or another nominee if so specified in the related Prospectus Supplement. In such case, the beneficial owners thereof will not be entitled to receive Definitive Securities representing their respective interests, except in certain circumstances described in the related Prospectus Supplement. See "Description of the
                             Securities -- Form of Securities -- Book-Entry Registration" herein.

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

                                  RISK FACTORS

LIMITED LIQUIDITY

     Prior to issuance, there will have been no market for the Securities of any Series. There can be no assurance that a secondary market for the Securities will develop or, if a secondary market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the lives of the Securities. Unless otherwise indicated in the related Prospectus Supplement, the Securities will not constitute "mortgage related securities" under SMMEA, and certain investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA Certificates. In addition, with respect to a given Series of Certificates, certain Classes of Certificates may be restricted as to transferability to certain entities if so specified in the related Prospectus Supplement. Any restrictions on the purchase or transferability of the Securities of a given Series may have a negative effect on the development of a secondary market in such Securities.

LIMITED ASSETS; LIMITED OBLIGATIONS

     Proceeds of the assets of any Trust or Trust Estate, as applicable, including the Mortgage Loans, any Reserve Account and any Financial Guaranty Insurance Policy or other form of credit enhancement, will be the sole source of funds for the required distributions or payments, as applicable, on the Securities of the related Series and there will be no recourse to the related Transferor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make any such required distributions or payments, as applicable, on such Securities. The Certificates of any Series will represent beneficial interests in the related Trust only. The Bonds of any Series will be non-recourse obligations of the related Bond Issuer, and the assets of the related Trust Estate will be the sole source of payments on the Bonds. The Securities will not represent an interest in or obligation of the Servicer, any Originator, the Trustee, any Sub-Servicer or any other person. Neither the Securities nor the Mortgage Loans will be insured or guaranteed by any governmental agency or instrumentality. Except as otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by the related Transferor, the Servicer, the related Originators, the Trustee, any Sub-Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Securities or the Mortgage Loans will be the obligations (if any) of the related Transferor pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, and the servicing obligations of the Servicer and any Sub-Servicer under the related Agreement (including their respective limited obligations to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Notwithstanding the foregoing, and as specified in the related Prospectus Supplement, certain types of credit enhancement, such as a Financial Guaranty Insurance Policy or a letter of credit, may constitute a full recourse obligation of the provider of such credit enhancement.

NATURE OF THE SECURITY FOR MORTGAGE LOANS

     Risks Associated with Any Decline in Value of Mortgaged Properties. An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property or other factors, including acts of nature such as hurricanes, floods, tornadoes or earthquakes, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any other liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could, in certain circumstances, result in the interest in the Mortgaged Property held by the related Trust or Trust Estate, as applicable, being extinguished. In addition, certain areas of the country may from time to time experience significant declines in real estate values. The related Transferor will not be able to quantify the impact of any such declines in the value of any Mortgaged Properties or predict whether, to what extent or how long such declines may continue. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the borrowers under such Mortgage Loans (each, a "Mortgagor"), the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans, particularly in periods during which the value of the related

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

Mortgaged Properties has declined, could be higher than those historically experienced by the mortgage lending industry in general.

     Risks Associated with Junior Liens. Certain of the Mortgage Loans will be home equity loans secured by junior liens (each, a "Junior Loan") subordinate to the rights of the mortgagees under the related senior mortgages (each, a "Senior Lien"). As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a Junior Loan only to the extent that the claims, if any, of each such Senior Lien are satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing the related Junior Loan unless it forecloses subject to the related Senior Lien, in which case it must either pay the entire amount of each Senior Lien to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each Senior Lien in the event of a default thereunder. Generally, a servicer will satisfy each such Senior Lien at or prior to the foreclosure sale only to the extent it determines that any amounts so paid will be recoverable from future payments and collections on the Junior Loan or otherwise. No Trust or Trust Estate will have any source of funds to satisfy any such Senior Lien or make payments due under any Senior Lien. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Foreclosure/Repossession" herein.

     Risks Associated with Balloon Loans. Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are loans originated with a term to stated maturity that is shorter than the period on which the corresponding amortization schedule is based. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon payment" which will be significantly larger than the previous monthly payments due on such Balloon Loan. The ability of such Mortgagor to repay a Balloon Loan at maturity frequently will depend on such Mortgagor's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the prevailing level of mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

     Although a low interest rate environment may facilitate the refinancing of a Balloon Loan, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the related Transferor, the Servicer, the Originators, the Trustee or any other entity will be obligated to provide funds to refinance any Balloon Loan.

     Risks Associated with Bankruptcy of the Mortgagor. General economic conditions and other factors (which may not affect real property values) have an impact on the ability of Mortgagors to repay Mortgage Loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies, defaults and bankruptcy filings by Mortgagors. In the event of personal bankruptcy of a Mortgagor, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to the related Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan, thus either delaying or permanently limiting the amount ultimately received by the related Trust or Trust Estate in respect of such Mortgage Loan. Moreover, if a bankruptcy court were to prevent the Trustee for the related Trust or Trust Estate, as applicable, or the related Servicer from causing a transfer of the related Mortgaged Property in connection with a foreclosure or similar proceeding, any remaining balance on the related Mortgage Loan may not be recoverable and the related Trust or Trust Estate may experience a loss to the extent of any such remaining balance.

     Risks Associated with Defaulted Mortgage Loans. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the distribution or payment of related proceeds to the related Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the same delays and expenses as other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer or any Sub-Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related Mortgage Loan. The Servicer or any Sub-Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related Liquidated Mortgage Loan and not yet repaid, including unreimbursed Monthly Advances and Servicing Advances, payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, and the credit enhancement for the related Series is not available to cover resulting shortfalls, Securityholders could experience a loss on their investment.

     Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that the Servicer or any Sub-Servicer took the same steps in realizing upon a defaulted Mortgage Loan having a small remaining principal balance as it would in the case of a defaulted Mortgage Loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loan than would be the case with a larger Mortgage Loan. Because the average outstanding principal balances of Mortgage Loans that are Junior Loans generally are smaller relative to the average outstanding principal balances of Mortgage Loans that are first mortgage loans, realizations net of liquidation expenses on defaulted Mortgage Loans that are Junior Loans may also be smaller as a percentage of the principal amount of such Mortgage Loans than would be the case if such mortgage loans were secured by first mortgages.

     Risks Associated with Acquiring Additional Mortgage Loans. If a Pooling and Servicing Agreement or Indenture provides for a Prefunding Account and the principal balance of additional Mortgage Loans delivered by the related Transferor during the related Funding Period is less than the Prefunding Amount, the holders of the Securities of the related Series may receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. In addition, if so specified in the Prospectus Supplement relating to a Series of Certificates, an Amortization Period may result from the failure of the related Transferor to assign additional Mortgage Loans to the related Trust during the Revolving Period, thereby resulting in a prepayment of the related Certificates. Any such principal prepayment may adversely affect the yield to maturity of the related Securities. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

     Each additional Mortgage Loan must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Pooling and Servicing Agreement or Indenture, as applicable. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any credit enhancement provider for the related Series) prior to the issuance of such Series and are designed to ensure that if such additional Mortgage Loans were included as part of the initial Mortgage Loans, the credit quality thereof would be consistent with the initial rating of the Securities of such Series. At the time additional Mortgage Loans are transferred for inclusion in the related Mortgage Pool, the related Transferor will certify that all conditions precedent to the transfer of such additional Mortgage Loans, including the satisfaction of specific eligibility criteria, have been satisfied. It is a condition to the transfer of any additional Mortgage Loans by the related Transferor for inclusion in the related Mortgage Pool that each Rating Agency, after receiving prior notice of any such proposed transfer, shall not have advised the related Transferor or the Trustee or any credit enhancement provider for the related Series that the conveyance of such additional Mortgage Loans will result in a qualification, modification or withdrawal of its then current rating of the Securities of such Series. Following the transfer of additional Mortgage Loans for inclusion in the related Mortgage Pool, the aggregate characteristics of the Mortgage Loans then held in the related Trust or Trust Estate, as applicable, may vary from those included in the original Mortgage Pool. As a result, the additional Mortgage Loans may adversely affect the performance of the related Securities. See "The Trusts and Trust Estates -- Forward Commitments; Prefunding Accounts; Capitalized Interest Accounts" herein.

     The ability of any Trust or Trust Estate, as applicable, to invest in additional Mortgage Loans during the related Funding Period and, in the case of a Series of Certificates, any Revolving Period, will be dependent upon the ability of the related Transferor to acquire Mortgage Loans that satisfy the prerequisites to transfer for inclusion in the related Mortgage Pool specified in the related Prospectus Supplement. The ability of the related Transferor to acquire such Mortgage Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

     Risks Associated with Non-Owner Occupied Properties. Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rates of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than such rates on Mortgage Loans secured by the primary residence of the borrower.

RISKS ASSOCIATED WITH PREPAYMENT OF THE MORTGAGE LOANS

     All of the Mortgage Loans may be prepaid in full or in part at any time, generally upon the payment to the Servicer of a prepayment charge. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social and other factors, including state and federal income tax policies, interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that the Trust or the Trust Estate will experience. A number of factors suggest that the prepayment behavior of the Mortgage Pool may be significantly different from that of a pool of conventional first lien residential mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Mortgage Loan is smaller than that of the average conventional first lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Mortgage Pool than for a pool of conventional first lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first lien mortgage loan, the borrower must generally repay any junior mortgage loans. However, a small principal balance may make refinancing a Mortgage Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Mortgage Pool include general economic conditions, possible future changes affecting the deductibility for federal income tax purposes of interest payments on mortgage loans, the amounts of and interest rates on the underlying senior mortgage loans and the tendency of borrowers to use first lien mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses, debt consolidation and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience higher rates of prepayment than traditional first lien mortgage loans. See "Maturity, Prepayment and Yield Considerations".

     Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancing of any related senior mortgage loans), sales of Mortgaged Properties subject to "due-on-sale" clauses as to which the Servicer exercises its rights thereunder and liquidations due to default, as well as the receipt of proceeds from hazard, credit life and disability insurance policies. In addition, repurchases or purchases of Mortgage Loans in a Mortgage Loan Group required or permitted to be made by the Sponsor, the Servicer and, under certain limited circumstances, as applicable, the Certificate Insurer under the related Pooling and Servicing Agreement or Servicing Agreement will have the same effect on Securityholders as a prepayment of the related Mortgage Loans. Prepayments and such repurchases and purchases will accelerate the receipt of distributions of monthly principal on the Certificates or the Bonds, as applicable. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" and "-- Termination; Optional Termination" and "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Enforceability of Due-on-Sale Clauses" herein. The Servicer's practice of soliciting refinancings from existing borrowers under loans originated by Affiliated Originators may have the effect of increasing the rate of prepayment, due to
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

refinancings, on the Mortgage Loans. See "Origination and Servicing of the Mortgage Loans -- Servicing of the Mortgage Loans" herein.

ENVIRONMENTAL STATUTES AFFECTING SECURITY INTERESTS

     A substantial portion of the Mortgage Loans are secured by Mortgaged Properties located in states that may impose a statutory lien for associated costs on property that is the subject of a clean-up action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property, although in some states, including California, it will not have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental statutes and under the laws of many states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or, prior to foreclosure, has been involved in decisions or actions that may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. These costs, which could be substantial, could be a liability of the Trust or the Trust Estate, as applicable, and any such liability may ultimately be borne by the Securityholders of the related Series of Securities. This potential exposure will be minimized to some extent because under the terms of the related Pooling and Servicing Agreement, Indenture or Servicing Agreement, as applicable, the related Trustee and Servicer will not be authorized to take any action that may be deemed participation in the management of a contaminated Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Environmental Considerations" herein. Any such liens or costs imposed in connection with a clean-up action by the state may impede the ability of the Servicer to foreclose on or sell the related Mortgaged Property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. Any resulting losses will be covered by funds made available through operation of the overcollateralization or cross-collateralization features described herein.

RISKS ASSOCIATED WITH CERTAIN ORIGINATION FEES

     Fees earned on the origination of loans, placement of related insurance and other services provided by the Sponsor and Affiliated Originators are often paid by the borrower out of related loan proceeds. From time to time, in the ordinary course of their businesses, originators of home equity loans have been named in legal actions brought by mortgagors challenging the amount or method of imposing or disclosing such fees. To date, no such action has been decided against the Sponsor or any Affiliated Originator. If such an action against any Originator with respect to any Mortgage Loan were successful, a court might require that the principal balances of the related Mortgage Loans be reduced by the amount of contested fees or charges. Any such reductions could result in substantial Realized Losses during one or more Collection Periods, potentially requiring accelerated distributions in reduction of the Principal Balances of Bonds or Certificates.

LEGAL CONSIDERATIONS

     State and Federal Regulations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures and require licensing of the Originators, the Servicer and any Sub-Servicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. In California, for example, a mortgage lender is subject to the California Fair Debt Collection Practices Act which regulates practices used to effect collection on consumer loans. See "Certain Legal Aspects of the Mortgage Loans and Related Matters" herein.

     The Mortgage Loans may also be subject to federal laws, including: (i) the Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;
(ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;
(iii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to borrowers regarding the settlement and servicing of the Mortgage Loans; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (v) the Federal Trade Commission Preservation of Consumer's Claims and Defenses Rule, 16 C.F.R. Part 433, regarding the preservation of a consumer's rights.

     The federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), may affect the ability of the Servicer to collect full amounts of interest on certain Mortgage Loans and could interfere with the ability of the Servicer to foreclose on certain properties. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Soldiers' and Sailors' Civil Relief Act" herein.

     It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act amended the Truth in Lending Act, which in turn led to certain additional provisions being added to Regulation Z, the implementing regulation of the Truth in Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. The provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer, or any Sub-Servicer, to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer, or any Sub-Servicer, to damages and administrative sanctions. If the Servicer, or any Sub-Servicer, is unable to collect all or part of the principal or interest on any Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity, distributions or payments to Securityholders of realized proceeds of the assets in the related Trust or Trust Estate, as applicable, may be delayed, or such proceeds may not be sufficient to repay all amounts owed to Securityholders. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or an Originator, such violations may have a material impact upon the financial ability of the Servicer to continue to act in such capacity or the ability of a Transferor to withdraw or replace Mortgage Loans if such violation breaches a representation or warranty contained in the related Pooling and Servicing Agreement or Indenture, as applicable.

YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of the Securities of any Series will be affected by the amount and timing of principal payments on the related Mortgage Loans, the manner of allocation of available funds and/or losses to such Securities, the interest rates or amounts of interest payable on such Securities and the purchase price paid for such Securities. In the case of a Series of Certificates issued in Classes, the interaction of the foregoing factors may have different effects on, and create different risks for, such Classes, and the effects and/or risks for any one Class may vary over the life of such Class. The related Prospectus Supplement may include additional prepayment considerations with respect to the Securities of the related Series. Investors should carefully consider the different consequences of such risks as may be described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may still be imposed in connection therewith. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of economic, social and other factors, including prevailing interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that may be experienced on Mortgage Loans included in any Mortgage Pool.

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

     Although published statistical data regarding the effects of interest rates on prepayment rates for Mortgage Loans of the type typically made or acquired by the Originators is limited, a number of factors suggest that the prepayment behavior of a pool including Mortgage Loans may be significantly different from that of a pool composed entirely of conforming, non-conforming, "jumbo" or government-insured (i.e., "traditional") first mortgage loans with equivalent interest rates and maturities. One such factor is the smaller average principal balance of Mortgage Loans that may result in a higher prepayment rate than that of a traditional first mortgage loan with a larger average balance, regardless of the interest rate environment. A small principal balance, however, also may make refinancing Mortgage Loans at a lower interest rate less attractive to the borrower relative to refinancing a larger balance first mortgage loan, as the perceived impact to the borrower of lower interest rates on the amount of the monthly payment for a Mortgage Loan may be less than for a traditional first mortgage loan with a larger balance. Other factors that might be expected to affect the prepayment rate of a pool of Mortgage Loans include the amounts of, and interest rates on, the underlying Senior Liens, if any, and the use of first mortgage loans as long-term financing for home purchase and home equity loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Mortgage Loans may experience a higher rate of prepayments than traditional first mortgage loans. In addition, any future limitations on the deductibility of interest payments on the Mortgage Loans for federal income tax purposes may further increase the rate of prepayments on the Mortgage Loans.

     In addition, certain of the Mortgage Loans comprising the Mortgage Pool may have adjustable Mortgage Interest Rates ("ARM Loans"). As is the case with conventional fixed-rate mortgage loans, ARM Loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall appreciably, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARM Loans to "lock in" a lower fixed interest rate. Conversely, if prevailing interest rates rise appreciably, ARM Loans may prepay at lower rates than if prevailing interest rates remain at or below those in effect at the time such ARM Loans were originated. There can be no certainty as to the rate of prepayments on the ARM Loans in stable or changing interest rate environments. See "Maturity, Prepayment and Yield Considerations" herein.

     Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of any related Senior Liens), sales of Mortgaged Properties subject to due-on-sale provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, withdrawals or reacquisitions of Mortgage Loans from a Trust or Trust Estate, as applicable, required to be made under the related Pooling and Servicing Agreement or Indenture will have the same effect on the Securityholders as a prepayment of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans contain due-on-sale provisions, and the Servicer will be required to enforce such provisions unless (i) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (ii) such enforcement is not permitted by applicable law, in which case the Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. Additionally, should any Originator solicit refinancings from existing borrowers, the rate of prepayments on the Mortgage Loans may increase due to any resulting refinancings.

     Prepayments on the Mortgage Loans for a Series generally will result in a faster rate of distributions or payments, as applicable, of principal on the Securities. Thus, the prepayment experience of the Mortgage Loans will affect the average life and yield to investors and the extent to which the Securities of any Series are paid prior to the final scheduled Distribution Date or Payment Date, as applicable, therefor. A Series of Certificates may include Classes which pay "interest only" or are entitled to receive a disproportionately high level of interest distributions compared to the amount of principal to which such Classes are entitled (each, an "Interest Weighted Class") or Classes which pay "principal only" or are entitled to receive a disproportionately high level of principal distributions compared to the amount of interest to which such Classes are entitled (each, a "Principal Weighted Class"). A Series of Certificates may include an Interest Weighted Class offered at a significant premium or a Principal Weighted Class offered at a substantial discount. Yields on such Classes will be extremely sensitive to prepayments on the Mortgage Loans for such Series. In general if the Securities of any Series, including Certificates that represent an Interest Weighted Class, are purchased at a premium and principal payments on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity could be significantly lower than that assumed at the time of purchase. Where the amount of interest allocated with respect to an Interest Weighted Class of Certificates is extremely disproportionate to principal, the related Certificateholder could, under some such prepayment scenarios, fail to recoup its original investment. Conversely, if the Securities of any Series, including Certificates that represent a Principal Weighted Class, are purchased at a discount and principal payments on the Mortgage Loans occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity could be significantly lower than that originally anticipated. See "Maturity, Prepayment and Yield Considerations" herein.

     Any rating assigned to the Securities by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions or payments, as applicable, will be made with respect to such Securities in accordance with the related Pooling and Servicing Agreement or Indenture, as applicable. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Class of Certificates at a significant premium might fail to recoup its initial investment.

     Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of Mortgagors.

LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES

     Generally, under the terms of the Relief Act or similar state legislation, a mortgagor who enters military service after the origination of the related mortgage loan (including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

SECURITY RATING

     Depending on the structure of the related transaction, the ratings assigned to the Securities of a given Series the credit of which is enhanced through external means, such as a letter of credit, Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond, may depend primarily on the creditworthiness of the provider of such external credit enhancement device. Any reduction or withdrawal of the rating assigned to the claims-paying ability of the credit enhancement provider below the rating initially given to such Securities would likely result in a reduction in the rating of such Securities and, in such event, the market price of such Securities could be adversely affected. See "Rating" herein.

BOOK-ENTRY REGISTRATION

     Effect on Liquidity. If so specified in the related Prospectus Supplement, the Securities may initially be registered in book-entry form. Issuance of the Securities in book-entry form may reduce the liquidity of such

Securities in the secondary market because investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Difficulty in Pledging. Because transactions in Securities, in most cases, will be able to be effected only through Participants, Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be impaired because physical certificates representing the Securities will not generally be available.

     Potential Delays in Receipt of Distributions or Payments. Securityholders may experience some delay in their receipt of distributions or payments, as applicable, of interest on and principal of the Securities because distributions may be required to be forwarded by the related Trustee to DTC and, in such a case, DTC will be required to credit such distributions or payments, as applicable, to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Form of Securities -- Book-Entry Registration" herein.


                          THE TRUSTS AND TRUST ESTATES


     The Trust or Trust Estate, as applicable, for any Series of Securities will include a Mortgage Pool that may consist of Mortgage Loans together with payments in respect thereof and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the sole source of distributions or payments, as applicable, in respect of the Securities will be the assets included in the related Trust or Trust Estate, as applicable. The Securities will not be entitled to payments in respect of any other assets included in any other Trust or Trust Estate established by the related Transferor or any of its affiliates.

     The following is a brief description of the Mortgage Loans expected to be included in the Trust or Trust Estate, as applicable, relating to a given Series of Securities. The related Prospectus Supplement will set forth detailed information respecting the Mortgage Loans proposed to be included in the related Mortgage Pool. Information regarding the actual composition of the Mortgage Loans in the related Mortgage Pool will be set forth in a report on Form 8-K to be filed with the Commission within 15 days after the earlier of the completion of such Mortgage Pool and the end of the Prefunding Period (the "Detailed Description"). A schedule of the Mortgage Loans relating to such Series will be attached to the related Pooling and Servicing Agreement or Indenture, as applicable, delivered in connection with the issuance of the Securities.

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Pool may be divided into two or more groups based on certain characteristics of the related Mortgage Loans (such as type or amount of Mortgage Rate, remaining term to maturity or type of Mortgaged Property) and amounts received, collected or recovered in respect of any such group will be the primary source from which distributions on certain Classes of Certificates will be derived.

THE MORTGAGE LOANS -- GENERAL

     The real properties (including condominiums and townhouses) which secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies ("Standard Hazard Insurance Policies"). The existence and extent of any such coverage will be described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will not be insured or guaranteed by any governmental agency or covered wholly or partially by primary mortgage insurance policies.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly on due dates occurring throughout the month.

     The Mortgage Loans to be included in any Mortgage Pool will be described in the related Prospectus Supplement. The Mortgage Loans will have interest payable thereon at (i) fixed rates specified in the related Prospectus Supplement, (ii) adjustable rates computed as specified in the related Prospectus Supplement or
(iii) graduated or other variable rates described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will require monthly payment of principal and interest. Scheduled payments of principal on any Mortgage Loan may be computed (i) on a level debt service basis that will result in full amortization over the stated term of such Mortgage Loan, (ii) in the case of a Balloon Loan, on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity of such Mortgage Loan and will require payment of a substantial amount of principal at the stated maturity specified in the related Mortgage Note or (iii) on such other basis as is specified in the related Prospectus Supplement.

     Certain of the Mortgage Loans may have been originated pursuant to underwriting standards that rely primarily on the value and adequacy of the Mortgaged Property as collateral and, to a much lesser extent, on the creditworthiness of the related Mortgagor. Accordingly, the rates of delinquencies, foreclosures and losses on such Mortgage Loans, particularly in periods during which the value of the related Mortgaged Properties has declined, may be higher than those historically experienced by the mortgage lending industry in general. See "The Originators -- Underwriting Guidelines" herein.

     Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the applicable Originator.

     The Prospectus Supplement for each Series of Securities will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the related Transferor, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Properties securing the Mortgage Loans, (iv) the original terms to maturity of the Mortgage Loans, (v) the weighted average term to maturity of the Mortgage Loans as of the related Cut-off Date and the range of the terms to maturity, (vi) the ranges of Combined Loan-to-Value Ratios at origination, (vii) the weighted average Mortgage Rate and ranges of Mortgage Rates borne by the Mortgage Loans and (viii) the geographical distribution of the Mortgaged Properties on a state-by-state basis. If specific information respecting the Mortgaged Loans is not known to the related Transferor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement and specific information will be set forth in the Detailed Description.

     The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of such Mortgage Loan, plus the current principal balance of any Senior Lien on the related Mortgaged Property, by (y) the Appraised Value of such Mortgaged Property. "Appraised Value" is the appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal or valuation made either at the time of the origination of the related Mortgaged Loan or, in certain cases with respect to Mortgage Loans acquired directly or indirectly by the related Transferor from an Unaffiliated Originator, at or immediately prior to the date of acquisition of the related Mortgage Loan, and
(ii) in the case where there is no Senior Lien to the Mortgage Loan and such Mortgage represents a purchase money instrument, the sales price of the related Mortgaged Property at the time of the origination of the related Mortgage Loan.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders secured by the same Mortgaged Properties) in a particular Mortgage Pool become equal to or greater than the value of such Mortgaged Properties or if the general condition of a Mortgaged Property declines, the actual rates of delinquencies, foreclosures and losses on the related Mortgage Loans could be higher than those now generally experienced in the mortgage lending industry. Any overall decline in the market value of residential real estate, the general condition of the Mortgaged Properties or other factors could adversely affect the values of the Mortgaged Properties such that the outstanding principal balance of such Mortgage Loans, together with any additional liens on the Mortgaged Properties, equal or exceed the value of such Mortgaged Properties and give rise to the consequences discussed in the preceding sentence.

     Each Series of Bonds will be secured by the assets included in the related Trust Estate that will have been pledged to the related Trustee by the related Bond Issuer, and each Series of Certificates will represent a beneficial interest in the assets included in the related Trust that will have been transferred to the related Trustee by the related Transferor. The Servicer will service the Mortgage Loans either directly, or through the Sub-Servicers, pursuant to the related Pooling and Servicing Agreement or Servicing Agreement, as applicable, and will receive a fee for such services. See "The Pooling and Servicing Agreement -- General Servicing Procedures" herein. With respect to Mortgage Loans serviced through a Sub-Servicer, the Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement or Servicing Agreement, as applicable, as if the Servicer alone were servicing such Mortgage Loans.

     The obligations of the Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations, including its obligations to make Servicing Advances and to enforce the obligations of the Sub-Servicers, under the related Agreement, and its obligation to make certain Monthly Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described under "The Pooling and Servicing Agreement -- Monthly Advances and Compensating Interest" herein. The obligations of the Servicer to make Monthly Advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

NEGATIVE AMORTIZATION

     If so specified in the related Prospectus Supplement, a Mortgage Pool may include Mortgage Loans that provide for the temporary or permanent deferral of all or any portion of one or more specified Monthly Payments in respect of interest either for an initial period from the origination date of such Mortgage Loans or during the term of such Mortgage Loans. The provisions governing such deferred payments of interest may provide that such deferral will result in a decrease in the rate of amortization of such Mortgage Loan such that in any month in which interest is so deferred, the interest due during that period (the "Deferred Interest") would be added to the principal balance of the related Mortgage Loan ("Negative Amortization"). Each such Mortgage Loan will provide that all Deferred Interest will bear interest at the Mortgage Loan rate until paid. Negative Amortization may affect the overall rate of amortization of the Mortgage Loan and in the aggregate may effect the payment and prepayment experience of the related Mortgage Pool.

FORWARD COMMITMENTS; PREFUNDING ACCOUNTS; CAPITALIZED INTEREST ACCOUNTS

     If so specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement or Indenture, as applicable, may contain provisions permitting Forward Commitments pursuant to which the related Transferor will agree to transfer additional Mortgage Loans into the related Mortgage Pool during the Funding Period following the date on which the related Securities are issued. The Forward Commitment may permit the transfer to the related Trust or Trust Estate, as applicable, of additional Mortgage Loans that have not completed the origination process by the date on which the Securities are to be delivered to the Securityholders (the "Closing Date") or were otherwise not available to be delivered by the related Transferor on such Closing Date. If a Forward Commitment is to be utilized, unless otherwise specified in the related Prospectus Supplement, a deposit will be made to a Prefunding Account in an amount equal to all or a portion of the proceeds received in connection with the sale of the Securities of the related Series (such amount, the "Prefunding Amount"). Subsequently, additional Mortgage Loans will be conveyed by the related Transferor for inclusion in the related Mortgage Pool in exchange for cash from the related Prefunding Account in one or more transfers. The related Pooling and Servicing Agreement or Indenture, as applicable, will require that, if any portion of the Prefunding Amount is not applied to acquire additional Mortgage Loans by the end of the Funding Period, any amounts remaining will be released from the Prefunding Account and distributed or paid, as applicable, in reduction of the principal balance of the related Securities as specified in the related Prospectus Supplement.

     Each additional Mortgage Loan must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Pooling and Servicing Agreement or Indenture, as applicable. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any credit enhancement provider for the related Series) prior to the issuance of such Series and are designed to ensure that if such additional Mortgage Loans were included as part of the initial Mortgage Pool, the credit quality thereof would be consistent with the initial rating of the Securities of such Series. At the time additional Mortgage Loans are transferred for inclusion in the related Mortgage Pool, the related Transferor will certify that all conditions precedent to the transfer of such additional Mortgage Loans, including the satisfaction of specific eligibility criteria, have been satisfied. It is a condition to the transfer of any additional Mortgage Loans by the related Transferor for inclusion in the related Mortgage Pool that each Rating Agency, after receiving prior notice of such proposed transfer, shall not have advised the related Transferor or the Trustee or any credit enhancement provider for the related Series that the conveyance of such additional Mortgage Loans will result in a qualification, modification or withdrawal of its then current rating of any Securities of such Series. Following the transfer of additional Mortgage Loans to the related Trust or Trust Estate, as applicable, the aggregate characteristics of the Mortgage Loans then held in such Trust or Trust Estate may vary from those included in the original Mortgage Pool. As a result, the additional Mortgage Loans may adversely affect the performance of the related Securities.

     If a Prefunding Account is established, a Capitalized Interest Account may also be established for the related Series. On the Closing Date for such Series, all or a portion of the proceeds received by the related Transferor in connection with the sale of the Securities of the related Series may be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series specified in the related Prospectus Supplement and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Funding Period such as Trustee fees and credit enhancement fees, over the amount of interest available therefor from the Mortgage Loans in the related Mortgage Pool. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the related Transferor prior to the end of the Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                USE OF PROCEEDS

     Each Transferor intends to use the net proceeds to be received from the sale of the Securities of each Series to acquire the Mortgage Loans to be deposited in the related Mortgage Pool, to establish any Reserve Account, Prefunding Account or Capitalized Interest Account and to pay other expenses connected with the pooling of Mortgage Loans and the issuance of Securities. Any amounts remaining after such payments may be used for general corporate purposes. The timing and amount of offerings of Securities by each Transferor will be influenced by a number of factors, including volume of Mortgage Loans acquired by such Transferor from time to time, prevailing interest rates, availability of funds and general market conditions.

                           AAMES CAPITAL CORPORATION

     Aames Capital Corporation ("ACC") was incorporated in the State of California on August 13, 1993 and is a wholly owned subsidiary of Aames Financial Corporation ("AFC"). ACC is primarily engaged in acquiring, owning, transferring and servicing Mortgage Loans. ACC maintains its principal offices at 350 South Grand Avenue, Los Angeles, California 90071 and its telephone number is (323) 210-5000. ACC will only act as Transferor in connection with the issuance of Certificates and will not act in such capacity in connection with the issuance of any Series of Bonds. Neither ACC nor any of its affiliates will insure or guarantee distributions on the Securities of any Series.


                         AAMES CAPITAL ACCEPTANCE CORP.


     Aames Capital Acceptance Corp. ("ACAC") was incorporated under the laws of the State of Delaware on February 4, 1997 and is a wholly owned limited purpose finance subsidiary of AFC. ACAC's principal office is located at 350 South Grand Avenue, Los Angeles, California 90071 and its telephone number is (323) 210-5270. ACAC was organized for the sole purpose of facilitating transactions of the type described herein and in connection therewith purchasing, holding, owning and transferring all right, title and interest in Mortgage Loans and any activities incidental to and necessary or convenient for the accomplishment of such purpose. ACAC does not have, and is not expected in the future to have, any significant assets.


     ACAC may act as the Bond Issuer or may sell or assign its beneficial ownership interest in any Mortgage Pool, in whole or in part, to another entity formed by ACAC solely for the purpose of acting as the Bond Issuer for a given Series of Bonds at or prior to the time of the issuance of such Bonds. Each Series of Bonds will be non-recourse obligations of the related Bond Issuer.

     ACAC's Certificate of Incorporation places substantial restrictions on the operations and management of ACAC such that a voluntary or involuntary application with respect thereto for relief under the United States Bankruptcy Code or similar state laws is unlikely. Neither ACAC nor any of its affiliates will insure or guarantee distributions on the Securities of any Series.

                                  THE SERVICER

GENERAL

     ACC will act as servicer (in such capacity, the "Servicer") with respect to the Mortgage Loans included in the Mortgage Pool for any Series of Securities.

MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

     The following table sets forth delinquency and foreclosure experience of home equity loans originated or purchased by the Servicer or Affiliated Originators and included in the servicing portfolio of the Servicer or its affiliates for the periods indicated, except that the information with respect to losses on foreclosed loans does not include any mortgage loans not sold by the Servicer in connection with a securitization even if serviced and foreclosed upon during the indicated period.


                                                               FISCAL YEARS ENDED JUNE 30
                                                              -----------------------------
                                                               1998       1997       1996
                                                              -------    -------    -------
                                                                 (DOLLARS IN THOUSANDS)
Percentage of dollar amount of delinquent loans to loans
  serviced
  (period end)(1)(2)(3)(4)
  One Month.................................................      3.8%       4.3%       4.9%
  Two Months................................................      1.3%       1.9%       1.8%
  Three or More Months:
     Not foreclosed(5)......................................      9.0%       8.1%       8.0%
     Foreclosed(6)..........................................      1.5%       1.0%       1.0%
                                                              -------    -------    -------
     Total..................................................     15.6%      15.3%      15.7%
                                                              =======    =======    =======
Percentage of dollar amount of loans foreclosed during
  period to loans serviced (period end)(2)(4)...............      2.0%       1.5%       1.1%
Number of loans foreclosed(7)...............................    1,125        560        221
Principal amount of foreclosed loans(7).....................  $84,613    $48,029    $14,349
Net losses on liquidations(8)...............................  $26,488    $ 5,470    $   931
One-time charge against loan loss reserves(9)...............    6,000         --         --

Percentage of losses to average servicing
  portfolio(4)(10)..........................................      .72%       .24%       .09%
Liquidation loss reserve(11)................................  $50,262    $43,586    $10,300


---------------

 (1) Delinquent loans are loans for which more than one payment is past due.

 (2) The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans originated or purchased by the Servicer and, in each case, serviced by the Servicer and any subservicers as of the end of the periods indicated. Percentages for fiscal year 1996 have not been restated to include delinquencies of loans originated by One Stop Mortgage, Inc., which was acquired by AFC in August 1996. The Servicer believes any such adjustment would not be material.

 (3) At June 30, 1998, the dollar volume of loans delinquent more than 90 days in ACC's 12 REMIC trusts formed in November 1992, December 1992 and June 1993 and during the period from December 1994 to December 1996 exceeded the permitted limit in the related pooling and servicing agreements. Seven of those trusts plus one additional trust exceeded certain loss limits.

 (4) The servicing portfolio used in percentage calculations includes $82 million of loans subserviced by the Servicer on an interim basis at June 30, 1998.

 (5) Represents loans that are in foreclosure but as to which foreclosure proceedings have not concluded.

 (6) Represents properties acquired following a foreclosure sale and still serviced by the Servicer.

 (7) The increase in the number of loans foreclosed and principal amount of loans foreclosed in 1997 and 1998 relative to 1996 is due to the larger and more seasoned servicing portfolio.

 (8) Represents losses net of gains on foreclosed properties sold during the periods indicated excluding the one-time charge referred to in footnote (9) below.

 (9) Represents a one-time reversal of $6.0 million to the loss reserve recorded in March 1998 resulting from ACC's delay in recording information transferred from a third party servicer regarding loan payoffs. The amount was not sufficiently material to require adjustment of previously reported receivables or the reserve.

(10) Does not include the one-time charge referred to in footnote (9) above.

(11) Represents period end reserves for future liquidation losses.

     The Servicer's servicing portfolio has grown over the periods presented. However, because foreclosures and losses typically occur months or years after a loan is originated, data relating to delinquencies, foreclosures and losses as a percentage of the current portfolio can understate the risk of future delinquencies, losses or foreclosures.

     There is no assurance that the delinquency, foreclosure and loss experience with respect to any of the Mortgage Loans or with respect to any Mortgage Pool will be comparable to the experience reflected above for home equity mortgage loans originated or purchased and serviced by affiliates of the Servicer. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the related Mortgagors, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans, particularly in periods during which the value of the related Mortgaged Properties has declined, could be higher than those historically experienced by the mortgage lending industry in general. To the extent the Aames Guidelines permit higher initial Combined Loan-to-Value Ratios than those that have been required historically, or to the extent Mortgage Pools contain a larger percentage of higher credit grade loans than have historically been the case, losses realized on foreclosures of the related Mortgaged Properties may be higher than the experience reflected above for home equity mortgage loans originated or purchased and serviced by affiliates of the Servicer. In addition, the rate of delinquencies, foreclosures and losses with respect to the Mortgage Loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See "Risk Factors -- Nature of the Security for Mortgage Loans" herein.

                                THE ORIGINATORS

     Each Transferor may acquire Mortgage Loans originated by one or more subsidiaries of AFC ("Affiliated Originators"). In addition, each Transferor may directly, or indirectly through one of the Affiliated Originators, acquire Mortgage Loans originated by entities unaffiliated with AFC ("Unaffiliated Originators") (together with Affiliated Originators, the "Originators").

UNDERWRITING GUIDELINES

     All Mortgage Loans originated by Affiliated Originators will be underwritten in accordance with standard guidelines (the "Aames Guidelines") developed by the Servicer and the related Affiliated Originator for customary application in the Affiliated Originator's loan origination activities, as described below. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans originated by Unaffiliated Originators are reunderwritten in accordance with the applicable Aames Guidelines. In connection with certain purchases of Mortgage Loans from Unaffiliated Originators, ACC may decide, after evaluating a number of factors, including ACC's previous experiences with a particular seller, the size of the loan portfolio and other relevant information to complete such purchase without re-underwriting the entire loan portfolio. In such cases, ACC will re-underwrite a statistically significant sample of the loans in that portfolio to confirm compliance with the Aames Guidelines.

     The Aames Guidelines generally are applied to evaluate the value and adequacy of the Mortgaged Property as collateral and to evaluate the Mortgagor's credit standing and repayment ability. In determining the adequacy of the Mortgaged Property as collateral, the related Originator obtains an appraisal of each property considered for financing. The appraiser is required to inspect the property and verify that it is in acceptable condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and is conducted substantially in accordance with mortgage banking industry appraisal standards. In connection with the related Transferor's reunderwriting of the Mortgage Loans originated by Unaffiliated Originators, such Transferor will have reviewed the appraisal values for all of the Mortgaged Properties securing such Mortgage Loans; however, such Transferor generally will not reappraise any such Mortgage Loans. There can be no assurance that if such Mortgage Loans were reappraised by the

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

related Transferor in accordance with the applicable Aames' Guidelines that the appraised value of such Mortgaged Properties would not be lower than the appraised value determined at origination by or on behalf of the related Unaffiliated Originators.

     In general, a prospective borrower applying for a Mortgage Loan is required to fill out a detailed application designed to provide the Originator pertinent information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history. The Originator obtains credit information from credit reporting agencies. In many cases, the credit information obtained will include major derogatory credit items such as credit write-offs, outstanding judgments and prior bankruptcies. The Originator generally verifies the borrower's employment but in many cases does not verify the borrower's income.

     Once all the signed loan documents, including the promissory note and a security instrument (i.e., mortgage, deed of trust or security deed), and all applicable employment, credit and property information are received, a determination is made as to whether to make the loan. The primary (but not the only) factor considered by the Originator in making this determination is the Combined Loan-to-Value Ratio of the related Mortgaged Property, taking into account any existing Senior Liens and the principal amount of the loan made with respect to the related Mortgaged Property. Generally, a Mortgaged Property with a lower Combined Loan-to-Value Ratio provides greater security than a Mortgaged Property with a higher Combined Loan-to-Value Ratio.

     After expiration of any three business day rescission period that is required by the federal Truth in Lending Act and the security instrument is ready for recordation, the loan is fully funded. Repayment of principal and interest is generally scheduled to begin approximately one month after funding and, in many cases, the Originator, solely at the direction of the related borrower, will withhold out of the related loan proceeds at origination the first monthly payment to become due on such loan. The Aames Guidelines generally require title insurance coverage issued at origination by an approved title insurance company issuing an a standard form title insurance policy. Such title policy is required to be in an amount at least equal to the original principal amount of the related Mortgage Loan.

     Notwithstanding the foregoing, in circumstances deemed appropriate by the Servicer and/or ACC, certain of the Aames Guidelines may be modified or waived with respect to some or all of the Mortgage Loans included in the Mortgage Pool for a Series of Securities.

REPRESENTATIONS BY ORIGINATORS AND THE TRANSFERORS

     Generally, an Unaffiliated Originator will make certain representations and warranties with respect to the Mortgage Loans, as specified below, when the Mortgage Loans are sold by such Unaffiliated Originator to the related Transferor or an affiliate thereof. The related Transferor will make comparable representations and warranties with respect to the Mortgage Loans being transferred pursuant to the related Pooling and Servicing Agreement or Indenture, as applicable.

     Such representations and warranties generally include, among other things, that (A) at the time of the sale by the Originator of each Mortgage Loan and,
(B) at the time of the conveyance by such Transferor of each Mortgage Loan into the related Mortgage Pool: (i) the information with respect to each Mortgage Loan set forth in the Loan Schedule and delivered upon conveyance of the Mortgage Loan is true and correct as of the related Cut-off Date; (ii) the proceeds of each Mortgage Loan have been fully disbursed (subject to any escrow for repairs) and there are no obligations to make further disbursements with respect to any Mortgage Loan; (iii) each Mortgaged Property is improved by a single (one- to four-) family residential dwelling, which may include a condominium, townhouse or manufactured home which is permanently affixed to and treated as real property under local law; (iv) each Mortgage Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy; (v) as of the related Cut-off Date, each Mortgage Loan is secured by a valid and subsisting lien of record on the Mortgaged Property having the priority indicated on the related Loan Schedule and subject in all cases to exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan; (vi) each Originator held good and indefeasible title to, and
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

was the sole owner of, each Mortgage Loan conveyed by such Originator; and (vii) each Mortgage Loan was originated in accordance with law and is the valid, legal and binding obligation of the related Mortgagor, subject to certain limitations.

     Unless otherwise described in the related Prospectus Supplement, all of the representations and warranties of an Unaffiliated Originator in respect of a Mortgage Loan will be made as of the date on which such Unaffiliated Originator sells the Mortgage Loan, and all of the representations and warranties of the related Transferor in respect of a Mortgage Loan will be made as of the date such Transferor conveys such Mortgage Loan into the related Mortgage Pool. The date as of which such representations and warranties are made thus may be a date prior to the date of the issuance of the related Series of the Securities. A substantial period of time may elapse between the date as of which the representations and warranties are made and the date the related Series of Securities is issued. However, the related Transferor will not include any Mortgage Loan in the Mortgage Pool for any Series of Securities if anything has come to such Transferor's attention that would cause it to believe that such representations and warranties will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of initial issuance of the related Series of Securities.

     Upon a breach of a representation and/or warranty with respect to a Mortgage Loan made by the related Transferor under the related Pooling and Servicing Agreement or Indenture, as applicable, which occurs after conveyance of the related Mortgage Loan to a Mortgage Pool, such Transferor may be required to withdraw such Mortgage Loan from such Mortgage Pool or remove such Mortgage Loan from the Mortgage Pool and convey a substantially similar mortgage loan to the Mortgage Pool in substitution therefor.

                         DESCRIPTION OF THE SECURITIES

     Each Series of Certificates will be issued in one or more classes (each, a "Class") pursuant to an agreement (each, a "Pooling and Servicing Agreement") dated as of the related Cut-off Date among the related Transferor, the Servicer and the Trustee for the benefit of the holders of the Certificates ("Certificateholders") of such Series. Each Series of Bonds will be issued in a single class pursuant to an indenture (each, an "Indenture") dated as of the related Cut-off Date between the related Bond Issuer and the Trustee for the benefit of the holders of the Bonds ("Bondholders" and, together with Certificateholders, "Securityholders") of such Series. The provisions of each Pooling and Servicing Agreement or Indenture, as applicable, will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust or Trust Estate, as applicable. A representative form of Pooling and Servicing Agreement and Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe the material provisions relating to the Securities which may appear in any related Pooling and Servicing Agreement or Indenture, as applicable. The Prospectus Supplement for a Series of Securities will describe any material provision of the related Pooling and Servicing Agreement or Indenture, as applicable, relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the definitive Pooling and Servicing Agreement or Indenture, as applicable, for each Series of Securities and the applicable Prospectus Supplement. A copy of the definitive Pooling and Servicing Agreement or Indenture, as applicable (each without exhibits), relating to any Series of Securities will be provided to Securityholders, without charge, upon written request to the related Transferor addressed to it at: 350 South Grand Avenue, Los Angeles, California 90071, Attention: Corporate Secretary.

GENERAL

     The Certificates of a given Series will evidence undivided beneficial interests in the assets of the related Trust specified in the related Prospectus Supplement. The Bonds of a given Series will represent non-recourse obligations of the related Bond Issuer, secured by the assets in the related Trust Estate, and the proceeds of such assets will be the sole source of payments on such Bonds. The Securities of a given Series may be covered by or entitled to the benefits of a Financial Guaranty Insurance Policy, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Bankruptcy Bond or other insurance policies, cash accounts, letters of

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

credit, limited guaranty insurance policies, third party guarantees or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. A Series of Certificates may include one or more Classes of senior certificates that receive certain preferential treatment (collectively, "Senior Certificates") with respect to one or more subordinated Classes (collectively, "Subordinated Classes") of Certificates of such Series. Distributions on one or more Classes of a Series of Certificates may be made:
(a) prior to one or more other Classes, (b) after the occurrence of specified events, (c) in accordance with a schedule or formula, (d) on the basis of collections from designated portions of the Mortgage Loans in the related Trust or (e) on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among such Classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions or payments, as applicable, on Securities will be made only from the assets of the related Trust or Trust Estate, as applicable, and the Securities will not represent interests in or obligations of the related Transferor, the Servicer, the Trustee, any Originator or any other person. The assets of each Trust or Trust Estate, as applicable, will consist of one or more of the following, to the extent set forth in the related Prospectus Supplement:
(a) the Mortgage Loans that from time to time are subject to the related Pooling and Servicing Agreement or Indenture, as applicable; (b) the assets of the Trust or the Trust Estate that from time to time are required by the Pooling and Servicing Agreement or Indenture, as applicable, to be deposited in the Certificate Account or Bond Account, as applicable, the Collection Account and any other accounts (collectively, the "Accounts") established pursuant to the related Pooling and Servicing Agreement or Indenture, as applicable, or to be invested in Permitted Investments; (c) property and any proceeds thereof acquired by foreclosure, deed in lieu of foreclosure or a comparable conversion of the Mortgage Loans in the related Mortgage Pool; (d) any Financial Guaranty Insurance Policy; (e) any Mortgage Pool Insurance Policy; (f) any Special Hazard Insurance Policy; (g) any Bankruptcy Bond; (h) any funds on deposit from time to time in any Reserve Account; and (i) all rights under any other insurance policies, guarantees, surety bonds, letters of credit or other credit enhancement covering any Securities, any Mortgage Loan in the related Mortgage Pool or any related Mortgaged Property required pursuant to the related Pooling and Servicing Agreement or Indenture, as applicable.

FORM OF SECURITIES

     General. Unless otherwise specified in the Prospectus Supplement, the Securities of each Series will be issued as physical certificates ("Definitive Securities") in fully registered form only in the denominations specified in the related Prospectus Supplement. Definitive Securities, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, the office of a registrar for the Securities appointed by the Trustee, in either case as named in the related Prospectus Supplement. No service charge will be incurred for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Pooling and Servicing Agreement or Indenture, as applicable, a certificate administrator may perform certain duties in connection with the administration of the Securities.

     Book-Entry Registration. If so specified in the related Prospectus Supplement, the Securities may initially be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

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

     Under a book-entry format, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions or payments, as applicable, of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments after the related Distribution Date or Payment Date, as applicable, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Securityholders. Under a book-entry format, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the related Pooling and Servicing Agreement or Indenture, as applicable. The beneficial holders of such Securities will only be permitted to exercise the rights of Securityholders under the related Pooling and Servicing Agreement or Indenture, as applicable, indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of such Securityholders. Accordingly, although Securityholders will not possess physical securities, such rules, regulations and procedures provide a mechanism by which Securityholders will receive distributions or payments, as applicable, and will be able to transfer their interests.

     Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC in general advises that it will take any action permitted to be taken by a Securityholder under a Pooling and Servicing Agreement or Indenture, as applicable only at the direction of one or more Participants to whose account the Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

     Any Securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered form as Definitive Securities to Securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement or Indenture, as applicable, as described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement and Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the physical securities representing the Securities and instruction for re-registration, the Trustee will issue the Securities in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders. Thereafter, payments of principal of and interest on the Securities

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

will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the related Pooling and Servicing Agreement or Indenture, as applicable. The final distribution or payment, as applicable, of any Security (whether Definitive Securities or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Distribution Date or Payment Date, as applicable, at such office or agency as is specified in the notice of final payment to Securityholders.

DISTRIBUTIONS AND PAYMENTS ON SECURITIES

     General. Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, if applicable, of principal only or interest only) on the related Certificates, or payments of principal and interest on the related Bonds, as applicable, will be made by the Trustee on each Distribution Date specified in the related Prospectus Supplement (each, a "Distribution Date") or Payment Date specified in the related Prospectus Supplement (each, a "Payment Date"), respectively, in the amounts specified in the related Prospectus Supplement. Distributions or payments, as applicable, will be made to the persons in whose names the Securities are registered at the close of business on the record dates specified in the Prospectus Supplement. Distributions or payments, as applicable, will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for Securityholders (the "Security Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution or payment, as applicable, in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the final distribution notice to Securityholders.

     With respect to a given Series of Certificates, each Class of Certificates within such Series will evidence the interests specified in the related Prospectus Supplement, which may include, among other things, (i) the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) the right to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) interests that are subordinated in their right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or interests that are subordinated with respect to certain losses or delinquencies; (iv) the right to receive distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) as to Certificates entitled to distributions allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; (vii) as to Certificates entitled to distributions allocable to interest, the right to such distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement; and (viii) as to Certificates entitled to distributions allocable to interest only after the occurrence of certain events, the accrual but deferment of payment of interest until such events occur, in each case as specified in such Prospectus Supplement.

     In general, the method of determining the amount of distributions or payments, as applicable, on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement" herein. Set forth below is a general description of certain methods that may be used to determine the amount of distributions or payments, as applicable, on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions or payments, as applicable, on the Securities of such Series.

     Distributions or payments, as applicable, allocable to principal and interest on the Securities of a Series will be made by the Trustee out of, and only to the extent of, funds in a segregated account established and maintained by the Trustee for the deposits of such amounts (the "Certificate Account," with respect to Certificates, and the "Bond Account," with respect to Bonds). The Certificate Account or Bond Account, as applicable, may include funds transferred from any Reserve Account, any Prefunding Account and funds received as a result of any other form of credit enhancement. As between Certificates of different Classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as
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

specified in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement relating to a given Series of Certificates, distributions or payments, as applicable, on the Certificates of any Class of a Series will be made pro rata to all related Certificateholders of that Class.

     Available Funds. All distributions or payments, as applicable, on the Securities of each Series on any Distribution Date or Payment Date, as applicable, will be made from the funds available for distribution or payment, as applicable, on such Distribution Date or Payment Date, as applicable, as described below ("Available Funds"), in accordance with the terms described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Available Funds for each Distribution Date or Payment Date, as applicable, will equal the sum of the following amounts:

          (i) the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Mortgage Pool, received by the Servicer during the related collection period (the "Collection Period") except:

             (a) all payments which were due before the Cut-off Date;

             (b) amounts received on particular Mortgage Loans as late payments of principal or interest and, unless otherwise specified in the related Prospectus Supplement, other amounts required to be paid by the Mortgagors which are to be retained by the Servicer (including any Sub-Servicer) as additional compensation;

             (c) amounts representing reimbursement, to the extent permitted as described under "The Pooling and Servicing Agreement -- Monthly Advances and Compensating Interest" and "-- Servicing and Other Compensation and Payment of Expenses," for advances made by the Servicer or any Sub-Servicers that were deposited into the Certificate Account or Bond Account, as applicable, and amounts representing reimbursement for certain other losses and expenses incurred by the Servicer or any Sub-Servicer as permitted under the related Pooling and Servicing Agreement or Servicing Agreement, as applicable;

             (d) that portion of each collection of interest on a particular Mortgage Loan in such Mortgage Pool representing servicing compensation payable to the Servicer that is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans withdrawn from the Mortgage Pool pursuant to the related Pooling and Servicing Agreement or Servicing Agreement, as applicable; and

             (e) Trustee fees and other expenses or fees payable out of the related Trust or Trust Estate, as applicable, as specified in the related Prospectus Supplement;

          (ii) all amounts received and retained, if any, in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds"), net of unreimbursed liquidation expenses and insured expenses incurred and unreimbursed advances made by the Servicer or any Sub-Servicer ("Net Liquidation Proceeds"), including all proceeds (net of unreimbursed Servicing Advances) of title insurance, hazard insurance and primary mortgage insurance, if any ("Insurance Proceeds"), all Principal Prepayments, all proceeds received in connection with the condemnation of a Mortgaged Property or the release of part of a Mortgaged Property and all proceeds of any Mortgage Loan acquired by the related Transferor or any other entity pursuant to the Pooling and Servicing Agreement, the Indenture or the Servicing Agreement;

          (iii) the amount of any Monthly Advance or Compensating Interest Payment made by the Servicer or any Sub-Servicer, as deposited by such in the Certificate Account or Bond Account, as applicable; and

          (iv) if applicable, amounts withdrawn from a Reserve Account or a Prefunding Account or received in connection with other credit enhancement.

     Distributions and Payments of Interest. Unless otherwise specified in the Prospectus Supplement relating to a given Series of Certificates, each Class of Certificates may bear interest at a different rate, which

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

may be fixed or adjustable (the "Certificate Rate"). All of the Bonds of a given Series will bear interest at the same rate, which may be fixed or adjustable (the "Bond Rate"). Interest will accrue on the Security Principal Balance (or, in the case of a Class of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of Securities entitled to interest, at the Certificate Rate or Bond Rate, as applicable, and for the periods specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on Securities entitled to interest (other than a Class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable or payable on the Distribution Dates or Payment Dates, as applicable, specified in the Prospectus Supplement until the aggregate Security Principal Balance of the related Securities has been distributed or paid in full or, in the case of a Class of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement relating to a given Series of Certificates, distributions allocable to interest on each Certificate of such Series that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any Class of Accrual Certificates, if specified in the Prospectus Supplement relating to a given Series of Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such Class of Certificates on that Distribution Date. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial interest of such Class of Accrual Certificates in the Trust, as reflected in the aggregate Security Principal Balance of such Class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such Class during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Accrual Certificates will thereafter accrue interest on its outstanding Security Principal Balance as so adjusted.

     Distributions and Payments of Principal. Unless otherwise specified in the Prospectus Supplement relating to a given Series of Certificates, the aggregate principal balance amount of any Class of Certificates entitled to distributions of principal will be the aggregate original Security Principal Balance of such Class of Certificates specified in the related Prospectus Supplement, less all amounts previously distributed to such Certificates as allocable to principal. The aggregate principal balance amount of the Bonds of any Series will be the aggregate original Security Principal Balance of such Bonds specified in the related Prospectus Supplement, less all amounts previously paid on such Bonds as allocable to principal. In the case of Accrual Certificates, unless otherwise specified in the Prospectus Supplement relating to a given Series of Certificates, the original Security Principal Balance will be increased by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement relating to a given Series of Certificates will specify the method by which the amount of principal payments on the Certificates will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal. As used herein, the term "Security Principal Balance" at any time means the principal balance of the related Securities determined as described above.

     The Prospectus Supplement relating to a given Series of Certificates may provide that one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of any principal payments made by a Mortgagor which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such Class or Classes of Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by Subordinated Certificates in the Trust. Increasing the interests of Subordinated Certificates relative to that
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

of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit Enhancement -- Subordination" herein. The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Distribution Date may vary among Classes over time, or otherwise, as specified in the Prospectus Supplement.

REVOLVING PERIOD AND AMORTIZATION PERIOD; TRANSFEROR INTEREST

     If the Prospectus Supplement relating to a given Series of Certificates so provides, there may be a period commencing on the date of issuance of a Class or Classes of Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (the "Revolving Period") during which no principal payments will be made to one or more Classes of Certificates of the related Series as are identified in such Prospectus Supplement. All collections of principal otherwise allocated to such Class or Classes of Certificates may be
(i) utilized by the Trust during such period to acquire additional Mortgage Loans that satisfy the criteria described in the related Prospectus Supplement,
(ii) held in an account and invested in Eligible Investments for later distribution to Certificateholders, (iii) applied to those Class or Classes of Certificates, if any, of the same Series as specified in the related Prospectus Supplement as then are in amortization or (iv) otherwise applied as specified in the related Prospectus Supplement.

     An "Amortization Period" is the period, if any, specified as such in the related Prospectus Supplement during which an amount of principal is payable to holders of one or more Classes of a Series of Certificates. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Mortgage Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Class or Classes of Certificates of the same or different Series as specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Certificates may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Certificates. The related Prospectus Supplement will set forth the circumstances that will result in the commencement of an Amortization Period.

     Each Trust that has a Revolving Period may also issue to the related Transferor a certificate evidencing a Transferor Interest in the Trust not represented by the other Certificates issued by such Trust. As further described in the related Prospectus Supplement, the value of such Transferor Interest will fluctuate as the amount of the assets of the Trust fluctuates and the outstanding amount of the Certificates of the related Series of Certificates is reduced.

REPORTS TO SECURITYHOLDERS

     Except as otherwise set forth in the related Prospectus Supplement, on or before each Distribution Date or Payment Date, as applicable, each Securityholder of record of the related Series of Securities will be entitled to receive a statement setting forth, to the extent applicable to such Series, the following information with respect to the distribution for such Distribution Date or Payment Date, as applicable.

          (i) the amount of such distribution or payment, as applicable, allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Prospectus Supplement, any prepayment penalties included therein;

          (ii) the amount of such distribution or payment, as applicable, allocable to interest;

          (iii) the amounts of (a) any overdue accrued interest included in such distribution or payment, as applicable, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed or paid, as applicable, as accrued interest to holders of such Securities;

          (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Mortgage Loans or (d) any realized losses or
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     Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) if applicable with respect to a given Series of Certificates, the aggregate amount (a) otherwise allocable to the Subordinated
     Certificateholders on such Distribution Date and (b) withdrawn from a Reserve Account, if any, that is included in the amounts distributed with respect to Senior Certificates;

          (vi) the total amount of the Insured Amount included in the amount distributed on such Distribution Date or Payment Date, as applicable;

          (vii) the Pool Balance and the Pool Factor of the Mortgage Loans after giving effect to the distribution or payment, as applicable, on the Distribution Date or Payment Date, as applicable;

          (viii) if applicable with respect to a given Series of Certificates, the percentage of principal payments on the Mortgage Loans, if any, which each Class will be entitled to receive on the following Distribution Date;

          (ix) unless the Certificate Rate or Bond Rate, as applicable, is a fixed rate, the related Certificate Rate or Bond Rate applicable to the distribution on the Distribution Date or Payment Date, as applicable;

          (x) the number and aggregate principal balance of Mortgage Loans in the related Mortgage Pool contractually delinquent (a) one month, (b) two months and (c) three or more months as of the end of the related Collection Period;

          (xi) the number and aggregate principal balance of all Mortgage Loans in foreclosure or other similar proceedings, and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xii) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution or payment, as applicable, on the Distribution Date or Payment Date, as applicable;

          (xiii) if applicable, during the Funding Period, the remaining Prefunding Amount and the portion of the Prefunding Amount used to acquire additional Mortgage Loans since the preceding Distribution Date or Payment Date as applicable;

          (xiv) if applicable, during the Funding Period, the amount remaining in the Capitalized Interest Account; and

          (xv) the amount of Monthly Advances, Servicing Advances and/or Compensating Interest Payments, if any, made since the preceding Distribution Date or Payment Date, as applicable.

     Where applicable, any amount set forth above may be expressed as a dollar amount of the related Securities having the denomination or interest specified either in the related Prospectus Supplement or in the report to Securityholders. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     The "Pool Balance" means the aggregate outstanding principal balance of the Mortgage Loans as of the related Distribution Date or Payment Date, as applicable, and the "Pool Factor" is the percentage obtained by dividing the Pool Balance as of such Distribution Date or Payment Date, as applicable, by the Cut-off Date Pool Balance.

     In addition, within a reasonable period of time after the end of each calendar year, the Servicer or the Trustee will mail to each person who was a Securityholder of record at any time during such calendar year (a) a report as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

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

                               CREDIT ENHANCEMENT

     Credit enhancement may be provided with respect to a Series of Securities or with respect to the Mortgage Loans included in the related Trust or Trust Estate, as applicable. Credit enhancement may be in the form of (i) in the case of a given Series of Certificates, the subordination of one or more Classes of the Certificates of such Series, (ii) the use of a Financial Guaranty Insurance Policy, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, a Reserve Account or other insurance policies, cash accounts, letters of credit, limited guaranty insurance policies, third party guarantees or other forms of credit enhancement described in the related Prospectus Supplement, or in the case of a given Series of Certificates, the use of a cross-support feature, or (iii) any combination of the foregoing. The protection against losses afforded by any credit enhancement will be limited and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur that exceed the maximum amount covered by the credit enhancement or that are not covered by the credit enhancement, Securityholders will bear their allocable share of such deficiency. If a form of credit enhancement applies to several Classes of Certificates of a given Series, and if principal payments of certain Classes will be distributed prior to such distributions to other Classes, the Classes which receive distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement.

     Unless otherwise specified in the Prospectus Supplement, coverage under any credit enhancement may be canceled or reduced by the related Transferor without the consent of Securityholders, if such cancellation or reduction would not adversely affect the rating or ratings of the related Securities.

SUBORDINATION

     If so specified in a Prospectus Supplement relating to a given Series of Certificates, scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been distributable to one or more Classes of Subordinated Certificates of such Series will instead be distributed to holders of one or more Classes of Senior Certificates, under the circumstances and to the extent specified in such Prospectus Supplement. If specified in the related Prospectus Supplement, the holders of Senior Certificates will receive the amounts of principal and interest due to them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account prior to any such distribution being made to holders of the related Subordinated Certificates, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The protection afforded to the holders of Senior Certificates through subordination also may be accomplished by first allocating certain types of losses or delinquencies to the related Subordinated Certificates, to the extent described in the related Prospectus Supplement. If aggregate losses and delinquencies in respect of such Mortgage Loans were to exceed the total amounts otherwise available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates would experience losses on such Certificates.

     If so specified in the Prospectus Supplement relating to a given Series of Certificates, the same Class of Certificates may be Senior Certificates with respect to the right to receive certain types of payments or with respect to the allocation of certain types of losses or delinquencies and Subordinated Certificates with respect to the right to receive other types of payments or with respect to the allocation of certain types of losses or delinquencies. If specified in the Prospectus Supplement, various Classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise. As between Classes of Senior Certificates and as between Classes of Subordinated Certificates, distributions may be allocated among such Classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of certain events or (iv) otherwise, in each case as specified in the related Prospectus Supplement.

     The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of

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

funding any Reserve Account and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Certificateholders or released to Subordinated Certificateholders from the related Trust.

OVERCOLLATERALIZATION FEATURE

     If so specified in the related Prospectus Supplement, credit enchancement may include overcollateralization resulting from (i) the application of excess cash on specified Distribution Dates to the reduction of the principal balances of the Certificates and/or Bonds, as applicable, so that over time the outstanding principal balance of the related Mortgage Loans will exceed the aggregate of the principal balances of the Certificates and/or Bonds, as applicable, or (ii) collateral securing the Mortgage Loans having a value at the Closing Date in excess of the aggregate of the principal balances of the Certificates and/or Bonds, as applicable (any such feature, an "Overcollateralization Feature"). Any Overcollateralization Feature will be described more fully in the related Prospectus Supplement.

RESERVE ACCOUNTS

     If so specified in the related Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement may be deposited by the related Transferor, the Servicer or the Originators, as applicable, on the date specified in the related Prospectus Supplement in one or more reserve accounts (each, a "Reserve Account") established as part of the related Trust or Trust Estate, as applicable. In addition to or in lieu of the foregoing, if so specified in a Prospectus Supplement relating to a given Series of Certificates, all or any portion of amounts otherwise distributable on any Distribution Date to holders of Subordinated Certificates may instead be deposited into a Reserve Account. Such deposits may be made on the date specified in the related Prospectus Supplement, which may include each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount. See " -- Subordination" above.

     The cash and other assets in a Reserve Account will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the related Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust or Trust Estate, as applicable, to pay the expenses of the Trust or Trust Estate, as applicable, or for such other purposes specified in such Prospectus Supplement. Any cash in a Reserve Account and the proceeds upon maturity or liquidation of any other asset or instrument therein will be invested, to the extent acceptable to the applicable Rating Agency, in Permitted Investments, including obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, any asset or instrument deposited in any Reserve Account will name the Trustee, in its capacity as trustee for the Securityholders, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency.

     Any amounts on deposit in a Reserve Account will be available for withdrawal from such Reserve Account for distribution or payment, as applicable, to holders of Securities or release to holders of Securities, the related Transferor, the Servicer, the Originators or another entity for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

FINANCIAL GUARANTY INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or policies (each, a "Financial Guaranty Insurance Policy") may be obtained and maintained for the Securities of a given Series. The provider of any Financial Guaranty Insurance Policy (a "Securities Insurer") will be described in the related Prospectus Supplement. A copy of any such Financial Guaranty Insurance Policy will be attached as an exhibit to the related Pooling and Servicing Agreement or Indenture, as applicable.

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

     Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that a certain amount will be available for distribution or payment, as applicable, to Securityholders on a related Distribution Date or Payment Date, as applicable (the "Insured Amount"). The Insured Amount will equal the full amount of principal and interest distributable as of any Distribution Date or due and payable as of any Payment Date, as applicable, to Securityholders under the related Pooling and Servicing Agreement or Indenture, as applicable, plus any other amounts specified therein or in the related Prospectus Supplement.

     The specific terms of any Financial Guaranty Insurance Policy will be described in the related Prospectus Supplement.

     Subject to the terms of the related Pooling and Servicing Agreement or Indenture, as applicable, a Securities Insurer may be subrogated to the rights of Securityholders to receive payments under the Securities to the extent of any payments by such Securities Insurer under the related Financial Guaranty Insurance Policy that were not previously reimbursed. However, any such subrogation rights of a Securities Insurer may not result in a reduction of the amount otherwise distributable on any Distribution Date or due and payable on any Payment Date, as applicable, to holders of the Securities covered by such Financial Guaranty Insurance Policy.

MORTGAGE POOL INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, a mortgage pool insurance policy or policies (each, a "Mortgage Pool Insurance Policy") issued by the insurer (the "Mortgage Pool Insurer") named in such Prospectus Supplement will be obtained and maintained for all or certain of the Mortgage Loans. A Mortgage Pool Insurance Policy will, subject to the limitations described below, cover losses on the related Mortgage Loans up to a maximum amount specified in the related Prospectus Supplement. A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, as claims thereunder may be made only respecting losses on certain Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in a related Prospectus Supplement, a Mortgage Pool Insurance Policy will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

     A Mortgage Pool Insurance Policy generally will not insure (and many primary mortgage insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Originator or persons involved in the origination thereof, or
(ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to a Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the related Transferor's representations and, in such event, might give rise to an obligation on the part of the related Transferor to withdraw the defaulted Mortgage Loan from the Mortgage Pool if the breach cannot be cured by the such Transferor. No Mortgage Pool Insurance Policy will cover losses in respect of a defaulted Mortgage Loan occurring when the Servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable Mortgage Pool Insurer.

     The original amount of coverage under a Mortgage Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid by the Servicer less the aggregate of the net amounts realized by the Mortgage Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Servicer, as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Mortgage Pool Insurance Policy reach the maximum amount, coverage under the Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.

     The terms of any Mortgage Pool Insurance Policy will be described in the related Prospectus Supplement.

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

SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the related Prospectus Supplement, a special hazard insurance policy or policies (each, a "Special Hazard Insurance Policy") will be obtained for the related Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy, subject to limitations described below, will protect the related Securityholders from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is not located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in a hazard insurance policy. See "The Pooling and Servicing
Agreement -- Maintenance of Hazard Insurance" herein. A Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the related Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

     The terms of any Special Hazard Insurance Policy will be described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, because each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Pooling and Servicing Agreement and Servicing Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

BANKRUPTCY BONDS

     If so specified in the related Prospectus Supplement, a bankruptcy bond or bonds (each, a "Bankruptcy Bond") for proceedings under the United States Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. A Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The level of coverage and other terms of a Bankruptcy Bond will be set forth in the related Prospectus Supplement.

CROSS SUPPORT

     If so specified in a Prospectus Supplement relating to a given Series of Certificates, the beneficial interests of separate Trusts or separate groups of assets in a single Trust may be evidenced by separate Classes of the Certificates of such Series. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial interest in other asset groups within the same Trust. The Prospectus Supplement for a Series of Certificates which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     If so specified in a Prospectus Supplement relating to a given Series of Certificates, the coverage provided by one or more other forms of credit enhancement, such as Financial Guaranty Insurance Policies or Reserve Accounts, may apply concurrently to two or more separate Trusts, without priority among such Trusts, until the credit support is exhausted. If applicable, the Prospectus Supplement will identify the Trusts to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and the application of such coverage to the identified Trusts or asset groups.
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

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If so specified in the related Prospectus Supplement, a Trust or Trust Estate, as applicable, may include, in addition to or in lieu of some or all of the foregoing, letters of credit, third party guarantees and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust or Trust Estate, as applicable, paying administrative expenses or accomplishing such other purpose. The related Prospectus Supplement will describe any such arrangements, including information as to the extent of coverage and any conditions or limitations thereto. The related Trust or Trust Estate, as applicable, may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. Any such arrangement must be acceptable to each Rating Agency named in the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

     To the extent that the related Prospectus Supplement expressly provides for credit enhancement and maintenance arrangements, the following paragraphs shall apply.

     If a form of credit enhancement has been obtained for a Series of Securities, the related Transferor or the Servicer will be obligated to exercise its reasonable efforts to keep or cause to be kept such form of credit support in full force and effect throughout the term of the related Pooling and Servicing Agreement, Indenture or Servicing Agreement, as applicable, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below.

     In lieu of the obligation to maintain a particular form of credit enhancement, the related Transferor or the Servicer may obtain a substitute or alternate form of credit enhancement. If the related Transferor obtains such a substitute form of credit enhancement, such form of credit enhancement will be maintained and kept in full force and effect as provided herein. Prior to its obtaining any substitute or alternate form of credit enhancement, the related Transferor or the Servicer will obtain written confirmation from each applicable Rating Agency that the substitution or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then current ratings assigned to such Securities by each applicable Rating Agency.

     The Servicer will provide the Trustee information required for the Trustee to draw under a Financial Guaranty Insurance Policy or any letter of credit, will present claims to any Mortgage Pool Insurer, any Special Hazard Insurer and to any provider of a Bankruptcy Bond, and will take such reasonable steps as are necessary to permit recovery under such Financial Guaranty Insurance Policy, letter of credit, Bankruptcy Bond, Special Hazard Insurance Policy, Mortgage Pool Insurance Policy or other applicable forms of credit enhancement. Additionally, the Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by another party of its obligations to withdraw Mortgage Loans from the related Mortgage Pool pursuant to the terms of the related Agreement or Indenture, as applicable. All collections by the Servicer under any Mortgage Pool Insurance Policy or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited initially in the Collection Account and ultimately in the Certificate Account or Bond Account, as applicable, subject to withdrawal. Unless otherwise specified in the related Prospectus Supplement, all draws under any Financial Guaranty Insurance Policy or letter of credit will be deposited directly in the Certificate Account or Bond Account, as applicable.

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable form of credit enhancement, the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement to the Servicer for its expenses and (ii) that such expenses will be recoverable out of related Liquidation Proceeds or Insurance Proceeds. If recovery under any applicable form of credit enhancement is not available because the Servicer has been unable to make the above determinations or has made such determinations incorrectly or recovery is not available for any other reason, the Servicer is
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

nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     The yields to maturity of the Securities will be affected by the amount and timing of principal payments on or in respect of the Mortgage Loans included in the related Mortgage Pools, the allocation of available funds to the Securities, the Certificate Rate for various Classes of a Series of Certificates or the Bond Rate for various Series of Bonds, as applicable, and the purchase price paid for the Securities.

     The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans may be prepaid without penalty in full or in part at any time, although a prepayment fee or penalty may be imposed in connection therewith.

     The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall appreciably below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

     Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayments on Mortgage Loans may be affected by changes in a Mortgagor's housing needs, job transfers, unemployment, Mortgagor's net equity in the related Mortgaged Property, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans.

     Generally, mortgage loans secured by junior liens have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, such mortgage loans may experience a higher rate of prepayment than mortgage loans which represent first liens. In addition, any future limitations on the right of borrowers to deduct interest payments on second mortgage loans for federal income tax purposes may result in a higher rate of prepayment of such mortgage loans. The obligation of the Servicer to enforce due-on-sale provisions of the mortgage loans may also increase prepayments. The prepayment experience of the Mortgage Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates, the availability of alternative financing and homeowner mobility.

     Unless otherwise provided in the related Prospectus Supplement, all of the Mortgage Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Servicer will not take any enforcement action that would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. See "The Pooling and Servicing Agreement -- Enforcement of Due-on-Sale Clauses" herein.

     The weighted average lives of Securities will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the liquidations of defaulted Mortgage Loans. Delinquencies and
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defaults will generally slow the rate of payment of principal to the
Securityholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Mortgage Loans and foreclosed Mortgaged Properties result in principal payments on the Mortgage Loans that are faster than otherwise scheduled.

     When a full prepayment occurs on a Mortgage Loan, the Mortgagor will be charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Interest shortfalls also could result from the application of the Relief Act, as described under "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Soldiers' and Sailors' Civil Relief Act" herein. Unless otherwise specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on a Mortgage Loan during a Collection Period, the Servicer or any Sub-Servicer, if applicable, will be obligated to make a Compensating Interest Payment with respect thereto, but only to the extent of the aggregate Servicing Fee for the related Distribution Date or Payment Date, as applicable. To the extent such shortfalls exceed the amount of the Compensating Interest Payment that the Servicer or any Sub-Servicer is obligated to pay, the yield on the Securities could be adversely affected. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month.


     Under certain circumstances, the related Transferor, the Servicer or certain other entities specified in the Prospectus Supplement relating to a Series of Certificates may have the option to acquire the Mortgage Loans and other assets of a Trust, thereby effecting early retirement of the related Series of Certificates, subject to the principal balance of the related Mortgage Loans being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans at the Cut-off Date for the related Series. Typically, the related Transferor, the Servicer or such other entity will cause the retirement of a Series of Certificates at the point at which servicing of the remaining relatively small pool of Mortgage Loans becomes inefficient. See "The Pooling and Servicing Agreement -- Termination; Optional Termination" herein. Under certain circumstances, a Series of Bonds may be (i) redeemed at the option of the related Bond Issuer or another party specified in the Prospectus Supplement relating to such Series of Bonds; or (ii) subject to special redemption under certain circumstances. The circumstances and terms under which the Bonds of a Series may be redeemed will be described in the related Prospectus Supplement. See "The Indenture -- Redemption of Bonds" herein.


     Unless otherwise specified in the related Prospectus Supplement, the effective yield to Securityholders will be slightly lower than the yield otherwise produced by the applicable Certificate Rate or Bond Rate and purchase price, because while interest generally will accrue on the Securities from the first day of each month, the distribution or payment, as applicable, of such interest will not be made earlier than a specified date in the month following the month of accrual.

     With respect to Mortgage Loans that provide for Negative Amortization, the related mortgagor has the option to defer payments of interest for periods specified in such Mortgage Loan. In the aggregate, deferral of interest may result in reduced collections during one or more Collection Periods, although collections in future Collection Periods may be relatively greater because (i) interest not paid during such period will be added to the principal balance of the related Mortgage Loan to be repaid over time and (ii) such Deferred Interest will bear interest at the interest rate specified in the Mortgage Loan each month until paid, increasing the aggregate amount of interest to be paid by the related mortgagor over time. In the aggregate, Negative Amortization of Mortgage Loans may have the effect of reducing the overall payment and repayment rate experience of a Mortgage Pool.

     The timing of payments on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate faster (or slower) than the rate anticipated by the investor during the period immediately following the issuance of the Securities will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

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

     The Prospectus Supplement relating to a Series of Securities may discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Securities, including the effect of prepayments and allocation of realized losses on the Mortgage Loans as they relate to specific Classes of Certificates. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative combination of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans at any time or over the lives of the Securities.

                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of the material provisions of each Pooling and Servicing Agreement that are not described elsewhere in this Prospectus. The summary does not purport to describe all provisions of each Pooling and Servicing Agreement, and is subject to, and qualified in its entirety by reference to, the provisions of each Pooling and Servicing Agreement. Where provisions or terms used in a particular Pooling and Servicing Agreement are different than as described herein, a description of such provisions or terms will be included in the related Prospectus Supplement.

     The Mortgage Loans to be included in a Mortgage Pool for a Series of Bonds will be assigned to the Trustee pursuant to provisions included in the related Indenture that are substantially the same as, and the obligations of ACAC, as Transferor (or the related Bond Issuer, if a different entity, to the extent described in the related Prospectus Supplement), and the Trustee with respect to the Mortgage Loans so conveyed will be substantially similar to, those described under "-- Assignment of Mortgage Loans" below. In addition, the Mortgage Loans included in a Mortgage Pool for a Series of Bonds will be serviced pursuant to the terms of a Servicing Agreement and any such Servicing Agreement will contain provisions governing the servicing of such Mortgage Loans that are substantially similar to the provisions included in each Pooling and Servicing Agreement relating to servicing and collection procedures with respect to the related Mortgage Loans as described below. See "The Indenture -- General" herein.

ASSIGNMENT OF MORTGAGE LOANS

     Assignment of the Mortgage Loans. At the Closing Date for a Series of Certificates, the related Transferor will cause the Mortgage Loans that will comprise the related Trust to be assigned to the Trustee, without recourse, together with all principal and interest received by or on behalf of the related Transferor on or with respect to such Mortgage Loans on or after the Cut-off Date, other than principal and interest due before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the related Transferor in exchange for the Mortgage Loans.

     Each Mortgage Loan assigned to the Trustee will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement (a "Loan Schedule"). The Loan Schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the maturity date of the Mortgage Loan, the Combined Loan-to-Value Ratio at origination and certain other information.

     In connection with the assignment, the related Transferor will be required to deliver or cause to be delivered to the Trustee certain specified items (collectively, with respect to each Mortgage Loan, the "Mortgage File"). Unless otherwise specified in the related Prospectus Supplement each Mortgage File will be required to include:

          (a) the original Mortgage Note, with all intervening endorsements sufficient to show a complete chain of endorsement to the related Transferor, endorsed by the related Transferor, without recourse, to the order of the Trustee;

          (b) the original Mortgage with evidence of recording indicated thereon;

          (c) the original executed assignment of the Mortgage in recordable form;

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

          (d) originals of all assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed;

          (e) originals of all intervening mortgage assignments with evidence of recording indicated thereon sufficient to show a complete chain of assignment from the originator of the Mortgage Loan to the related Transferor; and

          (f) the original lender's title insurance policy issued on the date of the origination of such Mortgage Loan.

     Unless otherwise specified in the related Prospectus Supplement, the related Transferor will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the related Transferor or the Originator of such Mortgage Loans.

     If the related Transferor cannot deliver the original Mortgage or mortgage assignment with evidence of recording thereon on the Closing Date solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, such Transferor shall deliver to the Trustee an Officer's Certificate, with a photocopy of such Mortgage attached thereto, stating that such original Mortgage or mortgage assignment has been delivered to the appropriate public recording official for recordation. The related Transferor shall promptly deliver to the Trustee such original Mortgage or mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official. If the related Transferor within six months from the Closing Date shall not have received such original Mortgage or mortgage assignment from the public recording official, it shall obtain, and deliver to the Trustee within eight months from the Closing Date, a copy of such original Mortgage or mortgage assignment certified by such public recording official to be a true and complete copy of such original Mortgage or mortgage assignment as recorded by such public recording office.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Review of the Mortgage File. The Trustee will agree, for the benefit of the Certificateholders, to review each Mortgage File and the specified items delivered by or on behalf of the related Transferor within 45 days after the Closing Date, to determine if the documents described in clauses (a) through (f) above have been executed and received, and that such documents relate to the Mortgage Loans in the Loan Schedule. The Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor is the Trustee under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

     If within such 45-day period the Trustee finds that any document constituting a part of a Mortgage File is not properly executed, has not been received or is unrelated to the Mortgage Loans identified in the related Loan Schedule, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the related Loan Schedule, the Trustee will be required to promptly notify the related Transferor of any defect. Such Transferor will use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File within 60 days after the Trustee's notice. Thereafter, the Trustee shall also certify that it has received all of the documents referred to in clauses (a) through (f) and that all corrections or curative actions required to be taken by the related Transferor within the 60-day period have been completed or effected, or that the related Mortgage Loans will be withdrawn or substituted, as specified below.

     Withdrawal or Substitution of Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, if, within 60 days after the Trustee's notice of defect, the related Transferor has not remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related
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

Mortgage Loan, such Transferor will be required to, prior to the next Distribution Date, at its option, (i) substitute in lieu of such Mortgage Loan another Mortgage Loan of like kind (a "Qualified Replacement Mortgage Loan") or
(ii) withdraw such Mortgage Loan from the related Mortgage Property by paying an amount equal to its Principal Balance together with one month's interest at the Mortgage Rate, less any payments received during the related Collection Period ("Loan Withdrawal Amount").

     If as provided above, the related Transferor, rather than withdrawing the Mortgage Loan, removes a Mortgage Loan (a "Deleted Mortgage Loan") from the related Trust and substitutes in its place a Qualified Replacement Mortgage Loan, such substitution must be effected within 90 days of the date of the initial issuance of the Certificates of a Series with respect to which no REMIC election is made. With respect to a Trust for which a REMIC election is to be made, except as otherwise provided in the related Prospectus Supplement, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the Certificates, and may not be made if such substitution would cause the Trust to not qualify as a REMIC or result in a prohibited transaction tax under the Code. Except as otherwise provided in the related Prospectus Supplement, any Qualified Replacement Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of and not substantially less than the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be paid by or at the direction of the related Transferor to the related Trust in the month of substitution for distribution to the Certificateholders as a reduction of principal), (ii) have a Mortgage Rate neither one percentage point or more less than nor one percentage point or more greater than the Mortgage Rate of the Deleted Mortgage Loan as of the date of substitution, (iii) have a remaining term to maturity neither one year or more earlier than nor one year or more later than that of the Deleted Mortgage Loan and (iv) comply with all of the representations and warranties set forth in the related Pooling and Servicing Agreement as of the date of substitution. The related Pooling and Servicing Agreement may include additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

     Additionally, unless otherwise specified in the related Prospectus Supplement, the related Transferor will have made representations and warranties in respect of the Mortgage Loans assigned by such Transferor and evidenced by a Series of Certificates. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) was in effect on the Closing Date; (ii) that such Transferor had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first or junior lien on the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Pooling and Servicing Agreement) and that the Mortgaged Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a Mortgage Loan was more than thirty days delinquent as of the related Cut-off Date; and (vi) that each Mortgage Loan was made in compliance with, and, subject to certain limitations, is enforceable under, all applicable state and federal laws and regulations in all material respects. Upon the discovery by the related Transferor or the Trustee that the representations in the applicable Pooling and Servicing Agreement are untrue in any material respect as of the dates specified therein, with the result that the interests of the Certificateholders in the related Mortgage Loan are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Upon the earliest to occur of the related Transferor's discovery, its receipt of notice of breach from any of the other parties or such time as a situation resulting from a representation which is untrue and materially and adversely affects the interests of the Certificateholders, such Transferor is required promptly to cure such breach in all material respects or such Transferor will (or will cause the applicable Originator to) on the Distribution Date next succeeding such discovery, receipt of notice or such other time, withdraw, or provide a Qualified Replacement Mortgage Loan, as set forth above. The obligation of the related Transferor so to cure, substitute or withdraw any Mortgage Loan as to which breach has not been remedied constitutes the sole remedy available to the Certificateholders or the Trustee respecting such breach.

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

     Any agreements pursuant to which the related Transferor acquires certain Mortgage Loans to be deposited in a Trust will contain representations and obligations of the related Originators that are similar to those described in the preceding paragraph. The related Transferor may enforce any obligations of the related Originators in connection with its efforts to cure any breach of a representation pursuant to the related Pooling and Servicing Agreement. See "The Originators -- Representations by Originators and the Transferors" herein.

PAYMENTS ON THE MORTGAGE LOANS

     Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will require the Servicer to establish and maintain one or more accounts (each, a "Collection Account") at one or more institutions meeting the requirements set forth in the related Pooling and Servicing Agreement. Pursuant to the related Pooling and Servicing Agreement, the Servicer will be required to deposit all collections (other than amounts escrowed for taxes and insurance) related to the Mortgage Loans into the Collection Account no later than the second business day after receipt. All funds in the Collection Accounts will be required to be invested in instruments designated as Permitted Investments. Any investment earnings on funds held in the Collection Accounts are for the benefit of the Servicer.

     The Servicer may make withdrawals from the Collection Account only for the following purposes: (a) to make deposits into the Certificate Account as set forth below; (b) to pay itself any monthly Servicing Fees; (c) to make any Servicing Advance or to reimburse itself for any Servicing Advance or Monthly Advance previously made; (d) to withdraw amounts that have been deposited to the Collection Account in error; and (e) to clear and terminate the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, not later than the third day prior to any Distribution Date (the "Deposit Date"), the Servicer will be required to wire transfer to the Trustee for deposit in the Certificate Account the sum (without duplication) of all amounts on deposit in the Collection Account that constitute any portion of Available Funds for the related Distribution Date. See "Description of Securities -- Distributions and Payments on Securities -- Available Funds" herein.

INVESTMENT OF ACCOUNTS

     Unless otherwise specified in the related Prospectus Supplement, all or a portion of any Account, including the Collection Account, may be invested and reinvested in one or more Permitted Investments bearing interest or sold at a discount. The Trustee or any affiliate thereof may be the obligor on any investment in any Account which otherwise qualifies as a Permitted Investment. No investment in the Collection Account may mature later than the Deposit Date next succeeding the date of investment.

     The Trustee will not in any way be held liable by reason of any insufficiency in any Account resulting from any loss on any Permitted Investment included therein.

     Unless otherwise specified in the related Prospectus Supplement, all income or other gain from investments in any Account will be held in such Account for the benefit of the Servicer and will be subject to withdrawal from time to time as permitted by the related Pooling and Servicing Agreement. Any loss resulting from such investments will be for the account of the Servicer. The Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss is not offset by other income or gain from investments in such Account and then available for such application.

PERMITTED INVESTMENTS

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will define "Permitted Investments" generally as follows:

          (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

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

          (b) Federal Housing Administration debentures, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (c) Federal Home Loan Mortgage Corporation senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (d) Federal National Mortgage Association senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

          (e) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank or trust company, the short-term debt obligations of which have been assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

          (f) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, provided that the long-term deposits of such bank or savings and loan association are assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

          (g) Commercial paper (having original maturities of not more than 180 days) assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

          (h) Investments in money market funds assigned a minimum rating specified in the related Pooling and Servicing Agreement by the applicable Rating Agency.

          (i) Other investments acceptable to the applicable Rating Agency.

     No instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations, and no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

MONTHLY ADVANCES AND COMPENSATING INTEREST

     In order to maintain a regular flow of scheduled interest to Certificateholders (rather than to guarantee or insure against losses), unless otherwise provided in the related Prospectus Supplement, each Pooling and Servicing Agreement will require that, on each Distribution Date, the Servicer or any Sub-Servicer deposit in the Collection Account an amount of its own funds (a "Monthly Advance"). Unless otherwise specified in the related Prospectus Supplement, a "Monthly Advance" will be equal to the sum of the interest portions of the aggregate amount of monthly payments (net of the Servicing Fee) due on the Mortgage Loans during the related Collection Period, but delinquent as of the close of business on the last day of the related Collection Period, plus, with respect to each Mortgaged Property which was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the outstanding principal balance of the Mortgage Loan relating to such REO Property for the related Collection Period at the related Mortgage Rate (net of the Servicing Fee) over the net income from the REO Property transferred to the Certificate Account for such Distribution Date.

     The Servicer or any Sub-Servicer, if applicable, may recover Monthly Advances, if not recovered from the Mortgagor on whose behalf such Monthly Advance was made, from late collections on the related Mortgage Loans, including Liquidation Proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. To the extent the
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

Servicer, in its good faith business judgment, determines that any Monthly Advance will not be ultimately recoverable from late collections, insurance proceeds, Liquidation Proceeds on the related Mortgage Loans or otherwise, the Servicer may reimburse itself or a Sub-Servicer, if applicable, on the next Distribution Date from Available Funds remaining in the Certificate Account after making required payments on such Distribution Date.

     With respect to each Mortgage Loan as to which a prepayment is received, that becomes a Liquidated Mortgage Loan or is otherwise charged-off during the Collection Period related to a Distribution Date, unless otherwise specified in the related Prospectus Supplement, the Servicer will be required with respect to such Distribution Date to remit to the Trustee, from amounts otherwise payable to the Servicer as the Servicing Fee, an amount generally representing the excess of interest on the principal balance of such Mortgage Loan prior to such prepayment, liquidation or charge-off over the amount of interest actually received on the related Mortgage Loan during the applicable Collection Period (each such amount, a "Compensating Interest Payment"). The Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust for any Compensating Interest Payments made. If the Servicing Fee in respect of such Collection Period is insufficient to make the entire required Compensating Interest Payment, the resulting shortfall will reduce the amount of interest payable to the Certificateholders on such Distribution Date and such reduction will not be recoverable thereafter.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is required to foreclose upon or otherwise comparably effect the ownership in the name of the Servicer, on behalf of the Trustee, of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the related Transferor or the Servicer has not reacquired pursuant to the option described below, unless the Servicer reasonably believes that Liquidation Proceeds with respect to such Mortgage Loan would not be increased as a result of such foreclosure or other action, in which case the Mortgage Loan will be charged off and will be liquidated (a "Liquidated Mortgage Loan"). In connection with such foreclosure or other conversion, the Servicer is required to exercise or use foreclosure procedures with the same degree of care and skill as it would ordinarily exercise or use under the circumstances in the conduct of its own affairs. Any amounts advanced in connection with such foreclosure or other action will constitute Servicing Advances.

     Unless otherwise specified in the related Prospectus Supplement, if a REMIC election has been made, the Servicer will be required to sell REO Property within two years of its acquisition by the Trustee, unless an opinion of counsel experienced in federal income tax matters, addressed to the Trustee, the related Transferor and the Servicer is obtained to the effect that the holding by the Trust of such REO Property for a greater specified period will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in
Section 860F of the Code or cause the Trust to fail to qualify as a REMIC.

     In servicing the Mortgage Loans, the Servicer is required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a Liquidated Mortgage Loan.

     Unless otherwise specified in the related Prospectus Supplement, the related Transferor or the Servicer may have the right and the option under the related Pooling and Servicing Agreement, but not the obligation, to reacquire for its own account any Mortgage Loan which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Servicer subject to certain limitations set forth in the Prospectus Supplement. Any such Mortgage Loan so reacquired will be withdrawn from the related Mortgage Pool on a Deposit Date at the Loan Withdrawal Amount thereof.

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

GENERAL SERVICING PROCEDURES

     The Servicer will service the Mortgage Loans, either directly or through Sub-Servicers, in accordance with the provisions of each related Pooling and Servicing Agreement and the policies and procedures customarily employed by the Servicer in servicing other comparable mortgage loans. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations.

     The Servicer, in its own name or in the name of any Sub-Servicer, will be authorized and empowered pursuant to the related Pooling and Servicing Agreement
(i) to execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property in its own name on behalf of the Trustee and (iii) to hold title in its own name to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee.

     During a foreclosure, any expenses incurred by the Servicer are added to the amount owed by the Mortgagor, as permitted by applicable law. Upon completion of the foreclosure, the property is sold to an outside bidder, or passes to the mortgagee, in which case the Servicer will proceed to liquidate the asset. Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer's business judgment, changes in its real estate loan portfolio and applicable laws and regulations.

SUB-SERVICERS


     The Servicer will be permitted under the related Pooling and Servicing Agreement to enter into sub-servicing arrangements with certain mortgage servicing institutions meeting the requirements of such Pooling and Servicing Agreement (each, a "Sub-Servicer") to service the Mortgage Loans in a Mortgage Pool. Any such sub-servicing arrangements will not relieve the Servicer of any liability associated with servicing the Mortgage Loans. Compensation for the services of the Sub-Servicer with respect to the Mortgage Loans will be paid by the Servicer. See "-- Servicing and Other Compensation and Payment of Expenses" below.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, as compensation for its servicing activities under a Pooling and Servicing Agreement, the Servicer will be entitled to retain the amount of the Servicing Fee (as defined in the related Pooling and Servicing Agreement) with respect to each Mortgage Loan. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, extension fees, late payment charges and any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Collection Account and similar items may, to the extent collected from Mortgagors, be retained by the Servicer.

     The Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage Loans. Such expenditures (each, a "Servicing Advance") may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments due under any Senior Lien, if any, advancing delinquent property taxes, and upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure and similar types of expenses. The Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to recover Servicing Advances, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from late collections on the related Mortgage Loans, including Liquidation Proceeds, insurance proceeds and such other amounts. Servicing Advances will be reimbursable to the Servicer from the sources described above out of the

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funds on deposit in the Collection Account. The Servicer is not required to make any Servicing Advance that it determines would be nonrecoverable.

     In addition, a Sub-Servicer may be entitled to a monthly servicing fee in a minimum amount set forth in the related Prospectus Supplement. The Sub-Servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the Mortgage Note or related instruments. The Sub-Servicer will be reimbursed by the Servicer for certain expenditures that it makes, generally to the same extent that the Servicer would be reimbursed for such expenditures under the related Pooling and Servicing Agreement. Compensation for the services of the Sub-Servicer shall be paid by the Servicer as a general corporate obligation of the Servicer.

MAINTENANCE OF HAZARD INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be required to cause to be maintained fire and hazard insurance with extended coverage customary in the area where each Mortgaged Property is located in an amount which is at least equal to the least of (i) the outstanding principal balance owing on the Mortgage Loan and the related Senior Lien, if any, (ii) the full insurable value of the related Mortgaged Property and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. Unless otherwise specified in the related Prospectus Supplement, if the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, the Servicer will be required to cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan and the Senior Lien, if any, (b) the minimum amount required to compensate for damages or loss on a replacement cost basis or (c) the maximum amount of insurance available under the National Flood Protection Act of 1973, as amended, provided that such flood insurance is available. The Servicer will also be required to maintain fire, hazard and, if applicable, flood insurance on each REO Property in the respective amounts described above, as well as liability insurance, in each case to the extent such insurance is available. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary mortgage servicing procedures) are required to be deposited by the Servicer in the Collection Account.

     In the event that the Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trustee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balances of the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the preceding paragraph, the Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage. If such blanket policy contains a deductible clause, the Servicer will be required to pay to the Trustee the difference between the amount that would have been payable under a policy described in the preceding paragraph and the amount paid under the blanket policy.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement, when a Mortgaged Property has been or is about to be voluntarily conveyed by the Mortgagor, the Servicer, on behalf of the Trustee, in performing its servicing functions, to the extent it has knowledge of such conveyance or prospective conveyance, will be required to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any due-on-sale clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer will not be required to exercise any such right if the due-on-sale clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In such event, the Servicer will attempt to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable law or the mortgage documents, the Mortgagor remains liable thereon. The Servicer also will be authorized to enter into
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a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Servicer will not enter into an assumption agreement unless permitted by applicable law and unless such assumption agreement would not materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan.

VOTING

     Unless otherwise specified in the related Pooling and Servicing Agreement, with respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Certificates evidencing specified "Voting Interests" in the Trust, the holders of any Class of Certificates will collectively be entitled to the then-applicable percentage of such Class of Certificates of the aggregate Voting Interests represented by all Certificates. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Certificateholder's Percentage Interest (as such term is defined in the related Pooling and Servicing Agreement) in such Class. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of a specified Class or Classes of Certificates, each Certificateholder of such specified Class will have a Voting Interest in such Class equal to such Certificateholder's Percentage Interest in such Class. Any Certificate registered in the name of the related Transferor or any affiliate thereof will be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to take any such action, or effect any such consent, has been obtained.

AMENDMENTS

     Unless otherwise specified in the related Prospectus Supplement, at any time and from time to time, without the consent of the Certificateholders, the Trustee, the related Transferor and the Servicer may amend the related Pooling and Servicing Agreement for the purposes of (a) curing any ambiguity or correcting or supplementing any provision of such agreement that may be inconsistent with any other provision of such agreement, (b) if a REMIC election has been made and if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Residual Certificate to a Disqualified Organization (as such term is defined in the Code) or (c) complying with the requirements of the Code; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, materially and adversely affect the interests of any Certificateholder.

     Unless otherwise specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement may also be amended by the Trustee, the related Transferor and the Servicer, at any time and from time to time, with the prior written approval of not less than a majority of the Percentage Interests represented by each affected Class of Certificates then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Certificateholders thereunder; provided, however, that no such amendment shall
(a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Certificateholder without the consent of such Certificateholder or (b) change the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of the Certificateholders of all Certificates of the Class or Classes affected then outstanding. If a REMIC election has been made with respect to the related Trust, any such amendment must be accompanied by an opinion of tax counsel as to REMIC matters.

     The Trustee will be required to furnish a copy of any such amendment to each Certificateholder in the manner set forth in the related Pooling and Servicing Agreement.

CERTIFICATE EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, events of default with respect to Certificates (each, a "Certificate Event of Default") under a Pooling and Servicing Agreement will consist of

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(a) any failure by the Servicer to make a Monthly Advance as required; (b) any failure by the Servicer to deposit in the Collection Account or Certificate Account any amount (other than an amount representing a Monthly Advance) required to be so deposited under the related Pooling and Servicing Agreement, which failure continues unremedied for one Business Day after the giving of written notice of such failure to the Servicer by the Trustee or to the Servicer and the Trustee by Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51%; (c) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which materially and adversely affects the rights of Certificateholders and continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Trustee or the Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51%; (d) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; (e) the occurrence of delinquencies and/or losses in respect of the Mortgage Loans in excess of levels, and for periods of time, as specified in the Pooling and Servicing Agreement; and (f) if the related Transferor and the Servicer are the same entity (i.e., ACC), any failure of the Transferor to duly observe or perform in any material respect any of its covenants or agreements in the related Pooling and Servicing Agreement that materially and adversely affects the rights of Certificateholders and continues unremedied for 30 days after the giving of a written notice of such failure to such Transferor by the Trustee or to the Servicer and the Trustee by Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51%.

RIGHTS UPON CERTIFICATE EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, upon the occurrence of a Certificate Event of Default, Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51% or the Trustee may terminate all of the rights and obligations of the Servicer under the related Pooling and Servicing Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the related Pooling and Servicing Agreement and will be entitled to such compensation as the Servicer would have been entitled to thereunder. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or legally unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, any established housing and home finance institution or any institution that regularly services home equity loans that is currently servicing a home equity loan portfolio that has all licenses, permits and approvals required by applicable law and a net worth of at least $10,000,000 to act as successor to the Servicer under the related Pooling and Servicing Agreement, provided that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the rating assigned to the Certificates by any applicable Rating Agency. Pending appointment of a successor Servicer, unless the Trustee is prohibited by law from so acting, the Trustee shall be obligated to act as Servicer. The Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation described above.

     Unless otherwise specified in the related Prospectus Supplement, no Certificateholder, solely by virtue of its status as a Certificateholder, will have any right under the related Pooling and Servicing Agreement to institute any action, suit or proceeding with respect to the related Pooling and Servicing Agreement unless such Certificateholder previously has given to the Trustee written notice of default and unless Certificateholders evidencing Voting Interests represented by all Certificates aggregating not less than 51% have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity for costs, expenses and liabilities to be incurred, and the Trustee for 60 days has neglected or refused to institute any such action, suit or proceeding. However, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by the related Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

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TERMINATION; OPTIONAL TERMINATION

     Unless otherwise specified in the related Pooling and Servicing Agreement, the obligations created by each Pooling and Servicing Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in any Accounts or by the Servicer, and required to be paid to them pursuant to such Pooling and Servicing Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Loans subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Loans remaining in the Trust and (ii) the acquiring by the related Transferor, the Servicer or other entity specified in the related Prospectus Supplement including, if REMIC treatment has been elected, the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust of all of the remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, any such acquisition of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a Series of Certificates will be made at the option of the related Transferor, the Servicer or other entity at a price, and in accordance with the procedures, specified in the Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the related Transferor, the Servicer or other entity to so acquire is subject to the principal balance of the related Mortgage Loans being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of such Mortgage Loans at the Cut-off Date for the Series. The foregoing is subject to the provisions that if a REMIC election is made with respect to a Trust, any reacquisition pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of
Section 860F(g)(4) of the Code.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that on the basis of certain procedures substantially in conformance with the Uniform Single Audit Program for Mortgage Bankers (to the extent the procedures are applicable to the servicing obligations set forth in the Pooling and Servicing Agreement), the servicing by or on behalf of the Servicer of the related Mortgage Loans, under agreements substantially similar to each other (including the related Pooling and Servicing Agreement) was conducted in compliance with such agreements and such procedures have disclosed no exceptions or errors in records relating to the Mortgage Loans subject to the related Pooling and Servicing Agreement which, in the opinion of such firm, are material, except for such exceptions as will be referred to in the report. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Servicer will be required to deliver to the Trustee, on or before a specified date in each year, an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the related Pooling and Servicing Agreement throughout the preceding year.

INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE TRANSFERORS

     The related Pooling and Servicing Agreement will provide that neither the related Transferor nor any of its directors, officers, employees or agents shall have any liability to the related Trust created thereunder or to any of the Certificateholders, except with respect to liabilities resulting from willful malfeasance, bad faith or gross negligence or from the reckless disregard of obligations or duties arising under the related Pooling and Servicing Agreement. The related Pooling and Servicing Agreement will further provide that, with the exceptions stated above, the related Transferor and its directors, officers, employees and agents are entitled to be indemnified and held harmless by the related Trust against any loss, liability or expense incurred in connection with legal actions relating to such Pooling and Servicing Agreement or the Certificates.

THE TRUSTEE

     Each Prospectus Supplement will name the Trustee under the related Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee may resign at any time, upon notice to the
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related Transferor, the Servicer and any Rating Agency, in which event such
Transferor will be obligated to appoint a successor Trustee. The related Transferor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Each Pooling and Servicing Agreement will provide that the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement at the request or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Trustee may execute any of the rights or powers granted by the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys, and the Trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder. Pursuant to the Pooling and Servicing Agreement, the Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Pooling and Servicing Agreement. The Trustee and any director, officer, employee or agent of the Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Pooling and Servicing Agreement.

                                 THE INDENTURE

GENERAL

     Each Series of Bonds will be issued pursuant to an Indenture to be entered into between the related Bond Issuer and the related Trustee. The Mortgage Loans to be included in the related Mortgage Pool will be assigned to the Trustee pursuant to provisions included in the related Indenture that are substantially the same as, and the obligations of ACAC, as Transferor (or the related Bond Issuer, if a different entity, to the extent described in the related Prospectus Supplement), and the Trustee with respect to the Mortgage Loans so conveyed will be substantially similar to, those described under "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" herein. In addition, the Mortgage Loans included in the Mortgage Pool for any Series of Bonds will be serviced by the Servicer pursuant to the terms of a Servicing Agreement to be entered into among the Bond Issuer, ACC, as Servicer, and the related Trustee, which will contain provisions substantially similar to the servicing and collection provisions included in each Pooling and Servicing Agreement and described under "The Pooling and Servicing Agreement" herein. Where provisions or terms used in a particular Indenture or Servicing Agreement differ from those provided herein, a description of such provisions or terms will be included in the related Prospectus Supplement.

     The following summaries describe certain provisions of the Indenture not described elsewhere in this Prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Bonds to describe the terms and provisions of the particular Indenture relating to such Series of Bonds.

MODIFICATION OF INDENTURE

     With the consent of the holders of not less than 51% of the then aggregate principal amount of the outstanding Bonds of any Series issued under an Indenture, the related Trustee and the related Bond Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such Series or modify (except as provided below) in any manner the rights of the holders of such Bonds.

     Without the consent of the holder of each outstanding Bond of such Series affected thereby, however, no supplemental indenture shall (a) change the final Payment Date of the principal of, or any installment of

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interest on, any Bond of such Series or reduce the principal amount thereof, the
Bond Rate specified thereon (except as provided in the related Indenture with respect to Bonds that have an adjustable Bond Rate), the redemption price with respect thereto or the earliest date on which any Bonds of such Series may be redeemed at the option of the related Bond Issuer, or change any place of payment where, or the coin or currency in which, any Bond of such Series or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate principal amount of the outstanding Bonds of such Series, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the holders of each outstanding Bond of such Series affected thereby, or the provisions of the Indenture with respect to certain remedies available in a Bond Event of Default (as described below), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Bond affected thereby, (d) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the related Bond Issuer or an affiliate of the related Bond Issuer or (e) permit the creation of any lien ranking prior to or on the parity with the lien of the Indenture with respect to any part of the property subject to a lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of such Series of the security afforded by the lien of the Indenture.


     The related Bond Issuer and the respective Trustee may also enter into supplemental indentures, without obtaining the consent of Bondholders of such Series, to cure ambiguities or make minor corrections, to provide for the issuance of Bonds in bearer or registered form or for the conversion of any outstanding Bonds to or from bearer form and to do such other things as would not adversely affect the interests of the Bondholders of such Series.

BOND EVENTS OF DEFAULT

     Unless otherwise specified in the Prospectus Supplement relating to a given Series of Bonds, a "Bond Event of Default" with respect to any Series of Bonds will be defined in the respective Indenture under which such Bonds are issued as: (a) unless otherwise specified in the Prospectus Supplement for such Series, a default in the payment of interest on any Bond of such Series when and as due and such failure continues for a period of two days; (b) a failure to pay the Bonds of such Series in full on or before the date specified as the Final Maturity Date in the related Prospectus Supplement; (c) a default in the observance of certain negative covenants in the Indenture or in the observance of certain covenants relating to redemptions of Bonds of such Series; (d) a default in the observance of any other covenant of the Indenture, and the continuation of any such default for a specified period after notice to the related Bond Issuer by the Trustee or to the related Bond Issuer and the Trustee by the holders of at least 25% in principal amount of the Bonds of such Series then outstanding; (e) any representation or warranty made by the related Bond Issuer in the Indenture or in any certificate delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within a specified period after notice thereof is given to the related Bond Issuer by the Trustee or by the holders of at least 25% in principal amount of the Bonds of such Series then outstanding; or (f) certain events of bankruptcy, insolvency, receivership or reorganization of the related Bond Issuer.

RIGHTS UPON BOND EVENTS OF DEFAULT

     Unless otherwise specified in the Prospectus Supplement relating to a given Series of Bonds, in case a Bond Event of Default should occur and be continuing with respect to a Series of Bonds, the Trustee may, and on request of holders of not less than 51% in principal amount of the Bonds of such Series then outstanding shall, declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the Bonds of such Series then outstanding.

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     If, following a Bond Event of Default, a Series of Bonds has been declared to be due and payable, the Trustee may, in its discretion (provided that the holders of the Bonds of such Series have not directed the Trustee to sell the assets included in the related Trust Estate), refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Bonds of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. The Trustee, however, must sell the assets included in the related Trust Estate for such Series if collections in respect of such assets are determined to be insufficient to make all scheduled payments on Bonds of such Series, in which case payments will be made on the Bonds in the same manner as described in the next sentence with regard to instances in which such assets are sold. In addition, upon a Bond Event of Default the Trustee may, in its discretion (provided that, unless the Bond Event of Default relates to a default in payment of principal or interest, the Trustee must receive the consent of the holders of all outstanding Bonds of such Series, and certain other conditions must be met), sell the assets included in the related Trust Estate for such Series, in which event the Bonds of such Series will be payable pro rata out of the collections on, or the proceeds from the sale of, such assets and any overdue installments of interest on the Bonds will, to the extent permitted by applicable law, bear interest at the highest stated interest rate borne by any Bond of such Series.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case a Bond Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Bondholders, unless such Bondholders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Bonds of a Series shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Bonds of such Series; and the holders of a majority in principal amount of the Bonds of a Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby.

LIST OF BONDHOLDERS

     Unless otherwise specified in the Prospectus Supplement relating to a given Series of Bonds, three or more holders of the Bonds of any Series (each of whom has owned a Bond of such Series for at least six months) may, by written request to the Trustee, obtain access to the list of all Bondholders of such Series maintained by the Trustee for the purpose of communicating with other such Bondholders with respect to their rights under the Indenture. The Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all Bondholders.

ANNUAL COMPLIANCE STATEMENT

     The related Bond Issuer will be required to file annually with the Trustee a written statement as to the fulfillment of its obligations under the Indenture.

TRUSTEE'S ANNUAL REPORT

     The Trustee will be required to mail each year to all Bondholders a brief report relating to its eligibility and qualifications to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Bond Issuer to it in the Trustee's individual capacity, the property and funds physically held by the Trustee as such, any release, or release and substitution, of property subject to the lien of the Indenture that has not been previously reported, any additional Series of Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

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SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the assets securing the Bonds of a Series upon the delivery to the Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Bonds of such Series.

REDEMPTION OF BONDS


     To the extent provided in the related Prospectus Supplement, the Bonds of any Series may be (i) redeemed at the option of the related Bond Issuer or another party specified in the related Prospectus Supplement; or (ii) subject to special redemption under certain circumstances. The circumstances and terms under which the Bonds of a Series may be redeemed will be described in the related Prospectus Supplement.


REPORTS BY TRUSTEE TO BONDHOLDERS

     On each Payment Date, the Trustee will send a report to each Bondholder setting forth, among other things, the amount of such payment representing interest, the amount thereof, if any, representing principal and the outstanding principal amount of an individual Bond after giving effect to the payments made on such Payment Date.

LIMITATION ON SUITS

     Unless otherwise specified in the Prospectus Supplement relating to a given Series of Bonds, no Bondholder of any Series will have any right to institute any proceedings with respect to the Indenture unless (1) such holder has previously given written notice to the Trustee of a continuing Bond Event of Default with respect to such Series; (2) the holders of at least 25% in principal amount of the Bonds of such Series then outstanding have made written request to the Trustee to institute proceedings in respect of such Bond Event of Default in its own name as Trustee; (3) such holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for a specified period after its receipt of such notice, request and offer of indemnity the Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Trustee during such period by the holders of not less than 51% in principal amount of the Bonds of such Series then outstanding.

        CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND RELATED MATTERS

     The following discussion contains summaries, which are general in nature, of material legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to encompass the laws of all states in which Mortgaged Properties are situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

NATURE OF THE MORTGAGE LOANS

     The Mortgage Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Mortgaged Property is located. In California, for example, Mortgage Loans are secured by deeds of trust. In other states, a mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments and other charges under governmental police powers. Priority between mortgages depends on their terms and generally on the order of recording in the appropriate state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower property owner called the trustor (similar to a mortgagor), the lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property,

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irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the borrower's obligation to the lender. A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of a real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

FORECLOSURE/REPOSSESSION

     Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In addition to this non-judicial remedy, a deed of trust may be judicially foreclosed. In addition to any notice requirements contained in a deed of trust, in some states the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor-in-interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     In some states, the borrower under a mortgage or a deed of trust will have the right to reinstate the loan at any time following default until shortly before the foreclosure sale. In such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage or deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid

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interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property, in which event the lender may be entitled to a deficiency judgment in certain states. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice earlier than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, such as California, there is no right to reclaim property after a trustee's sale under a deed of trust.

CERTAIN PROVISIONS OF CALIFORNIA DEEDS OF TRUST

     Most institutional lenders in California, including the Affiliated Originators originating loans secured by real property in California, use a form of deed of trust that confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards made in connection with any condemnation proceedings to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine; provided, however, that the beneficiary is prohibited (under California law) from applying insurance and condemnation proceeds to the indebtedness secured by the deed of trust unless the beneficiary's security has been impaired by the casualty or condemnation, and, if such security has been impaired, permits such proceeds to be so applied only to the extent of such impairment. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, and, as a result thereof, the beneficiary's security is impaired, the beneficiary may apply any award received in respect of such damages or in connection with such condemnation to the indebtedness secured by the first deed of trust. Proceeds in excess of the amount of indebtedness secured by a first deed of trust will, in most cases, be applied to the indebtedness of a junior deed of trust.

     Another provision typically found in the forms of deed of trust used by most institutional lenders in California obligates the trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are senior to the deed of trust, to provide and maintain fire and hazard insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the beneficiary under the deed of trust. Upon a failure of the trustor to perform any of these obligations, the beneficiary is given the right under the deed of trust to perform the obligation itself, at its election, with the trustor agreeing to reimburse the beneficiary for any sums expended by the beneficiary on behalf of the trustor. All sums so expended by the beneficiary become part of the indebtedness secured by the deed of trust.
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ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount received by the lender at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Servicer will not seek deficiency judgments against defaulting Mortgagors.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     California courts have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, California courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second deed of trust affecting the property.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of such loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

     It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to nonpurchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act
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apply on a mandatory basis to all mortgage loans originated on or after October
1, 1995. The provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will contain a due-on-sale clause which will generally provide that if the Mortgagor sells, or voluntarily transfers or conveys the Mortgaged Property, the Mortgage Loan may be accelerated by the mortgagee. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by such Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed at all or after a certain period of time following origination of the mortgage loans with respect to prepayments on mortgage loans secured by liens encumbering owner-occupied residential properties. Because many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment may increase the likelihood of refinancing or other early retirement of such Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Relief Act, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

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ENVIRONMENTAL CONSIDERATIONS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency (the "EPA") may impose a lien on property where the EPA has incurred cleanup costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a lender may be held liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, regardless of whether or not the environmental damage or threat was caused by a prior owner or operator. CERCLA imposes liability on any and all "responsible parties" (which term includes, among others, the property owner and operator) for the cost of clean-up of releases of hazardous substances. However, CERCLA excludes from the definition of "owner or operator" secured creditors who hold indicia of ownership for the purpose of protecting their security interest, but "without participating in the management of the facility."

     Court decisions, such as United States v. Fleet Factors, 901 F.2d 1550 (11th Cir. 1990), cert. denied, 498 US 1049 (1991) (CERCLA liability may be imposed on a secured lender if it has the ability to participate in management), and Kelley v. EPA, 15 F.3d 1100 (DC Cir. 1994) cert. denied sub nom, Kelley v. Am. Bankers Ass'n., 115 S. Ct. 900 (1995) (invalidated the Lender Liability Rule issued by the EPA in 1992) created considerable uncertainty about the scope and availability of the secured lender's exemption from liability. In September 1996, however, Congress passed the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 to address this uncertainty in federal law. This statute adopted EPA's Lender Liability Rule into law and, among other things, clarified the exemption by defining more clearly the circumstances under which a lender will be deemed to have participated in management. Similar legislation has been enacted in some states. In the jurisdictions in which such enactments are in effect, the environmental liability risks associated with protecting a security interest in property have been reduced, although not completely eliminated.

     The costs associated with environmental clean-up may be substantial. If the related Trustee or Servicer is deemed to have participated in management of a contaminated property that is part of the Trust or Trust Estate, as applicable, it is likely that remedial costs would become a liability of that Trust or Trust Estate, as applicable, and in certain circumstances, of the Trustee. Such an occurrence could occasion a loss to Securityholders. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof.

     Unless otherwise specified in the related Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following summary of certain of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities is based on the advice of Andrews & Kurth L.L.P., counsel to the Transferors. This summary is based on laws, regulations, including the real estate mortgage investment conduit ("REMIC") regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors


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regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

                          I. TAXATION OF CERTIFICATES

A. GENERAL


     The federal income tax consequences to Certificateholders will vary depending on whether (i) the Certificates of a Series are classified as indebtedness for federal income tax purposes; (ii) an election is made to treat the Trust (or certain assets of the Trust) relating to a particular Series of Certificates as a REMIC under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Certificates represent an ownership interest for federal income tax purposes in some or all of the assets included in the Trust for a Series; or (iv) for federal income tax purposes the Trust relating to a particular Series of Certificates is classified as a partnership or is disregarded as an entity separate from its owner. The Prospectus Supplement for each Series of Certificates will specify how the Certificates will be treated for federal income tax purposes and will specify whether a REMIC election will be made with respect to such Series.


B. TAXATION OF DEBT CERTIFICATES (INCLUDING REGULAR CERTIFICATES)


     Interest and Acquisition Discount. Certificates representing regular interests in a REMIC ("Regular Certificates") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on Certificates (other than Regular Certificates) that are characterized as indebtedness for federal income tax purposes will be includable in income by holders thereof in accordance with their usual methods of accounting. Certificates characterized as debt for federal income tax purposes and Regular Certificates will be referred to hereinafter collectively as "Debt Certificates."



     Debt Certificates that are Accrual Certificates will, and certain of the other Debt Certificates may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID that are set forth in Sections 1271-1275 of the Code and the Treasury Department regulations issued thereunder (the "OID Regulations"). A Certificateholder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Certificates.


     In general, OID, if any, will equal the excess of the stated redemption price at maturity of a Debt Certificate over its issue price. A holder of a Debt Certificate must include such OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Certificate will be considered to be zero if it is less than a de minimis amount as determined under the Code.

     The issue price of a Debt Certificate is the first price at which a substantial amount of Debt Certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The stated redemption price at maturity of a Debt Certificate includes the original principal amount of the Debt Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."


     Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency. It is unclear whether the terms and


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conditions of the debt instruments underlying the Debt Certificates or the Debt
Certificates themselves are determinative of whether the likelihood of late payment or non-payment is a remote contingency. Accordingly, Andrews & Kurth L.L.P. is unable to opine whether the interest with respect to a Debt Certificate is qualified stated interest and, consequently, whether a Debt Certificate has OID as a result of the failure of such interest to be treated as qualified stated interest.


     Certain Debt Certificates will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Certificates or (ii) as not included in the issue price or stated redemption price. Because interest on the Debt Certificates must in any event be accounted for under an accrual method, applying either analysis would result in only a slight difference in the timing of the inclusion of income of the yield on the Debt Certificates. Nevertheless, the OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Under the de minimis rule, OID on a Debt Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Certificate multiplied by the weighted average maturity of the Debt Certificate. For this purpose, the weighted average maturity of the Debt Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Certificate and the denominator of which is the stated redemption price at maturity of the Debt Certificate. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Certificate is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant interest method. See "-- Election to Treat All Interest as Original Issue Discount" herein.

     The holder of a Debt Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Certificate, the sum of the "daily portions" of such OID. The amount of OID includable in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Certificate that is not a Regular Certificate and the principal payments on which are not subject to acceleration resulting from prepayments on the Mortgage Loans, the amount of OID includable in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Certificate and the adjusted issue price of the Debt Certificate, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Certificate in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Certificates, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Certificate") is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Certificate is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through
Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Certificate, over the adjusted issue price of the Pay-Through Certificate at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Certificate (determined on the
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basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Certificate to take into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Pay-Through Certificate to take into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Certificates based on the Prepayment Assumption, no representation is made to such holders that Mortgage Loans will be prepaid at that rate or at any other rate.

     Certain classes of Regular Certificates may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Certificate will also be required to include OID in gross income, but such a holder who purchases such Debt Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Certificates under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Certificates is reduced as a result of a Mortgage Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders should consult their own tax advisors on this point.


     Interest-Only Debt Certificates. The Trust intends to report income from interest-only classes of Debt Certificates to the Internal Revenue Service ("IRS") and to holders of interest-only Debt Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, such interest-only Debt Certificates will be treated as having original issue discount.



     Variable Rate Debt Certificates. Under the OID Regulations, Debt Certificates paying interest at a variable rate (a "Variable Rate Debt Certificate") are subject to special rules. A Variable Rate Debt Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Certificate by more than a specified de minimis amount, (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate, (iii) it provides that each qualified floating or objective rate is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Variable Rate Debt Certificate) and (iv) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i).



     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than
0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID

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Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Certificate or the restriction will not significantly affect the yield of the Variable Rate Debt Certificate.


     An "objective rate" is a rate that is not itself a qualified floating rate but that is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. An interest rate based on the weighted average of the interest rates on some or all of the qualified mortgages held by a REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate Debt Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Debt Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate, and variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Debt Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.



     For Variable Rate Debt Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Debt Certificate"), original issue discount is computed as described above based on the following: (i) stated interest on the Single Variable Rate Debt Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest, (ii) by assuming that the variable rate on the Single Variable Debt Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Certificate with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Debt Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii) above.


     In general, any Variable Rate Debt Certificate other than a Single Variable Rate Debt Certificate (a "Multiple Variable Rate Debt Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Debt Certificate. The OID Regulations generally require that such a Multiple Variable Rate Debt Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple

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Variable Rate Debt Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Certificate. In the case of a Multiple Variable Rate Debt Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Certificate as of the Multiple Variable Rate Debt Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate Debt Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above. A holder of the Multiple Variable Rate Debt Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Certificate during the accrual period.


     If a Variable Rate Debt Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate Debt Certificate would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Certificate would be taxed if such Debt Certificate were treated as a contingent payment debt obligation.



     The IRS has issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply however to debt instruments to which Code Section 1272(a)(6) is applicable, such as a Pay-Through Certificate. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidelines to the contrary, the Trustee intends to base its computation of OID on Pay-Through Certificates as described in this Prospectus. However, because no regulatory guidance exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.


     Market Discount. A purchaser of a Certificate may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt Certificate with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Certificate over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Certificate received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury Department regulations but, until such regulations are issued, such market discount would in general accrue either
(i) on the basis of a constant yield (in the case of a Pay-Through Certificate, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Certificates (or in the case of a Pass-Through Certificate, as set forth below, the Mortgage Loans underlying such Certificate) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Certificates (or, in the case of a Pass-Through Certificate, as described below, the Mortgage Loans underlying such Certificate) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

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     Section 1277 of the Code provides that, regardless of the origination date of the Debt Certificate (or, in the case of a Pass-Through Certificate, the Mortgage Loans), the excess of interest paid or accrued to purchase or carry a Certificate (or, in the case of a Pass-Through Certificate, as described below, the underlying Mortgage Loans) with market discount over interest received on such Certificate is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Certificate (or in the case of a Pass-Through Certificate, an underlying Mortgage Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply. If such an election were made with respect to a Debt Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Premium" and "-- Election to Treat all Interest as Original Issue Discount" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     Premium. A holder who purchases a Debt Certificate at a cost greater than its stated redemption price at maturity generally will be considered to have purchased the Certificate at a premium, which it may elect to amortize as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Certificates have been issued, the legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Certificates will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt Certificate, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.


     The IRS has issued regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Pay-Through Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.


     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Certificate to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method for Debt Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Certificate with market discount, the holder of the Debt Certificate would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Certificate acquires during the year of the election or thereafter. Similarly, a holder of a Debt Certificate that makes this election for a Debt Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Certificate is irrevocable except with the approval of the IRS.

     Sale or Exchange. A holder's adjusted tax basis in its Debt Certificate is the price such holder pays for a Debt Certificate, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Except as described in "-- Interest and Acquisition Discount" and "-- Market Discount," gain or loss recognized on a sale, exchange, or redemption of a Debt Certificate, measured by the difference between the amount realized and the Debt Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Certificate is held as a capital asset. In the case of a Debt Certificate held by a bank, thrift or similar institution described in
Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Debt Certificate will be taxable as ordinary income or loss. Gain from the disposition of a Debt Certificate that might otherwise be capital gain will be treated as ordinary income (i) if a Debt Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Debt Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) in the case of a Regular Certificate to the extent that such gain does not exceed the excess, if any, of
(a) the amount that would have been includable in the gross income of the holder if his yield on such Regular Certificate were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to the Regular Certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a Regular Certificate that will be recharacterized as ordinary income under clause (iii) is limited to the amount of OID (if any) on the Regular Certificate that was not previously includable in income, the applicable Code provision contains no such limitation.


C. TAXATION OF CERTIFICATES AS TO WHICH A REMIC ELECTION HAS BEEN MADE

     1. TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Andrews & Kurth L.L.P., if a REMIC election is made with respect to a Series of Certificates, then the arrangement by which the Certificates of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Pooling and Servicing Agreement are complied with and the statutory and regulatory requirements are satisfied. Certificates will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.


     Status of Regular Certificates. Regular Certificates and Certificates representing a residual interest in a REMIC (both types of securities collectively referred to as "REMIC Certificates") will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets. Moreover, if at least 95% of the REMIC's assets are qualifying assets, then 100% of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Loans, the REMIC's assets will include payments on Mortgage Loans held pending distribution to holders of REMIC Certificates, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Mortgage Loans generally will be qualifying assets under each of the foregoing sections of the Code. However, Mortgage Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Mortgage Loan exceeds the value of the property securing the Mortgage Loan, it is unclear and Andrews & Kurth L.L.P. is unable to opine whether the Mortgage Loans will be qualifying assets. The REMIC Regulations treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid


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on loans and held pending distribution to holders of Regular Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions.


     2. REMIC EXPENSES; SINGLE CLASS REMICS


     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury Department regulations, among the holders of the Regular Certificates and the holders of the Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such holder's adjusted gross income and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Certificate to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury Department regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Certificates.


     3. TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of Certificates, counsel to the Transferors will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans . . . secured by an interest in real property" under Section 7701(a)(19)(C)(v) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount

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


on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Certificates, amortization of any premium with respect to Mortgage Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Certificate that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Mortgage Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed 2% of such holder's adjusted gross income and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.


     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the "Startup Day" (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Certificates accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Certificates in the same manner that the holders of the Regular Certificates include such discount in income, but without regard to the de minimis rules. See "-- Taxation of Debt Certificates (Including Regular Certificates)" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.


     Prohibited Transactions and Other Possible Taxes. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the Startup Day. REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of foreclosure property that is inventory property, and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax. The holders of Residual Certificates will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise,


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however, such taxes will be paid out of the Trust and will be allocated pro rata to all outstanding Classes of Certificates of such REMIC.


     4. TAXATION OF HOLDERS OF RESIDUAL CERTIFICATES


     The holder of a Certificate representing a residual interest (a "Residual Interest Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Certificates in proportion to their respective holdings on such day.

     The holder of a Residual Interest Certificate must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the Mortgage Loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Certificate will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Certificates to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisors.

     Distributions. Distributions on a Residual Interest Certificate (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Certificate. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Certificate, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Certificate) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Certificate will recognize gain or loss on the sale or exchange of a Residual Interest Certificate equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Certificate at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Certificate will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Certificate consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest

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Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury Department regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors" herein.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Certificate, over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Certificate at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Certificate), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Certificate before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     The Small Business Job Protection Act ("SBJPA") of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Interest Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Interest Certificates continuously held by thrift institutions since November 1, 1995.


     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a holder of a Residual Interest Certificate. First, alternative minimum taxable income of a holder of a Residual Certificate is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the alternative minimum taxable income of a holder of a Residual Interest Certificate for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a holder of a Residual Interest Certificate elects to have such rules apply only to taxable years beginning after August 20, 1996.


     Under the REMIC Regulations, in certain circumstances, transfers of Residual Certificates may be disregarded. See "-- Restrictions on Ownership and Transfer of Residual Certificates" and "-- Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest
Certificates. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in
Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Certificate. In addition, no transfer of a Residual Interest Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

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


     If a Residual Interest Certificate is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Certificate at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a Residual Interest Certificate, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.


     The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35%, and (ii) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (a) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (b) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of Residual Interest Certificate by or to foreign transferees. See "Tax Treatment to Foreign Investors" herein.


     Mark to Market Rules. Treasury regulations provide that any REMIC Residual Interest acquired after January 3, 1995 is not a security and cannot be marked to market under Section 475.


     5. ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit, by the IRS in a unified administrative proceeding.

D. TAX STATUS AS A GRANTOR TRUST


     General. As specified in the related Prospectus Supplement, if a REMIC or partnership election is not made and the Certificates are not treated as debt for federal income tax purposes, an opinion of Andrews & Kurth L.L.P. will be obtained that the Trust relating to a Series of Certificates will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation (the Certificates of such Series, "Pass-Through Certificates"). Accordingly, each holder of a Pass-Through Certificate is treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans included in the Trust. As further described below, each holder of a Pass-Through Certificate therefore must report on its federal income tax return the gross income from the portion of the Trust assets that is allocable to such Pass-Through Certificate and may deduct the portion of the expenses incurred or accrued by the Trust that is allocable to such Pass-

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Through Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Trust assets and received or accrued directly its share of the payments on the Trust assets and incurred or accrued directly its share of expenses incurred or accrued by the Trust when those amounts are received, incurred or accrued by the Trust.


     A holder of a Pass-Through Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds 2% of such holder's adjusted gross income. Moreover, a holder of a Pass-Through Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, the Trust will report additional taxable income to holders of Pass-Through Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding Pass-Through Certificates may have taxable income in excess of the cash received.


     Status of the Pass-Through Certificates. The Pass-Through Certificates will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the Trust's assets are qualifying assets. The Pass-Through Certificates may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust's assets include Buydown Funds, reserve funds, or payments on mortgages held pending distribution to Certificateholders. Further, the Pass-Through Certificates may not be "real estate assets" to the extent Mortgage Loans held by the trust are not secured by real property, and may not be "loans . . . secured by an interest in real property" to the extent Mortgage Loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a Mortgage Loan exceeds the value of the property securing the Mortgage Loan, it is unclear and Andrews & Kurth L.L.P. is unable to opine whether the Mortgage Loans will be qualifying assets.


     Taxation of Pass-Through Certificates Under Stripped Bond Rules. The federal income tax treatment of the Pass-Through Certificates will depend on whether they are subject to the rules of Section 1286 of the Code (the "stripped bond rules"). The Pass-Through Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the IRS may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans and should be characterized for federal income tax purposes as an ownership interest in the Mortgage Loans. The IRS has concluded in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.


     If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Pass-Through Certificates will be subject to the OID rules and/or the market discount rules. A holder of a Pass-Through Certificate generally will account for any discount on the Pass-Through Certificate as market discount rather than OID if either (i) the amount of OID attributable to such Mortgage Loan was treated as zero under the OID de minimis rule when such Pass-Through Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from such Mortgage Loan. If neither of the above exceptions applies, the OID rules will apply to the Pass-Through Certificates.



     Section 1272(a)(6) of the Code provides for use of a prepayment assumption in determining OID for any pool of debt instruments the yield on which may be affected by reason of prepayments. Therefore, if there is OID, the holder of a Pass-Through Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Certificate in each taxable year equal to the income that accrues on the Pass-Through Certificate in that year calculated under a constant yield method based on the yield of the Pass-Through Certificate (or, possibly, the yield of each Mortgage Loan underlying such Pass-Through Certificate) to such holder. Such yield would be computed at the rate (assuming monthly


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compounding) that, if used in discounting the holder's share of the payments on the Mortgage Loans, would cause the present value of those payments to equal the price at which the holder purchased the Pass-Through Certificate. If required to report interest income on the Pass-Through Certificates to the IRS under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Pass-Through Certificates based on a representative initial offering price of the Pass-Through Certificates and a reasonable assumed rate of prepayment of the Mortgage Loans (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Pass-Through Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.



     If a Mortgage Loan is prepaid in full, the holder of a Pass-Through Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Pass-Through Certificate and the portion of the adjusted basis of the Pass-Through Certificate (see "Sales of Pass-Through Certificates" below) that is allocable to the Mortgage Loan.



     Taxation of Pass-Through Certificates If Stripped Bond Rules Do Not
Apply. If the stripped bond rules do not apply to a Pass-Through Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Loans in accordance with its tax accounting method. In addition, if the holder purchased the Pass-Through Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether such other discount exceeds a de minimis amount. In the case of OID, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Loans. However, OID could arise with respect to a Mortgage Loan that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number ("ARM"). The OID for ARMs generally will be determined under the principles discussed in "-- Taxation of Debt Certificates (Including Regular Certificates) -- Variable Rate Debt Certificates" herein.


     If discount other than OID exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Loan, to the amount of principal on such Mortgage Loan received by the Trust in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were OID). The holder may elect to accrue such discount under a constant yield method based on the yield of the Pass-Through Certificate to such holder (or possibly based on the yields of each Mortgage Loan). In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Loans allocable to the Pass-Through Certificate and (ii) the weighted average life (in complete years) of the Mortgage Loans remaining at the time of purchase of the Pass-Through Certificate.

     If a holder purchases a Pass-Through Certificate at a premium, such holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

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

     It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption, and Andrews & Kurth L.L.P. is unable to opine on this issue.

     If a Mortgage Loan is prepaid in full, the holder of a Pass-Through Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Pass-Through Certificate and the portion of the adjusted basis of the Pass-Through Certificate (see "-- Tax Characterization of the Trust as a Partnership; Tax Consequences To Holders of the Certificates Issued by a Partnership -- Disposition of Certificates" below) that is allocable to the Mortgage Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Pass-Through Certificates for purposes of accruing OID. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

E. TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP; TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

     Tax Characterization of the Trust as a Partnership. Andrews & Kurth L.L.P. will deliver its opinion that a Trust which is intended to be a partnership for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Pooling and Servicing Agreement and related documents will be complied with, and on counsel's conclusions that (i) the Trust will not be classified as an association taxable as a corporation and (ii) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust will not be characterized as a publicly traded partnership taxable as a corporation.


     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income. Any such corporate income tax could materially reduce cash available to make distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust. In addition, distributions to the Certificateholders would be taxable as dividends.



     Treatment of the Trust as a Partnership. In the case of a Trust intended to qualify as a partnership for federal income tax purposes, the Trust and the related Transferor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust and the partners of the partnership being the Certificateholders, or if there is a single Certificateholder for federal income tax purposes to disregard the Trust as an entity separate from the single Certificateholder. However, the proper characterization of the arrangement involving the Certificates and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.



     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Generally, provided such Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.



     The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates have interest rates which would qualify as contingent interest under the OID regulations, that a Series of Certificates includes a single Class of Certificates and that there are multiple Certificateholders for federal income tax purposes. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such Certificateholder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust's deductions will consist primarily of servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury Department regulations and the partnership agreement (here, the Pooling and Servicing Agreement and related documents). The Pooling and Servicing Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the related Transferor. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury Department regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.


     If Bonds are also issued, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to a Certificateholder under the Code.


     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Mortgage Loans were not issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

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     If the Trust acquires the Mortgage Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.


     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to contribute its assets and liabilities to a new partnership in exchange for interests in that new partnership, and the Trust (as part of the termination) would be treated as distributing the newly-created partnership interests to the partners in liquidation. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.


     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's adjusted tax basis in a Certificate will generally equal the Certificateholder's cost increased by the Certificateholder's share of Trust income (includable in income) and decreased by any distributions received with respect to such Certificate. In addition, both the adjusted tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificateholder's share of liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate adjusted tax basis to the Certificates sold (rather than maintaining a separate adjusted tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets would not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make such election. As a result,

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Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to Certificateholders and the IRS on Schedule K-1. The Trust will provide the Schedule K-I information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The related Transferor will be designated as the tax matters partner in the related Pooling and Servicing Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.


     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Investors (as defined below) because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged, in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold pursuant to Section 1446 of the Code on the portion of its taxable income that is allocable to Certificateholders that are Foreign Investors, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Foreign Investors that are taxable as corporations and 39.6% for all other Foreign Investors. Subsequent adoption of Treasury Department regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.



     Each Certificateholder that is a Foreign Investor might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. A Foreign Investor generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a Foreign


                                       87
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Investor generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Foreign Investor would be entitled to claim a refund only for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.


     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

F. CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

     Upon the issuance of Certificates which are intended to be treated as indebtedness for federal income tax purposes, Andrews & Kurth L.L.P. will opine that based upon its analysis of the factors discussed below, the Certificates will be characterized as indebtedness for federal income tax purposes of the related Transferor that is secured by the Mortgage Loans. Opinions of counsel are not binding on the IRS, however, and there can be no assurance that the IRS could not successfully challenge this conclusion.

     The related Transferor will express in the Pooling and Servicing Agreement its intent that the Certificates be indebtedness secured by the Mortgage Loans for federal, state and local income or franchise tax purposes. The related Transferor, by entering into the Pooling and Servicing Agreement, has agreed and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreements, the Transferors expect to treat such transactions, for financial accounting purposes, as a transfer of an ownership interest in the Mortgage Loans and not as a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Andrews & Kurth L.L.P. believes that the rationale of those cases will not apply to the issuance of the Certificates.

     The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value and has assumed the risk of loss if the property decreases in value. Based upon its analysis of such factors, Andrews & Kurth L.L.P. will conclude that the Certificateholders do not own or have an equity interest in the Mortgage Loans for federal income tax purposes. As a result, Andrews & Kurth L.L.P. will opine that the Certificates will properly be characterized for federal income tax purposes as indebtedness. Contrary characterizations that could be asserted by the IRS are described under "-- Possible Characterization of the Transaction as a Partnership or as an Association Taxable as a Corporation" below. In this regard, it should be noted that the IRS has recently issued a notice stating that, upon examination, it will scrutinize instruments treated as debt for federal income tax purposes but as equity for regulatory, rating agency or financial accounting purposes to determine if their purported status as debt for federal income tax purposes is appropriate.

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     Certificateholders as the holders of debt instruments for federal tax purposes will be taxed in the manner described above in "-- Taxation of Debt Certificates (Including Regular Certificates)" for Debt Certificates that are not Regular Certificates.

     Possible Characterization of the Transaction as a Partnership or as Association Taxable as a Corporation. As stated above, the opinion of Andrews & Kurth L.L.P. with respect to the Certificates will not be binding on the courts or the IRS, and no assurance can be given that the characterization of the Certificates as debt would prevail. It is possible that the IRS would assert that, for purposes of the Code, the transaction described herein constitutes a transfer of the Mortgage Loans (or an interest therein) to the Certificateholders and that the proper classification of the legal relationship between the related Transferor and the Certificateholders resulting from the transaction is that of a partnership, a publicly traded partnership taxed as a corporation, or an association taxable as a corporation. Because it is anticipated that Andrews & Kurth L.L.P. will advise that the Certificates will be treated as indebtedness for federal income tax purposes, the Transferors generally will not attempt to comply with the federal income tax reporting requirements that would apply if Certificates were treated as interests in a partnership, a publicly traded partnership or a corporation.

     If a partnership were deemed to be created between the related Transferor and the Certificateholders, the partnership itself would not be subject to federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of a Certificateholder would differ to the degree the Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed 2% of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than would be the case if the Certificates were treated as a debt instrument.

     If it were determined that the transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificateholders. Moreover, distributions on the Certificates would most likely not be deductible in computing the entity's taxable income, and cash distributions to the Certificateholders generally would be treated as dividends for tax purposes to the extent of such entity's earnings and profits.


     Foreign Investors. If the IRS were to contend successfully that the Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income allocable to a Foreign Investor, and such holder would be credited for his or her share of the withholding tax paid by the partnership. In such case, the holder generally would be subject to United States federal income tax at regular federal income tax rates, and possibly a branch profits tax in the case of a corporate holder.



     Alternatively, although there may be arguments to the contrary, if such a partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the Foreign Investor, the Foreign Investor would be subject to United States federal income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income.



     If the Trust were taxable as a corporation, distributions to Foreign Investors, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty.


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                             II. TAXATION OF BONDS


     With respect to each Series of Bonds, no regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Bonds. However, Andrews & Kurth L.L.P., counsel to the Transferors, will deliver their opinion that the Bonds will be treated for federal income tax purposes as indebtedness, and the related Bond Issuer will not be a separate association taxable as a corporation. The following summary of the anticipated federal income tax consequences of the purchase, ownership and disposition of Bonds, to the extent it relates to matters of law or legal conclusions with respect thereto, is based on such opinion. Such statements do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Bonds.


     For federal income tax purposes, (i) Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute
"loans . . . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v); (ii) interest on Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iii) Bonds held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(4)(A); and (iv) Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i).


     Bonds will be subject to the same rules of taxation as Debt Certificates that are not Regular Certificates, as described above under the heading "Certain Federal Income Tax Consequences -- Taxation of Certificates -- Taxation of Debt Certificates (Including Regular Certificates)," except that income reportable on Bonds (other than original issue discount, if any) is not required to be reported under the accrual method unless the Bondholder otherwise uses the accrual method.



                         III. MISCELLANEOUS TAX ASPECTS


     Backup Withholding. A holder, other than a holder of a Residual Interest Certificate, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of Securities to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Foreign Investors (defined below). Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

                     IV. TAX TREATMENT OF FOREIGN INVESTORS


     Subject to the discussion above with respect to Trusts that are treated as partnerships for federal income tax purposes, unless interest (including OID) paid on a Security (other than a Residual Interest Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a Foreign Investor, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or
(ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from

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federal income tax. See "-- Tax Consequences to Holders of the Certificates
Issued by a Partnership -- Tax Consequences to Foreign Certificateholders" herein. For purposes of this summary, the term "United States holder" means a holder who is a citizen or resident of the United States, a corporation or partnership including an entity treated as a corporation or partnership for United States tax purposes or other entity created or organized under the laws of the United States or any political subdivision thereof, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States persons have authority to control all substantial decisions of the trust. The term "Foreign Investor" means any holder who for United States federal income tax purposes is not a "United States holder." Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Foreign Investors. Holders of Pass-Through Certificates however, may be subject to withholding to the extent that the Mortgage Loans were originated on or before July 18, 1984.



     Interest and OID of a Foreign Investor are not subject to withholding if they are effectively connected with a United States business conducted by the holder and the holder timely provides an IRS Form 4224. They will, however, generally be subject to the regular United States income tax.



     Payments to holders of Residual Certificates who are Foreign Investors will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) United States withholding tax. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Certificate is disposed of). The Treasury Department has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Certificates that do not have significant value. Under the REMIC Regulations, if a Residual Interest Certificate has tax avoidance potential, a transfer of a Residual Interest Certificate to a Foreign Investor will be disregarded for all federal tax purposes. A Residual Interest Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Foreign Investor transfers a Residual Interest Certificate to a United States holder, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Certificate for purposes of the withholding tax provisions of the Code. See "Taxation of Holders of Residual Interest Securities -- Excess Inclusions" herein.


     Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Security by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.


     Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department. The New Withholding Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Foreign Investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

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                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described herein under "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408 of the Code (collectively, "Tax-Favored Plans"). ERISA Plans and Tax-Favored Plans are collectively referred to herein as "Plans."

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such church or governmental plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that the investments of ERISA Plans be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relations to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATIONS

     A Plan's investment in the Securities may cause the Mortgage Loans included in a Mortgage Pool to be deemed Plan assets. The U.S. Department of Labor (the "DOL") has promulgated regulations (the "DOL Regulations") describing whether or not a Plan's assets will be deemed to include an interest in the underlying assets of an entity (such as a Trust), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, an investing Plan's assets either may be deemed to include an interest in the underlying assets included in a Trust or Trust Estate, as applicable, or a Transferor (or a Bond Issuer, if applicable) or may be deemed merely to include its interest in the Securities. Bonds treated as indebtedness under applicable local law and that have no substantial equity features do not constitute equity interests.


     Under Title I of ERISA and Section 4975 of the Code, the Transferor (or a Bond Issuer, if applicable), the Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof may be considered to be or may become Parties in Interest or Disqualified Persons with respect to an investing Plan. If so, the acquisition or holding of Securities by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Securities acquired by a Plan would be assets of that Plan. Special caution should be exercised before the assets of a Plan are used to acquire a Security in such circumstances,


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

especially if, with respect to such assets, the related Transferor (or a Bond Issuer, if applicable), the Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the Mortgage Loans were to constitute Plan assets then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans were to constitute Plan assets, then the acquisition or holding of Securities by a Plan, as well as the operation of the Trust or a Transferor (or a Bond Issuer, if applicable) issuing Bonds, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION CLASS EXEMPTION

     The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

     For the exemption to apply, PTCE 83-1 requires that (i) the related Transferor and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan, (ii) the Trustee may not be an affiliate of the related Transferor; and (iii) the payments made to and retained by the related Transferor in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for assigning the Mortgage Loans, plus reasonable compensation for services provided to the Trust.

     In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the related Transferor, the Servicer, the Trustee or the Securities Insurer, if any, is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules transactions in connection with the servicing and operation of the Mortgage Pool, provided that any payments made to the related Transferor in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which the Servicer, the related Transferor, the Trustee or a Securities Insurer, if any, is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales commission, or similar compensation is paid to the Servicer with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the related Transferor, the Trustee, the Servicer, and the Securities Insurer, if any.


     Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.



     In addition to PTCE 83-1, the DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions, commonly referred to as the Underwriter Exemptions, which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the exemption which may be applicable to the Certificates.



     One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Securities that are Bonds, depending in part upon the type of Plan fiduciary making the decision to acquire Securities and the circumstances under which such decision is made, including but not limited to PTCE 84-14, regarding investments effected by "qualified plan asset managers," PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, PTCE 95-60, regarding investments by insurance company general accounts and PTCE 96-23, regarding investments effected by "in-house asset managers." However, even if the conditions specified in one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.


     Any Plan fiduciary considering the purchase of a Security should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Special caution should be exercised before a Plan purchases a Security in such circumstances.

                        LEGAL INVESTMENT CONSIDERATIONS

SMMEA

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans or deeds of trust may not be legally authorized to invest in the Securities. No representation is made herein as to whether the Securities will constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Securities as legal investments for such purchasers prior to investing in any Securities of a given Series.

FFIEC POLICY STATEMENT

     The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Certificates Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

     The Policy Statement provides that a depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a non-high-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

     A "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

     The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Securities by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

GENERAL

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities, to purchase Securities representing more than a specified percentage of the investor's assets, or to purchase certain types of Certificates, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Securities of a given Series constitute legal investments for such investors and comply with any other applicable requirements.

                             METHOD OF DISTRIBUTION

     The Securities offered hereby and by the Prospectus Supplement will be offered in Series, either directly by the related Transferor or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of the Securities of such Series, including the name or names of the Underwriters, the proceeds to the related Transferor (in the case of a Series of Certificates) or to the related Bond Issuer (in the case of a Series of Bonds), and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

     The Securities may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Securities described in the related Prospectus Supplement, if they are purchased and that in limited circumstances the related Transferor will indemnify any Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments any Underwriters may be required to make in respect thereof.

     If Securities of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Securities of such Series.

     The Transferors anticipate that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon by Andrews & Kurth L.L.P., Washington, D.C.

                             FINANCIAL INFORMATION

     The Transferors have determined that their financial statements are not material to the offering made hereby.

     A new Trust will be formed to hold the Mortgage Loans in connection with each Series of Certificates. Each such Trust will have no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts will be included in this Prospectus or any Prospectus Supplement.

     Although the Bonds of any Series will represent obligations of the related Bond Issuer, such obligations will be non-recourse and the proceeds of the assets included in the related Trust Estate will be the sole source of payments on the Bonds of such Series. The Bond Issuer for any Series of Bonds (whether it is ACAC or a trust, partnership, limited liability company or corporation formed by ACAC solely for the purpose of issuing the Bonds of such Series) will not have, nor be expected in the future to have, any significant assets available for payments on such Series of Bonds other than the assets included in the related Trust Estate. Accordingly, the investment characteristics of a Series of Bonds will be determined by the assets included in the related Trust Estate and will not be affected by the identity of the obligor with respect to such Series of Bonds. Accordingly, no capitalization information or any historical or pro forma ratio of earnings to fixed charges or any other financial information with respect to ACAC or any trust, partnership, limited liability company or corporation formed for the purpose of issuing a Series of Bonds has been or will be included herein or in the related Prospectus Supplement.

                                     RATING

     Unless otherwise specified in the related Prospectus Supplement, it is a condition to the issuance of the Securities of each Series offered hereby that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement (each, a "Rating Agency").

     Ratings on asset-backed securities address the likelihood of receipt by the related securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on asset-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, the related the related securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

     Unless the context indicates otherwise, the following capitalized terms shall have the meanings set forth on the pages indicated below:

1933 Act...................................................................4, 96

1986 Act......................................................................75

Aames Guidelines..............................................................33
ACAC....................................................................1, 8, 31
ACC.....................................................................1, 8, 31
Accounts......................................................................36
Accrual Certificates..........................................................40
AFC........................................................................8, 31
Affiliated Originators........................................................33

Amortizable Bond Premium Regulations..........................................75

Amortization Period.......................................................11, 41
Appraised Value...............................................................29
ARM...........................................................................83
ARM Loans.....................................................................25
Available Funds...............................................................39
Balloon Loans.................................................................20
Balloon payment...............................................................20
Bankruptcy Bond...........................................................14, 46
Bond Account..................................................................38
Bond Event of Default.........................................................62
Bondholders................................................................9, 35
Bond Issuer.................................................................1, 8
Bond Rate.....................................................................40
Bonds.......................................................................1, 8
Buydown Funds.................................................................76
Capitalized Interest Account..................................................12
Cash flow investments.........................................................77
Cede......................................................................18, 36
CERCLA........................................................................69
Certificate Account...........................................................38
Certificate Event of Default..................................................59
Certificate Rate..............................................................40
Certificateholders.........................................................8, 35
Certificates................................................................1, 8
Class...................................................................2, 8, 35
Closing Date..................................................................30
Code......................................................................16, 70
Collection Account............................................................53
Collection Period.............................................................39
Combined Loan-to-Value Ratio..................................................29
Commission.....................................................................4
Compensating Interest Payment.................................................55

Contingent Regulations........................................................74

Cut-off Date..................................................................10
Debt Certificates.............................................................70
Deferred Interest.............................................................30
Definitive Securities.....................................................17, 36
Deleted Mortgage Loan.........................................................52
Deposit Date..................................................................53
Detailed Description..........................................................28
Disqualified Organization.....................................................80
Disqualified Persons..........................................................92
Distribution Date..........................................................2, 38
DOL...........................................................................93
DOL Regulations...............................................................93
DTC.......................................................................18, 36

Electing large partnerships...................................................81

EPA...........................................................................69
ERISA.....................................................................17, 92
ERISA Plans...................................................................92
Exchange Act...................................................................4
Financial Guaranty Insurance Policy.......................................13, 44
Foreign Investors.............................................................91
Forward Commitment............................................................11
Funding Period................................................................11
Garn-St. Germain Act..........................................................68
Indenture...............................................................1, 8, 35
Indirect Participant..........................................................36
Insurance Proceeds............................................................39
Insured Amount............................................................14, 45
Interest Weighted Class.......................................................25
IRAs..........................................................................92

IRS...........................................................................72

Junior Loan...................................................................20
Liquidated Mortgage Loan......................................................55
Liquidation Proceeds..........................................................39
Loan Schedule.................................................................50
Loan Withdrawal Amount........................................................52
Lockout periods...............................................................28
Monthly Advance...............................................................54
Mortgage File.................................................................50
Mortgage Loans..............................................................2, 9
Mortgage Note..............................................................9, 38
Mortgage Pool..............................................................9, 17
Mortgage Pool Insurance Policy............................................14, 45
Mortgage Pool Insurer.........................................................45
Mortgaged Property........................................................10, 26
Mortgaged Properties..........................................................28
Mortgagor.................................................................13, 19
Multiple Variable Rate Debt Certificate.......................................74
Negative Amortization.........................................................30
Net Liquidation Proceeds......................................................39

New Withholding Regulations...................................................92

OID...........................................................................70
OID Regulations...............................................................70
Objective Rate................................................................73
Originators................................................................2, 33
Overcollateralization Feature.................................................44

Participants..................................................................36
Parties in Interest...........................................................92
Pass-Through Certificates.....................................................81
Payment Date...........................................................2, 36, 38
Pay-Through Certificate.......................................................72
Permitted Investments.........................................................53
Plan Asset Regulations........................................................17
Plan(s)...................................................................17, 92
Policy Statement..............................................................95
Pool Balance..................................................................42
Pool Factor...................................................................42
Pooling and Servicing Agreement............................................8, 35
Prefunding Account............................................................12
Prefunding Amount.........................................................12, 30
Prepayment Assumption.........................................................72
Presumed Single Qualified Floating Rate.......................................73
Presumed Single Variable Rate.................................................75
Principal Prepayments.........................................................40
Principal Weighted Class......................................................25
PTCE 83-1.....................................................................93
Qualified floating rate.......................................................73
Qualified inverse floating rate...............................................73
Qualified Replacement Mortgage Loan...........................................52
Qualified Retirement Plans....................................................92

Qualifying assets.........................................................76, 82

Rating Agency.............................................................15, 97
Regular Certificates......................................................16, 70
Relief Act....................................................................24
REMIC......................................................................2, 70
REMIC Certificates............................................................76
REMIC Regulations.............................................................70
REO Property..................................................................54
Reserve Account...........................................................13, 44
Residual Certificates.....................................................16, 29
Residual Interest Certificate.................................................79

Revolving Period..........................................................11, 41

Riegle Act................................................................24, 68
SBJPA.........................................................................80
Securities..................................................................1, 8
Securities Insurer............................................................44
Security Register.............................................................38
Securityholders.........................................................2, 9, 35
Security Principal Balance....................................................40
Senior Certificates........................................................8, 36
Senior Lien...................................................................20
Series......................................................................1, 8
Servicer................................................................1, 8, 32
Servicing Advance.............................................................56
Servicing Agreement............................................................2
Single Variable Rate Debt Certificate.........................................73
SMMEA.........................................................................17
Special Hazard Insurance Policy...........................................14, 46
Special Hazard Insurer........................................................46
Standard Hazard Insurance Policies............................................28
Startup Day...................................................................78

Stripped bond rules...........................................................82

Sub-Servicer...................................................................8
Subordinated Classes..........................................................36
Subordinated Certificates......................................................8
Tax-Favored Plans.............................................................92
Thrift institutions...........................................................80
Tiered REMICS.................................................................77
Title V.......................................................................68
Transferor(s)...............................................................1, 8
Transferor Interest...........................................................11
Trust.......................................................................1, 8
Trust Estate................................................................1, 8
Trustee.....................................................................1, 8
Unaffiliated Originators......................................................33
Underwriters..................................................................96

United States holder..........................................................91

Variable Rate Debt Certificate................................................72
Variable Rate Debt Instrument.................................................72
Variable Rate Pass-Through Certificates.......................................83

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following table sets forth the estimated expenses expected to be incurred by the Registrants in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions*:



SEC Registration Fee........................................  $  278,000.00
Trustee's Fees and Expenses (including counsel fees)........     200,000.00
Printing and Engraving Costs................................     250,000.00
Legal Fees and Expenses.....................................     500,000.00
Blue Sky and Legal Investment Fees and Expenses.............      75,000.00
Accounting Fees and Expenses................................     200,000.00
Rating Agency Fees..........................................     300,000.00
Miscellaneous...............................................     100,000.00
                                                              -------------
     TOTAL..................................................  $1,903,000.00


---------------

 * Provided for each series of securities on the cover page of the related Prospectus Supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Aames Capital Corporation's Articles of Incorporation eliminate the liability of the directors of the corporation to the fullest extent permitted by California law and provide for indemnification of the officers and directors in excess of that expressly provided by and to the full extent permitted under California law. Aames Capital Acceptance Corp.'s Certificate of Incorporation eliminates the liability of the directors of the corporation to the fullest extent permitted by Delaware law and provides for indemnification of the officers and directors in excess of that expressly provided by and to the full extent permitted under Delaware law.

     Each Pooling and Servicing Agreement will provide that neither the related Registrant nor any of its directors, officers, employees or agents shall have any liability to the Trust created thereunder or to any of the Certificateholders, except with respect to liabilities resulting from willful malfeasance, bad faith or gross negligence or from the reckless disregard of obligations or duties arising under the related Pooling and Servicing Agreement. Each such Pooling and Servicing Agreement will further provide that, with the exceptions stated above, the related Registrant and its directors, officers, employees and agents are entitled to be indemnified and held harmless by said Trust against any loss, liability or expense incurred in connection with legal actions relating to such Pooling and Servicing Agreement or the Certificates.

     Each Indenture will provide that neither the related Registrant nor any of its directors, officers, employees or agents shall have any liability to the Trust created thereunder or to any of the Bondholders, except with respect to liabilities resulting from willful malfeasance, bad faith or gross negligence or from the reckless disregard of obligations or duties arising under the related Indenture. Each such Indenture will further provide that, with the exceptions stated above, the related Registrant and its directors, officers, employees and agents are entitled to be indemnified and held harmless by said Trust against any loss, liability or expense incurred in connection with legal actions relating to such Indenture or the Bonds.

     The form of Underwriting Agreement incorporated by reference as Exhibit 1.1 to this Registration Statement provides, under certain circumstances, for indemnification of the related Registrant and other persons.

ITEM 16. EXHIBITS


EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    1.1       Form of Underwriting Agreement (REMIC)**
    1.2       Form of Underwriting Agreement (debt for tax)**
    4.1       Form of Pooling and Servicing Agreement**
    4.2       Form of Indenture**
    5.1       Opinion of Andrews & Kurth L.L.P. as to legality of the
              Certificates
    5.2       Opinion of Andrews & Kurth L.L.P. as to legality of the
              Bonds
    8.1       Opinion of Andrews & Kurth L.L.P. as to tax matters
   23.1       Consent of Andrews & Kurth L.L.P. (included in Exhibits 5.1,
              5.2 and 8.1)
   24.1       Powers of Attorney*
   25.1       Form T-1 Statement of Eligibility and Qualification of
              Trustee***


---------------


  * Previously filed.


 ** Incorporated by reference to the corresponding exhibit to Pre-Effective
    Amendment No. 1 to the Registrants' Registration Statement on Form S-3 (File No. 333-46893) filed on April 16, 1998.


*** To be filed by amendment or incorporated by reference in connection with the offering of applicable securities.


ITEM 17. UNDERTAKINGS

A. Each undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Each undersigned Registrant undertakes that, for purposes of determining any liability under the Act, each filing of such Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities

Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of each Registrant as specified in Item 15 above or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of such Registrant's counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (notwithstanding the fact that a security rating pursuant to Transaction Requirement B.5. has not yet been obtained, which security rating requirement, in the reasonable belief of each Registrant, will be met by the time of any sale) and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 17, 1999.


                                          AAMES CAPITAL CORPORATION


                                          By:     /s/ NEIL KORNSWEIT



                                          --------------------------------------
                                          Name: Neil Kornsweit


                                          Title:  President


                                          AAMES CAPITAL ACCEPTANCE CORP.


                                          By:     /s/ DAVID A. SKLAR


                                          --------------------------------------

                                          Name: David A. Sklar

                                          Title:  Chief Executive Officer and
                                                  President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----

                /s/ NEIL KORNSWEIT                     President                     September 17, 1999
---------------------------------------------------    (Principal Executive
                  Neil Kornsweit                       Officer) of Aames Capital
                                                       Corporation

                /s/ DAVID A. SKLAR                     Executive Vice                September 17, 1999
---------------------------------------------------    President -- Finance,
                  David A. Sklar                       Chief Financial and
                                                       Accounting Officer
                                                       (Principal Financial and
                                                       Accounting Officer) and
                                                       Director of Aames Capital
                                                       Corporation

               /s/ BARBARA S. POLSKY                   Executive Vice President,     September 17, 1999
---------------------------------------------------    General Counsel and
                 Barbara S. Polsky                     Director of Aames Capital
                                                       Corporation

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----

                /s/ DAVID A. SKLAR                     President, Chief Executive    September 17, 1999
---------------------------------------------------    Officer (Principal
                  David A. Sklar                       Executive Officer), Chief
                                                       Financial and Accounting
                                                       Officer (Principal
                                                       Financial and Accounting
                                                       Officer) and Director of
                                                       Aames Capital Acceptance
                                                       Corp.

               /s/ JON D. VAN DEUREN                   Director of Aames Capital     September 17, 1999
---------------------------------------------------    Acceptance Corp.
                 Jon D. Van Deuren

               /s/ DONALD J. PUGLISI                   Director of Aames Capital     September 17, 1999
---------------------------------------------------    Acceptance Corp.
                 Donald J. Puglisi

                               INDEX TO EXHIBITS


EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
    1.1        Form of Underwriting Agreement (REMIC)**
    1.2        Form of Underwriting Agreement (debt for tax)**
    4.1        Form of Pooling and Servicing Agreement**
    4.2        Form of Indenture**
    5.1        Opinion of Andrews & Kurth L.L.P. as to legality of the
               Certificates
    5.2        Opinion of Andrews & Kurth L.L.P. as to legality of the
               Bonds
    8.1        Opinion of Andrews & Kurth L.L.P. as to tax matters
   23.1        Consent of Andrews & Kurth L.L.P. (included in Exhibits 5.1,
               5.2 and 8.1)
   24.1        Powers of Attorney*
   25.1        Form T-1 Statement of Eligibility and Qualification of
               Trustee***


---------------


  * Previously filed.


 ** Incorporated by reference to the corresponding exhibit to Pre-Effective
    Amendment No. 1 to the Registrants' Registration Statement on Form S-3 (File No. 333-46893) filed on April 16, 1998.


*** To be filed by amendment or incorporated by reference or in connection with the offering of the applicable securities.